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As filed with the Securities and Exchange Commission on July 27, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

METALDYNE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	3714	38-2513957
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
47659 Halyard Drive Plymouth, Michigan 48170 (734) 207-6200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

See Table of Additional Registrants

Jeffrey M. Stafeil
General Counsel
Metaldyne Corporation
47659 Halyard Drive
Plymouth, Michigan 48170
(734) 207-6200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
with a copy to:
 Jonathan A. Schaffzin, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price(1)	Proposed Maximum Aggregate Offering Price Per Unit	Amount of Registration Fee(2)

10% Senior Notes due 2013	$150,000,000	100.00%	$150,000,000	$17,655.00

Guarantees of 10% Senior Notes due 2013	—(3)	—(3)	—(3)	—(3)

(1)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act").

(2)
Calculated pursuant to Rule 457(f)(2) under the Securities Act.

(3)
Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number
ER Acquisition Corp.	Delaware	9995	38-3422614
GMTI Holding Company	Delaware	551112	90-0044261
Halyard Aviation Services, Inc.	Michigan	7380	90-0044260
MASG Disposition, Inc.	Michigan	9995	38-2509882
MASX Energy Services Group, Inc.	Delaware	9995	38-2248592
Metaldyne Accura Tool & Mold, Inc.	Delaware	3714	36-4134012
Metaldyne Company LLC	Delaware	3714	38-2513957
Metaldyne DuPage Die Casting Corporation	Illinois	551112	36-2233897
Metaldyne Europe, Inc.	Delaware	551112	38-2783435
Metaldyne Lester Precision Die Casting, Inc.	Delaware	3714	36-4204422
Metaldyne Light Metals Company, Inc.	Delaware	551112	36-4204419
Metaldyne Machining and Assembly Company, Inc.	Michigan	3714	38-1225111
Metaldyne Precision Forming-Fort Wayne, Inc.	Indiana	3714	35-1767542
Metaldyne Services, Inc.	Delaware	7380	38-2523834
Metaldyne Sintered Components, LLC	Delaware	3714	25-1231600
Metaldyne Sintered Components of Indiana, Inc.	Delaware	3714	38-2977520
Metaldyne Tubular Products, Inc.	Michigan	3490	38-2126248
Metaldyne U.S. Holding Co.	Michigan	551112	38-3355783
N-CM Chassis Systems, LLC	Delaware	3714	01-0757668
Precision Headed Products, Inc.	Delaware	3714	38-3386091
Punchcraft Company	Michigan	3460	38-3212117
Stahl International, Inc.	Tennessee	3714	62-1411205
W.C. McCurdy Co.	Michigan	9995	38-1494328
Windfall Products, Inc.	Pennsylvania	3714	25-1300079
Windfall Specialty Powders, Inc.	Pennsylvania	3714	25-1602774

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Dated July 27, 2005

Prospectus

METALDYNE CORPORATION

Offer to Exchange its 10% Senior Notes Due 2013,
Which Have Been Registered Under the Securities Act of 1933, as Amended,
For Any And All of its 10% Senior Notes Due 2013.

The exchange notes will be jointly and severally guaranteed on a senior unsecured basis by each of our existing and future domestic subsidiaries that is a guarantor or a direct borrower under our credit facility

Terms of Exchange Offer

  •
  Expires 12:00 a.m. midnight, New York City time, on                        , 2005 unless extended.

  •
  Subject to certain customary conditions which may be waived by us.

  •
  All outstanding 10% Senior Notes due 2013 that are validly tendered and not validly withdrawn will be exchanged.

  •
  Tenders of outstanding notes may be withdrawn at any time prior to the expiration of this exchange offer.

  •
  The exchange of the outstanding notes will not be a taxable exchange for U.S. federal income tax purposes.

  •
  We will not receive any cash proceeds from the exchange offer.

  •
  The terms of the notes to be issued in exchange for the outstanding notes are substantially identical to the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes.

  •
  Any outstanding notes not validly tendered will remain subject to existing transfer restrictions.

        See "Risk Factors," beginning on page 12, for a discussion of certain factors that should be considered by holders before tendering their outstanding notes in the exchange offer.

        There has not previously been any public market for the exchange notes that will be issued in the exchange offer. We do not intend to list the exchange notes on any national stock exchange or on the Nasdaq National Market. There can be no assurance that an active market for such exchange notes will develop.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2005

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not, and the initial purchasers of the outstanding notes are not, making an offer of these securities in any state where the offer is not permitted.

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WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Exchange Act file number for our Commission filings is 001-12068. You may read and copy any document we file at the Commission public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. We file information electronically with the Commission. Our Commission filings are available from the Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

FORWARD-LOOKING STATEMENTS

        This prospectus contains "forward-looking" statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate" and similar words used in this prospectus.

        These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this prospectus.

        The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

        Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus include general economic conditions in the markets in which we operate and industry-based factors such as:

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  Dependence on automotive industry and industry cyclicality;

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  Customer concentration;

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  Ability to finance capital requirements;

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  Increases from our supply base, including raw materials and energy suppliers;

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  Our industries are highly competitive;

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  Changing technology;

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  Challenges of acquisition strategy;

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  Dependence on key personnel and relationships;

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  Labor stoppages affecting OEMs;

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  Outsourcing trends;

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  International sales;

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  Control by principal stockholder;

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  Terms of stockholders agreement;

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  Ability to service debt;

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  Substantial restrictions and covenants;

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  Implementation of control improvements; and

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  Impact of restatement.

        In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus such as substantial leverage, substantial capital requirement limitations imposed by our debt instruments, our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses including actions we have identified as providing cost-saving opportunities.

        We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors," under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other conditions, results of operations and ability to make payments on the notes.

        There are few published independent sources for data related to the markets for many of our products. To the extent we are able to obtain or derive data from independent sources, we have done so. In particular, we used a report produced by the Ducker Research Company, Inc. profiling North American Forging, Foundry and Machinery Industries prepared in 2000 for Heartland Industrial Partners, L.P., our largest shareholder. To the extent information in the Ducker Report is outdated, we have expressed our belief by extrapolating data from the Ducker Report using other publicly available information about the competitors and products addressed in the Ducker Report. To the extent information is otherwise not obtained or derived from independent sources, we have expressed our belief based on our own internal analyses and estimates of our and our competitors' products and capabilities. We note that many of the industries in which we compete are characterized by competition among a small number of large suppliers. Industry publications and surveys and forecasts that we have used generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying assumptions or bases for any such information. In general, when we say we are a "leader" or a "leading" manufacturer or make similar statements about ourselves, we are expressing our belief that we formulated principally from our estimates and experiences in, and knowledge of, the markets in which we compete. In some cases, we possess independent data to support our position, but that data may not be sufficient in isolation for us to reach the conclusions that we have reached without our knowledge of our markets and businesses.

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PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before making your investment decision. You should read this entire prospectus carefully, including "Risk Factors" and our financial statements and the notes to those financial statements included elsewhere in this prospectus. Unless the context otherwise requires, all information in this prospectus which refers to (i) "Metaldyne" or the "Issuer" refers only to Metaldyne Corporation and (ii) the "Company" or "we" or "our" refers to Metaldyne and its subsidiaries.

The Company

Overview

        We are a leading global manufacturer of highly engineered metal components for the global light vehicle market. Our products include metal-formed and precision-engineered components and modular systems used in vehicle transmission, engine and chassis applications. We serve approximately 200 automotive and industrial customers, with our top ten customers representing approximately 67% of our total 2004 sales. For the year ended January 2, 2005 our net sales were approximately $2,004.3 million.

        Our products are sold primarily to both North American and international light vehicle original equipment manufacturers, or OEMs, and Tier I component assemblers and we provide content for approximately 95% of the top 40 NAFTA light vehicles produced in 2004. Tier I component assemblers are direct suppliers to OEMs of integrated modules, such as a complete engine assembly or drivetrain assembly. Our metal forming processes include cold, warm and hot forging, forged and conventional powder metal, tubular fabrications and precision-aluminum die castings. In addition, we perform design, engineering, machining, finishing and assembly functions. At January 2, 2005, we had approximately 8,000 employees and more than 40 owned or leased manufacturing facilities worldwide.

        In North America, we believe that we have leading market shares in several of our products. We believe we are the largest independent metal forming company, the second largest independent "machining and assembly" supplier, and one of the largest powder metal manufacturers for light vehicle applications in North America. We believe our scale and combined capabilities represent a significant competitive advantage over our competitors, many of which are smaller and do not have the ability to combine metal forming with machining and sub-assembly capabilities. Our customers include BMW, DaimlerChrysler, Dana, Delphi, Ford, General Motors, Honda, Nissan, Renault, Toyota, TRW and Visteon.

        Since January 3, 2005, we have marketed our products through two principal segments: Chassis and Powertrain.

        Chassis Segment.    Our Chassis segment is a leading manufacturer and supplier of components, modules and systems used in a variety of engineered chassis applications, including precision shafts, hot and cold forgings, wheel-ends, knuckles and mini-corner assemblies. The Chassis segment utilizes a variety of machining and assembly processes and technologies. We apply full-service integrated machining and assembly capabilities to an array of chassis components.

        Powertrain Segment.    Powertrain is a leading manufacturer and supplier of components, modules and systems including powder metal, forged and tubular fabricated products, hydraulic controls and integrated program management used for a variety of applications including balance shaft modules, front cover assemblies, and a broad range of transmission applications.

Market Opportunities and Growth Strategies

        In order to reduce costs and consolidate volume with full scale suppliers, we believe OEMs and Tier I suppliers will continue to seek to outsource the design, manufacture and assembly of fully integrated, modular assemblies of metal parts in engine, transmission and chassis. We believe that the following favorable market factors have driven and will continue to drive the domestic OEM's desire to continue outsourcing:

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  in many cases, full-scale suppliers have lower production costs than OEMs and are able to provide OEMs significant cost reduction opportunities;

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  OEMs are consolidating their supply base among global, full service suppliers capable of meeting the OEM's needs uniformly across their geographic production base; and

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  emissions, fuel economy and customer preferences are driving the design of a new generation of components for engine, transmission and chassis applications to increase efficiency and performance and to reduce weight.

        Our strategy is to take advantage of our leading market position in the manufacture of highly engineered metal components to (i) expand our leadership as a supplier of high-quality, low-cost metal formed components, and (ii) become one of the leading suppliers of high-quality low-cost metal formed assemblies and modules, to the global light vehicle industry. Key elements of our strategy include:

  •
  Focus on Full-Service, Integrated Supply Opportunities.    By offering a broad range of metal component and assembly solutions, we believe we provide OEMs with "one-stop" shopping to optimize weight, cost, stress, durability, fatigue resistance and other metal component attributes of products. We believe that our capabilities in engineering, design, machining and assembly position us to capture a greater share of the "value chain" and deliver to customers finished assemblies and modules rather than independent parts. Currently, OEMs satisfy a significant portion of their metal forming and assembly requirements with in-house production and assembly of purchased components. We believe that, as OEMs seek to outsource the design and manufacture of parts, they will choose suppliers with expertise in multiple metal-forming technologies and the ability to design, engineer and assemble components rather than supply independent parts. We believe that it is widely accepted within our industry that OEM's and Tier 1 suppliers will continue to seek to outsource the design, manufacture and assembly of metal parts in engine, transmission and chassis. For example, the principal purpose of our acquisition of our New Castle, Indiana facility from DaimlerChrysler was to allow DaimlerChrysler to outsource to us items previously manufactured in-house. We intend to enhance our strengths in forged steel, powder metal and precision-aluminum die cast components by adding additional engineering design and machining and assembly capabilities.

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  Increase Content per Vehicle.    We are aggressively pursuing new business opportunities to supply a large portion of value-added content utilizing our integrated capabilities. These opportunities can result in significant increases in content per vehicle on related programs. For example, where we used to produce and sell a balance shaft for approximately $15 per unit, we have now been awarded the entire balance shaft module for approximately $70 per unit on the future model of the same vehicle.

    In 2004, our content per vehicle in North America was approximately $105 and we expect to materially increase our content per vehicle as a result of new business awards that we are pursuing. Prior to our acquisitions of Simpson Industries in late 2000 and GMTI in early 2001, we primarily marketed single components, such as individual gears or shafts. As a result of these acquisitions and significant additional investment in our engineering and design groups, we have enhanced our capabilities in process technology which allows us to make entire sub assemblies and modules that may, for example, be composed of many component gears or shafts. We have been actively marketing these increased capabilities over the last several years and have been successful in increasing our content on future Chassis and Powertrain platforms.

  •
  Leverage Our Engineering, Design and Information Technology Capabilities.    We believe that in order to effectively develop total metal component and assembly solutions, research, development and design elements must be integrated with product fabrication, machining, finishing and assembly. We believe that our scale and product line relative to most of our competitors enable us to efficiently invest in engineering, design and information capabilities. For example, we designed and developed a front engine module that integrates multiple components into one fully tested end item that increased the products' performance and durability while reducing noise/vibration effects and overall system costs.

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  Pursue Selected Strategic Acquisition Opportunities.    We plan to continue to evaluate selected acquisition opportunities that strategically expand our metal and process capabilities and contribute to our geographic diversity and market share. Our ability to execute this strategy may be limited by restrictions within our credit agreement.

Recent Developments

        On April 29, 2005, we and our newly formed wholly owned special purpose subsidiary, MRFC, Inc., entered into a new accounts receivable facility with General Electric Capital Corporation, or GECC. Concurrently with entering into the new facility, our former accounts receivable facility with JPMorgan Chase Bank, N.A., or JPMCB, was repaid in full and terminated. The terms of the new facility are generally consistent with those of the former facility, but include (a) a maturity date of January 1, 2007, (b) improved customer concentration limits, (c) increased program availability and (d) adjustments to certain default triggers. The new facility further provides that upon us entering into an intercreditor agreement with the agent under our credit facility, the terms of the accounts receivable facility will be automatically amended to (a) further increase program availability and (b) increase the applicable margin on LIBOR based drawings from 1.5% to 1.75% (increasing further 0.25% thereafter each 90 days to a maximum of 2.25%) and increase the applicable margin on base rate base drawings from 0.5% to 0.75% (increasing further 0.25% thereafter each 90 days to a maximum of 2.25%).

        On May 20, 2005, we entered into an amendment to our credit facility. The amendment to the credit agreement, which was effective May 16, 2005, authorized JPMCB to enter into an intercreditor agreement with GECC, as administrative agent under our accounts receivable facility. The amendment also reduced the maximum permitted potential availability under our accounts receivable facility from $250.0 million to $175.0 million. The intercreditor agreement between JPMCB and GECC was executed on May 20, 2005.

        Under the terms of our new accounts receivable facility, the signing of the intercreditor agreement automatically triggered both (i) an increase in the maximum potential availability under the facility from $150.0 million to $175.0 million and (ii) an improvement in actual availability under the facility. Actual availability under the facility is based on customer concentration limits and other accounts receivable eligibility criteria. The improvements in liquidity under the terms of the receivables facility that took effect upon the signing of the intercreditor agreement resulted from both (1) a previously agreed reversal of the effects of the Ford Motor Company and General Motors Corporation credit rating downgrades and (2) other previously agreed increases in concentration limits applicable to certain customers, including Ford and General Motors.

        On July 8, 2005 we amended and restated our accounts receivable facility to (a) extend the maturity date to July 8, 2010, (b) increase program availability, (c) adjust certain default triggers and (d) increase the applicable margin on LIBOR based drawings from 1.75% to 2.25%.

Summary of the Exchange Offer

The Exchange Offer	We are offering to exchange $1,000 principal amount of our 10% Senior Notes due 2013, which have been registered under the Securities Act, for $1,000 principal amount of our outstanding 10% Senior Notes due 2013, which were issued in a private offering on October 27, 2003. As of the date of this prospectus, there are $150,000,000 principal amount at maturity of outstanding notes. We will issue exchange notes promptly after the expiration of the exchange offer.
Registration Rights
You are entitled to exchange your outstanding notes for freely tradeable exchange notes with substantially identical terms. The exchange offer is intended to satisfy your exchange rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes. Accordingly, if you do not exchange your outstanding notes, you will not be able to reoffer, resell or otherwise dispose of your outstanding notes unless you comply with the registration and prospectus delivery requirements of the Securities Act, or there is an exemption available.
Resales
We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:
• you are acquiring the exchange notes in the ordinary course of your business;
• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and
• you are not an "affiliate" of ours.

If you do not meet the above criteria you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any reoffer, resale or other disposition of your exchange notes.

Each broker or dealer that receives exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver this prospectus in connection with any sale of exchange notes.
Expiration Date	12:00 a.m. midnight, New York City time, on , 2005 unless we extend the expiration date.
Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered.

Procedures for Tendering Outstanding Notes
If you wish to tender outstanding notes, you must complete, sign and date the letter of transmittal, or a facsimile of it, in accordance with its instructions and transmit the letter of transmittal, together with your notes to be exchanged and any other required documentation, to BNY Midwest Trust Company, N.A., who is the exchange agent, at the address set forth in the letter of transmittal to arrive by 12:00 a.m. midnight, New York City time, on the expiration date. If you hold outstanding notes through The Depository Trust Company ("DTC") and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. See "The Exchange Offer—Procedures for Tendering Outstanding Notes."

By executing the letter of transmittal, you will represent to us that you are acquiring the exchange notes in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of exchange notes, if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes, and that you are not an "affiliate" of ours. See "The Exchange Offer—Procedures for Tendering Outstanding Notes."
Special Procedures for Beneficial Holders
If you are the beneficial holder of outstanding notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should contact the person in whose name your outstanding notes are registered promptly and instruct such person to tender on your behalf. See "The Exchange Offer—Outstanding Notes."
Guaranteed Delivery Procedures
If you wish to tender your outstanding notes and you cannot deliver such notes, the letter of transmittal or any other required documents to the exchange agent or you cannot comply with the procedures under DTC's Automated Tender Offer Program for transfer of book-entry interests before the expiration date, you may tender your outstanding notes according to the guaranteed delivery procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures."
Withdrawal Rights	Tenders may be withdrawn at any time before 12:00 a.m. midnight, New York City time, on the expiration date.
Acceptance of Outstanding Notes and Delivery of Exchange Notes
Subject to certain conditions, we will accept for exchange any and all outstanding notes which are properly tendered in the exchange offer before 12:00 a.m. midnight, New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date. See "The Exchange Offer—Terms of the Exchange Offer."

Effect on Holders of Outstanding Notes
As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, we and the guarantors of the notes will have fulfilled a covenant under the registration rights agreement. Accordingly, the additional interest that became applicable on May 24, 2004 will cease to accrue upon consummation of the exchange offer. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except we and the guarantors of the notes will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.
Consequences of Failure to Exchange
All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we and the guarantors of the notes do not currently anticipate that we will register the outstanding notes under the Securities Act.
Certain Federal Income Tax Considerations
The exchange of outstanding notes for exchange notes will not be a taxable event for federal income tax purposes. You will not recognize any taxable gain or loss as a result of exchanging outstanding notes for exchange notes, and you will have the same tax basis and holding period in the exchange notes as you had in the outstanding notes immediately before the exchange. See "Certain Federal Income Tax Considerations."
Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes. See "Use of Proceeds".
Exchange Agent
BNY Midwest Trust Company, N.A. is serving as exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are set forth in "The Exchange Offer—Exchange Agent."

Summary of the Exchange Notes

        The summary below describes the principal terms of the exchange notes. The form and terms of the exchange notes are substantially identical to the form and term of the original notes, except that we will register the exchange notes under the Securities Act, and therefore, the exchange notes will not bear legends restricting their transfer. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	Metaldyne Corporation.
Securities Offered	$150,000,000 in aggregate principal amount of 10% Senior Notes due 2013.
Maturity	November 1, 2013.
Interest	10% per annum, payable semi-annually in arrears on May 1 and November 1, commencing May 1, 2004.
Guarantees
All payments on the exchange notes, including principal and interest, will be jointly and severally guaranteed on a senior unsecured basis by each of our existing and future domestic restricted subsidiaries that is a guarantor or direct borrower under our credit facility.
Ranking	The exchange notes and the guarantees will be:
• senior unsecured obligations and will be equal in right of payment with all of our existing and future unsubordinated indebtedness and that of the guarantors;
• senior to all of our existing and future subordinated obligations and those of the guarantors;
• effectively subordinated to our secured indebtedness and that of our guarantors to the extent of the assets securing the secured indebtedness; and
• structurally subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries.

At April 3, 2005, (i) the notes and the guarantees ranked effectively junior to approximately $408.9 million of senior secured indebtedness and (ii) the notes and the guarantees ranked senior to approximately $277.3 million of subordinated indebtedness. In addition, at such date, (i) we had the ability to incur significant additional secured indebtedness and (ii) our non-guarantor subsidiaries had approximately $10.6 million of indebtedness, excluding intercompany obligations of our non-guarantor subsidiaries, plus other liabilities, including trade payables.
Optional Redemption
We may redeem the exchange notes, in whole or in part, at the redemption prices set forth in this prospectus plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to November 1, 2006, we may redeem up to 35% of the notes at 110% of the principal amount, plus accrued and unpaid interest, with the net proceeds of certain equity issuances, provided at least 65% of the original aggregate principal amount of the notes remains outstanding immediately after such redemption.

Change of Control
Upon the occurrence of a change of control, we will be required to make an offer to purchase each holder's notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase.
Restrictive Covenants
The exchange notes will be issued under an indenture with BNY Midwest Trust Company, N.A., as trustee. The indenture governing the exchange notes limits our and our restricted subsidiaries' ability to, among other things:
	•	incur or guarantee additional indebtedness;
	•	pay dividends or make other distributions or repurchase or redeem our stock;
	•	make investments;
	•	sell assets;
	•	create liens;
	•	enter into agreements restricting our restricted subsidiaries' ability to pay dividends;
	•	enter into transactions with affiliates; and
	•	consolidate, merge or sell all or substantially all of our assets.
These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of Notes" in this prospectus.
Additional Interest
Pursuant to the registration rights agreement covering the original notes, we are obligated to pay additional interest to each holder of original notes in an amount equal to $0.0278 per day or $10.00 per year per $1,000 principal amount of original notes held by such holder, which represents an aggregate amount of additional interest of $4,170.00 per day or $1,500,000 per year (calculated on the basis of a 360 day year). The additional interest began to apply on May 24, 2004 and will continue to apply until the exchange offer is completed. Additional interest was paid to holders on November 1, 2004 and May 1, 2005. As of July 15, 2005, $0.3 million of additional interest was accrued but unpaid on the original notes. Immediately prior to the closing of the exchange offer, additional interest that is accrued but unpaid on the original notes to be exchanged in this offer will be due and payable by us to the record holder of such notes as of the closing of the exchange offer. Holders of original notes who do not exchange their original notes in this offer will be entitled to receive additional interest that is accrued and unpaid on the original notes upon the closing of the exchange offer. See "Exchange Offer—Additional Interest."

        You should carefully consider all the information in this prospectus prior to exchanging your outstanding notes. In particular, we urge you to consider carefully the factors set forth under "Risk Factors."

        Metaldyne Corporation is a Delaware corporation. Our principal executive offices are located at 47659 Halyard Drive, Plymouth, Michigan 48170. Our telephone number is (734) 207-6200.

SUMMARY HISTORICAL FINANCIAL DATA

        The following table sets forth our summary consolidated financial information for the periods and dates indicated. The summary historical financial data for the years ended January 2, 2005, December 28, 2003 and December 29, 2002 have been derived from our audited consolidated financial statements. The audited statements for the years ended January 2, 2005 and December 28, 2003 have been audited by KPMG LLP, and are included elsewhere in this prospectus. The audited statements for the year ended December 29, 2002 have been audited by PricewaterhouseCoopers LLP and are included elsewhere in this prospectus. The summary historical financial data for each of the three month periods ended April 3, 2005 and March 28, 2004 have been derived from our unaudited consolidated financial statements, which are included elsewhere in this prospectus. Our unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of our financial condition and results of operations for such periods. Operating results for the three months ended April 3, 2005 are not necessarily indicative of the results that may be expected for the year ending January 1, 2006.

        This summary financial data should be read in conjunction with, and are qualified in their entirety by reference to, "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes, all of which are included elsewhere in this prospectus.

	April 3, 2005(2)	March 28 2004(2)	2004(2)	2003(3)	2002(4)
	(In thousands except per share amounts)
Net sales	$578,750	$481,140	$2,004,260	$1,508,200	$1,792,200
Net loss	$(3,500)	$(5,250)	$(27,990)	$(75,330)	$(64,760)
Loss per share before cumulative effect of change in accounting principle	$(0.08)	$(0.12)	$(0.65)	$(1.98)	$(0.87)
Loss per share	$(0.08)	(0.12)	$(0.65)	$(1.98)	$(1.73)
Dividends declared per common share	$—	—	—	—	—
At April 3, 2005, March 28, 2004, January 2, 2005, December 28, 2003 and December 29, 2002:
Total assets	$2,164,090	$2,168,050	$2,194,750	$2,011,860	$2,017,990
Long-term debt, net(1)	$849,460	$833,830	$855,450	$766,930	$669,020
Redeemable preferred stock	$154,630	$142,710	$149,190	$73,980	$64,510
Total long-term debt, net and redeemable preferred stock	$1,004,090	$976,540	$1,004,640	$840,910	$733,530

(1)
See Note 11, Long-Term Debt, to the Consolidated Balance Sheets at January 2, 2005 and December 28, 2003, included elsewhere in this prospectus and the Consolidated Balance Sheets at December 28, 2003 and December 29, 2002 not included in this prospectus (net of current portion).

(2)
Results in 2004 and 2005 include the New Castle facility since the December 31, 2003 acquisition.

  Results in 2004 include the Bedford Heights, Ohio and Rome, Georgia facilities through the February 1, 2004 asset sale pursuant to which substantially all of the business associated with two of the aluminum die casting facilities in our Powertrain segment were sold to Lester PDC, Ltd. These facilities had 2003 combined net sales of approximately $62 million and an operating loss of approximately $14 million. In November 2004, Lester PDC discontinued operations at the Bedford Heights facility and, as a result, we assumed production of some of the products at the Bedford Heights facility that were subject to the terminated supply agreement.

(3)
Results in 2003 include the Fittings division through May 9, 2003, at which time it was sold to TriMas for $22.6 million plus the assumption of an operating lease.

(4)
Results in 2002 reflect a net loss of $64.8 million, which includes the cumulative effect of a change in recognition and measurement of goodwill impairment related to TriMas. A loss of $28.1 million was recorded before this change in accounting principle.

  As more fully described in Note 6 to the Consolidated Balance Sheets at January 2, 2005 and December 28, 2003 included elsewhere in this prospectus, we sold TriMas Corporation common stock to Heartland and other investors on June 6, 2002. TriMas is included in our financial results through the date of this transaction. Effective June 6, 2002, we account for our investment in TriMas under the equity method of accounting. Our present ownership interest in TriMas is approximately 24%.

RISK FACTORS

        You should carefully consider each of the risks described below, together with all of the other information contained in this prospectus, before deciding to invest in the notes.

Risks Related to Our Business

        The industries in which we operate depend upon general economic conditions and are highly cyclical.

        Our financial performance depends, in large part, on conditions in the cyclical markets that we serve, such as the automotive and light-duty truck industries, and on the U.S. and global economies generally. Our sales to OEMs and Tier I and Tier II suppliers in the automotive and light-and heavy-duty truck industries accounted for virtually all of our net sales in 2004. Tier II suppliers are direct suppliers to Tier I suppliers of integrated modules, such as engine and suspension modules and brake corner modules. Demand for new vehicles fluctuates in response to overall economic conditions and is particularly sensitive to changes in interest rate levels, consumer confidence and fuel costs. In our largest market, the North American automotive market, reported results from our customers in 2004 reflected higher selling prices than in 2003. However, raw material costs have also been higher resulting in higher sales but lower margins in 2004. This trend has continued through 2005 resulting in an increase in both our sales and the cost of material. There can be no assurance that we will continue to offset such margin pressures in the future. In addition, to the extent our production volumes have been positively impacted by OEM new vehicle sales incentives, such as 0% financing and cash rebates, these sales incentives may not be sustained or may cease to favorably impact our sales. The recent decline in consumer confidence throughout the U.S. and much of the world continue to create uncertainty in our markets. Any sustained weakness in demand or continued downturn or uncertainty in the economy generally would have a material adverse effect on us.

        Our sales are also impacted by retail inventory levels and our customers' production schedules. In the current environment, we cannot predict future automotive production rates and inventory levels and the sustainability of any general economic recovery. In addition, we have experienced historical sales declines during OEMs' scheduled shutdowns, which usually occur during the third calendar quarter. Continued uncertainty and other unexpected fluctuations may have a material adverse effect upon us.

        Our base of customers is concentrated and the loss of business from a major customer, the discontinuance of particular vehicle models or a change in auto consumer preferences or regulations could materially adversely effect us.

        Because of the relative importance of our largest customers to us and the high degree of concentration of OEMs in the North American automotive industry, our business is exposed to a high degree of risk related to customer concentration. While direct sales to our three largest OEM customers accounted for approximately 44% of our net sales in 2004, our customers include Tier I and Tier II suppliers, such as Delphi, Dana and Visteon, that serve the large OEMs. Accordingly, while DaimlerChrysler, Ford and General Motors directly accounted for approximately 24.4%, 12.5% and 7.2%, respectively, of our net sales in 2004, we have a material indirect exposure to these and other OEMs due to our significant Tier I and Tier II supplier base. A loss of significant business from, or adverse performance by, any of these OEM customers or our significant Tier I and Tier II suppliers serving these OEM customers would be harmful to us and make it more difficult for us to meet our obligations in respect of the exchange notes. Further deterioration of the market share held by the three largest domestic automakers could also impact our revenues. Production cuts at these OEMs could also adversely impact our sales to Tier I and Tier II suppliers. The contracts we have entered into with most of our customers provide for supplying the customers' annual requirements against a blanket purchase order for certain vehicle models, rather than for manufacturing a specific quantity of products. Most of these purchase orders are terminable at will by the customers. Therefore, the loss of a contract or a significant decrease in demand for certain key models or group of related models sold by any of our major customers could have a material adverse effect on us.

        In addition, our sales are influenced by customer preferences and regulatory changes. A significant portion of our sales have been derived from products used in sports utility vehicles, or SUVs, and light trucks, which has been favorable due to their high metal content. Until recently, these vehicles had experienced positive sales trends for several years. There can be no assurance that sales of these vehicles will not continue to decline. In addition, government regulations, including those relating to fuel economy, could impact vehicle content and volume and, accordingly, have a material adverse impact on us.

        If we are unable to meet future capital requirements, our business may be adversely affected.

        We operate in a capital intensive industry. We have made substantial capital investments from 2001 through 2004 to, among other things, maintain and upgrade our facilities and enhance our production processes. This level of capital expenditures was needed to:

  •
  increase production capacity;

  •
  develop new programs and technology;

  •
  improve productivity;

  •
  satisfy customer requirements; and

  •
  upgrade selected facilities to meet competitive requirements.

        We have planned capital expenditures of approximately $120 million in 2005. In addition, as we expand our book of business, we may have to incur other significant expenditures to prepare for and manufacture these products. We believe that we will be able to fund these expenditures through cash flow from operations, borrowings under our credit facility and sales of receivables under our receivables facility or other satisfactory arrangements. Our credit facility contains limitations which could affect our ability to fund our capital expenditures and other needs. We cannot assure you that we will have adequate funds to make all capital expenditures, when required, or that the amount of future capital expenditures will not be materially in excess of our anticipated expenditures. If we are unable to make necessary capital expenditures, our business will be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

        Increases in our raw material or energy costs or difficulties within our supplier base could negatively affect our financial health.

        Generally, our raw materials requirements are obtainable from various sources and in the desired quantities. While we currently maintain alternative sources for raw materials, our businesses are subject to the risk of price fluctuations and periodic delays in the delivery of certain raw materials and component parts. In particular, we have been adversely impacted by steel costs, which we have been unable to wholly mitigate. In recent periods, there have been significant increases in the global prices of steel, which have had and may continue to have an impact on our business. We anticipate that higher costs will continue in 2005 and although we have initiatives in place to offset these expected increases, there is no guarantee that these efforts will be successful. Any continued fluctuation in the price or availability of steel could have a material adverse impact on our business.

        In addition, certain of our suppliers have suffered financial distress, which may materially adversely impact us as well in terms of the potential for interrupted supply, unfavorable payment terms and/or higher prices. Specifically, two of our largest suppliers have declared bankruptcy, and we have been forced to renegotiate the terms of certain of our contracts with these suppliers. The additional effects on us from these and other bankruptcies is unknown, but they could result in us paying higher prices, having less favorable payment terms and/or having interrupted supply of parts. See "Business—

Materials and Supply Arrangements." In addition, a failure by our suppliers to continue to supply us with certain raw materials or component parts on commercially reasonable terms, or at all, would have a material adverse effect on us. Our energy costs are a substantial element of our cost structure. To the extent there are energy supply disruptions or material fluctuations in energy costs, our margins could be materially adversely impacted.

        Continuing trends among our customers will increase competitive pressures in our businesses.

        The markets for our products are highly competitive. Our competitors include driveline component manufacturing facilities of existing OEMs, as well as independent domestic and international suppliers. Certain competitors of our businesses are large companies that have greater financial resources than us. At times, we may be in a position of competing with some of our own customers, such as other Tier I suppliers, which could have adverse consequences. We believe that the principal competitive factors for all of our businesses are product quality and conformity to customer specifications, design and engineering capabilities, product development, timeliness of delivery and price. Virtually all of our customers have policies of seeking price reductions each year. As a result, we have been forced to reduce prices in both the initial bidding process, during the terms of contractual arrangements and upon contract renewals. Moreover, certain of our customers have required that we relocate production to countries with lower production costs in order to provide them with additional price reductions. The pressure to provide price reductions has been substantial and is likely to continue. In addition, our competitors may develop products that are superior to our products or may adapt more quickly than us to new technologies or evolving customer requirements. Continuing trends by our customers in many of our markets to limit their number of outside vendors have resulted in increased competition as many manufacturers and distributors have reduced prices to compete more effectively. In addition, financial and operating difficulties experienced by our major customers may result in further pricing pressures. We expect competitive pressures in our markets to remain strong. Such pressures arise from existing competitors, other companies that may enter our existing or future markets and, in certain cases, our customers, which may decide to internalize production of certain items sold by us. There can be no assurance that we will be able to compete successfully with our existing competitors or with new competitors. Failure to compete successfully could have a material adverse effect on us.

        We rely upon a number of arrangements for our liquidity, which, if limited, could materially and adversely affect our ability to meet our commercial and financial obligations and to grow our business.

        We have substantial on- and off-balance sheet obligations and significant commercial and financial obligations as well as capital requirements to meet our new business commitments. To meet these obligations and commitments, we rely upon a variety of sources of liquidity, particularly our revolving credit facility and our accounts receivable facility. Our liquidity may be adversely affected depending on the timing of such obligations and commitments. The availability of funds under our revolving credit facility and accounts receivable facility depends upon a number of factors, including covenant compliance, customer concentration, the total amount of receivables available for sale and the nature of our receivables. Our receivables available for sale during the year are impacted by the volume and timing of vehicle production, which includes a shutdown in our North American customers for approximately two weeks in July and one week in December and reduced production in July and August for certain European customers. An adverse change in our liquidity may not only impair our ability to meet our commercial commitments and objectives, but may make it difficult for us to meet our obligations in respect of the exchange notes and our other debt and lease obligations.

        We may selectively pursue strategic opportunities like acquisitions, joint ventures and divestitures but we may not be able to successfully do so or realize the intended benefits of such transactions.

        We continually evaluate potential acquisitions and joint ventures. There can be no assurance that suitable acquisition candidates may be identified and acquired in the future, that the financing or necessary consents for any such acquisitions will be available on satisfactory terms or that we will be able to accomplish our strategic objectives in making any such acquisition. Acquisitions are often undertaken to improve the operating results of either or both of the acquirer and the acquired company, and we cannot assure you that we will be successful in this regard or that the expenses that we may incur to implement cost savings plans will not be excessive relative to the anticipated benefits. We will encounter various risks if we acquire other companies, including the possible inability to integrate successfully an acquired business into our operations and unanticipated problems or liabilities, whether or not known at the time of acquisition, some or all of which could materially and adversely affect us. We could incur additional indebtedness in connection with our acquisition strategy and increase our leverage. We may acquire companies and operations in geographic markets in which we do not currently operate. Acquisitions outside of North America will present unique structuring, integration, legal, operating and cultural challenges and difficulties and will increase our exposure to risks generally attendant to international operations.

        In addition, we may from time to time dispose of assets or businesses that no longer match with our strategy or for financial reasons. We may not be able to make any such dispositions on a timely basis or on favorable terms.

        Our products are subject to changing technology, which could place us at a competitive disadvantage relative to alternative products introduced by competitors.

        We believe that our customers rigorously evaluate their suppliers on the basis of product quality, price competitiveness, technical expertise and development capability, new product innovation, reliability and timeliness of delivery, product design capability, manufacturing expertise, operational flexibility, customer service and overall management. Our success will depend on our ability to continue to meet our customers' changing specifications with respect to these criteria. We may, therefore, require significant ongoing and recurring additional capital expenditures and investment in research and development, manufacturing and other areas to remain competitive. We cannot assure you that we will be able to achieve the technological advances or introduce new products that may be necessary to remain competitive within our business. In addition, any decreasing demand by our customers in favor of plastics could have a material adverse effect. Further, we cannot assure you that any technology development by us can be adequately protected such that we can maintain a sustainable competitive advantage.

        We depend on the services of key individuals and relationships, the loss of which would materially harm us.

        Our success will depend, in part, on the efforts of our executive officers and other key employees. In addition, our future success will depend on, among other factors, our ability to attract and retain other qualified personnel. The loss of the services of any of our key employees or the failure to attract or retain employees could have a material adverse effect on us. In addition, our largest stockholder, Heartland, provides us with valuable strategic and operational support, the loss of which could materially adversely affect us.

        We may be subject to work stoppages at our facilities or those of our principal customers, which could seriously impact the profitability of our business.

        As of January 2, 2005, approximately 54% of our work force was unionized. We do not have national agreements in place with any union, and our facilities are represented by a variety of different union organizations. If our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations, which could have a material adverse effect on us. In addition, if a greater percentage of our work force becomes unionized, our business and financial results could be materially adversely affected. We currently have five facilities with union contracts expiring within the next twelve months. The remaining union facilities have contracts which expire in 2007 and 2008. See "Business—Employees and Labor Relations."

        Many of our direct or indirect customers have unionized work forces. Strikes, work stoppages or slowdowns experienced by automotive OEMs or their suppliers could result in slowdowns or closures of assembly plants where our products are included in assembled vehicles. UAW contracts with our three largest customers were renegotiated in 2003 for a term of four years to expire in 2007. In addition, organizations responsible for shipping our customers' products may be impacted by occasional strikes staged by the Teamsters Union. Any interruption in the delivery of our customers' products would reduce demand for our products and could have a material adverse effect on us.

        Our pension plans are currently underfunded and we may have to make cash payments to the plans, reducing the cash available for our business.

        We sponsor defined benefit pension plans covering certain active and retired employees in the United States, Canada and Europe that are underfunded and will require future cash payments. Additionally, if the performance of the assets in our pension plans does not meet our expectations, or if other actuarial assumptions are modified, our required contributions may be higher than we expect. If our cash flow from operations is insufficient to fund our pension liability, we may be forced to reduce or delay capital expenditures, seek additional capital or seek to restructure or refinance our indebtedness, including the exchange notes.

        On December 28, 2003, our projected benefit obligation, or PBO, exceeded the fair value of plan assets by $126.4 million. During 2004, we made contributions, including employee contributions and benefit payments made directly by Metaldyne, of $19.1 million to the defined benefit plans. The underfunded status at January 2, 2005 is $121.2 million. Our pension expense was $4.2 million and $2.1 million for 2004 and 2003, respectively. For 2005, we expect pension expense to be $6.4 million. See Note 24, Employee Benefit Plans, to the Consolidated Balance Sheets at January 2, 2005 and December 28, 2003 included elsewhere in this prospectus.

        Our strategy may not succeed if anticipated outsourcing fails to occur due to union considerations.

        Because of the economic benefits inherent in outsourcing to suppliers and the costs associated with reversing a decision to purchase products from an outside supplier, automotive OEMs' commitment to purchasing modules from outside suppliers, particularly on a "just-in-time" basis, are expected to increase. However, under the contracts currently in effect in the United States and Canada between each of Ford, General Motors and DaimlerChrysler with the UAW and the Canadian Auto Workers, or CAW, in order for any of such automotive OEMs to obtain components from external sources that it currently produces, it must first notify the UAW or the CAW of such intention. If the UAW or the CAW objects to the proposed outsourcing, some agreement will have to be reached between the UAW or the CAW and the automotive OEM. Factors that will normally be taken into account by the UAW, the CAW and the automotive OEM include:

  •
  whether the proposed new supplier is technologically more advanced than the automotive OEM;

  •
  whether the new supplier is unionized;

  •
  whether cost benefits exist; and

  •
  whether the automotive OEM will be able to reassign union members whose jobs are being displaced to other jobs within the same factories.

        In the event our predictions concerning such industry trends are not accurate or automotive OEMs are unable to outsource to us, it may have a material adverse effect on us.

        A growing portion of our revenue may be derived from international sources, which exposes us to certain risks.

        Approximately 21.2% of our sales in 2004 were derived from sales by our subsidiaries located outside of the United States. As part of our business strategy, we intend to expand our international operations through internal growth and acquisitions. Significant market share has shifted to foreign OEMs in the SUV and light truck platforms where we derive a significant portion of our sales. Sales outside of the United States, particularly sales to emerging markets, are subject to other various risks which are not present in sales within U.S. markets, including governmental embargoes or foreign trade restrictions such as antidumping duties, changes in U.S. and foreign governmental regulations, the difficulty of enforcing agreements and collecting receivables through certain foreign local systems, foreign customers may have longer payment cycles than customers in the U.S., more expansive legal rights of foreign unions, tariffs and other trade barriers, the potential for nationalization of enterprises, foreign exchange risk and other political, economic and social instability. In addition, there are tax inefficiencies in repatriating cash flow from non-U.S. subsidiaries. To the extent such repatriation is necessary for us to meet our debt service or other obligations, this will adversely affect us.

        We may incur material losses and costs as a result of product liability and warranty claims that may be brought against us.

        We may incur material losses and costs as a result of product liability and warranty claims that may be brought against us in the event that the use of our current and formerly manufactured or sold products results, or is alleged to result, in bodily injury and/or property damage or fails to meet our customer specifications. We may experience material product liability losses in the future or may incur significant costs to defend such claims. Our product liability insurance coverage may not be adequate for any liabilities that may ultimately be incurred or may not continue to be available on terms acceptable to us. In addition, if any of our products are or are alleged to be defective, we may be required to participate in a government-required or manufacturer-instituted recall involving such products. In the automotive industry, each vehicle manufacturer has its own policy regarding product recalls and other product liability actions relating to its suppliers. However, as suppliers become more integrally involved in the vehicle design process and assume more of the vehicle assembly functions, vehicle manufacturers are increasingly looking to their suppliers for contribution when faced with product liability claims. A successful claim brought against us in excess of our available insurance coverage or a requirement to participate in a product recall may have a materially adverse effect on our business. In the ordinary course of our business, contractual disputes over warranties can also arise. In the past five years or more, we have not been required to make any material payments in respect of warranty claims. In addition, claims may be asserted against us with respect to former businesses disposed of by us, whether or not we are legally responsible or entitled to contractual indemnification. For example, in June 2002, we divested our controlling interest in TriMas. Certain of TriMas' subsidiaries have historical contingent and other liabilities, including liabilities associated with their former manufacture of asbestos containing gaskets, for which we are indemnified. In the event of financial difficulty at one of our former businesses or otherwise, claims may be made against us and, to the extent arising from a TriMas business, TriMas may not be in a position to meet its indemnification obligations.

        Our business may be materially and adversely affected by compliance obligations and liabilities under environmental laws and regulations.

        We are subject to numerous and frequently changing federal, state, local and foreign environmental, and health and safety, laws and regulations that:

  •
  affect ongoing operations and may increase capital costs and operating expenses in order to maintain compliance with such requirements; and

  •
  impose liability relating to contamination at our facilities, and at other locations such as former facilities, facilities where we have sent wastes for treatment or disposal, and other properties to which we (or a company or business for which we are responsible) are linked. Such liability may include, for example, investigation and clean-up of the contamination, personal injury and property damage caused by the contamination, and damages to natural resources. Some of these liabilities may be imposed without regard to fault, and may also be joint and several (which can result in a liable party being held responsible for the entire obligation, even where other parties are also liable).

        We are legally or contractually responsible or alleged to be responsible for the investigation and remediation of contamination at various sites, and for personal injury or property damages, if any, associated with such contamination. Our subsidiaries have been named as potentially responsible parties under the Federal Superfund law or similar state laws in several sites requiring cleanup related to disposal of wastes generated by them. These laws generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. Our businesses have incurred and likely will continue to incur expenses to investigate and clean up existing and former company-owned or leased property. Additional sites may be identified at which we are a potentially responsible party under the federal Superfund law or similar state laws. We cannot assure you that these or other liabilities will not have a material adverse effect upon us. See "Business—Environmental Matters."

        We are controlled by Heartland, whose interests in our business may be different than yours.

        Heartland and its affiliates are able to control our affairs in all cases, except for certain actions specified in a shareholders agreement among Heartland, Credit Suisse First Boston Equity Partners, L.P. together with its affiliated funds, or CSFB Private Equity, Masco Corporation, Richard Manoogian and their various affiliates and certain other investors. Under the shareholders agreement, holders of approximately 96% of our outstanding shares of common stock have agreed to vote their shares for directors representing a majority of our board that have been designated by Heartland. You should consider that the interests of Heartland, as well as our other owners, will likely differ from yours in material respects. See "Certain Relationships and Related Party Transactions."

        Provisions of the shareholders agreement impose significant operating and financial restrictions on our business.

        Under the shareholders agreement referred to above, specified actions require the approval of representatives of CSFB Private Equity, until such time as we consummate a public common stock offering for at least $100 million in gross proceeds to us. Such actions include certain acquisitions by us, the selection of a chief executive officer, certain debt restructurings and any liquidation or dissolution of us. You should consider that we and our stockholders may be unable to agree with CSFB Private Equity on the implementation of such fundamental transactions and other matters. This sort of disagreement may materially and adversely affect us. In addition, directors designated by Heartland could block actions even if other directors deem them advisable.

RISKS RELATED TO THE EXCHANGE NOTES

We may not be able to manage our business as we might otherwise because of our high degree of leverage.

        We have debt that is substantial in relation to our stockholders' equity and we expect to incur further debt in the future to finance acquisitions. As of April 3, 2005, we had approximately $858.8 million of outstanding debt. The degree to which we are leveraged will have important consequences, including the following:

  •
  our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, business development efforts or general corporate purposes may be impaired;

  •
  a substantial portion of our cash flow from operations will be dedicated to the payment of interest and principal on our indebtedness, thereby reducing the funds available to us for other purposes, including our obligations to pay rent in respect of our significant operating leases;

  •
  our operations are restricted by our debt instruments, which contain material financial and operating covenants, and those restrictions will limit, among other things, our ability to borrow money in the future for working capital, capital expenditures, acquisitions, rent expense or other purposes;

  •
  indebtedness under our credit facility and the financing cost associated with our accounts receivable facility are at variable rates of interest, which makes us vulnerable to increases in interest rates;

  •
  our leverage may place us at a competitive disadvantage as compared with our less leveraged competitors;

  •
  our substantial degree of leverage will make us more vulnerable in the event of a downturn in general economic conditions or in any of our businesses; and

  •
  our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited.

        Our ability to service our debt and other obligations will depend on our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. See "Description of Other Indebtedness and Our Preferred Stock" and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" included in this prospectus.

  Restrictions in our credit facility and other debt limit our ability to take certain actions.

        Our credit facility, the indentures governing our 11% senior subordinated notes due 2012 and our 10% senior subordinated notes due 2014 and the indenture governing the exchange notes contain covenants that restrict our ability to:

  •
  pay dividends or redeem or repurchase capital stock;

  •
  incur additional indebtedness and grant liens;

  •
  make acquisitions and joint venture investments;

  •
  sell assets; and

  •
  make capital expenditures.

        Our credit facility also requires us to comply with financial covenants relating to, among other things, interest coverage and leverage. While we will have unutilized capacity under our revolving credit facility and receivables facility following this offering, our ability to utilize this liquidity depends upon compliance with financial covenants. Our financial covenants have recently been adjusted in connection with a bank amendment entered into in December 2004. In addition, our accounts receivable facility contains certain covenants similar to those in our credit facility and include requirements regarding the purchase and sale of receivables. We cannot assure you, however, that we will be able to satisfy any of these covenants in the future or that we will be able to pursue our new business strategies within the constraints of these or our revised covenants. If we cannot comply with the covenants in our debt instruments, we will be in default and unable to access required liquidity from our revolving credit and accounts receivable facilities and unable to make payments in respect of our indebtedness, including the notes. In addition, our accounts receivable facility contains concentration limits with respect to the percentage of receivables we can sell from a particular customer. If one or more of our customers were to merge with or be acquired by another of our customers, the amount of receivables of the surviving customer that we could sell may not be increased, resulting in a net lowering of the total amount of receivables we could sell. If the total amount of receivables we could sell were decreased, we could be materially adversely affected. Further, the concentration limits are based on the credit ratings of such particular customer. While we will implement credit hedging strategies to offset this risk, if one or more of our customers were to have its credit ratings downgraded and consequently the amount of receivables of such customer that we could sell were decreased, our business could be materially adversely affected. For example, on May 5, 2005, Standard & Poor's lowered its credit ratings of General Motors Corporation and Ford Motor Company, two of our largest customers. Due to our new accounts receivable securitization facility entered into on April 29, 2005, these rating downgrades did not have a material impact on our borrowing capacity. However, any further rating downgrade of our larger customers may limit our borrowing capacity on our accounts receivable securitization facility, which could materially adversely affect our business.

        Our ability to comply with our covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of our covenants could result in an event of default under our credit facility, the indenture governing the 11% senior subordinated notes due 2012, under the indenture governing the exchange notes, or other indebtedness, which could cause an event of default under our accounts receivable facility and all or a portion of our lease financing. Such breach would permit the lenders to declare all amounts borrowed thereunder to be due and payable, together with accrued interest, and the commitments of the lenders to make further extensions of credit under our credit facility could be terminated. In addition, such breach may cause a termination of our accounts receivable facility and of our various sale-leaseback facilities. If we were unable to secure a waiver from our lenders or repay our credit facility indebtedness, our secured lenders could proceed against their collateral and our lessors could prevent us from using our valuable facilities and equipment that are under lease. We do not presently expect that alternative sources of financing will be available to us under these circumstances or available on attractive terms. We may incur other indebtedness in the future that may contain financial or other covenants more restrictive than those applicable to the credit facility, the indentures governing our 11% senior subordinated notes due 2012 and our 10% senior subordinated notes due 2014 and the indenture governing the exchange notes.

The exchange notes and guarantees are effectively junior to all of our and the guarantors' existing and future senior secured debt to the extent of the value of collateral and to certain of our other liabilities and obligations.

        The exchange notes and the guarantees provided by the guarantors will be general unsecured obligations. This means that you will have no recourse to our or the guarantors' specific assets upon any event of default under the indenture governing the notes and the guarantees. Accordingly, the exchange notes and the guarantees will be effectively subordinated to all of our and our guarantors' existing and future secured obligations to the extent of the value of the assets securing such obligations.

        If we default on the exchange notes, become bankrupt, liquidate or reorganize:

  •
  you will be entitled to be repaid from our remaining assets only after any secured creditors have been paid out of proceeds from the sale of their collateral; and

  •
  to the extent there are assets available after all of the foregoing creditors have been paid, then you will be entitled to be repaid on a pro rata basis with and only to the extent that there are sufficient assets to repay any other obligations of our and the guarantors that rank equally with the exchange notes in right of payment.

        At April 3, 2005, the exchange notes and the guarantees are effectively subordinated to approximately $408.9 million of secured debt under our credit facility. Under the terms of the indenture governing the exchange notes, we will be permitted to borrow substantial additional indebtedness, including secured debt, in the future and to freely refinance secured debt, such as under our credit facility, with new secured debt.

        In addition, the exchange notes will be structurally subordinated to all obligations of our subsidiaries that do not guarantee the exchange notes. Only our subsidiaries that also guarantee our obligations under our credit facility will be required to guarantee the exchange notes. This includes all of our domestic subsidiaries other than our receivables subsidiary. However, we have significant non-U.S. assets and operations. For the year ended January 2, 2005, our non-U.S. subsidiaries had sales of $424.1 million and total net operating assets of $553.5 million. In addition, our Series A preferred stock becomes mandatorily redeemable in 2012 at $36.1 million aggregate liquidation preference and $250 million aggregate principal amount of our 11% senior subordinated notes becomes due in 2012, in each case prior to maturity of the exchange notes.

We may be prevented from financing, or may not have the ability to raise funds necessary to finance, the change of control offer required by the indenture governing the exchange notes.

        Upon certain change of control events, each holder of outstanding exchange notes may require us to purchase all or a portion of our exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. Our ability to purchase the exchange notes upon a change of control event may be prohibited by the terms of our credit facility or future credit facilities. Future agreements may contain a similar provision. Certain change of control events will constitute events of default under our credit facility and termination events under our accounts receivable facility and, absent a consent or waiver, we would be required to repay all amounts owed by us under our credit facility and wind down our accounts receivable facility. We cannot assure you that we would be able to repay amounts outstanding under our credit facility or replace our accounts receivable facility. The source of funds for any purchase of notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by an existing or new controlling person. This could also adversely impact our leasing arrangements. These sources may not be available. Any requirement to offer to purchase any outstanding exchange notes may result in us having to refinance our outstanding debt or obtain necessary consents under our other debt agreements to repurchase the exchange notes, which we may not be able to do. In such case, our failure to purchase exchange notes following a change of control would constitute an event of default under the indenture governing the exchange notes which would, in turn, constitute a default under our credit facility. In addition, even if we were able to refinance such debt, such financing may be on terms unfavorable to us.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of exchange notes to return payments received from guarantors.

        Creditors of any business are protected by fraudulent conveyance laws which differ among various jurisdictions, and these laws may apply to the issuance of the guarantees by our subsidiaries. A guarantee may be voided by a court, or subordinated to the claims of other creditors, if

  •
  that guarantee was incurred by a subsidiary with actual intent to hinder, delay or defraud any present or future creditor of the subsidiary, or

  •
  that subsidiary did not receive fair consideration, or reasonably equivalent value, for issuing its guarantee, and the subsidiary

—	was insolvent or was rendered insolvent by reason of issuing the guarantee,
—	was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or
—	intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured.

        We cannot be certain as to the standard that a court would use to determine whether the guarantor subsidiaries were solvent upon issuance of the guarantee or, regardless of the actual standard applied by the court, that the issuance of the guarantee of the exchange notes would not be voided. If a guarantee of a subsidiary was voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the exchange notes would be solely our creditors and creditors of our other subsidiaries that have guaranteed the exchange notes. The exchange notes then would be effectively subordinated to all obligations of that subsidiary. Since the Issuer is a holding company, if all guarantees were voided, that would result in the holder of exchange notes having claims that would not be paid prior to substantially all of the other debt and liabilities of the consolidated group of entities. To the extent that the claims of the holders of the exchange notes against any subsidiary were subordinated in favor of other creditors of such subsidiary, such other creditors would be entitled to be paid in full before any payment could be made on the exchange notes. If one or more of the guarantees are voided or subordinated, we cannot assure you that after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of holders of the exchange notes.

        Based upon financial and other information, we believe that the exchange notes and the guarantees are being incurred for proper purposes and in good faith and that we are and each subsidiary is solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on our business after such issuance and will be able to pay our debts as they mature. We cannot assure you, however, that a court reviewing these matters would agree with us. A legal challenge to a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary as a result of our issuance of the exchange notes.

You cannot be sure an active trading market for the exchange notes will develop.

        There has previously been only a limited secondary market, and no public market, for the original notes. The exchange notes are an exchange issue of securities, have no established trading market, and may not be widely distributed. We do not intend to list the exchange notes on any national securities exchange or the Nasdaq stock market or to seek the admission thereof to trading on any automated quotation system. No assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of or the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time. If a public trading market develops for the exchange notes, future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our results of operations and the market for similar securities, and the price at which the holders of exchange notes will be able to sell such exchange notes is not assured and the exchange notes could trade at a premium or discount to their purchase price or face value. Depending on prevailing interest rates, the market for similar securities and other factors, including our financial condition, the exchange notes may trade at a discount from their principal amount.

Your original notes will be subject to restrictions on transfer and the trading market for your original notes may be limited if you do not tender.

        We did not register the original notes, nor do we intend to do so following the exchange offer. Original notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your original notes, you will lose your right to have your original notes registered under the federal securities laws. As a result, if you hold original notes after the exchange offer, you may be unable to sell your original notes.

If you do not properly tender your original notes, we may not accept your original notes and the trading market for them may be limited.

        We will issue new notes under this exchange offer only after a timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange.

You may participate in the exchange offer only if you meet the following conditions.

        Based on interpretations by the Commission staff, as set forth in no-action letters the Commission issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include the following:

  •
  you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  •
  you acquire your exchange notes in the ordinary course of your business; and

  •
  you have no arrangement with any person to participate in the distribution of such exchange notes.

        However, we have not submitted a no-action letter to the Commission regarding this exchange offer and the Commission may not make a similar determination with respect to the exchange offer as in such other circumstances. If you are our affiliate, engage in or intend to engage in or have any arrangement or understanding with respect to a distribution of the exchange notes that you or any person will acquire pursuant to the exchange offer, you may not rely on the applicable interpretations of the staff of the Commission; you must also comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Resales of the exchange notes may be subject to further restrictions in some jurisdictions.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of such exchange notes. We have agreed to use our best efforts to make this prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution." However to comply with the securities laws of certain jurisdictions, if applicable, you may not offer or sell the exchange notes unless someone has registered or qualified them for sale in such jurisdictions or an exemption from registration or qualification is available.

USE OF PROCEEDS

        We will receive no cash proceeds from the exchange offer. We intend the exchange offer to satisfy some of our obligations under the registration rights agreements for the notes. We will issue exchange notes in exchange for original notes in the same principal amount, and for the same terms and form as the original notes, except that there will be no registration rights or additional interest relating to the exchange notes. The original notes that holders surrender in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, we will not incur any new debt by issuing the exchange notes.

CAPITALIZATION

        The following table sets forth our unaudited cash and cash investments and capitalization as of April 3, 2005. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes thereto included elsewhere in this prospectus.

As of April 3, 2005
(in thousands)
Cash and cash investments	$—
Long-term debt (including current portion):
Credit facility	$408,850
Original notes	150,000
11% senior subordinated notes due 2012	250,000
10% senior subordinated notes due 2014 (face value $31.7 million)	27,250
Other	22,740

Total debt	$858,840
Redeemable preferred stock (aggregate liquidation value $164.5 million), 1,189,694 shares issued and outstanding	154,630

Total debt and redeemable preferred stock	$1,013,470

Total shareholders' equity	$524,820

Total capitalization	$1,538,290

SELECTED HISTORICAL FINANCIAL DATA

        The following table sets forth our summary consolidated financial information for the periods and dates indicated. The selected historical financial data for the years ended January 2, 2005 and December 28, 2003 have been derived from our audited consolidated financial statements, which have been audited by KPMG LLP, independent registered public accountants and are included elsewhere in this prospectus. The selected historical financial data for the years ended December 29, 2002, which are included elsewhere in this prospectus, and December 31, 2001 and the period from November 28, 2000 to December 31, 2000, which are not included in this prospectus, have been derived from our audited consolidated financial statements which have been audited by PricewaterhouseCoopers LLP, independent registered public accountants. The selected historical financial data for each of the three month periods ended April 3, 2005 and March 28, 2004 have been derived from our unaudited consolidated financial statements, which are included elsewhere in this prospectus. Our unaudited consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation of our financial condition and results of operations for such periods. Operating results for the three months ended April 3, 2005 are not necessarily indicative of the results that may be expected for the year ending January 1, 2006.

        This selected financial data should be read in conjunction with, and are qualified in their entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes, all of which are included elsewhere in this prospectus.

	April 3, 2005(2)	March 28, 2004(2)	2004(3)	2003(4)	2002(5)	2001(6)	11/28/00 12/31/00
	(In thousands except per share amounts)
Net sales	$578,750	$481,140	$2,004,260	$1,508,200	$1,792,200	$2,127,390	$104,770
Net loss	$(3,500)	$(5,250)	$(27,990)	$(75,330)	$(64,760)	$(42,780)	$(27,090)
Loss per share before cumulative effect of change in accounting principle	$(0.08)	$(0.12)	$(0.65)	$(1.98)	$(0.87)	$(1.14)	$(0.78)
Loss per share	$(0.08)	(0.12)	$(0.65)	$(1.98)	$(1.73)	$(1.14)	$(0.78)
Dividends declared per common share	—	—	—	—	—	—	—
At April 3, 2005, March 28, 2004, January 2, 2005, December 28, 2003, December 29, 2002 and December 31, 2001 and 2000:
Total assets	$2,164,090	$2,168,050	$2,194,750	$2,011,860	$2,017,990	$2,946,760	$2,991,280
Long-term debt, net(1)	$849,460	$833,830	$855,450	$766,930	$669,020	$1,359,250	$1,426,570
Redeemable preferred stock	$154,630	$142,710	$149,190	$73,980	$64,510	$55,160	$33,370
Total long-term debt, net and redeemable preferred stock	$1,004,090	$976,540	$1,004,640	$840,910	$733,530	$1,414,410	$1,459,940
Ratio of earnings to fixed charges(2)	—	—	—	—	—	—	—

(1)
See Note 11, Long-Term Debt, to the Consolidated Balance Sheets at January 2, 2005 and December 28, 2003, included elsewhere in this prospectus, and the Consolidated Balance Sheets at December 29, 2002, December 31, 2001 and December 31, 2000, not included in this prospectus (net of current portion).

(2)
Results of operations for the three months ended April 3, 2005 and March 28, 2004, years ended January 2, 2005, December 28, 2003, December 29, 2002 and December 31, 2001 and the 34 days ended December 31, 2000 are inadequate to cover fixed charges by $6,000, $6,950, $66,310, $63,290, $67,680, $38,110 and $41,820, respectively.

(3)
Results in 2004 and 2005 include the New Castle facility since the December 31, 2003 acquisition.

Results in 2004 include the Bedford Heights, Ohio and Rome, Georgia facilities through the February 1, 2004 asset sale pursuant to which substantially all of the business associated with two of the aluminum die casting facilities in our Powertrain segment were sold to Lester PDC, Ltd. These facilities had 2003 combined net sales of approximately $62 million and an operating loss of approximately $14 million. In November 2004, Lester PDC discontinued operations at the Bedford Heights facility and, as a result, we assumed production of some of the products at the Bedford Heights facility that were subject to the terminated supply agreement.

(4)
Results in 2003 include the Fittings division through May 9, 2003, at which time it was sold to TriMas for $22.6 million plus the assumption of an operating lease.

(5)
Results in 2002 reflect a net loss of $64.8 million, which includes the cumulative effect of a change in recognition and measurement of goodwill impairment related to TriMas. A loss of $28.1 million was recorded before this change in accounting principle.

As
more fully described in Note 6 to the Consolidated Balance Sheets at January 2, 2005 and December 28, 2003 included elsewhere in this prospectus, we sold TriMas Corporation common stock to Heartland and other investors on June 6, 2002. TriMas is included in our financial results through the date of this transaction. Effective June 6, 2002, we account for our investment in TriMas under the equity method of accounting. Our present ownership interest in TriMas is 24%.

(6)
Results in 2001 and for the one-month period ended December 31, 2000 include the retroactive adoption of purchase accounting for our acquisition by Heartland and its co-investors. The predecessor company information for the periods prior to November 28, 2000 is not provided due to material difficulties we encountered in determining the adjustments necessary to prepare financial statements for these periods when restating our previously reported financial information.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Executive Summary

        We are a leading global manufacturer of highly engineered metal components for the global light vehicle market with 2004 sales of approximately $2 billion. We operate two segments focused on the global light vehicle market. The Chassis and Powertrain segments manufacture, design, engineer and assemble metal-formed and precision-engineered components and modular systems used in the transmissions, engines and chassis of vehicles. We serve approximately 200 automotive and industrial customers and our top ten customers represent approximately 67% of total 2004 sales. Prior to November 2000, we were a public company. Since we were acquired in November 2000 by a private investor group, we have actively pursued opportunities for internal growth and strategic acquisitions that were unavailable to us when the majority of our shares were publicly traded. Since November 2000, we have completed four acquisitions—Simpson in December 2000, GMTI effective January 2001, Dana Corporation's Greensboro, NC operation in May 2003, and DaimlerChrysler's New Castle operation at the beginning of our fiscal 2004. Each of these acquisitions has added to the full service, integrated metal supply capabilities of our automotive operations. Additionally, we split off our non-automotive operations, divesting our former TriMas subsidiary in June 2002, our Fittings operation in April 2003 and two aluminum die casting facilities in February 2004. In December 2004, we resumed a small operation at one of these two aluminum die casting facilities due to the independent investor's cessation of business in 2004.

        In the first quarter of 2005 and each of the last three years we have experienced significant net losses. Our net losses for the first quarter of 2005 and for the years ended 2004, 2003 and 2002 were $3.5 million, $28.0 million, $75.3 million and $64.8 million, respectively. Our 2004 losses declined in part due to the results of our recent New Castle acquisition and benefits associated with our cost restructuring efforts, but were negatively impacted by a 2.6% decline in production from our three largest customers, an approximate $20 million net negative impact from material cost increases described below, approximately $18 million in fees and expenses related to the Independent Investigation and a $7.6 million non-cash loss on the disposition of two manufacturing facilities within our Powertrain segment. For additional discussion of these factors, see "—Results of Operations."

Key Factors Affecting our Reported Results

        We operate in extremely competitive markets. Our customers select us based upon numerous factors including technology, quality and price. Supplier selection is generally finalized several years prior to the start of vehicle production and as a result, business that we win will generally not start production for two years or beyond. In addition, our results are heavily dependent on global vehicle production, and in particular the North American vehicle production of the Big 3 domestic manufacturers (GM, Ford, and DaimlerChrysler). Our customers generally require that we offer annual productivity and efficiency related price decreases on products we sell them. Critical factors to be successful in this market include global low cost production facilities, leading service and parts quality, and differentiated product and process technology. Accordingly, we focus on managing our global manufacturing presence in line with our customer needs and local market manufacturing cost differences, improving operating efficiency and production quality of our plants, fixing or eliminating unprofitable facilities and reducing our overall material costs. In addition, we spend considerable time and resources developing new technology and products to enhance performance and/or decrease cost of the products we sell to our customers. See "—Results of Operations" for more details as to the factors that affect year over year performance.

        The rise in material costs, especially steel, continues to negatively impact our results. This and other increases in our raw material costs increased our cost of goods sold by approximately $42 million in the first quarter of 2005 (approximately $23 million related to steel increases) and by approximately $53 million for fiscal 2004 (approximately $35 million related to steel increases). Note that steel price increases primarily relate to our forgings operations within the Chassis segment while the remaining increases are spread across all of our other businesses and are related to numerous raw material increases such as molybdenum and casting components we purchase. However, we were able to recover approximately $32 million for the first quarter of 2005 and approximately $31 million for fiscal 2004 of this increase through negotiated or contractual price recovery from our customers, cost reductions, a decrease in our annual productivity/price reductions given to our customers, scrap sales and steel resourcing efforts. Our ability to fully execute this recovery on a going forward basis is not guaranteed. Additionally, it appears that raw material costs will continue to increase in 2005 and although we have initiatives in place to offset these expected increases, there is no guarantee that these efforts will be successful.

        Our strategy is centered on growth through new business awards and selected strategic acquisitions. We have a significant new project backlog and have completed several recent acquisitions that we believe will enable us to better serve our customer base and provide enhanced returns. In order to finance a large portion of this activity, we incurred significant new debt. As such, we have substantial leverage and are constrained by various covenant limitations (see "—Debt, Capitalization and Available Financing Sources" for more details surrounding these covenants). As we continue to invest in the resources to produce our new business backlog and thus grow our business, a significant portion of our operating cash flow will be used to buy new capital equipment, expand production capacity and invest in new technology in addition to servicing principal and interest payments on our debt obligations. Therefore, we are focused on our cash generation ability (we monitor this internally through "Adjusted EBITDA"; see the discussion below in "Key Indicators of Performance (Non-GAAP Financial Measures)" for further explanation), and working capital and fixed asset efficiency to assess our ability to favorably finance our new business backlog.

        Our first quarter 2005 net sales were $579 million versus first quarter 2004 net sales of $481 million. The primary driver of the increase in our 2005 sales was $69 million in additional net new business related to new product launches and ramp-up of existing programs. The launch of several product lines (principally DaimlerChrysler for vehicle platforms pertaining to the 300C, Magnum and Grand Cherokee) within our Chassis segment contributed $45 million in the first quarter of 2005 of net new business. The Powertrain segment contributed $24 million in net new business from new product launches and ramp-up of existing programs. The above net new business numbers include the effect of the 9.3% decrease in North American vehicles production from our three largest customers (Ford, GM and DaimlerChrysler) during the first quarter of 2005. In addition, we had an approximately $32 million increase in sales to help offset rising material costs as well as a $4 million benefit from foreign exchange movements. However, these increases were partially offset by an approximately $4 million decrease related to our divestiture of two aluminum die casting facilities in the first quarter of 2004. Our gross profit was $52.9 million or 9.1% of net sales for 2005 compared to $52.2 million or 10.9% of net sales for 2004. The increase of $0.7 million was primarily due to the sales increase discussed above offset by three other factors that contributed to our decline in gross margin percentage. First, we did not intend to profit on material cost increases and in fact passed on less than 100% of our cost increases to our customers. We were able to offset the majority of the remaining material cost increase that we did not recover in pricing through cost reduction efforts in our business. The effect on gross margin was 0.6%. The second factor reducing gross margin was the costs associated with plant consolidation efforts in our Chassis segment, which amounted to approximately $1 million in the first quarter of 2005. The remaining reduction to gross margin was a $1.8 million increase in depreciation and amortization expense, a slightly negative product sales mix in the first quarter and higher operating costs such as tooling, scrap and repair and maintenance expenses in two of our Chassis facilities. Operating profit increased from $13.2 million in 2004 to $23.9 million in 2005. In addition to the above factors, the increase in 2005 operating profit is primarily the result of a charge of $7.6 million that was taken in connection with our divestiture of two manufacturing facilities within our former Driveline segment in the first quarter of 2004 as well as a $2.5 million curtailment gain for retiree medical benefits in the first quarter of 2005. The remaining difference is primarily due to a $0.8 million unrealized gain on foreign exchange movements on working capital in the first quarter of 2005.

        Net sales for 2004 were $2,004 million versus $1,508 million for 2003. The primary source of the increase in our 2004 sales was our New Castle acquisition, which contributed approximately $446 million for the year. In addition, we had approximately $81 million in additional volume related to new product launches and ramp-up of existing programs as well as a $29 million benefit from foreign exchange movements. However, these increases were partially offset by approximately $60 million related to the divestiture of two aluminum die casting facilities within our Powertrain segment and a 2.6% decrease in North American vehicles production from our three largest customers (Ford, GM and DaimlerChrysler). Operating profit increased to $29 million in 2004 from $20 million in 2003. The increase in 2004 operating profit is primarily the result of the New Castle acquisition, which contributed approximately $21 million for the year; an approximate $12 million decrease in fixed asset losses; an approximate $10 million decrease in restructuring charges; $5 million from foreign exchange movements; and an approximate $13 million increase in our Powertrain segment driven primarily by increased sales activity due to new product launches. Negatively offsetting these increases was approximately $18 million in fees and expenses related to the Independent Investigation, an approximate $19 million decline in our North American forging operations and a $7.6 million charge taken in connection with the divestiture of two manufacturing facilities within our Powertrain segment.

Key Indicators of Performance (Non-GAAP Financial Measures)

        In evaluating our business, our management considers Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability.

        We define Adjusted EBITDA as net income (loss) before cumulative effect of accounting change and before interest, taxes, depreciation, amortization, asset impairment, non-cash losses on sale-leaseback of property and equipment and non-cash restricted stock award expense. In evaluating Adjusted EBITDA, our management deems it important to consider the quality of our underlying earnings by separately identifying certain costs undertaken to improve our results, such as costs related to consolidating facilities and businesses in an effort to eliminate duplicative costs or achieve efficiencies, costs related to integrating acquisitions and restructuring costs related to expense reduction efforts. Although our consolidation, restructuring and integration efforts are continuing and driven in part by our acquisition activity, our management eliminates these costs to evaluate underlying business performance. Caution must be exercised in eliminating these items as they include substantially (but not necessarily entirely) cash costs and there can be no assurance that we will ultimately realize the benefits of these efforts. Moreover, even if the anticipated benefits are realized, they may be offset by other business performance or general economic issues.

        Management believes that Adjusted EBITDA, is the best indicator (together with a careful review of the aforementioned items) of our ability to service and/or incur indebtedness as we are a highly leveraged company. We use Adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period and internally by backing out potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and the impact of purchase accounting and SFAS No. 142 (affecting depreciation and amortization expense). Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we also use Adjusted EBITDA for business planning purposes, to incentivize and compensate our management personnel, as a measure of segment performance, in measuring our performance relative to that of our competitors and in evaluating acquisition opportunities. In addition, we believe Adjusted EBITDA and similar measures are widely used by investors, securities analysts, rating agencies and other interested parties as a measure of financial performance and debt-service capabilities. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

  •
  it does not reflect our cash expenditures for capital equipment or contractual commitments;

  •
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

  •
  it does not reflect changes in, or cash requirements for, our working capital needs;

  •
  it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

  •
  it includes amounts resulting from matters we consider not to be indicative of underlying performance of our fundamental business operations, as discussed herein; and

  •
  other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as a comparative measure.

        Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. We carefully review our operating profit margins (operating profit as a percentage of net sales) at a segment level, which are discussed in detail in our year-to-year comparison of operating results.

        The following is a reconciliation of our Adjusted EBITDA to net income (loss) for the three months ended April 3, 2005 and March 28, 2004:

	2005	2004
	(In thousands)
Net loss	$(3,500)	$(5,250)
Income tax benefit	(1,890)	(240)
Interest expense	22,600	20,100
Depreciation and amortization in operating profit	33,330	31,530
Non-cash stock award expense	—	230
Preferred stock dividend	5,440	4,260
Gain on maturity of interest rate arrangements	—	(6,590)
Loss on disposition of manufacturing facilities	—	7,600
Equity (gain) loss from affiliates, net	(610)	(1,460)
Certain items within other, net(1)	2,470	2,350

Adjusted EBITDA	$57,840	$52,530

(1)
Reconciliation of Other Expense

	2005	2004
	(In thousands)
Items excluded from Adjusted EBITDA (amortization of financing fees and A/R securitization fees)	$2,470	$2,350
Items included in Adjusted EBITDA (includes foreign currency, royalties and interest income)	(660)	30

Total other, net	$1,810	$2,380

        The following details certain items relating to our consolidation, restructuring and integration efforts and other charges not eliminated in determining Adjusted EBITDA, but that we would eliminate in evaluating the quality of our Adjusted EBITDA:

	2005	2004
	(In thousands)
Restructuring charges	$(1,290)	$(190)
Fixed asset disposal losses	(550)	(320)
Foreign currency gains (losses)	360	(430)
Independent investigation fees	—	(1,170)
FAS 87/106 curtailment gain	2,500	—

        The following is a reconciliation of our Adjusted EBITDA to net loss for the three years ended January 2, 2005, December 28, 2003 and December 29, 2002:

	2004	2003	2002
	(In thousands)
Net loss	$(27,990)	$(75,330)	$(64,760)
Income tax benefit	(36,870)	(8,660)	(40,960)
Interest expense	82,140	75,510	91,000
Depreciation and amortization in operating profit	132,100	106,350	107,430
Non-cash stock award expense	560	3,090	4,880
Preferred stock dividends and accretion	19,900	—	—
Non-cash gain on maturity of interest rate arrangements	(6,570)	—	—
Loss on disposition of manufacturing facilities	7,600	—	—
Loss on repurchase of debentures and early retirement of term loans	—	—	68,860
Loss on interest rate arrangements upon early retirement of term loans	—	—	7,550
Asset impairment	—	4,870	—
Gain on disposition of TriMas and Saturn investments	(8,020)	—	—
Cumulative effect of accounting change	—	—	36,630
Equity(gain) loss from affiliates, net	(1,450)	20,700	1,410
Certain items within other, net(1)	9,270	7,470	10,590

Total Company Adjusted EBITDA	$170,670	$134,000	$222,630

(1)
Reconciliation of Other Expense:

	2004	2003	2002
	(In thousands)
Items excluded from Adjusted EBITDA (amortization of financing fees and A/R securitization fees)	$9,270	$7,470	$10,590
Items included in Adjusted EBITDA (includes foreign currency, royalties and interest income)	(1,000)	610	(1,610)

Total other, net	$8,270	$8,080	$8,980

        The following details certain items relating to our consolidation, restructuring and integration efforts and other charges not eliminated in determining Adjusted EBITDA, but that we would eliminate in evaluating the quality of our Adjusted EBITDA:

	2004	2003	2002
	(In thousands)
Restructuring charges	$(2,750)	$(13,130)	$(3,470)
Fixed asset disposal losses	(3,180)	(14,870)	(750)
Foreign currency gains (losses)	(940)	(1,010)	(200)
Independent investigation fees	(17,830)	—	—

Functional and Divisional Realignments

        In January 2005, we reorganized to streamline our operating efficiency and cost structure. Our operations were consolidated into two segments: Chassis segment and the Powertrain segment. The Chassis segment consists of our former Chassis operations plus a portion of our former Driveline operations, while the Powertrain segment consists of our former Engine operations combined with the remainder of the former Driveline operations. Prior year amounts have been restated to reflect these changes for comparison purposes.

Results of Operations

  Quarter Ended April 3, 2005 Versus March 28, 2004

        Net Sales.    Net sales by segment and in total for the three months ended April 3, 2005 and March 28, 2004 were:

Segment	Three Months Ended April 3, 2005	Three Months Ended March 28, 2004
	(In thousands)
Chassis Segment	$338,450	$267,360
Powertrain Segment	240,300	213,780

Total Company	$578,750	$481,140

        Our first quarter 2005 net sales were $579 million versus first quarter 2004 net sales of $481 million. The primary driver of the increase in our 2005 sales was $69 million in additional net new business related to new product launches and ramp-up of existing programs. The launch of several product lines (DaimlerChrysler vehicle platforms LX, WK) within our Chassis segment contributed $45 million in the first quarter of 2005 of net new business. The Powertrain segment contributed $24 million in net new business from new product launches and ramp-up of existing programs. The above net new business numbers include the effect of the 9.3% decrease in North American vehicles production from our three largest customers (Ford, GM and DaimlerChrysler) during the first quarter of 2005. In addition, we had an approximately $32 million increase in sales to help offset rising material costs as well as a $4 million benefit from foreign exchange movements. However, these increases were partially offset by an approximately $4 million decrease related to our divestiture of two aluminum die casting facilities in the first quarter of 2004. The specific sales differences are further explained in the segment information section.

        Gross Profit.    Gross profit by segment and in total for the three months ended April 3, 2005 and March 28, 2004 was:

Segment	Three Months Ended April 3, 2005	Three Months Ended March 28, 2004
	(In thousands)
Chassis Segment	$22,290	$25,920
Powertrain Segment	35,630	30,670
Corporate/centralized resources	(5,040)	(4,380)

Total Company	$52,880	$52,210

        Our gross profit was $52.9 million or 9.1% of net sales for 2005 compared to $52.2 million or 10.9% of net sales for 2004. The increase of $0.7 million was primarily due to the sales increase discussed above offset by three other factors that contributed to our decline in gross margin percentage. First, we did not intend to profit on material cost increases and in fact passed on less than 100% of our cost increases to our customers. We were able to offset the majority of the remaining material cost increase that we did not recover in pricing through cost reduction efforts in our business. The effect on gross margin was 0.6%. The second factor reducing gross margin was the costs associated with plant consolidation efforts in our Chassis segment, which amounted to approximately $1 million in the first quarter of 2005. The remaining reduction to gross margin was a $1.8 million increase in depreciation and amortization expense, a slightly negative product sales mix in the first quarter and operational issues in two of our Chassis facilities.

        Selling, General and Administrative.    Selling, general and administrative expenses were $27.7 million or 4.8% of net sales for 2005 compared to $31.2 million or 6.5% of sales in 2004. The $3.5 million decrease from 2004 to 2005 is primarily explained by a $2.5 million post-retirement medical curtailment gain. The remaining difference is primarily due to a $0.7 million unrealized gain on foreign exchange movements on working capital. Selling, general and administrative expenses as a percentage of sales decreased due to the fact that we were able to increase our sales without adding additional resources.

        Depreciation and Amortization.    Depreciation and amortization expense by segment and in total for the three months ended April 3, 2005 and March 28, 2004 was:

Segment	Three Months Ended April 3, 2005	Three Months Ended March 28, 2004
	(In thousands)
Chassis Segment	$18,700	$16,560
Powertrain Segment	12,430	11,780
Corporate/centralized resources	2,200	3,190

Total Company	$33,330	$31,530

        The net increase in depreciation and amortization of approximately $1.8 million is principally explained by capital spending exceeding our depreciation expense over the past several years. Thus, the additional capital spending accounts for the increase in depreciation expense.

        Restructuring Charges.    We incurred $1.3 million of additional restructuring charges in the first quarter of 2005 compared to $0.2 million incurred in the first quarter of 2004. The 2005 charges are primarily as a result of headcount reductions related to the consolidation of our operations into two segments. Net restructuring activity in the first quarter of 2005 is as follows:

Severance Costs
(In thousands)
Balance at January 2, 2005	$3,930
Charges to expense	1,290
Cash payments	(1,950)

Balance at April 3, 2005	$3,270

        Business Disposition.    In connection with our sale of two aluminum die casting facilities in our Driveline segment, we incurred a $7.6 million charge in the first quarter of 2004. This charge represents a book value of approximately $12 million in fixed assets and deferred financing fees offset by the $4.1 million in cash consideration paid by Lester PDC for the assets.

        Operating Profit.    Operating profit was $23.9 million, or 4.1% of sales, for the first quarter of 2005 compared to $13.2 million, or 2.7% of sales, for the same period in 2004. The $7.6 million charge relating to the disposition of two manufacturing facilities discussed above represented 1.6% of sales. This resulting $3 million increase is principally explained by the factors discussed above, including additional sales volume, the post-retirement curtailment gain and other decreases in our selling, general and administrative expenses. The makeup of each of these differences is discussed in greater detail above. Operating profit by segment for the three months ended April 3, 2005 and March 28, 2004 is as follows:

Segment	Three Months Ended April 3, 2005	Three Months Ended March 28, 2004
	(In thousands)
Chassis Segment	$8,990	$13,350
Powertrain Segment	21,260	9,320
Corporate/centralized resources	(6,400)	(9,470)

Total Company	$23,850	$13,200

        Adjusted EBITDA.    Management reviews our segment operating results based upon the Adjusted EBITDA definition as discussed in the "Key Indicators of Performance (Non-GAAP Financial Measures)" section. Accordingly, we have separately presented such amounts in the table below. Adjusted EBITDA increased to $57.8 million in the first three months of 2005 from $52.5 million during the same period in 2004. The primary drivers of this increase are explained above in the operating profit and depreciation and amortization discussions, and will be further detailed in the segment detail that follows. Additionally, in "—Segment Information" below, we provide a reconciliation between Adjusted EBITDA and operating profit.

Segment	Three Months Ended April 3, 2005	Three Months Ended March 28, 2004
	(In thousands)
Chassis Segment	$27,690	$29,910
Powertrain Segment	33,690	28,710
Corporate/centralized resources	(3,540)	(6,090)

Total Company	$57,840	$52,530

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$(1,290)	$(190)
Fixed asset disposal losses	(550)	(320)
Foreign currency gains (losses)	360	(430)
Independent investigation fees	—	(1,170)
FAS 87/106 curtailment gain	2,500	—

        Interest Expense.    Interest expense increased from $20.1 million in the first quarter of 2004 to approximately $22.6 million in 2005. The increase is principally due to average interest rate increases of between 1% and 1.5% on our term loan and revolving credit facility borrowings during the first quarter of 2005 versus the prior year. An increase in the average outstanding balance on our revolving credit facility also contributed to an increase in interest expense in 2005 compared with the same period in 2004.

        Equity Gain (Loss) from Affiliates.    Equity gain (loss) from affiliates was $0.6 million in the first quarter of 2005. The decrease versus our first quarter 2004 gain of $1.5 million is due to the sale of our interest in Saturn Electronics & Engineering, Inc. in December 2004 and the sale of a portion of our investment in TriMas to Masco Corporation in November 2004.

        Other, Net.    Other, net decreased to $1.8 million in the first quarter of 2005 versus a loss of approximately $2.4 million in the first quarter of 2004. The primary reason for the decline is a $0.4 million gain in foreign currency in 2005 versus a $0.4 million loss in foreign currency in 2004.

        Preferred Stock Dividends.    Preferred stock dividends (including accretion of $0.3 million in 2005) were $5.4 million in the first quarter of 2005 as compared to $4.3 million for the same period in 2004. This increase is due to compounding interest on unpaid dividends.

        Taxes.    The provision for income taxes for the first quarter of 2005 was a benefit of $1.9 million as compared with a benefit of $0.2 million for the first quarter of 2004. The effective tax rate for the first quarter of 2005 was approximately 35% as compared with approximately 4% for the first quarter of 2004. The preferred stock dividends above are not deductible for tax purposes and accordingly, no tax benefits were taken for these dividends in either year. Elements accounting for the variation in the effective tax rate were the relationship of U.S. to non-U.S. income (loss) before income taxes in the first quarter of 2005 as compared to the first quarter of 2004 and the inclusion of unremitted earnings of a foreign subsidiary under APB No. 23 in the first quarter of 2004.

Segment Information

        Chassis Segment.    Sales for our Chassis segment increased in the first quarter of 2005 to $338.5 million versus $267.4 million in the prior period. The primary driver of the approximately $71 million increase in sales is the addition of approximately $45 million in net additional volume during the first quarter of 2005 including sales increases for several DaimlerChrysler vehicle platforms such as the LX, WK and RS. There were approximately $23 million in sales increases to our customers associated with the recovery of approximately $30 million in material cost increases, approximately $4 million in additional sales from a facility that was transferred from the Powertrain segment and a $2 million benefit in foreign exchange fluctuations. Adjusted EBITDA for the segment decreased from $29.9 million in the first quarter of 2004 to $27.7 million in 2005. Incremental profit from the additional revenue discussed above was fully offset by profit on lost/attrition business and other economic cost increases in our business (such as wages, etc.). The decrease in Adjusted EBITDA is primarily explained by approximately $1 million in costs to consolidate manufacturing space and $1 million related to higher operating costs at two plant locations (which our management team is actively working to address). Unrecovered material cost increases of approximately $7 million were fully offset by cost reductions in the operations. Operating profit decreased by $4.4 million in the first quarter of 2005 due to the above factors as well as an increase of $2.1 million in depreciation and amortization expense.

Chassis Segment	Three Months Ended April 3, 2005	Three Months Ended March 28, 2004
	(In thousands)
Sales	$338,450	$267,360
Operating profit	$8,990	$13,350
Depreciation and amortization	18,700	16,560

Adjusted EBITDA	$27,690	$29,910

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$190	$160
Fixed asset losses	310	30
Foreign currency (gains) losses	(30)	30

        Powertrain Segment.    Sales for our Powertrain segment were $240.3 million in the first quarter of 2005 versus $213.8 million in 2004. Net sales increased approximately $26.5 million due to higher sales volume from existing customers and products launched in 2004 as well as an approximately $2 million benefit in foreign exchange fluctuations. In addition, there were approximately $9 million in sales increases associated with the recovery of material costs to our customers. This was offset by approximately $4 million related to the divestiture of two aluminum die casting facilities in January 2004 and approximately $4 million related to transferring a facility to the Chassis group in January 2005. Adjusted EBITDA for the segment increased to $33.7 million versus $28.7 million in the prior year. The increase is principally due to the incremental profit on the sales volume increase noted above. Operating profit increased from $9.3 million in 2004 to $21.3 million in 2005. In addition to the factors discussed above influencing Adjusted EBITDA, the increase in 2005 is primarily attributable to a $7.6 million charge in the first quarter of 2004 in connection with the disposition of two manufacturing facilities, as well as an increase of $0.7 million in 2005 depreciation and amortization expense.

Powertrain Segment	Three Months Ended April 3, 2005	Three Months Ended March 30, 2004
	(In thousands)
Sales	$240,300	$213,780
Operating profit	$21,260	$9,320
Asset impairment	—	7,600
Depreciation and amortization	12,430	11,780

Adjusted EBITDA	$33,690	$28,700

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$110	$30
Fixed asset losses	240	290
Foreign currency (gains) losses	(330)	400

        Corporate/Centralized Resources.    Adjusted EBITDA for Corporate/Centralized Resources was a loss of $3.5 million in the first quarter of 2005 versus a loss of $6.1 million in same period in 2004. This decrease in expense is primarily attributable to $2.5 million related to the post-retirement medical curtailment gain in the first quarter of 2005. In addition, there were approximately $1.2 million of independent investigation fees in the first quarter of 2004. These were offset by an approximately $1 million increase in restructuring charges in the first quarter of 2005. Operating profit increased by $3.1 million in 2005 due to the factors discussed above as well as a decrease in depreciation and amortization.

Corporate/Centralized Resources	Three Months Ended April 3, 2005	Three Months Ended March 28, 2004
	(In thousands)
Operating profit	$(6,400)	$(9,470)
Non-cash stock award expense	—	230
Depreciation and amortization	2,200	3,190
Other, net	660	(30)

Adjusted EBITDA	$(3,540)	$(6,080)

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA:
Restructuring charges	$990	$—
Independent investigation fees	—	1,170
FAS 87/106 curtailment gain	(2,500)	—

  2004 Versus 2003

        Net Sales.    Net sales by segment and in total for the years ended January 2, 2005 and December 28, 2003 were:

Segment	Year Ended January 2, 2005	Year Ended December 28, 2003
	(In thousands)
Chassis Segment	$1,145,450	$685,350
Powertrain Segment	858,810	822,850

Total Company	$2,004,260	$1,508,200

        Net sales for fiscal 2004 were $2,004 million versus $1,508 million for fiscal 2003. The primary driver of the increase in our 2004 sales was our New Castle acquisition, which contributed approximately $446 million for the year. In addition, we had approximately $81 million in additional volume related to new product launches and ramp up of existing programs and a $29 million benefit from foreign exchange movements. There was also a net $5 million benefit to sales as the price increases to our customers related to increased material prices were not entirely offset by our productivity related price discounts offered to our customers. However, these increases were partially offset by approximately $60 million related to our divestiture of two aluminum die casting facilities within our Powertrain segment and a 2.6% decrease in North American vehicle production from our three largest customers (Ford, General Motors and DaimlerChrysler).

        Gross Profit.    Gross profit by segment and in total for the years ended January 2, 2005 and December 28, 2003 was:

Segment	Year Ended January 2, 2005	Year Ended December 28, 2003
	(in thousands)
Chassis Segment	$81,240	$72,670
Powertrain Segment	108,000	94,360
Corporate/centralized resources	(16,230)	(11,500)

Total Company	$173,010	$155,530

        Our gross profit was $173 million or 8.6% of net sales for 2004 compared to $155.5 million or 10.3% of net sales for 2003. The increase of $17.5 million was primarily due to the $21 million contribution from the New Castle acquisition. In addition to the New Castle Acquisition, we also benefited from an approximate $12 million reduction in fixed asset losses, an approximate $11 million increase from our Powertrain operations driven primarily by additional sales volume and a $5 million benefit in foreign exchange fluctuations. Partially offsetting these increases was a $19 million decline in our Forgings operations (primarily related to a $30 million increase in steel costs during fiscal 2004 offset by approximately $15 million in price increases to our customers) and a $3 million one-time payment made to one of our customers relating to a new business award. Both of these items are further explained in the segment discussion that follows. In addition to these factors, we have also experienced net raw material cost increases (net of price increases associated with the recovery of material costs to our customers) across our other Chassis and Powertrain operations of approximately $7 million.

        Selling, General and Administrative.    Selling, general and administrative expense was $133.3 million or 6.6% of net sales for 2004, compared to $117.2 million or 7.8% of total net sales for 2003. The $16 million increase from 2003 to 2004 is primarily related to approximately $18 million of expense associated with the Independent Investigation. These expenses relate to fees paid to our bank group for waivers, professional fees and severance expense for individuals terminated as a result of the Independent Investigation. Selling, general and administrative expenses also benefited by an approximate $1.5 million pension curtailment gain related to the disposition of two manufacturing facilities discussed earlier and an approximate $0.5 million post-retirement curtailment gain related to the elimination of benefits for salaried employees not grandfathered by having obtained age 50 with five years of service or 20 years of services as of January 1, 2003. The reduction in selling, general and administrative expenses as a percentage of net sales reflects the benefits from restructuring efforts initiated in 2003 and the fact that New Castle was able to integrate into our operation without significant additional administrative investment.

        Depreciation and Amortization.    Depreciation and amortization expense by segment and in total for the years ended January 2, 2005 and December 28, 2003 and was:

Segment	Year Ended January 2, 2005	Year Ended December 28, 2003
	(In thousands)
Chassis Segment	$71,530	$48,260
Powertrain Segment	49,720	48,750
Corporate/centralized resources	10,850	9,340

Total Company	$132,100	$106,350

        The net increase in depreciation and amortization of approximately $25.8 million is principally explained by $18.6 million of depreciation and amortization expense associated with our New Castle acquisition. Additionally, for the past several years capital spending has been in excess of our depreciation expense. Thus, the additional capital spending primarily accounts for the remaining increase in depreciation expense.

        Restructuring Charges.    We incurred approximately $2.8 million of restructuring costs in fiscal 2004 compared to $13.1 million incurred in fiscal 2003. Of the 2004 charges, approximately $1.7 million relates to our Chassis segment, where the majority of the charge relates to the closure of a facility in Europe and headcount reduction activities in our Forging operations. An additional $0.8 million relates to costs to reduce headcount in our Corporate center with the remaining amounts relating to headcount reductions in our Powertrain segment. Net restructuring activity for fiscal 2004 is as follows:

	Acquisition Related Severance Costs	2002 Additional Severance And Other Exit Costs	2003 Additional Severance And Other Exit Costs	2004 Additional Severance And Other Exit Costs	Total
	(In thousands)
Balance at December 28, 2003	$1,380	$360	$7,310	$—	$9,050
Charges to expense	—	—	—	2,750	2,750
Cash payments	(310)	(360)	(4,600)	(2,240)	(7,510)
Reversal of unutilized amounts	(360)	—	—	—	(360)

Balance at January 2, 2005	$710	$—	$2,710	$510	$3,930

        Asset Impairment.    In our fiscal 2003 analysis, we recorded a $4.9 million charge in our Powertrain segment associated with two plants with negative operating performance in our fiscal 2003 financial results in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Subsequent to December 28, 2003, these two facilities were sold to an independent third party. The sales price to this third party was used to determine the fair market value of the facilities for the SFAS No. 144 impairment analysis.

        Disposition of Manufacturing Facilities.    In connection with our sale of the two aluminum die casting facilities in our Powertrain segment discussed above, we incurred a $7.6 million loss for fiscal 2004. This loss represents a book value of approximately $12 million in fixed assets and deferred financing fees offset by the $4.1 million in cash consideration paid by Lester PDC for the assets. See Note 18, Disposition of Businesses, to the consolidated financial statements included herein for additional discussion.

        Operating Profit.    Operating profit was $29.4 million for 2004 compared to $20.3 million in 2003. The $9.1 million increase in operating profit is the result of the $17.5 million increase in gross profit, the $16 million increase in selling general and administrative expenses, the net change between the $7.6 million loss on disposition of manufacturing facilities recorded in 2004 and the $4.9 million asset impairment charge taken in 2003 and the reduction of approximately $10 million in restructuring charges year over year. The elements of each of these variations are discussed in greater detail above.

Segment	Year Ended January 2, 2005	Year Ended December 28, 2003
	(In thousands)
Chassis Segment	$31,250	$32,500
Powertrain Segment	45,760	27,340
Corporate/centralized resources	(47,600)	(39,540)

Total Company	$29,410	$20,300

        Adjusted EBITDA.    Management reviews our segment operating results based upon the Adjusted EBITDA definition as discussed in the "Key Indicators of Performance (Non-GAAP Financial Measures)" section. Accordingly, we have separately presented such amounts in the table below. Adjusted EBITDA increased to $170.7 million in 2004 from $134 million in 2003. The primary drivers of this increase are explained above in the operating profit discussion and will be further detailed in the segment detail that follows. Additionally, in the "Segment Information" below provides a reconciliation between Adjusted EBITDA and operating profit.

Segment	Year Ended January 2, 2005	Year Ended December 28, 2003
	(In thousands)
Chassis Segment	$102,960	$81,200
Powertrain Segment	103,080	80,960
Corporate/centralized resources	(35,370)	(28,160)

Total Company	$170,670	$134,000

Memo: Fixed asset losses included in the calculation of both operating profit and Adjusted EBITDA	$(3,180)	$(14,870)

Other, net (income) expense included in the calculation of Adjusted EBITDA	$(1,000)	$610

        Interest Expense.    Interest expense increased by $6.6 million due to higher average debt levels in 2004 compared to 2003. This increase is principally due to $3.2 million in interest arising from the 10% senior subordinated notes from our New Castle acquisition, $13.2 million in interest arising from our 10% senior notes issued in October 2003 and approximately $7 million in interest arising from higher debt balances resulting from increased usage of our revolving credit and slightly increased borrowing rates on our senior debt facilities. These increases were offset by a decrease of $4.0 million in cash interest expense and $7.2 million of interest accretion related to the redemption of the $98.5 million outstanding balance on the 4.5% subordinated debentures that were paid off in December 2003 and $5.4 million in interest expense related to the maturity of our interest rate arrangements in February 2004.

        Gain on the Maturity of Interest Rate Arrangements.    In the first quarter of 2004, we recorded a $6.6 million non-cash gain on the maturity of these interest rate arrangements which is reflected as a "non-cash gain on maturity of interest rate arrangements" in our consolidated statement of operations incorporated herein. See the "Liquidity and Capital Resources" section below for additional discussion of our capital structure.

        Equity Gain (Loss) from Affiliates, Net.    Equity gain (loss) from affiliates, net increased from a loss of $20.7 million to a $1.5 million gain in 2004 due to the operating results of our equity affiliates.

        Gain on the Sale of Investments in Saturn and TriMas.    In addition to the equity earnings, we recognized a net gain of $8.0 million on the sale of our interest in Saturn Electronics, which was sold in December 2004, and a gain on the sale of a portion of our investment in TriMas to Masco Corporation which was sold in November 2004. Our equity earnings (loss) from affiliates reflect the change in ownership percentages based upon the date of the sales of the investments. See Note 6, Equity Investments and Receivables in Affiliates, to the Consolidated Balance Sheets at January 2, 2005 and December 28, 2003 included herein for additional discussion of the sale of both the Saturn and TriMas investment amounts.

        Other, Net.    Other, net increased by $0.2 million to a loss of $8.3 million in 2004 compared to a loss of $8.1 million in 2003. In conjunction with our 2004 credit facility amendment, $1.2 million of the unamortized balance related to the 2003 credit facility amendment was expensed in 2004. This increase in Other, net was partially offset by a gain on the disposition of a joint venture in Korea during the second quarter of 2004.

        Preferred Stock Dividends.    Preferred stock dividends (including accretion of $1.1 million in 2004) were $19.9 million in 2004 as compared to $9.3 million in 2003. This increase is due to the dividends on the $64.5 million of preferred stock issued in connection with the New Castle acquisition and compounded interest on preexisting preferred stock. Due to our adoption of SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" as of the first quarter of 2004, preferred stock dividends are included in "other expense, net" on our consolidated statement of operations beginning in 2004.

        Taxes.    The provision for income taxes for 2004 was a benefit of $36.9 million as compared to a benefit of $8.7 million for 2003. The primary reasons for our effective tax rate being different from our statutory rate are non-deductible preferred stock dividends, reversal of a prior period contingent tax accrual, refunds, foreign losses for which tax benefits are not recognized and foreign tax rates below the U.S. rate as well as the provision for unremitted earnings of a foreign subsidiary. In addition, in July 2004, we received a $27 million tax refund from the IRS that resulted from a claim filed by us in 2002. This claim was based on a 2002 change in the U.S. Treasury Regulations, which permitted us to utilize a previously disallowed capital loss that primarily resulted from the sale of a subsidiary in 2000. The $7 million received in excess of the refund previously recorded was considered in the tax provision for fiscal 2004.

Segment Information

        Chassis Segment.    Sales for our Chassis segment increased to $1,145.5 million in 2004 as compared to $683.4 million in 2003. The primary drivers of the approximate $460 million increase in sales is a $446 million contribution from the New Castle acquisition, a $16 million benefit in foreign exchange fluctuations, and approximately $3 million in price increases (net of material cost recovery and productivity related price concessions to our customers) incurred in fiscal 2004 offset by a $6 million decrease due to the divestiture of our Fittings business in May 2003.

Chassis Segment	Year Ended January 2, 2005	Year Ended December 28, 2003
	(In thousands)
Sales	$1,145,450	$685,350
Operating profit	$31,250	$32,500
Depreciation and amortization	71,530	48,260
Legacy stock award expense	180	440

Adjusted EBITDA	$102,960	$81,200

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA
Restructuring charges	$1,680	$2,920
Fixed asset (gains) losses	(730)	4,910
Foreign currency losses	70	260

        Operating income decreased by approximately $1.3 million as cost savings and profits from new business were not able to fully offset the approximate $19 million year over year decline in the Forging operations (primary issue was an approximate $30 million increase in the price to procure steel during fiscal 2004 as compared to fiscal 2003 offset by approximately $15 million in price increases to our customers). However, the $21 million contribution from the New Castle acquisition (results are net of approximately $10 million in operating leases used to finance the acquisition), an increase in fixed asset gains over the prior year by approximately $5.6 million served to offset the negative effect of the Forging operations and a reduction in restructuring charges from 2003 of approximately $1.2 million. In addition, other items reducing operating profit included an increase of approximately $4.8 million in depreciation and amortization relating to Chassis entities other than New Castle, approximately $1.5 million from the divestiture of our Fittings operation, approximately $2 million in net raw material price increases in other non-forging operations and approximately $2 million in customer pricing concessions. Adjusted EBITDA increased by approximately $22 million in 2004 compared to 2003 due to the aforementioned explanations and an increase of approximately $23.3 million in depreciation and amortization primarily related to the New Castle acquisition.

        Powertrain Segment.    Sales for our Powertrain segment were $858.8 million in 2004 as compared to $822.9 million in 2003. The $35.9 million increase primarily reflects $82 million in additional volume from new product launches and an approximate $13 million benefit related to foreign exchange movements. These increases were offset by approximately $60 million related to the divestiture of two aluminum die casting facilities. Operating profit increased by $18.4 million due primarily to $13 million from increased sales volume on new programs, a decrease in fixed asset losses of approximately $5 million in 2004 versus 2003, a $6.6 million improvement from the disposition of two aluminum die casting manufacturing facilities, a reduction in restructuring charges from 2003 of approximately $4.1 million, and an approximate $1.3 million benefit related to foreign exchange movements. However, our Powertrain segment's operating margins were negatively impacted by a $7.6 million loss on the disposition of two aluminum die casting manufacturing facilities, approximately $5 million in raw material cost increases (net of price increases associated with the recovery of material costs to our customers), a $3 million one-time payment made to one of our customers relating to a new business award and incremental depreciation and amortization expense of $1.0 million. Adjusted EBITDA increased by approximately $22.1 million in 2004 compared to 2003 due to the aforementioned reasons.

Powertrain Segment	Year Ended January 2, 2005	Year Ended December 28, 2003
	(In thousands)
Sales	$858,810	$822,850
Operating profit	$45,760	$27,340
Asset impairment	—	4,870
Loss on disposition of manufacturing facilities	7,600	—
Depreciation and amortization	49,720	48,750

Adjusted EBITDA	$103,080	$80,960

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA
Restructuring charges	$240	$4,380
Fixed asset losses	2,700	7,790
Foreign currency (gains) losses	870	(1,270)

        Corporate/Centralized Resources.    Adjusted EBITDA for Corporate/Centralized Resources was a loss of $35.4 million in 2004 versus a loss of $28.2 million in 2003. We incurred approximately $18 million of expenses associated with our Independent Investigation. After considering for these expenses, corporate expenses decreased by approximately $11 million. The reduction is principally explained by a $5.0 reduction in restructuring charges in 2004, pension and post-retirement curtailment gains of approximately $2.0 million in 2004 and discussed further in Note 24, Employee Benefit Plans, to the consolidated financial statements included herein, a decrease in fixed asset losses of $1 million in 2004 and a decrease of $1.6 million in Other, Net. The remaining decrease in Corporate costs primarily relates to a reduction in overall expenses in part related to restructuring events initiated in 2003. Operating profit decreased by $8.1 million, which is also explained in the factors described above and a $1.5 million increase in depreciation and amortization and a $2.3 million decrease in stock award expense.

Corporate/Centralized Resources	Year Ended January 2, 2005	Year Ended December 28, 2003
	(In thousands)
Operating profit	$(47,600)	$(39,540)
Depreciation and amortization	10,850	9,340
Stock award expense	380	2,650
Other, net	1,000	(610)

Adjusted EBITDA	$(35,370)	$(28,160)

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA
Restructuring charges	$830	$5,830
Fixed asset losses	1,210	2,170
Other, Net (income) expense	(1,000)	610
Independent investigation fees	17,830	—

  2003 Versus 2002

        Due to the divestiture of our former TriMas subsidiary in June 2002, the 2002 and 2003 consolidated results are not comparable. Thus, for purposes of our discussion, we will exclude TriMas results, where applicable and quantifiable, and discuss the performance of our Automotive Group operations.

        Net Sales.    Net Sales by segment and in total for the years ended December 28, 2003 and December 29, 2002 were:

Segment	Year Ended December 28, 2003	Year Ended December 29, 2002
	(In thousands)
Chassis Segment	$685,350	$676,970
Powertrain Segment	822,850	786,650

Automotive Group	$1,508,200	$1,463,620
TriMas Group	—	328,580

Total Company	$1,508,200	$1,792,200

        Despite a 6.4% decrease in NAFTA production, sales increased $45 million, but were essentially flat after adjusting for a $44 million impact of exchange rate movement. The specific differences are further explained in the segment information section.

        Gross Profit.    Gross profit by segment and in total for the years ended December 28, 2003 and December 29, 2002 were:

Segment	Year Ended December 28, 2003	Year Ended December 29, 2002
	(In thousands)
Chassis Segment	$72,670	$100,380
Powertrain Segment	94,360	96,580
Corporate/centralized resources	(11,500)	(4,100)

Automotive Group	$155,530	$192,860
TriMas Group	—	100,780

Total Company	$155,530	$293,640

        Our gross profit was $155.5 million or 10.3% of net sales for 2003 compared to $192.9 million or 13.2% of net sales for 2002 after adjustment for TriMas. The decrease of $37.4 million was primarily due to incremental depreciation and amortization expense of approximately $14.9 million, increased steel prices of approximately $7 million, incremental losses on the sale and disposal of fixed assets of approximately $15 million and incremental lease expense of approximately $5 million associated with additional sale-leaseback transactions entered into in late 2002 and 2003. Offsetting these decreases was approximately $10.6 million of positive exchange movement primarily due to the appreciation of the euro relative to the dollar. The remaining difference is primarily explained by a reduction in our Driveline margin. This margin reduction is primarily explained by aggressive pricing given to our customers in response to their global sourcing initiatives.

        Selling, General and Administrative.    Selling, general and administrative expense was $117.2 million, 7.8% of net sales for 2003, compared to $126.8 million, 8.7% of total net sales for 2002 after adjustment of TriMas. Approximately $4 million of the decrease in selling, general and administrative costs include a $2.5 million curtailment gain recognized in conjunction with a pension plan amendment for our Bedford Heights, Ohio plant which was sold in February 2004 and $1.6 million in reduced restricted stock award amortization. The remaining decrease in 2003 reflects the reduction in costs resulting from our shared services initiative that we undertook to centralize standardized processes and reduce redundant costs throughout 2001 and 2002 (e.g., capability in sales, procurement, IT infrastructure, finance expertise, etc), the restructuring benefits recognized from the Engine segment's 2002 and 2003 European and North American reorganization and 2003 restructuring activities in our Chassis segment. These initiatives have enabled us to streamline and better manage our administrative functions from a consolidated perspective.

        Depreciation and Amortization.    Depreciation and amortization expense by segment and in total for the years ended December 28, 2003 and December 29, 2002 was:

Segment	Year Ended December 28, 2003	Year Ended December 29, 2002
	(In thousands)
Chassis Segment	$48,260	$41,720
Powertrain Segment	48,750	39,720
Corporate/centralized resources	9,340	9,990

Automotive Group	$106,350	$91,430
TriMas Group	—	16,000

Total Company	$106,350	$107,430

        The net increase of Automotive Group depreciation and amortization of approximately $14.9 million is due to depreciation expense recorded on capital expenditures for the periods presented of $130.7 million for 2003 and $116.5 million for 2002. In the past several years, we have incurred capital spending in excess of our depreciation expense. Thus, the additional capital spending accounts for the increase in depreciation expense.

        Restructuring Charges.    In fiscal 2003, we entered into several restructuring actions whereby we incurred approximately $13.1 million of costs associated with severance and facility closures. These actions include the completion of the Powertrain segment's European operation reorganization that was initiated in fiscal 2002 and completed in the first quarter of 2003 ($2.0 million charge), other actions within the Powertrain Group to eliminate duplicate and administrative headcount ($2.4 million charge) and actions within our Chassis segment's forging operations and administrative departments to eliminate duplicative headcount and adjust costs to reflect the decline in our forging revenue in 2003 ($2.9 million charge). Also included in this charge are the severance costs to replace certain members of our executive management team, and the costs to restructure several departments in our corporate office including the sales, human resources and information technology departments ($5.8 million charge). We expect to realize additional savings from these restructuring actions in 2004, as reductions in employee related expenses are recognized in both cost of goods sold and selling, general and administrative expense.

	Acquisition Related
	Severance Costs	Exit Costs	2002 Severance And Other Exit Costs	2003 Severance And Other Exit Costs	Total
	(In thousands)
Balance at December 29, 2002	$9,880	$540	$2,380	$—	$12,800
Charges to expense	—	—	—	13,130	13,130
Cash payments	(8,110)	(540)	(2,020)	(5,820)	(16,490)
Reversal of unutilized amounts	(390)	—	—	—	(390)

Balance at December 28, 2003	$1,380	$—	$360	$7,310	$9,050

        Asset Impairment.    As a result of our impairment analysis performed in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," we recorded a $4.9 million charge in our Powertrain segment associated with two plants with negative operating performance. Subsequent to December 28, 2003, these two facilities were sold to an independent third party. The sales price to this third party was used to determine the fair market value of the facilities for the SFAS No. 144 impairment analysis.

        Operating Profit.    Operating profit was $20.3 million for 2003 compared to $62.6 million in 2002 after adjustment for TriMas. The $42.3 million reduction in operating profit is the result of the $37 million reduction to gross profit, $10 million improvement in selling general and administrative expenses, the $4.9 million asset impairment charge and $10 million in incremental restructuring charges. The elements of each of these variations are discussed in greater detail above.

Segment	Year Ended December 28, 2003	Year Ended December 29, 2002
	(In thousands)
Chassis Segment	$32,500	$60,160
Powertrain Segment	27,340	35,730
Corporate/centralized resources	(39,540)	(33,320)

Automotive Group	$20,300	$62,570
TriMas Group	—	46,140

Total Company	$20,300	$108,710

        Adjusted EBITDA.    Management reviews our segment operating results based upon the Adjusted EBITDA definition as discussed in the "Key Indicators of Performance (Non-GAAP Financial Measures)" section. Accordingly, we have separately presented such amounts in the table below. The primary drivers of this decline are explained above in the operating profit and depreciation and amortization discussions, and will be further detailed in the segment detail that follows. Additionally, and as explained earlier, 2003 is negatively impacted by an increase of approximately $15 million in fixed asset losses versus 2002. The "Segment Information" below provides a reconciliation between Adjusted EBITDA and operating profit.

Segment	Year Ended December 28, 2003	Year Ended December 29, 2002
	(In thousands)
Chassis Segment	$81,200	$102,260
Engine Segment	80,960	75,450
Corporate/centralized resources	(28,160)	(17,480)

Automotive Group	$134,000	$160,230
TriMas Group	—	62,400

Total Company	$134,000	$222,630

        Interest Expense.    Interest expense decreased by $15.5 million due to lower average debt levels in 2003 compared to 2002. See the "Liquidity and Capital Resources" section below for additional discussion of our capital structure. In addition, we incurred a $68.9 million loss on the repurchase and retirement of debentures and term debt and a $7.5 million non-cash loss on interest rate arrangements in connection with the early retirement of our term loans in the second quarter of 2002. These losses are reflected as a "loss on repurchase of debentures and early retirement of term loans" and a "loss on interest rate arrangements upon early retirement of term loans" in our consolidated statement of operations incorporated herein.

        Equity Gain (Loss) from Affiliates, Net.    Equity (loss) from affiliates increased by approximately $19.3 million due to the operating results of our equity affiliates. As a result of the divestiture of our former TriMas subsidiary in June 2002, we recorded six months of equity in earnings (loss) from affiliates in 2002 versus twelve months of activity in 2003. In addition, our equity affiliate Saturn Electronics recorded a SFAS No. 142 intangible asset impairment resulting in an increase of approximately $12 million in equity loss in 2003 versus 2002.

        Other, Net.    Other, net decreased by $0.9 million to a loss of $8.1 million in 2003 compared to a loss of $9.0 million in 2002. This decrease is primarily due to the reduction of amortization of prepaid debt expense of approximately $2.3 million in 2003, which was offset by an increase in other miscellaneous expenses. For more detail of this expense see Note 19, Other Income (Expense), Net, to the Consolidated Balance Sheets at January 2, 2005 and December 28, 2003 included herein.

        Taxes.    The provision for income taxes for 2003 was a benefit of $8.7 million as compared to a benefit of $41.0 million for 2002. Our effective tax rate for 2003 was a benefit of 10% compared to a benefit of 59% for 2002. The lower effective tax rate of 10% results mostly from the inclusion of foreign dividends, partial repatriation of foreign earnings and the taxation of income in foreign jurisdictions at rates greater than the U.S. statutory rate. Federally taxable income inclusion items typically serve to increase a company's effective tax rate; however, since we incurred a pre-tax loss, the inclusion of foreign earnings results in a lesser U.S. tax benefit, which when compared to the pre-tax loss, results in a lower effective tax rate. Excluding the impact of these items, our effective tax rate would have been approximately 33%.

        Preferred Stock Dividends.    Preferred stock dividends were $9.3 million in 2003 as compared to $9.1 million in 2002. This increase is due to the compounded interest of previous year dividends not yet remitted to the shareholders.

Segment Information

        Chassis Segment.    Sales for our Chassis segment increased 1.2% or approximately $8.4 million in 2003 compared to 2002. Adjusting for the positive impact of currency movements of approximately $26 million, the incremental effect of our Dana Greensboro, North Carolina acquisition in 2003, the transfer of a manufacturing facility with 2003 sales of approximately $26.5 million from the Powertrain segment offset by the sale of our Fittings business in May 2003 and the June 2002 closure of a manufacturing facility, both of which resulted in an approximate $19.6 million sales reduction, sales declined by approximately $57 million, or 8.3%. This decrease is due to the 6.4% reduction in North American vehicle production and the loss of both volume and significant price reductions granted to several of our forging customers in response to a global sourcing initiatives from two of our largest customers.

Chassis Segment	Year Ended December 28, 2003	Year Ended December 29, 2002
	(In thousands)
Sales	$685,350	$676,970
Operating profit	$32,500	$60,160
Depreciation and amortization	48,260	41,720
Legacy stock award expense	440	380

Adjusted EBITDA	$81,200	$102,260

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA
Restructuring charges	$2,920	$—
Fixed asset losses	4,910	—
Foreign currency (gains) losses	260	1,080

        Operating profit decreased by approximately $28 million primarily due to significant margin reduction within our North American forging operations. Our forging operations were subject to several global sourcing initiatives undertaken by our customers, which resulted in both lost volume and significant price reductions. In addition to the lost volume and price reductions, our Chassis segment's operating margins were negatively impacted by increased steel prices of approximately $7 million,, incremental fixed asset losses of $4.9 million, incremental restructuring charges of $2.9 million, incremental depreciation and amortization charges of approximately $6.5 million, the closure of the manufacturing facility resulting in approximately a $1.2 million reduction, and the sale of our Fittings business that resulted in approximately a $2.4 million reduction. These unfavorable variations from the prior year were offset by the positive impact of currency movements of $6.1 million, additional income associated with the Greensboro facility acquisition of approximately $5.4 million and additional profitability contributed by the transferred facility from the Powertrain segment. Adjusted EBITDA decreased by approximately $21 million in 2003 compared to 2002 due to the above reasons but excluding the incremental depreciation and amortization discussed above.

        Powertrain Segment.    Sales for our Powertrain segment increased 4.6% or approximately $36.2 million in 2003 compared to 2002. Adjusting for the transfer in 2003 of a manufacturing facility to the Chassis segment which resulted in an approximate $23 million decrease in sales in 2003 versus 2002 and a favorable change in exchange rates of approximately $17.8 million in 2003, sales for our Powertrain segment increased by 5.3% or $41.4 million primarily attributable to increased sales for new programs. Operating profit decreased by $8.4 million due primarily to incremental depreciation and amortization expense of approximately $9.0 million, incremental losses incurred on the disposal of fixed assets in 2003 of approximately $7.2 million and a non-cash $4.9 million asset impairment charge. These decreases were offset by increased sales on new programs, the positive impact of currency movements of $4.5 million, a $2.5 million curtailment gain associated with a pension plan amendment for our Bedford Heights plant that was sold in February 2004 and the recognition of costs savings resulting from restructuring efforts initiated in 2002. Adjusted EBITDA increased by approximately $5.5 million in 2003 compared to 2002 due to the aforementioned reasons but excluding the non-cash asset impairment charge recorded in 2003 and the incremental depreciation and amortization.

Powertrain Segment	Year Ended December 28, 2003	Year Ended December 29, 2002
	(In thousands)
Sales	$822,850	$786,650
Operating profit	$27,340	$35,730
Asset Impairment	4,870	—
Depreciation and amortization	48,750	39,720

Adjusted EBITDA	$80,960	$75,450

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA
Restructuring charges	$4,380	$3,470
Fixed asset losses	7,790	640
Foreign currency (gains) losses	(1,270)	(810)

        Corporate/Centralized Resources.    Adjusted EBITDA for Corporate/Centralized Resources was a loss of $28.2 million in 2003, or an increase of approximately $10.7 million over the loss in 2002. This increase in expense is primarily attributable to approximately $5.8 million of restructuring costs associated with an employee reduction and changes in management. In addition, we incurred approximately $1.8 million in costs to establish our Asian sales offices, and recognized an increase in professional fees associated with our acquisition, divestiture and audit activity, as well as an additional investment in our Corporate center to support our shared services effort that have allowed us to remove costs from our operations. Further, we incurred approximately $2 million more in non-cash fixed asset losses and over $2 million of reductions in other income and expense (primarily related to foreign currency fluctuations).

Corporate/Centralized Resources	Year Ended December 28, 2003	Year Ended December 29, 2002
	(In thousands)
Operating profit	$(39,540)	$(33,320)
Depreciation and amortization	9,340	9,990
Legacy stock award expense	2,650	4,240
Other, net	(610)	1,610

Adjusted EBITDA	$(28,160)	$(17,480)

Memo: Additional amounts included in calculation of both operating profit and Adjusted EBITDA
Restructuring charges	$5,830	$—
Fixed asset losses	2,170	110
Other, Net (income) expense	610	(1,610)

Liquidity and Capital Resources

        Overview.    Our objective is to appropriately finance our business through a mix of long-term and short-term debt and to ensure that we have adequate access to liquidity. Our principal sources of liquidity are cash flow from operations, our revolving credit facility, our accounts receivable securitization facility and factoring agreements. As of April 3, 2005, we have unutilized capacity under our revolving credit facility that may be utilized for acquisitions, investments or capital expenditure needs. Our cash flows during the year are impacted by the volume and timing of vehicle production, which includes a shutdown in our North American customers for approximately two weeks in July and one week in December and reduced production in July and August for certain European customers. We believe that our liquidity and capital resources including anticipated cash flow from operations will be sufficient to meet debt service, capital expenditure and other short-term and long-term obligations and needs, but we are subject to unforeseeable events and the risk that we are not successful in implementing our business strategies.

        To facilitate the collection of funds from operating activities, we have sold receivables under our accounts receivable facility and have entered into accelerated payment collection programs with certain customers. At April 3, 2005, we accelerated approximately $21 million outstanding under these programs. The majority of the accelerated payment collection programs were discontinued as of or prior to January 2, 2005. However, in addition to the above programs, we continue to collect approximately $22 million per month on an accelerated basis as a result of favorable payment terms that we have negotiated with one of our customers through agreements that will run contractually from the beginning of 2004 through fiscal 2006. These payments are received on average 20 days after shipment of product to our customer. While the impact of the discontinuance of the accelerated collection programs may be partially offset by a greater utilization of our accounts receivable securitization facility, we continue to examine other alternative programs in the marketplace, as well as enhanced terms directly from our customers.

        Our capital planning process is focused on ensuring that we use our cash flow generated from our operations in ways that enhance the value of our company. Historically, we have used our cash for a mix of activities focused on revenue growth, cost reduction and strengthening the balance sheet. In the first quarter of 2005, we used our cash primarily to service our debt obligations and to fund our capital expenditure requirements.

        Liquidity.    At April 3, 2005, we had approximately $72 million of undrawn and available commitments from our revolving credit facility. Approximately $57.8 million and $100.3 million were outstanding on our revolving credit facility and accounts receivable securitization facility, respectively, at April 3, 2005. Our access to these two facilities is limited by certain covenant restrictions (see "—Debt, Capitalization and Available Financing Sources" for further discussion on our debt covenants), but at April 3, 2005, we could have drawn the entire $72 million remaining undrawn on our revolving credit facility.

        At April 3, 2005, our maximum debt capacity (including amounts drawn under our accounts receivable securitization program) is computed by multiplying our leverage ratio covenant of 5.25 by our bank agreement defined EBITDA, or approximately $214.5 million. Thus, our total debt capacity at April 3, 2005 is approximately $1,126 million. Our actual debt plus the accounts receivable securitization at April 3, 2005 approximated $964 million, or approximately $162 million less than our total capacity. However, our revolving credit and accounts receivable securitization availability only amounted to $72 million as of April 3, 2005. See Note 17, Subsequent Events, to our unaudited consolidated financial statements for additional information regarding our accounts receivable securitization facility.

        TriMas Common Stock.    We own 4.8 million shares of TriMas stock, or approximately 24% of the total outstanding shares of TriMas.

        Debt, Capitalization and Available Financing Sources.    In December 2004, we obtained an amendment of our credit facility to, among other things, modify certain negative covenants. Under this amendment, the applicable interest rate spreads on our term loan obligations increased from 4.25% to 4.50% over the current London Interbank Offered Rate ("LIBOR") and our leverage covenant was modified to be less restrictive.

        On December 31, 2003, we issued $31.7 million of 10% senior subordinated notes due 2014 to DaimlerChrysler. These notes have a carrying amount of $27.3 million as of April 3, 2005. The notes were issued as part of the financing of the New Castle acquisition.

        On October 27, 2003, we issued $150 million of 10% senior notes due 2013 in a private placement under Rule 144A and Regulation S of the Securities Act. As these notes were not registered within 210 days from the closing date, the annual interest rate increased by 1% and will remain so until the registration statement is declared effective. The net proceeds from this offering were used to redeem the balance of the $98.5 million aggregate principal amount of the outstanding 4.5% subordinated debentures ($91 million reflected on the balance sheet at December 29, 2002) that were due in December 2003, and to repay $46.6 million of term loan debt under our credit facility. As a result of this term loan repayment, our semi-annual principle installments on the term loan facility were decreased to $0.4 million with the remaining outstanding balance due December 31, 2009. In connection with this financing, we agreed with our banks to decrease our revolver facility from $250 million to $200 million.

        The credit facility includes a term loan with $351 million outstanding and a revolving credit facility with a principal commitment of $200 million. The revolving credit facility matures on May 28, 2007 and the term loan facility matures on December 31, 2009. The obligations under the credit facility are collateralized by substantially all of our assets and of the assets of substantially all of our domestic subsidiaries and are guaranteed by substantially all of our domestic subsidiaries on a joint and several basis.

	April 3, 2005	January 2, 2005
	(In thousands)
Senior credit facilities:
Term loan	$351,080	$351,080
Revolving credit facility	57,770	63,540

Total senior credit facility	$408,850	$414,620
11% senior subordinated notes, with interest payable semi-annually, due 2012	250,000	250,000
10% senior notes, with interest payable semi-annually, due 2013	150,000	150,000
10% senior subordinated notes, with interest payable semi-annually, due 2014 (face value $31.7 million)	27,250	27,180
Other debt (includes capital lease obligations)	22,740	25,900

Total	$858,840	$867,700
Less current maturities	(9,380)	(12,250)

Long-term debt	$849,460	$855,450

        At April 3, 2005, we were contingently liable for standby letters of credit totaling $70.0 million issued on our behalf by financial institutions. These letters of credit are used for a variety of purposes, including meeting requirements to self-insure workers' compensation claims.

        Our senior credit facility contains covenants and requirements affecting us and our subsidiaries, including a financial covenant requirement for an earnings before interest, taxes, depreciation and amortization ("EBITDA") to cash interest expense coverage ratio to exceed 2.10 through April 3, 2005, 2.15 through July 3, 2005 and 2.20 through October 2, 2005 and increasing to 2.30 for the quarters ending January 1, 2006 and April 2, 2006, and a debt to EBITDA leverage ratio not to exceed 5.25 through July 3, 2005, decreasing to 5.00 and 4.75 for the quarters ending October 2, 2005 and January 1, 2006, respectively. We were in compliance with the preceding financial covenants throughout the quarter.

        Interest Rate Hedging Arrangements.    The two interest rate collars expired in the first quarter of 2004, and accordingly we recognized a pre-tax non-cash gain of approximately $6.6 million, which reflects the reversal of the majority of the non-realized charge reflected in our 2002 results and recorded as a gain on maturity of interest rate arrangements in our consolidated statement of operations for the year ended January 2, 2005.. Prior to the expiration of these interest rate collars, we recognized approximately $1.1 million as additional interest expense in 2004. Prior to their maturity, $6.6 million was included in accumulated other comprehensive income related to these arrangements.

        Foreign Currency Risk.    We are subject to the risk of changes in foreign currency exchange rates due to our global operations. We manufacture and sell our products primarily in North America and Europe. As a result, our financial results could be significantly affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets in which we manufacture and distribute our products. Our operating results are primarily exposed to changes in exchange rates between the U.S. dollar and European currencies.

        As currency exchange rates change, translation of the statements of operations of our international businesses into U.S. dollars affects year-over-year comparability of operating results. We do not hedge operating translation risks because cash flows from international operations are generally reinvested locally. Changes in foreign currency exchange rates are generally reported as a component of stockholders' equity for our foreign subsidiaries reporting in local currencies and as a component of income for our foreign subsidiaries using the U.S. dollar as the functional currency. Our other comprehensive loss decreased to $12.7 million for the three months ended April 3, 2005 due to cumulative translation adjustments resulting primarily from changes in the U.S. dollar to the Euro.

        As of April 3, 2005, January 2, 2005 and December 28, 2003, our net assets (defined as current assets less current liabilities) subject to foreign currency translation risk were $20 million, $14.3 million and $15.9 million, respectively. The potential decrease in net current assets from a hypothetical 10% adverse change in quoted foreign currency exchange rates would be $2 million, $1.4 million and $1.6 million, respectively. The sensitivity analysis presented assumes a parallel shift in foreign currency exchange rates. Exchange rates rarely move in the same direction. This assumption may overstate the impact of changing exchange rates on individual assets and liabilities denominated in a foreign currency.

Off-Balance Sheet Arrangements

        Our Receivables Facility.    As of April 3, 2005, we had an agreement to sell, on an ongoing basis, the trade accounts receivable of certain business operations to a bankruptcy-remote, special purposes subsidiary, MTSPC, Inc., wholly owned by us. MTSPC has from time to time sold an undivided fractional ownership interest in the pool of domestic receivables, up to approximately $150 million, to a third party multi-seller receivables funding company, or conduit. Upon sale to the conduit, MTSPC held a subordinated retained interest in the receivables. Under the terms of the agreement, new receivables were added to the pool as collections reduce previously sold receivables. We serviced, administered and collected the receivables on behalf of MTSPC and the conduit. The receivables facility resulted in net expense of $1.0 million in the first quarter of 2005.

        The facility is subject to customary termination events, including, but not limited to, breach of representations or warranties, the existence of any event that materially adversely affects the collectibility of receivables or performance by a seller and certain events of bankruptcy or insolvency. At April 3, 2005, we had fully utilized the facility with $100.3 million outstanding. The proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs.

        On April 29, 2005, we and our newly formed wholly owned special purpose subsidiary, MRFC, Inc., entered into a new accounts receivable facility with General Electric Capital Corporation. Concurrently with entering into the new facility, our former accounts receivable facility, MTSPC, was repaid in full and terminated. The terms of the new facility are generally consistent with those of the former facility, but include (a) a maturity date of January 1, 2007, (b) improved customer concentration limits, (c) increased program availability and (d) adjustments to certain default triggers. The new facility further provides that upon our entering into an intercreditor agreement with the agent under our credit facility, the terms of the new accounts receivable facility will be automatically amended to (a) further increase program availability and (b) increase the applicable margin on LIBOR based drawings from 1.5% to 1.75% (increasing further 0.25% thereafter each 90 days to a maximum of 2.25%) and increase the applicable margin on Base Rate base drawings from 0.5% to 0.75% (increasing further 0.25% thereafter each 90 days to a maximum of 2.25%). We entered into the intercreditor agreement on May 20, 2005.

        On July 8, 2005 we amended and restated our accounts receivable facility to (a) extend the maturity date to July 8, 2010, (b) increase program availability, (c) adjust certain default triggers and (d) increase the applicable margin on LIBOR based drawings from 1.75% to 2.25%.

        We have entered into agreements with international invoice factoring companies to sell customer accounts receivable of Metaldyne foreign locations in France, Germany, Spain, the United Kingdom and Mexico on a non-recourse basis. As of April 3, 2005, we had available approximately $72 million from these commitments, and approximately $60 million of receivables were sold under these programs. We pay a commission to the factoring company plus interest from the date the receivables are sold to the date of customer payment. Commission expense related to these agreements are recorded in other expense, net on our consolidated statement of operations.

        Certain Other Commitments.    We have other cash commitments not relating to debt as well, such as those in respect of leases and redeemable preferred stock.

        Sale-Leaseback Arrangements.    We have engaged in a number of sale-leaseback transactions, including one transaction during the first quarter of 2005 and five transactions in 2004. In February 2005, we entered into a sale-leaseback transaction for machinery and equipment with a third party lessor, and received $6.5 million cash as part of this transaction during the quarter ended April 3, 2005. Subsequent to the quarter ended April 3, 2005, we received an additional $2.2 million cash as part of this transaction, with $2.7 million additional cash expected during the second quarter of 2005.

        In December 2004, we entered into two sale-leaseback transactions for machinery and equipment with third party lessors. We received $11.8 million and $7.2 million cash as part of these two transactions. On June 17, 2004, we entered into a sale-leaseback transaction for machinery and equipment whereby we received $7.5 million cash as part of this transaction. Each of these three sale-leasebacks is accounted for as an operating lease with combined annual lease expense of approximately $5 million. On December 31, 2003, we entered into a sale-leaseback with proceeds of approximately $4.5 million. This lease was accounted for as a capital lease and the present value of lease payments is therefore reflected in our debt balance. We also entered into a $65 million sale-leaseback on December 31, 2003, as part of our financing related to the purchase of New Castle. This lease for New Castle equipment is accounted for as an operating lease and the annual lease expense is approximately $10 million.

        In March 2003, we entered into a sale-leaseback transaction with respect to certain manufacturing equipment for proceeds of approximately $8.5 million, and in October 2003, we entered into a sale-leaseback transaction for machinery and equipment for additional proceeds of $8.5 million. In July 2003, we entered into an approximate $10 million operating lease associated with the acquisition of our Greensboro, North Carolina facility. The proceeds from this lease were used to finance a portion of the acquisition of this facility from Dana Corporation. All of these leases are accounted for as operating leases. The sale-leasebacks initiated in 2003 contribute an additional $3.8 million in annualized lease expense.

        At the time of the GMTI acquisition in June 2001, GMTI entered into sale-leasebacks with respect to certain manufacturing equipment and three real properties for proceeds of approximately $35 million and reduced the debt that we assumed as part of the acquisition by that amount. In June 2001, we entered into an approximate $25 million sale-leaseback related to manufacturing equipment. In December 2001 and January 2002, we entered into additional sale-leaseback transactions with respect to equipment and approximately 20 real properties for net proceeds of approximately $56 million and used the proceeds to repay a portion of our term debt under our credit facility. In December 2002, three additional sale-leaseback transactions were completed with respect to equipment for net proceeds of approximately $19 million. Of the $56 million in proceeds resulting from the December 2001 and January 2002 sale-leaseback transactions, approximately $21 million were from the sale of TriMas properties.

        We continue to look to sale-leaseback and other leasing opportunities as a source of cash to finance capital expenditures and for debt reduction and other uses.

        Redeemable Preferred Stock.    We have outstanding $164.5 million in aggregate liquidation value ($109.2 million aggregate fair value as of April 3, 2005) of Series A, B and A-1 redeemable preferred stock in respect of which we have the option to pay cash dividends, subject to the terms of our debt instruments, at rates of 13%, 11.5% and 11%, respectively, per annum initially and to effect a mandatory redemption in December 2012, June 2013 and December 2013, respectively. For periods that we do not pay cash dividends on the Series A and Series A-1 preferred stock, an additional 2% per annum of dividends is accrued. No cash dividends were paid in 2003, 2004 or during the three months ended April 3, 2005. In the event of a change in control or certain qualified equity offerings, we may be required to make an offer to repurchase our outstanding preferred stock. We may not be permitted to do so and may lack the financial resources to satisfy these obligations. Consequently, upon these events, it may become necessary to recapitalize our company or secure consents.

        TriMas Receivables.    We have recorded approximately $7.2 million as of April 3, 2005, consisting of receivables related to certain amounts from TriMas, $4.3 million of which is recorded in equity investments and receivables in affiliates in our consolidated balance sheet as of April 3, 2005. These amounts include TriMas' obligations resulting from tax net operating losses created prior to the disposition of TriMas of approximately $2.2 million, pension obligations of approximately $4.4 million and various invoices paid on TriMas' behalf of approximately $0.6 million.

        Credit Rating.    We are rated by Standard & Poor's and Moody's Ratings. As of March 31, 2005, we had long-term ratings from Standard & Poor's and Moody's of B/B2 on our senior credit facility, CCC+/B3 on our 10% senior notes due 2013 and CCC+/Caa1 on our 11% senior subordinated notes due 2012, respectively. Our goal is to decrease our total leverage and thus improve our credit ratings. We understand that our ratings may have been under review by Moody's since March 2004. In the event of a credit downgrade, we believe we would continue to have access to additional credit sources. However, our borrowing costs would further increase our ability to access certain financial markets may become limited, the perception of us in the view of our customers, suppliers and securityholders may worsen and as a result, we may be adversely affected.

        Capital Expenditures.    Our capital expenditure program promotes our growth-oriented business strategy by investing in our core areas, where efficiencies and profitability can be enhanced. Capital expenditures by product segment for the periods presented were:

	April 3, 2005	Jan 3, 2005	Dec 28, 2003
	(In thousands)
Capital Expenditures:
Chassis	$12,120	$59,350	$51,860
Powertrain	14,640	91,560	64,240
Corporate	140	1,530	14,620

Total	$26,900	$152,440	$130,720

        We anticipate that our capital expenditure requirements for fiscal 2005 will be approximately $120 million.

Contractual Cash Obligations

        Under various agreements, we are obligated to make future cash payments in fixed amounts. These include payments under our long-term debt agreements, rent payments required under lease agreements and various severance obligations undertaken. The following table summarizes our fixed cash obligations over various future periods as of April 3, 2005.

	Total	Less Than One Year	1-3 Years	3-5 Years	After 5 Years
	(In millions)
	Payments Due by Periods
Long-term debt	$532	$26	$109	$397	$—
11% senior subordinated notes due 2012	456	27	55	55	319
10% senior notes due 2013	283	15	30	30	208
10% senior subordinated notes due 2014	60	3	6	6	45
Other debt	15	6	1	8	—
Capital lease obligations	12	5	4	2	1
Operating lease obligations	354	41	102	77	134
Purchase obligations(1)	57	47	10	—	—
Redeemable preferred stock, including accrued dividends	456	14	49	65	328
Pension contributions (data available through 2006)	42	20	22	—	—
Contractual severance	4	3	1	—	—

Total contractual obligations(1)	$2,271	$207	$389	$640	$1,035

(1)
Total purchase obligations and contractual obligations exclude accounts payable and accrued liabilities.

        Total contractual obligations at April 3, 2005 include interest expense and preferred stock dividend obligations based on the terms of each agreement or the rate as of April 3, 2005 for variable instruments.

        At April 3, 2005, we were contingently liable for standby letters of credit totaling $70 million issued on our behalf by financial institutions. We are also contingently liable for future product warranty claims. We provide extensive warranties to our customers. As a result of these warranties, we may be responsible for costs associated with a product recall caused by a defect in a part that we manufacture. We continuously monitor potential warranty implications of new and current business.

Pension Plans and Post-Employment Benefits

        We sponsor defined benefit pension plans covering certain active and retired employees in the United States, Canada and Europe. On December 28, 2003, the projected benefit obligation (calculated using a 6.11% discount rate) exceeded the market value of plan assets by $126.4 million. During 2004, we made contributions, including employee contributions and benefit payments made directly by Metaldyne, of $19.1 million to the defined benefit plans. The underfunded status at January 2, 2005 is $121.2 million (assuming a 5.99% discount rate). Under SFAS No. 87, "Employers' Accounting for Pensions," Metaldyne is required annually on September 30 to re-measure the present value of projected pension obligations as compared to plan assets at market value. Although this mark-to-market adjustment is required, we maintain a long-term outlook for developing a pension-

funding plan. In addition, we are in a period of very low interest rates, which results in a higher liability estimate.

Underfunded Status (PBO Basis)
(In thousands)
December 28, 2003	$(126,400)
Pension contributions	19,120
2004 asset returns	13,640
Impact of U.S. discount rate decrease by 12.5 basis points	(4,280)
Interest and service cost	(20,580)
Curtailments	1,470
Other	(4,210)

January 2, 2005	$(121,240)

        The discount rate that we utilize for determining future pension obligations is based on a review of long-term bonds, including published indices, which receive one of the two highest ratings given by recognized rating agencies. The discount rate determined on that basis decreased from 6.11% for 2003 to 5.99% for 2004. This 12 basis point decline in the discount rate had the effect of increasing the underfunded status of our U.S. pension plans by approximately $4.3 million.

        For 2004, we have assumed a long-term asset rate of return on pension assets of 8.96%. We will utilize a 9% long-term asset rate of return assumption in 2005. In developing the 9% expected long-term rate of return assumption, we evaluated input from our third party pension plan asset managers, including a review of asset class return expectations and long-term inflation assumptions. At January 2, 2005, our actual asset allocation was consistent with our asset allocation assumption.

        Our pension expense was $4.2 million and $2.1 million for 2004 and 2003, respectively. For 2005, we expect pension expense to be $6.4 million. As required by accounting rules, our pension expense for 2005 is determined at the end of September 2004. However, for purposes of analysis, the following table highlights the sensitivity of our pension obligations and expense to changes in assumptions:

Change in Assumptions	Impact on Pension Expense	Impact on PBO
	(In millions)
25 bp decrease in discount rate	$0.6	$10.3
25 bp increase in discount rate	(0.6)	(10.2)
25 bp decrease in long-term return on assets	(0.5)	N/A
25 bp increase in long-term return on assets	(0.5)	N/A

        We expect to make contributions of approximately $24.0 million to the defined benefit pension plans for 2005.

        On January 1, 2003, we replaced our existing combination of defined benefit plans and defined contribution plans for non-union employees with an age-weighted profit-sharing plan and a 401(k) plan. Defined benefit plan benefits will no longer accrue after 2002 for these employees. This change affected approximately 1,200 employees. The profit-sharing component of the new plan is calculated using allocation rates that are integrated with Social Security and that increase with age. Our 2005 defined contribution (profit-sharing and 401(k) matching contribution) expense will be approximately $10.6 million.

        On December 8, 2003, the Medicare Prescription Drug, Improvement and Modernization Act was signed into law. This law provides for a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to the benefit established by the law. We provide retiree drug benefits that exceed the value of the benefits that will be provided by Medicare Part D, and our eligible retirees generally pay a premium for this benefit that is less than the Part D premium. Therefore, we have concluded that these benefits are at least actuarially equivalent to the Part D program so that we will be eligible for the basic Medicare Part D subsidy.

        In the second quarter of 2004, a Financial Accounting Standards Board (FASB) Staff Position (FSP FAS 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug Improvement and Modernization Act of 2003") was issued providing guidance on the accounting for the effects of the Act for employers that sponsor post-retirement health care plans that provide prescription drug benefits. The FSP is effective for the first interim or annual period beginning after June 15, 2004. We estimate the federal subsidy reduced our post-retirement benefit obligation by approximately $7.0 million; this savings is reflected in the balance at January 2, 2005. For 2004, we recognized a net reduction in post-retirement expense of $0.9 million as a result of the subsidy.

        In December 2004, we announced that we will discontinue retiree medical and life insurance coverage to our salaried and nonunion retirees and their beneficiaries effective January 1, 2006. This event has no impact on our 2004 annual results since the announcement occurred subsequent to the September 30, 2004 measurement date for post-retirement benefits. We will record an estimated curtailment gain of $2.5 million in the first quarter of 2005. We expect to reduce our 2005 SFAS No. 106 expense by $16.8 million and $1.4 million as a result of the curtailment and of FSP FAS 106-2, respectively.

Cash Flows

        Operating Activities.    Cash flows provided by operations were $23.5 million for the three months ended April 3, 2005 compared to $88.9 million in 2004. The reduction in the cash flows from operations of $65.3 million for the first quarter of 2005 as compared to 2004 is primarily the result of a $61.6 million decrease in net proceeds from the accounts receivable securitization facility. Working capital usage (excluding the accounts receivable securitization facility) was approximately $0.9 million higher than in the first quarter of 2005 as in 2004.

        Cash flows provided by operations before changes in working capital were $84.5 million for the year ended January 2, 2005 compared to $60 million in 2003 and $158.6 million in 2002. This increase of $24.5 million was primarily due to the increased profitability resulting from the acquisition of New Castle and increased sales volumes in our Engine segment, Net cash provided by operating activities totaled $79.4 million for the year ended January 2, 2005, compared to $99.2 million provided in 2003 and $65.1 million used in 2002. Adjusting 2004 results by the $63 million increased use of the accounts receivable securitization facility, the 2004 operating cash flow would have approximated a $16.1 million inflow, or an approximate $83.1 million decrease versus a $17 million inflow from 2003 excluding refundable income taxes. The primary driver of this decline is an approximate $69 million increase in investment in working capital (excluding the accounts receivable securitization facility). This increase in working capital is explained by the 33% increase in sales in 2004 (driven largely by the New Castle acquisition as accounts receivable was not acquired) and higher inventory levels (largely driven by the increase in raw material pricing combined with higher safety stock to compensate for the decrease in supply). In addition, a $20 million reduction in cash versus 2003 resulted from the receipt of tax refunds in 2004.

        Investing Activities.    Cash flows used in investing activities totaled $14.7 million for the three months ended April 3, 2005 compared to $169.4 million in 2004. We acquired the remaining ownership of the New Castle facility in 2004 for approximately $204 million including fees and expenses (net of approximately $14 million in discounts on the $31.7 million subordinated debt and the $64.5 million preferred stock issued to fund the transaction). Offsetting the cost of the New Castle acquisition were proceeds from a sale-leaseback transaction of approximately $65 million on the acquired New Castle equipment. The resulting $15.8 million decrease in cash flows used in investing activities for the three months ended April 3, 2005 is primarily the result of a $3.1 million decrease in capital expenditures, $6.5 million in proceeds from a sale-leaseback transaction for equipment in 2005 compared with 2004 and a reduction of $5.8 million in our investment in New Castle resulting from reimbursement relating to equipment purchases. See Note 8, Acquisitions, for additional discussion of the reimbursement.

        Cash flows used in investing activities totaled $230.2 million for the year ended January 2, 2005, compared to a use of cash of $98.8 million in 2003 and a source of cash of $775.7 million in 2002. We acquired the remaining ownership of the New Castle facility in 2004 for approximately $204 million including fees and expenses (net of approximately $14 million in discounts on the $31.7 million subordinated debt and the $64.5 million preferred stock issued to fund the transaction). Capital expenditures totaled $152.4 million in 2004 and were higher than 2003 by approximately $21.7 million primarily related to increased new business launch activity. Offsetting the cost of the New Castle acquisition were proceeds from a sale leaseback transaction of approximately $65 million on the acquired New Castle equipment. Proceeds from sale-leaseback transactions with respect to other equipment represented an additional source of cash of approximately $26.5 million in 2004 as compared to $17 million in 2003. In addition, we received proceeds from the sale of our equity investments and joint venture of $33.8 million and $1.3 million in 2004.

        Financing Activities.    Cash flows used in financing activities totaled $8.8 million for the three months ended April 3, 2005 compared with cash flows provided by financing activities of $112.3 million in 2004, or a $121.1 increase in cash used in financing activities in 2005. In 2004, we issued $82.3 million fair value in new debt and preferred stock to acquire New Castle. Adjusting for the New Castle transaction in 2004, financing cash flows decreased $38.8 million in 2005, primarily resulting from $32.9 million additional payments on the revolving credit facility and $5.0 million decrease in proceeds on the revolving credit facility.

        Cash flows used in financing activities totaled $137 million for the year ended January 2, 2005, compared to a use of cash of $5.7 million in 2003 and $691.5 million in 2002. In 2004, we issued $82.2 million fair value in new debt and preferred stock to acquire New Castle and ended the year with approximately $63.5 million outstanding on our revolving credit and swingline facilities versus zero outstanding at December 28, 2003. In 2003, we secured proceeds of $150 million in a public debt offering, which was offset by repayment of $98.5 million of subordinated convertible debentures that became due in December 2003 and repayment of $47.6 million of term loan debt.

Outlook

        Automotive vehicle production in 2005 is expected to be slightly above 2004 production levels in both North America and the global market. However, 2005 automotive vehicle production for the "Big 3" is expected to be approximately 4.5% below 2004 production levels. There are several factors that could alter this outlook, including a change in interest rates or an increase in vehicle incentives offered to consumers.

        Our principal use of funds from operating activities and borrowings for the next several years are expected to fund interest and principal payments on our indebtedness, growth related capital expenditures and working capital increases, strategic acquisitions and lease expense. Management believes cash flow from operations and debt financing and refinancing from our accounts receivable securitization program will provide us with adequate sources of liquidity for the foreseeable future. However, our sources of liquidity may be inadequate if we are unable to achieve operating targets, which would cause us to seek covenant relief from existing lenders in the near future. In addition, due to an increasingly restrictive covenant structure under our loan agreements affecting future periods, we may need to seek additional covenant relief from our lending group. However, no assurance can be given that we will be successful in negotiating such relief. In addition, matters affecting the credit quality of our significant customers could adversely impact the availability of our receivables arrangements and our liquidity. On May 5, 2005, Standard & Poor's lowered its credit ratings of General Motors Corporation and Ford Motor Company, two of our largest customers. Due to our new accounts receivable securitization facility entered into on April 29, 2005, these rating downgrades did not have a material impact on our borrowing capacity. However, any further rating downgrade of our larger customers (namely the Big 3) could limit our borrowing capacity on our accounts receivable securitization facility. We continue to explore other sources of liquidity, including additional debt, but existing debt instruments may limit our ability to incur additional debt, and we may be unable to secure equity or other financing.

        Consistent with operating in the global vehicle industry, we anticipate significant competitive pressures and thus expect to face significant price reduction pressures from our customer base. In 2003 and 2004, though, we invested significantly in automation and underwent significant restructuring activities to help accommodate these pricing pressures. In addition, we are facing significant increases in the cost to procure certain materials utilized in our manufacturing processes such as steel, energy, molybdenum and nickel. In general, steel prices have risen over the past year by as much as 60-100% and have thus created significant tension between steel producers, suppliers and end customers. Based on current prices, our material costs could increase approximately $45 million in 2005 over 2004 levels. However, we anticipate several initiatives such as cost reductions in our operations, steel scrap sales, steel resourcing efforts, price recovery from several of our customers and reducing or eliminating 2005 scheduled price downs to our customers will offset approximately all of this expected cost increase. Additionally, we are actively working with our customers to 1) obtain additional business to help offset these prices through better utilization of our capacity, 2) negotiate a surcharge to reflect the increased material costs, and/or 3) resource certain of our products made unprofitable by these increases in material costs. We will actively work to mitigate the effect of these steel increases throughout 2005.

Critical Accounting Policies

        The expenses and accrued liabilities or allowances related to certain policies are initially based on our best estimates at the time of original entry in our accounting records. Adjustments are recorded when our actual experience differs from the expected experience underlying the estimates. We make frequent comparisons of actual versus expected experience to mitigate the likelihood of material adjustments.

        Goodwill.    In June 2001, the Financial Accounting Standards Board ("FASB") approved Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," which was effective for us on January 1, 2002. Under SFAS No. 142, we ceased the amortization of goodwill. Beginning in 2002, we test goodwill for impairment on an annual basis, unless conditions exist which would require a more frequent evaluation. In assessing the recoverability of goodwill, projections regarding estimated future cash flows and other factors are made to determine the fair value of the respective assets. We may be required to record impairment charges for goodwill if these estimates or related projections change in the future.

        During 2002, 2003 and 2004, we determined that our goodwill was not impaired as fair values continue to exceed their carrying value. Fair value of our goodwill is determined based upon the discounted cash flows of the reporting units using a 9.5% discount. If the discount rate were to increase to 12%, or if anticipated operating profit were to decrease by approximately 1.6% of sales, we would be required to perform further analysis of goodwill impairment in our Chassis segment.

        Receivables and Revenue Recognition.    We recognize revenue when there is evidence of a sale, the delivery has occurred or services have been rendered, the sales price is fixed or determinable and the collectibility of receivables is reasonably assured. Consequently, sales are generally recorded upon shipment of product to customers and transfer of title under standard commercial terms. Such pricing accruals are adjusted as they are settled with our customers. Material surcharge pass through arrangements with customers are recognized as revenue when an agreement is reached, delivery of the goods or services has occurred and the amount of the pass through is determinable.

        Valuation of Long-Lived Assets.    We periodically evaluate the carrying value of long-lived assets to be held and used including intangible assets, when events or circumstances warrant such a review. The carrying value of a long-lived asset to be held and used is considered impaired when the anticipated separately identifiable undiscounted cash flows from such an asset are less than the carrying value of the asset. In that event, a loss is recognized based on the amount by which the carrying value exceeds that fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Impairment losses on long-lived assets that are held for sale are determined in a similar manner, except that fair values are reduced for the cost to dispose of the assets.

        Pension and Post-retirement Benefits Other Than Pensions.    The determination of our obligation and expense for our pension and post-retirement benefits, such as retiree healthcare and life insurance, is dependent on our selection of certain assumptions used by actuaries in calculating such amounts. These assumptions are described in Note 24, Employee Benefit Plans, to the Consolidated Balance Sheets at January 2, 2005 and December 28, 2003, included elsewhere in this prospectus, which include, among others, discount rate, expected long-term rate of return on plan assets and rate of increase in compensation and health care costs. While we believe that our assumptions are appropriate, significant differences in our actual experience or assumptions may materially affect the amount of our pension and post-retirement benefits other than pension obligation and our future expense. Our actual return on pension plan assets was 8.2%, 6.5% and (5.75)% for the years ended January 2, 2005, December 28, 2003 and December 29, 2002, respectively. In comparison, our expected long-term return on pension plan assets was 8.96%, 8.96% and 8.97% for the years ended January 2, 2005, December 28, 2003 and December 29, 2002, respectively. The expected return on plan assets was established by analyzing the long-term returns for similar assets and, as such, no revisions have been made to adjust to actual performance of the plan assets.

New Accounting Pronouncements

        In October 2004, the U.S. government enacted the American Jobs Creation Act of 2004 ("Act"). This Act provides for a special one-time tax deduction of 85% of certain foreign earnings that are repatriated to the U.S. provided certain criteria are met. We are currently analyzing the provisions of the Act and the feasibility of several alternative scenarios for the potential repatriation of a portion of the earnings of our non-U.S. subsidiaries. In general, it is our practice and intention to reinvest the earnings of our non-U.S. subsidiaries in those operations and therefore we do not currently anticipate repatriation of earnings under the Act.

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges, and that allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Accordingly, we will adopt SFAS No. 151 for the fiscal year beginning January 2, 2006. We are currently in the process of evaluating whether the adoption of this pronouncement will have a significant impact on our results of operations or financial position.

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." This Statement is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes APB No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123 (revised 2004) requires that the compensation cost relating to stock options and other share-based compensation transactions be recognized at fair value in financial statements. Because we are a nonpublic entity as defined in SFAS No. 123 (revised 2004), this Statement is effective for us at the beginning of our fiscal year 2006. We will then be required to record any compensation expense using the fair value method in connection with option grants to employees after adoption. We are currently reviewing the provisions of this Statement and will adopt it no later than our fiscal year beginning January 2, 2006.

Fiscal Year

        Effective in 2002, our fiscal year ends on the Sunday nearest to December 31.

BUSINESS

        We are a leading global manufacturer of highly engineered metal components for the global light vehicle market. Our products include metal-formed and precision-engineered components and modular systems used in vehicle transmission, engine and chassis applications. We serve approximately 200 automotive and industrial customers, with our top ten customers representing approximately 67% of our total 2004 sales. For the year ended January 2, 2005 our net sales were approximately $2,004.3 million.

        Our products are sold primarily to both North American and international light vehicle original equipment manufacturers, or OEMs, and Tier I component assemblers and provide content for approximately 95% of the top 40 NAFTA light vehicles produced in 2004. Tier I component assemblers are direct suppliers to OEMs of integrated modules, such as a complete engine assembly or drivetrain assembly. Our metal forming processes include cold, warm and hot forging, forged and conventional powder metal, tubular fabrications and precision-aluminum die castings. In addition, we perform design, engineering, machining, finishing and assembly functions. At January 2, 2005, we had approximately 8,000 employees and more than 40 owned or leased manufacturing facilities worldwide.

        In North America, we believe that we have leading market shares in several of our products. We believe we are the largest independent forming company, the second largest independent "machining and assembly" supplier, and one of the largest powder metal manufacturers for light vehicle applications. We believe our scale and combined capabilities represent a significant competitive advantage over our competitors, many of which are smaller and do not have the ability to combine metal forming with machining and sub-assembly capabilities. Our customers include BMW, DaimlerChrysler, Dana, Delphi, Ford, General Motors, Honda, Nissan, Renault, Toyota, TRW and Visteon.

        Since January 3, 2005, we have marketed our products into two principal segments: Chassis and Powertrain.

        Chassis Segment.    Our Chassis segment is a leading manufacturer and supplier of components, modules and systems used in a variety of engineered chassis applications including precision shafts, hot and cold forgings, wheel-ends, knuckles and mini-corner assemblies. The Chassis segment utilizes a variety of machining and assembly processes and technologies. We apply full-service integrated machining and assembly capabilities to an array of chassis components.

        Powertrain Segment.    Our Powertrain segment is a leading manufacturer and supplier of components, modules and systems including powder metal, forged and tabular fabricated products, hydraulic controls and integrated program management used for a variety of applications including balance shaft modules, front cover assemblies, and a broad range of transmission applications.

Recent Developments

        Credit Agreement Amendment.    In December 2004, we obtained an amendment of our credit facility to, among other things, modify certain negative covenants. Under this amendment, the applicable interest rate spreads on our term loan obligations increased from 4.25% to 4.50% over the current London Interbank Offered Rate ("LIBOR"), while our leverage covenant was modified to be less restrictive.

        In addition on May 20, 2005, we obtained a waiver from our senior secured lenders whereby they entered into an intercreditor agreement with our new accounts receivable securitization provider. This intercreditor agreement between our senior lenders and our new accounts receivable securitization provider was a condition precedent to completing our long-term accounts receivable securitization facility.

        Reorganization.    In January 2005, we reorganized to streamline our operating efficiency and cost structure. Our operations were consolidated into two segments: Chassis segment and the Powertrain segment. The Chassis segment consists of our former Chassis operations plus a portion of our former Driveline operations, while the Powertrain segment consists of our former Engine operations combined with the remainder of the former Driveline operations.

        Restatement of Financial Statements and Completion of Independent Investigation.    In September 2004, we announced the completion of an independent investigation into certain accounting matters (the "Independent Investigation") and management and the audit committee's determination that certain previously issued financial statements required restatement. While certain of the matters that are the subject of the restatement would affect periods prior to the acquisition of us in November 2000, we have not presented such periods under the heading "Selected Historical Financial Data." We have omitted such financial data due to the material difficulties we have encountered in determining the adjustments necessary to prepare the financial statements for these periods. We have requested a waiver of the requirement for such information from the Commission.

        The restatement adjustments affecting periods subsequent to November 2000 addressed (1) inappropriate actions taken at the Sintered Division by correcting overstated balances for property, plant and equipment and recognizing lower depreciation expense and recognizing the continuing effect of adjustments made in prior periods on previously reported balances of other accounts such as accounts payable and accounts receivable; (2) the correction of certain journal entries, primarily relating to the "smoothing" of earnings through adjustments to certain tooling, accrual and allowance accounts, identified by the Independent Investigation; and (3) other adjustments identified during our review.

        Divestiture.    On February 1, 2004, we completed an asset sale pursuant to which substantially all of the business associated with two of the aluminum die casting facilities in our Powertrain segment was sold to Lester PDC, Ltd. In connection with the asset sale, Lester PDC leased our Bedford Heights, Ohio facility and subleased our Rome, Georgia facility. In addition, Lester PDC and Metaldyne entered into a supply agreement. These facilities had 2003 combined sales of approximately $62 million and an operating loss of approximately $14 million. In November 2004, Lester PDC discontinued operations at the Bedford Heights facility and the supply agreement and lease agreement between Lester PDC and Metaldyne were terminated. As a result, we assumed production of some of the products at the Bedford Heights facility that were subject to the terminated supply agreement. One of these product lines is currently being manufactured at the Bedford Heights facility and the remaining products have been moved to other Metaldyne facilities.

        Restructuring Activity.    In 2004, we entered into several restructuring arrangements whereby we incurred approximately $2.8 million of costs associated with severance for the year ended January 2, 2005. Charges incurred by segment are as follows: Chassis Group $1.9 million primarily relating to charges associated with the closure of a facility in Europe; Powertrain Group $0.1 million relating to headcount reduction initiatives; and Corporate $0.8 million primarily relating to headcount reductions. In fiscal 2003, we entered into several restructuring arrangements whereby we incurred approximately $13.1 million of costs associated with severance and facility closures. These actions include the completion of the Powertrain segment's European operation reorganization that was initiated in fiscal 2002 and completed in the first quarter of 2003 and actions within the Chassis segment's forging operations and administrative departments to eliminate redundant headcount and adjust costs to reflect the decline in our forging revenue in 2003. Also included in this charge were severance costs to replace certain members of our executive management team and the costs to restructure several departments in our corporate office, including the sales, human resources and information technology departments. We expect to realize additional savings from the 2004 and 2003 restructuring actions, described above, in

2005 as reductions in employee-related expenses recognized in both cost of goods sold and selling, general and administrative expense.

Market Opportunities and Growth Strategies

        In order to reduce costs and consolidate volume with full scale suppliers, we believe OEMs and Tier I suppliers will continue to seek to outsource the design, manufacture and assembly of fully integrated, modular assemblies of metal parts in engine, transmission and chassis. We believe that the following favorable market factors have driven and will continue to drive the domestic OEM's desire to continue outsourcing:

  •
  in many cases, full-scale suppliers have lower production costs than OEMs and are able to provide OEMs significant cost reduction opportunities;

  •
  OEMs are consolidating their supply base among global, full service suppliers capable of meeting the OEM's needs uniformly across their geographic production base; and

  •
  emissions, fuel economy and customer preferences are driving the design of a new generation of components for engine, transmission and chassis applications to increase efficiency and performance and to reduce weight.

        Our strategy is to take advantage of our leading market position in the manufacture of highly engineered metal components to (i) expand our leadership as a supplier of high-quality, low-cost metal formed components, and (ii) become one of the leading suppliers of high-quality low-cost metal formed assemblies and modules, to the global light vehicle industry. Key elements of our strategy include:

  •
  Focus on Full-Service, Integrated Supply Opportunities.    By offering a broad range of metal component and assembly solutions, we believe we provide OEMs with "one-stop" shopping to optimize weight, cost, stress, durability, fatigue resistance and other metal component attributes of products. We believe that our capabilities in engineering, design, machining and assembly position us to capture a greater share of the "value chain" and deliver to customers finished assemblies and modules rather than independent parts. Currently, OEMs satisfy a significant portion of their metal forming and assembly requirements with in-house production and assembly of purchased components. We believe that, as OEMs seek to outsource the design and manufacture of parts, they will choose suppliers with expertise in multiple metal-forming technologies and the ability to design, engineer and assemble components rather than supply independent parts. We believe that it is widely accepted within our industry that OEMs and Tier 1 suppliers will continue to seek to outsource the design, manufacture and assembly of metal parts in engine, transmission and chassis. For example, the principal purpose of our acquisition of the New Castle, Indiana facility from DaimlerChrysler was to allow DaimlerChrysler to outsource to us items previously manufactured in-house. We intend to enhance our strengths in forged steel, powder metal and precision-aluminum die cast components by adding additional engineering design and machining and assembly capabilities.

  •
  Increase Content per Vehicle.    We are aggressively pursuing new business opportunities to supply a large portion of value-added content utilizing our integrated capabilities. These opportunities can result in significant increases in content per vehicle on related programs. For example, where we used to produce and sell a balance shaft for approximately $15 per unit, we have now been awarded the entire balance shaft module for approximately $70 per unit on the future model of this same vehicle.

    In 2004, our content per vehicle in North America was approximately $105 and we expect to materially increase our content per vehicle as a result of new business awards that we are pursuing. Prior to our acquisitions of Simpson Industries in late 2000 and GMTI in early 2001, we primarily marketed single components, such as individual gears or shafts. As a result of these acquisitions and significant additional investment in our engineering and design groups, we have enhanced our capabilities in process technology which allows us to make entire sub assemblies and modules that may, for example, be composed of many component gears or shafts. We have been actively marketing these increased capabilities over the last several years and have been successful in increasing our content on future Chassis and Powertrain platforms.

  •
  Leverage Our Engineering, Design and Information Technology Capabilities.    We believe that in order to effectively develop total metal component and assembly solutions, research, development and design elements must be integrated with product fabrication, machining, finishing and assembly. We believe that our scale and product line relative to most of our competitors enable us to efficiently invest in engineering, design and information capabilities. For example, we designed and developed a front engine module that integrates multiple components into one fully tested end item that increased the products' performance and durability while reducing noise/vibration effects and overall system costs.

  •
  Pursue Selected Strategic Acquisition Opportunities.    We plan to continue to evaluate acquisition opportunities that strategically expand our metal and process capabilities and contribute to our geographic diversity and market share. Our ability to execute this strategy may be limited by restrictions within our credit agreement.

Operating Segments

        The following table sets forth for the three years ended and as of January 2, 2005, December 28, 2003 and December 29, 2002, the net sales, operating profit, Adjusted EBITDA and net assets for our operating segments. TriMas results are included up to its divestiture on June 6, 2002.

	Net Sales
	2004	2003	2002
	(In thousands)
Automotive Group
Chassis	$1,145,450	$685,350	$676,970
Powertrain	858,810	822,850	786,650

Automotive Group	2,004,260	1,508,200	1,463,620
TriMas Group(1)	—	—	328,580

Total sales	$2,004,260	$1,508,200	$1,792,200

	Operating Profit
	2004	2003	2002
	(In thousands)
Automotive Group
Chassis	$31,250	$32,500	$60,160
Powertrain	45,760	27,340	35,730
Corporate/centralized resources	(47,600)	(39,540)	(33,320)

Automotive Group	29,410	20,300	62,570
TriMas Group(1)	—	—	46,140

Total operating profit	$29,410	$20,300	$108,710

	Adjusted EBITDA(2)
	2004	2003	2002
	(In thousands)
Automotive Group
Chassis	$102,960	$81,200	$102,260
Powertrain	103,080	80,960	75,450
Corporate/centralized resources	(35,370)	(28,160)	(17,480)

Automotive Group	$170,670	$134,000	$160,230
TriMas Group(1)	—	—	62,400

Total Adjusted EBITDA	$170,670	$134,000	$222,630

	Total Assets
	2004	2003
	(In thousands)
Automotive Group
Chassis	$1,085,630	$897,310
Powertrain	752,930	729,850
Corporate	356,190	384,700

Total	$2,194,750	$2,011,860

(1)
TriMas Group is included in our financial results through June 6, 2002, the date of its divestiture. Subsequent to June 6, 2002, our equity share in TriMas' earnings (loss) is included in "Corporate/centralized resources."

(2)
See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a complete reconciliation of Adjusted EBITDA to net loss. Adjusted EBITDA is defined as net income (loss) before cumulative effect of accounting change and before interest, taxes, depreciation, amortization, asset impairments, non-cash losses on sale-leaseback of property and equipment and non-cash restricted stock award expense. In evaluating Adjusted EBITDA, our management deems it important to consider the quality of our underlying earnings by separately identifying certain costs undertaken to improve our results, such as costs related to consolidating facilities and businesses in an effort to eliminate duplicative costs or achieve efficiencies, costs related to integrating acquisitions and restructuring costs related to expense reduction efforts. Although our consolidation, restructuring and integration efforts are continuing and driven in part by our acquisition activity, our management eliminates these costs to evaluate underlying business performance. Caution must be exercised in eliminating these items as they include substantially (but not necessarily entirely) cash costs and there can be no assurance that we will ultimately realize the benefits of these efforts. Moreover, even if the anticipated benefits are realized, they may be offset by other business performance or general economic issues.

        Our two segments seek to provide innovative, cost-effective solutions by using a range of metals and processes. By having a range of metals and processes, we are not committed to a single solution and we are able to optimize the range of functionality, durability, quality, cost and weight for our customers. Various metals and processes that we utilize are described below:

        Forging.    This operation is part of our Chassis segment. We offer expertise in all forging processes, including hot, warm and cold forging. At our Royal Oak, Michigan facility, we have North America's largest concentration of Hatebur/Hotmatics hot forging machines. These state-of-the-art machines forge concentric parts using the full range of carbon and alloy steels into finished shapes at rates from 70 to 120 pieces per minute. Hot forging processes deliver high-volume products, including transmission and transfer case components such as gear blanks and bearing races, as well as wheel-end components such as wheel hubs and spindles. For parts requiring a higher degree of precision than hot forging, we offer complete warm forging capabilities. Warm forging is ideal for producing complex shapes with desirable grain flow, refined surface finishes and tighter dimensional controls. Some examples of current production include net-formed differential side gear and pinions, CV-Joint races and "spiders" and differential stem pinions. Warm forging eliminates the need for heat treat normalizing, allowing near-net to net-shaped components to be produced without a structural change in the raw material. We are capable of processing 300 million precision cold forged parts annually using low carbon through medium carbon and alloy steels. Examples of precision cold forged components produced with near-net and net tolerances include transmissions, turbine shafts and transfer case shafts with internal and external splines. Our cold forging processes yield products that deliver near-net and net tolerances to minimize additional machining, yet offer enhanced physical properties and a refined surface finish.

        Powder Metal.    This operation is part of our Powertrain segment. We manufacture a wide range of both forged powder metal and conventional, processed, powder metal products for the transportation industry. In addition, we believe we have an 80% share of the NAFTA market for forged powder metal engine connecting rods, and we manufacture a full range of conventionally sintered powder metal components, including engine bearing caps, transfer case sprockets, rocker arm fulcrums and torque converter hubs. Certain forged and casted steel processes are being replaced by powder metal technology because of its superior performance, lighter weight and value. By offering tight tolerances plus net and near-net capabilities, our powder metal components can significantly reduce the need for machining.

        Tubular Fabrications.    This operation is part of our Powertrain segment. We supply high quality tubular products for exhaust, engine and fuel systems. Our extensive engineering and manufacturing technologies include CNC bending, laser cutting and robotic welding. These capabilities enable us to fabricate a wide range of tubular products, including exhaust manifolds, downpipes, crossover pipes, turbo exhaust tubes, fluid lines and specialty tubular products. The advantages of our tubular fabrications are found in the use of stainless steel versus cast iron, which allow for reductions in weight and heat absorption, while enhancing performance and durability.

        Machining and Assembly.    We have machining and assembly operations in each of our two segments. We design and manufacture precision-engineered components and modular systems for passenger and sport utility vehicles, light- and heavy-duty trucks and diesel engines. We believe that we provide cost effective, quality assured assemblies and modules that allow the customer to build engines and vehicles faster and more efficiently.

  •
  Chassis Segment. We produce wheel spindles, steering knuckles and hub assemblies, all of which are key components affecting the smoothness of a driver's ride and the handling and safety of an automobile. We apply full-service integrated machining and assembly capabilities to metal-based components to provide the customer with value-added complete components, assemblies and modules.

  •
  Powertrain Segment. We design and manufacture torsional crankshaft dampers, which reduce and eliminate engine and drivetrain noise and vibration. We design, machine and assemble a variety of products including transfer case subassemblies, gear machining and assemblies, transmission modules and differential cases. We produce integrated front engine cover assemblies that combine items such as the oil and water pumps. This integrated solution provides OEMs with a simplified process by which to attach the water and oil pumps to the front engine cover subsystem thereby lowering the assembly costs. Modular engine products include oil pumps, balance shaft modules, front engine modular assemblies and water pumps, all of which impact engine durability, reliability and life expectancy.

Customers

        In 2004, approximately 56% of our sales were direct to OEMs. Sales to various divisions and subsidiaries of Ford Motor Company, DaimlerChrysler Corporation and General Motor Corporation accounted for a significant portion of our net sales, summarized below. Our acquisition of the New Castle manufacturing operations on December 31, 2003 resulted in a significant increase in sales to DaimlerChrysler in 2004, and subsequently resulted in a decrease as a percentage of total sales to Ford and General Motors. Except for these sales, no material portion of our business is dependent upon any one customer, although we are generally subject to those risks inherent in having a focus on automotive products.

	2004		2003		2002(1)
Customer
	$	%	$	%	$	%
	(In thousands)
Ford Motor Company	$251	12.5%	$254	16.9%	$257	17.5%
DaimlerChrysler Corporation	489	24.4%	158	10.5%	175	12.0%
General Motors Corporation	144	7.2%	156	10.3%	176	12.0%
New Venture Gear(2)	—	—	124	8.2%	168	11.5%

Automotive Group largest customers	884	44.1%	692	45.9%	776	53.0%
Automotive Group other net sales	1,120	55.9%	816	54.1%	688	47.0%

Total Automotive Group net sales	$2,004	100.0%	$1,508	100.0%	$1,464	100.0%

(1)
Excludes net sales to TriMas prior to our June 6, 2002 divestiture.

(2)
New Venture Gear, a joint venture between DaimlerChrysler and General Motors, was dissolved in 2003. Therefore, comparable 2004 sales are now split between DaimlerChrysler, General Motors and other Tier 1 customers.

        We typically pursue new business opportunities that feature long-term, high-volume commitments to produce highly engineered components with extensive machining and assembly requirements that are ready for installation when they reach our customers' production lines. We work closely with our customers to facilitate meaningful communication that helps our engineers identify product needs and anticipate design development. We distribute and sell our products principally to domestic and transplant OEMs and Tier 1 suppliers in North America and Europe through our own sales force. In connection with our December 2003 acquisition of New Castle, we entered into a multi-year supply agreement with DaimlerChrysler that provides us with pricing protection on products as of the date of acquisition, and special rights on bidding for additional new business with DaimlerChrysler.

New Business

        From January 2002 through June 2005, we received over 230 new business awards that support future product programs beginning from 2002 through 2009. The awards extend for up to 10 years, and include metal-formed components, assemblies and modules for OEMs and Tier I customers' chassis and powertrain applications. Based on the sales forecast for our customers, as of January 2, 2005, our forecasted cumulative backlog approximates $810 million through 2009, which is the combination of approximately $440 million of awarded programs and approximately $370 million of programs we have identified as highly probable of being awarded but for which we have not yet received a firm purchase order.

Materials and Supply Arrangements

        Raw materials and other supplies used in our operations are normally available from a variety of competing suppliers. The primary goods and materials that we procure are various forms of steel and steel processing (e.g. bar, stainless, flat roll, heat-treating), powder metal, secondary and processed aluminum, castings, forgings and energy.

        We are sensitive to price movements in our raw material supply base and have therefore secured one-year or longer-term supply contracts for most of our major raw material purchases to protect against inflation and to reduce our raw material cost structure. We purchase 100% of our steel pursuant to one-year or longer-term agreements. These agreements set forth the projected amount of steel that we will buy in the next one to two-year periods. These contracts are established based upon an estimated usage amount for the term of the agreement and do not contain volume commitments. Only a significant usage variation to the contractual amount prior to the end of the contract would require us or our supplier to renegotiate the supply agreement. The contracts generally contain a pass through provision to reflect price movements of certain steel ingredient or alloy prices such as steel scrap, nickel and molybdenum. This pass through is generally based on an average price for these commodities and, for the majority of our steel suppliers, is on a three-month lag (i.e. current average price movements are not reflected in the price until three months forward). We expect 2005 purchases of steel to approximate $210 million (principally forging operations) and purchases of aluminum and powder metal (principally Sintered Division) to approximate $50 million each.

        For material purchases other than steel, suppliers have typically agreed to price reductions between 0% and 5% of the total purchase price, which are negotiated annually. This price reduction is based upon the quote price as agreed with the supplier. This quote price represents the current market price as determined by the supplier.

        The automotive industry has historically experienced cost savings from year-over-year decreases in material costs and increased operational efficiency. These cost savings are necessary to enable us, and our competitors, to offer price reductions to our customers and thereby remain competitive with the market. In a typical year, the materials cost savings and operational efficiency savings are offset by customer price reductions so that automotive suppliers maintain consistent operating margins period over period. In 2003 and 2004, however, we incurred increases in our steel costs that we were not able to offset elsewhere with increased productivity or increased end prices from our customers. The effect of the steel, and other related commodities, price increases had an approximate $7 million and $22 million negative impact on our 2003 and 2004 profitability, respectively. The Section 201 steel tariffs were eliminated in December 2003, but despite the tariff repeal, steel prices have increased significantly over the last year and will negatively impact our 2005 performance. We describe the anticipated impact under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Outlook."

        In addition, we purchase approximately $0.3 million of product annually from our former TriMas subsidiary.

Competition

        The major domestic and foreign markets for our products are highly competitive. Although a number of companies of varying size compete with us, no single competitor is in substantial competition with respect to more than a few of our product lines and services. We compete primarily on the basis of product engineering, performance, technology, price and quality of service. Our major U.S. competitors in North America among the Powertrain segment's products include GKN, Hillsdale Automotive, Palsis, Stackpole, Tesma, Faurecia, Benteler, Linamar, American Axle, and internal "metal-forming" operations at General Motors, Ford, DaimlerChrysler and Toyota. Among the Chassis segment's products, we compete with a variety of independent suppliers, including Linamar, Tesma, Delphi, Visteon, American Axle, Hayes Lemmerz, Hillsdale Automotive, SMW, TRW, Impact Forge, Tyssen-BLW, Hirschvogel, Meadville, TekFor and internal "metal-forming" operations at General Motors, Ford and DaimlerChrysler. We may also compete with some of our Tier I customers on occasion in seeking to supply the OEMs. In addition, there are several foreign companies, including Palsis, Mitec, MagnaSteyr and Brockhaus that have niche businesses supplying foreign OEMs. We believe that OEMs are likely to continue to reduce their number of suppliers and develop long term, closer relationships with their remaining suppliers. For many of our products, competitors include suppliers in other parts of the world that enjoy economic advantages such as lower labor costs, lower health care costs and, in some cases, various government subsidies.

Employees and Labor Relations

        As of January 2, 2005, we employed approximately 8,000 people, of which approximately 54% were unionized. We do not have national agreements in place with any union, and our facilities are represented by a variety of different union organizations. At such date, approximately 25% of our employees were located outside the U.S. Employee relations have generally been satisfactory.

        Our labor contracts expire on dates between June 2005 and September 2007. From time to time, unions such as the United Auto Workers and United Steelworkers of America have sought or may seek to organize at our various facilities. We cannot predict the impact of any further unionization of our workplace.

Variability of Business

        Sales are mildly seasonal, reflecting the OEM industry standard two-week production shutdown in July and one-week production shutdown in December. In addition, our OEM customers tend to incur lower production rates in the third quarter as model changes enter production. As a result, our third and fourth quarter results reflect these shutdowns and lower production rates.

        Our products are typically sourced exclusively by us and future production schedules largely depend on the underlying vehicle builds. However, as our production schedule is dictated by weekly production release schedules from our customers and inventory is generally kept at low levels, production backlog orders are generally immaterial.

Environmental, Health and Safety Matters

        Our operations are subject to federal, state, local and foreign laws and regulations pertaining to pollution and protection of the environment, health and safety, governing among other things,

emissions to air, discharge to waters and the generation, handling, storage, treatment and disposal of waste and other materials, and remediation of contaminated sites. Some of our subsidiaries have been named as potentially responsible parties under the Federal Superfund law or similar state laws at several sites requiring cleanup based on disposal of wastes they generated. These laws generally impose liability for costs to investigate and remediate contamination without regard to fault and under certain circumstances liability may be joint and several resulting in one responsible party being held responsible for the entire obligation. Liability may also include damages to natural resources. Our businesses have incurred and likely will continue to incur expenses to investigate and clean up existing and former company-owned or leased property, including those properties made the subject of sale-leaseback transactions since late 2000 for which we have provided environmental indemnities to the lessor. We may acquire facilities with both known and unknown environmental conditions. Although we may be entitled to indemnification from the seller or other responsible party for costs incurred as a result of such conditions, we cannot assure you that such indemnity will be satisfied. We may also be held accountable for liabilities associated with former and current properties of our former TriMas businesses, which include two California sites in respect of which TriMas' subsidiaries have entered into consent decrees with many other co-defendants. We are entitled to indemnification by TriMas for such matters, but there can be no assurance that this indemnity will be satisfied.

        We believe that our business, operations and facilities are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. Based on information presently known to us and accrued environmental reserves, we do not expect environmental costs or contingencies to have a material adverse effect on us. The operation of manufacturing plants entails risks in these areas, however, and there can be no assurance that we will not incur material costs or liabilities in the future which could adversely affect us. Potential material expenditures could be required in the future. For example, we may be required to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future or to address newly discovered information or conditions that require a response.

Patents and Trademarks

        We hold a number of U.S. and foreign patents, patent applications, licenses and trademarks. We have, and will continue to dedicate, technical resources toward the further development of our products and processes in order to maintain our competitive position in the transportation, industrial and commercial markets that we serve. We continue to invest in the design, development and testing of proprietary technologies that we believe will set our products apart from those of our competitors. Many of our patents cover products that relate to noise reduction (NVH), improved efficiency (increased fuel economy) and lower warranty costs for our customers driven primarily by machining technology that provides leading edge specification tolerances and thus decreases product defects caused by parts not meeting specifications. We consider our patents, patent applications, licenses, trademarks and trade names to be valuable, but do not believe that there is any reasonable likelihood of a loss of such rights that would have a material adverse effect on our operating segments or on us. However, we are often required to license certain intellectual property rights to our customers in order to obtain business and new program awards.

International Operations

        In addition to the United States, we have a global presence with operations in Brazil, Canada, the Czech Republic, France, Germany, India, Italy, Mexico, South Korea, Spain and the United Kingdom. An important element of our strategy is to be able to provide our customers with global capabilities and solutions that can be utilized across their entire geographic production base. Products manufactured outside of the United States include Chassis and Powertrain products. Chassis products include various wheel end products such as machined knuckles and cold and warm forged parts. Powertrain products include isolation pulleys, viscous dampers, powder metal connecting rods and transmission gears.

        The following table presents our revenues for each of the years ended January 2, 2005, December 28, 2003 and December 29, 2002, and total assets and long lived assets (defined as equity investments and receivables in affiliates, net fixed assets, intangible and other assets and excess of cost over net assets of acquired companies) at each year ended January 2, 2005 and December 28, 2003 by geographic area, attributed to each subsidiary's continent of domicile. Revenue and net assets from no single foreign country were material to our consolidated revenues and net assets.

	2004			2003
							2002
		Total Assets	Long Lived Assets		Total Assets	Long Lived Assets
	Sales			Sales			Sales
	(In thousands)
Europe	$334,780	$435,500	$364,270	$296,540	$400,420	$339,950	$247,370
Australia	—	—	—	—	—	—	10,850
Other North America	71,930	85,690	62,580	50,200	55,610	44,690	56,150
Other foreign	17,420	32,290	23,450	7,890	6,820	4,320	6,160

Total foreign	$424,130	$553,480	$450,300	$354,630	$462,850	$388,960	$320,530

United States	$1,580,130	$1,641,270	$1,380,700	$1,153,570	$1,549,010	$1,305,850	$1,471,670

        As part of our business strategy, we intend to expand our international operations through internal growth and acquisitions. Sales outside the United States, particularly sales to emerging markets, are subject to various risks including governmental embargoes or foreign trade restrictions such as antidumping duties, changes in U.S. and foreign governmental regulations, the difficulty of enforcing agreements and collecting receivables through certain foreign local systems, foreign customers may have longer payment cycles than customers in the U.S., more expansive legal rights of foreign unions, tariffs and other trade barriers, the potential for nationalization of enterprises, foreign exchange risk and other political, economic and social instability.

TriMas Investment

        We have a fully diluted interest of approximately 24% in the common stock of TriMas. The following is a brief description of TriMas. A discussion of certain terms of the stock purchase agreement providing for the TriMas divestiture and our shareholders agreement with Heartland and the other investors relating to our continuing interest in TriMas is included in Note 6, Equity Investments and Receivables in Affiliates, and Note 28, Related Party Transactions, to the Consolidated Balance Sheets at January 2, 2005 and December 28, 2003 included herein.

        TriMas is a manufacturer of highly engineered products serving niche markets in a diverse range of commercial, industrial and consumer applications. While serving diverse markets, most of TriMas' businesses share important characteristics, including leading market shares, strong brand names, established distribution networks, high operating margins and relatively low capital investment requirements. For the year ended December 31, 2004, TriMas' net sales were approximately $1,045 million.

        TriMas operated as an independent public company from 1989 through 1997. During such period, its sales increased through acquisitions and organic growth from $221 million to $668 million and it experienced average EBITDA margins in excess of 20% and average capital expenditure levels of less than 5% of net sales. In 1998, TriMas was acquired by Metaldyne. In early 2001, TriMas hired a new senior management team to increase its operating efficiency and develop a focused growth strategy. We believed that as an independent company, TriMas would be better able to capitalize on its core manufacturing strengths and significant cash flow generation capacity to exploit growth opportunities.

        TriMas' businesses are organized into four operating segments: Rieke Packaging Systems, Cequent Transportation Accessories, Industrial Specialties and Fastening Systems.

        Rieke Packaging Systems.    Rieke is a leading designer and manufacturer of specialty, highly engineered closures and dispensing systems for a range of niche end-markets, including steel and plastic industrial and consumer packaging applications. TriMas believes that Rieke is one of the largest manufacturers of steel and plastic industrial container closures and dispensing products in North America and also has a significant presence in Europe and other international markets. Rieke Packaging Systems' brand names include Rieke®, TOV®, Englass™ and Stolz™. TriMas believes that Rieke's market position is the result of proprietary engineering and manufacturing technologies, patent protections and strong customer relationships. Approximately 50% of Rieke's 2003 net sales and 70% of Rieke's operating profit relate to products utilizing its patented processes or technology. TriMas believes that Rieke has significant opportunities to introduce its industrial design technologies to a range of consumer products and pharmaceutical applications.

        Cequent Transportation Accessories.    Cequent is a leading designer, manufacturer, marketer and distributor of a wide range of accessories and cargo management products used to outfit and accessorize light trucks, sport utility vehicles, or SUV's, recreational vehicles, passenger cars and trailers for commercial and recreational use. Cequent's products include towing and hitch systems, trailer components, electrical products, brake systems, cargo racks, and additional towing and trailering components and accessories. Cequent owns and benefits from strong brand names, including Draw-Tite®, Reese®, Hidden Hitch®, Tekonsha®, Fulton®, Wesbar®, Bulldog®, Bargman®, Hayman-Reese™ and ROLA™. Cequent is also a leading supplier of cargo management and vehicle protection products sold under trade names such as Highland The Pro's Brand®. We believe Cequent's competitive strengths, relative to others in the fragmented industry in which it operates, include products with leading market positions, strong brand names, a diverse product portfolio, multiple distribution channels, and a vertically integrated manufacturing capability. Cequent is pursuing growth through new product introductions, selling products across distribution channels, or cross-selling, providing bundled cargo management solutions and organic and acquisition cost savings opportunities.

        Industrial Specialties.    The Industrial Specialties segment companies design and manufacture a range of products, including cylinders, flame-retardant facings and jacketings, specialty tape products, industrial gaskets, precision tools, specialty industrial engines, military shell casings and other products for use primarily in niche industrial end-markets, including the construction, commercial, energy, medical and defense markets. The companies and brands include Compac™ Corporation, Lamons® Gasket, Norris Cylinder, Arrow® Engine, NI Industries and Precision Tool Company which sells products under the Keo® Cutters, Richards Micro-Tool and Reska brands. Each of the companies within this diversified segment supplies highly engineered and customer-specific products, provides value-added design and other services and serves niche markets supplied by a limited number of companies. TriMas believes the Industrial Specialties segment has opportunities to make strategic acquisitions, expand its product and customer portfolio and generate savings from the recent rationalization of certain operations.

        Fastening Systems.    The Fastening Systems segment companies manufacture a wide range of engineered fasteners utilized by thousands of end-users in diverse markets such as agricultural, construction and transportation equipment and fabricated metal products, commercial and industrial maintenance and aerospace. We operate two lines of business in Fastening Systems. They are Lake Erie Products, which produces a variety of products and is a leading manufacturer of large diameter bolts, and Monogram Aerospace Fasteners, which is a leader in the development of blind bolt fasteners for the aerospace industry. We believe this segment has opportunities to grow through new product introductions in our Monogram Aerospace business and improving general economic activity, and as a result of recent restructuring activities at Lake Erie Products.

MANAGEMENT

        The following table sets forth certain information regarding our current directors and executive officers.

Name	Age	Position
Timothy D. Leuliette	55	President and Chief Executive Officer and Chairman of the Board of Directors
Jeffrey M. Stafeil	35	Executive Vice President and Chief Financial Officer
Thomas V. Chambers	61	President, Engine Group
Joseph Nowak	54	President, Chassis Group
Karen A. Radtke	51	Vice President and Treasurer
Thomas A. Amato	41	Executive Vice President Commercial Operations
Gary M. Banks	55	Director
Charles E. Becker	58	Director
Marshall A. Cohen	70	Director
Cynthia L. Hess	48	Director
Timothy D. Leuliette	55	Director
J. Michael Losh	58	Director
Wendy Beale Needham	53	Director
Daniel P. Tredwell	46	Director
Samuel Valenti, III	58	Director

        Timothy D. Leuliette.    Mr. Leuliette was elected as one of our directors in November 2000 and currently serves as our Chairman of the Board and President and Chief Executive Officer. Mr. Leuliette was elected chairman of the Board effective April 1, 2002 and became our President and Chief Executive Officer on January 1, 2001. He is a Senior Managing Director and one of the co-founders of Heartland. In 1996, Mr. Leuliette joined Penske Corporation as President and Chief Operating Officer to address operational and strategic issues. From 1991 to 1996, he served as President and Chief Executive officer of ITT Automotive. He also serves on a number of corporate and charitable boards, including Collins & Aikman Corporation and TriMas Corporation, and served as a director of The Federal Reserve Bank of Chicago, Detroit Branch.

        Jeffrey M. Stafeil.    Mr. Stafeil has served as our Executive Vice President and Chief Financial Officer since July 2003 and previously served as our Vice President and Corporate Controller from February 2001 to July 2003. In addition, he is a Senior Managing Director of Heartland. From July 1998 until joining Heartland in 2000, he was a consultant with Booz, Allen & Hamilton. Mr. Stafeil has also held a variety of positions with Peterson Consulting, Mobil Corporation and Ernst & Young LLP.

        Thomas V. Chambers.    Mr. Chambers has served as the President of our Engine Group since August 2004. Prior to joining us, he served as the President of Piston Automotive from January 2000 to December 2003. Prior to that, Mr. Chambers served as the Managing Director of Operations, Americas at GKN Driveline from November 1998 to December 2000. In addition, Mr. Chambers also served in a variety of positions at ITT Automotive and General Motors and has over 40 years of experience in all phases of product development and manufacturing.

        Joseph Nowak.    Mr. Nowak has served as the President of our Chassis Group since November 2001. After joining MascoTech in 1991, he served as MascoTech's Vice President of Operations, President of Industrial Components, and President and General Manager Tubular Products.

Mr. Nowak has over 25 years of manufacturing experience in automotive and industrial markets, and has held positions with Kelsey-Hayes/Varity and Ford Motor Company.

        Karen A. Radtke.    Ms. Radtke has served as our Vice President and Treasurer since August 2001. She previously served as Treasurer and Corporate Secretary for ASC Exterior Technologies from 1997 to 2001. Prior to that, she was Treasurer of Gelman Sciences, Inc. and Hayes Lemmerz International Inc.

        Thomas A. Amato.    Mr. Amato has served as our Executive Vice President Commercial Operations since January 2005 and previously served as our Vice President, Corporate Development from September 2001 to January 2005. After joining Masco Corporation in May 1994 and being assigned to MascoTech as its Manager of Business Development, he transferred to MascoTech in 1996 and became its Director of Corporate Development. In May 2001, Mr. Amato became the Vice President, Corporate Development of TriMas Corporation, which at the time was our wholly owned subsidiary. He is responsible for all of our merger, acquisition, alliance, divestiture, and joint venture activities. Mr. Amato served on the board of directors of NC-M Chassis Systems, LLC, a joint venture between DaimlerChrysler and Metaldyne, and also served on the board of Innovative Coatings Technologies, LLC.

        Gary M. Banks.    Mr. Banks was elected as one of our directors in November 2000 and is a Senior Managing Director of Heartland. He served as a Director of Documentum, Inc., an enterprise content management company, from March 1998 to December 2003, and as Vice President and Chief Information Officer of Sithe Energies, an electricity generation trading company, from October 1999 to May 2000. From August 1998 to July 1999, he was Vice President and Chief Information Officer for Xerox Corporation, a manufacturing company. From June 1992 to July 1998, Mr. Banks served as a Director MIS for the agricultural division of Monsanto Inc., a life sciences company. Before joining Monsanto he spent 15 years with Bristol-Myers Squibb Company, a pharmaceutical company. Mr. Banks is also a director of TriMas Corporation.

        Charles E. Becker.    Mr. Becker was elected as one of our directors in May 2002 and was the Chief Executive Officer and co-owner of Becker Group, Inc., a global automotive interiors components supplier, for over 25 years. Mr. Becker is also the owner and Chairman of Becker Ventures, LLC, which was established in 1998 to invest in a variety of business ventures, including manufacturing, real estate and services industries. Mr. Becker is a director of TriMas Corporation. From May 11, 2005 to July 7, 2005, Mr. Becker served as Acting Chief Executive Officer of Collins & Aikman Corporation, which filed a voluntary petition for relief under Chapter II of the U.S. Bankruptcy Code on May 17, 2005.

        Marshall A. Cohen.    Mr. Cohen was elected as one of our directors in November 2000. Mr. Cohen is Counsel at the Canadian law firm of Cassels Brock and Blackwell. He is a director of American International Group, Inc., Barrick Gold Corporation, The Toronto-Dominion Financial Group, The Goldfarb Corporation, Lafarge N.A., Premor Inc., Collins & Aikman Corporation, and Chairman of Golf Town Income Fund and IBI Income Fund, which are income trusts listed on the Toronto Stock Exchange. From November 1988 to September 1996, he was President and Chief Executive Officer and a director of The Molson Companies Limited. Mr. Cohen serves on the Advisory Board of Heartland.

        Cynthia L. Hess.    Ms. Hess was elected as one of our directors in November 2000. She is the owner and Chief Executive Officer of Hess Group LLC. Prior to forming Hess Group in 2002, she was a Senior Managing Director of Heartland. She was formerly Vice President of Corporate Quality for DaimlerChrysler Corporation, where she led the corporate strategy for quality improvement and facilitated quality plan execution. In her 22 years with DaimlerChrysler, Ms. Hess held various engineering, manufacturing and procurement supply positions.

        Timothy D. Leuliette.    Mr. Leuliette was elected as one of our directors in November 2000 and currently serves as our Chairman of the Board and President and Chief Executive Officer. Mr. Leuliette was elected Chairman of the Board effective April 1, 2002 and became our President and Chief Executive Officer on January 1, 2001. He is a Senior Managing Director and one of the co-founders of Heartland. In 1996, Mr. Leuliette joined Penske Corporation as President and Chief Operating Officer to address operational and strategic issues. From 1991 to 1996, he served as President and Chief Executive Officer of ITT Automotive. He also serves on a number of corporate and charitable boards, including Collins & Aikman Corporation and TriMas Corporation, and served as a director of The Federal Reserve Bank of Chicago, Detroit Branch.

        J. Michael Losh.    Mr. Losh was elected as one of our directors in November 2000 and served as our Chairman of the Board from February 2001 to April 2002. He has served as the interim Chief Financial Officer of Cardinal Health Inc. since July 2004 and is a member of its Board of Directors. He was the Executive Vice President and Chief Financial Officer of General Motors Corporation from 1994 to 2000, and prior to that, Vice President and Group Executive of North American Vehicle Sales, Service and Marketing from 1992 to 1994. Mr. Losh is also a director of AMB Property Corporation, AON Corporation, H.B. Fuller Company, Masco Corporation, and TRW Automotive.

        Wendy Beale Needham.    Ms. Needham was the Managing Director of Global Automotive Research at CSFB from 2000 until her retirement in 2003. She provided in-depth analysis of U.S.-based auto and auto parts manufacturers and coordinated the global automotive research effort. Prior to CSFB, Mrs. Needham was Principal, Automotive Research, at Donaldson, Lufkin and Jenrette from 1996 to 2000. Mrs. Needham is also a director of Genuine Parts Co.

        Daniel P. Tredwell.    Mr. Tredwell was elected as one of our directors in November 2000. Mr. Tredwell is a Senior Managing Director and one of the co-founders of Heartland. He has two decades of leveraged financing and private equity experience. Mr. Tredwell served as a Managing Director at Chase Securities Inc. until 1999, and had been with Chase Securities and its predecessors since 1985. Mr. Tredwell is a director of Collins & Aikman Corporation, TriMas Corporation and Springs Industries, Inc.

        Samuel Valenti, III.    Mr. Valenti was elected as one of our directors in November 2000 and is a Senior Managing Director of Heartland and Chairman of Valenti Capital LLC. He has been a director and President of Masco Capital Corporation since 1988. Mr. Valenti was formerly Vice President—Investments of Masco from May 1977 to October 1998. Mr. Valenti is the Chairman of the Board of TriMas Corporation.

Board and Committee Meetings; Corporate Governance

        During 2004, the Board of Directors held 11 meetings, the Audit Committee held 11 meetings and the Compensation Committee held 4 meetings. All members of the Board of Directors attended either in person or telephonically 75% or more of the meetings of the Board of Directors and of committees of the Board of Directors on which they served, except that Mr. Becker missed 4 Board meetings; Ms. Hess missed 3 Board meetings; and Mr. Stockman missed 5 Board meetings and 3 Compensation Committee meetings. Notwithstanding the absences described above, Mr. Stockman regularly conferred with members of our management team, the Board of Directors and Heartland in order to continuously monitor our performance.

        We do not have a formal policy with regard to Director attendance at our Annual Meeting of Stockholders. We did not hold an Annual Meeting of Stockholders in 2004, however, 8 Board members attended the 2003 Annual Meeting of Stockholders.

        We do not have a nominating committee or a committee performing similar functions because the composition of our Board of Directors is dictated by the terms of the Shareholders Agreement. See

"Certain Relationships and Related Transactions—Metaldyne Shareholders Agreement." Accordingly, the Board does not participate in the consideration of director nominees and it does not have a charter or similar document relating to board nominations. Except as contemplated by the Shareholders Agreement, the Board will not consider director candidates recommended by security holders.

        Audit Committee.    Our Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(a) of the Exchange Act. The Audit Committee assists the Board in fulfilling its oversight responsibilities regarding: (1) the integrity of our financial statements and systems of internal accounting and financial controls; (2) the qualifications, independence and performance of our independent auditors; (3) the performance of our internal audit function; and (4) compliance by us with applicable legal and regulatory requirements, and our internal ethics policies. The Audit Committee operates under a written charter adopted by the Board of Directors, which was revised on November 5, 2004.

        The Audit Committee currently consists of Messrs. Tredwell, Losh and Cohen. Mr. Cohen is independent as defined in the New York Stock Exchange Listing Standards and Mr. Losh would be independent absent his consulting relationship with us. See also "Certain Relationships and Related Party Transactions—Consulting Relationship with Losh." The Board has determined that Mr. Losh is an audit committee financial expert. In addition, each member of the Audit Committee is financially literate, each has considerable qualifications and extensive experience with us and other public and private entities, and each has demonstrated unique leadership capabilities to serve as members of the Board's Audit Committee.

        Compensation Committee.    The Compensation Committee is responsible for developing and maintaining our compensation strategies and policies. The Compensation Committee is responsible for monitoring and administering our compensation and employee benefit plans and reviewing, among other things, base salary levels, incentive awards and bonus awards for officers and key executives, and such other matters that are specifically delegated to the Compensation Committee by applicable law or regulation, or by the Board of Directors from time to time.

        Code of Ethics.    We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. A copy of the code of ethics is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 28, 2003. Amendments to the code of ethics or any grant of a waiver from a provision of the code of ethics requiring disclosure under applicable SEC rules, if any, will be disclosed on our website at www.metaldyne.com.

Executive and Director Compensation

Summary Compensation

        The following table provides certain summary information concerning compensation paid to, earned by, or accrued for, our Named Executive Officers for each of our last three completed fiscal years.

Long-Term Compensation Awards
Annual Compensation
Restricted Stock Awards($) (4)(5)
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Other Annual Compensation ($)(2)		Securities Underlying Options(#)(3)		All Other Compensation($)(6)
Timothy D. Leuliette President and Chief Executive Officer	2004 2003 2002	1,500,000 1,500,000 1,000,000	350,000 1,250,000 1,650,000	371,923 417,777 290,633	(7) (7) (7)	981,782 — —	219,606 — —	25,768 214,040 145,208
Jeffrey M. Stafeil Executive Vice President and Chief Financial Officer(8)	2004 2003 2002	312,500 251,727 150,260	100,000 123,750 179,652	37,804 28,739 19,967		— 107,153 —	— — —	12,592 15,029 7,528
Bruce R. Swift Former President, Driveline Group(9)	2004 2003 2002	450,000 242,308 —	131,050 320,000 —	6,286 11,079		145,421 153,075 —	24,876 — —	28,830 10,990 —
Joseph Nowak President, Chassis Group	2004 2003 2002	350,000 274,229 261,170	114,466 203,246 234,857	34,073 28,945 25,943		145,421 — —	24,876 —	35,836 46,011 9,141
Thomas A. Amato Executive Vice President, Commercial Operations	2004 2003 2002	209,470 200,970 189,000	67,156 83,249 117,315	16,445 14,568 13,702		43,626 — —	7,462 — —	19,034 23,469 6,615

(1)
Each named executive officer is eligible for a performance bonus under our Annual Value Creation Plan ("AVCP"). Bonuses under the AVCP are paid in the year subsequent to which they are earned. This table reports bonuses in the year earned. Also includes discretionary bonuses paid to certain of the Named Executive Officers.

(2)
Includes perquisites to each of the Named Executive Officers and consists of a car allowance, benefits paid under our executive flexible allowance plan and a gross-up to cover taxes paid on these perquisites. The flexible allowance plan provides our executive officers with reimbursement for certain designated items, including supplemental life insurance, personal liability insurance, club memberships, financial and estate planning and income tax preparation.

(3)
For 2004, includes options issued pursuant to the 2004 Stock Option Exchange Program. See also "—2004 Stock Option Exchange Program."

(4)
For 2004, includes restricted stock units issued pursuant to the 2004 Stock Option Exchange Program.

(5)
Does not reflect cash payments made to Messrs. Nowak and Amato upon vesting of restricted stock awards, which were issued to each of them under the MascoTech, Inc. 1991 Long Term Stock Incentive Plan. Upon vesting of these awards in 2002, 2003 and 2004, Messrs. Nowak and Amato each elected to receive cash payments in lieu of the receipt of common stock. The cash payments made to Messrs. Nowak and Amato were as follows: $114,015 in 2002, $114,015 in 2003 and $120,869 in 2004 for Mr. Nowak; and $62,918 in 2002, $61,527 in 2003, and $65,226 in 2004 for Mr. Amato.

(6)
Includes Metaldyne contributions under our qualified and nonqualified defined contribution retirement plans for the accounts of each of the Named Executive Officers. Certain of these contributions are subject to vesting requirements. These amounts include:

For 2004

•	matching contributions under our 401(k) retirement savings plan in the amount of $6,150 for each of Messrs. Stafeil, Swift, Nowak, and Amato;
•	contributions under our retirement foundation plan in the amount of $25,768 for Mr. Leuliette, $6,442 for Mr. Stafeil, $21,869 for Mr. Swift, $25,768 for Mr. Nowak, and $12,884 for Mr. Amato; and

•	contributions under the Metaldyne Executive Retirement Plan in the amount of $811 for Mr. Swift and $3,918 for Mr. Nowak.
For 2003
•	matching contributions under our 401(k) retirement savings plan in the amount of $6,000 for Mr. Stafeil, $1,298 for Mr. Swift, $4,517 for Mr. Nowak, and $6,000 for Mr. Amato;
•	contributions under our retirement foundation plan in the amount of $25,040 for Mr. Leuliette, $6,260 for Mr. Stafeil, $23,483 for Mr. Nowak, and $11,410 for Mr. Amato; and
•	contributions under the Metaldyne Executive Retirement Plan in the amount of $189,000 for Mr. Leuliette, $2,769 for Mr. Stafeil, $9,692 for Mr. Swift, $18,011 for Mr. Nowak, and $6,059 for Amato.
For 2002
•	matching contributions under our 401(k) retirement savings plan in the amount of $4,508 for Mr. Stafeil;
•	contributions under our retirement foundation plan in the amount of $25,208 for Mr. Leuliette, $3,020 for Mr. Stafeil, $7,000 for Mr. Nowak, and $6,615 for Mr. Amato; and
•	contributions under certain non-qualified defined contribution plans in the amount of $120,000 for Leuliette and $2,141 for Nowak.
(7)
Includes imputed income in the amount of approximately $309,307 in 2004, $352,068 in 2003 and $259,196 in 2002, which is attributable to Mr. Leuliette as a result of his personal use of a corporate chartered aircraft.

(8)
Mr. Stafeil has been our Executive Vice President and Chief Financial Officer since July 16, 2003.

(9)
Mr. Swift served as our President, Driveline Group from June 16, 2003 through January 31, 2005.

Option Grants In Last Fiscal Year

        The following table shows options granted to the Named Executive Officers during fiscal 2004.

Name	Number of Securities Underlying Options Granted	Percent of Total Options/SARs Granted to Employees in Fiscal Year		Exercise or Base Price per Share		Expiration Date	Grant Date Present Value(1)
Timothy D. Leuliette	981,782	51%			$8.50	12/31/10	—
Jeffrey M. Stafeil(2)	—	—			—	—	—
Joseph Nowak	43,626 101,795	2.3 5.3	% %	$ $	6.50 6.50	03/08/11 11/01/11	—
Thomas A. Amato	43,626	2.3%			$6.50	10/01/11	—
Bruce R. Swift	145,421	7.5%			$6.50	11/06/13	—

(1)
The present value of the options as of their grant date is not presented as it is not meaningful in the context of Metaldyne's common stock being privately held.

(2)
In February 2005, Mr. Stafeil received options to purchase 153,075 shares of our common stock in exchange for his outstanding stock options. See also "2004 Stock Option Exchange Program"

Option Exercises And Year-End Option Value

        No options were exercised in 2004 by any of the Named Executive Officers.

2004 Stock Option Exchange Program

        In January 2004, under the terms of the 2004 Stock Option Exchange Program, our eligible employees, including the Named Executive Officers, were given the opportunity to voluntarily cancel all outstanding stock options previously granted to them in exchange for (1) new stock options to purchase 95% of the shares subject to the cancelled options, to be granted on July 16, 2004, and (2) one restricted stock unit ("RSU") for each forty shares of common stock underlying the cancelled options, to be granted upon cancellation of outstanding options, which occurred on January 15, 2004. Each RSU entitled its holder to one share of common stock, subject to satisfaction of a seven-month vesting schedule, and the right to receive a reload option if a Change in Control, as defined, occurred before July 15, 2004. Since a Change in Control did not occur before July 15, 2004, no reload options were issued. On August 15, 2004, 44,970 of the RSUs granted on January 15, 2004 vested. RSU holders had the ability to defer receipt of the shares of common stock to be received upon vesting. Also, on July 16, 2004, 1,708,884 new options were granted to participants in the option exchange program. These new options vested 40% upon grant and 30% will vest annually on July 16, 2005 and July 16, 2006, subject to certain conditions.

        In addition, on February 17, 2005, Mr. Stafeil received new stock options in exchange for his outstanding stock options. The replacement stock options entitle Mr. Stafeil to purchase the same number of shares of common stock as the cancelled options. These options vested 40% upon grant and 30% will vest annually on July 16, 2005 and July 16, 2006, subject to certain conditions.

        The following table provides additional details of the "repricings" described above for each of our current and former executive officers:

10-Year Option Repricing Table

Name	Date(1)	Number of Securities Underlying Options at Time of Cancellation (#)	Market Price of Common Stock on Date of Grant of New Options ($)(2)	Exercise Price of Cancelled Option($)	Number of Securities Underlying New Options (#)(3)	New Exercise Price ($)(4)	Option Term (5)
Timothy D. Leuliette President and Chief Executive Officer	1/15/04	1,033,455	6.50	16.90	981,782	8.50	12/31/10
Jeffrey M. Stafeil Executive Vice President, Chief Financial Officer	2/17/05	45,922 107,153	6.50 6.50	16.90 16.90	45,922 107,153	6.50 6.50	04/01/11 11/06/13
Joseph Nowak President, Chassis Group	1/15/04	45,922 45,922	6.50 6.50	16.90 16.90	43,626 43,626	6.50 6.50	03/08/11 11/01/11
Bruce R. Swift Former President, Engine Group	1/15/04	153,075	6.50	16.90	58,168	6.50	11/06/13
George P. Thanopoulos Former President, Driveline Group	1/15/04	45,922 45,922 61,231	6.50 6.50 6.50	16.90 16.90 16.90	17,450 17,450 23,268	6.50 6.50 6.50	03/08/11 11/01/11 06/01/12
Thomas A. Amato Executive Vice President, Commercial Operations	1/15/04	45,922	6.50	16.90	43,626	6.50	10/01/11
Karen A. Radtke Vice President, Treasurer	1/15/04	45,922	6.50	16.90	43,626	6.50	09/01/11

(1)
Represents the date on which the original option was cancelled.

(2)
As there is no public market for our Common Stock, this column reflects the Compensation Committee's determination that the fair market value of our common stock was $6.50 on July 16, 2005. In reaching its determination, the Compensation Committee considered the valuation report of an independent third party, which indicated that the fair value of our Common Stock was $4.80 (assuming the removal of the lack of marketability and minority discount applied for purposes of the independent third party's valuation, the fair value would have ranged between $8.50 and $9.00 per share). In addition, the independent third party's fair value determination was used for purposes of the stock based compensation disclosure contained in the notes to our consolidated financial statements which are included elsewhere in this prospectus.

(3)
For Messrs. Swift and Thanopoulos, represents only the number of vested shares of common stock underlying the new options. Messrs. Swift and Thanopoulos each received new options to purchase a total of 145,421 shares of common stock, however, 60% of the shares underlying the new options were forfeited upon their respective terminations.

(4)
The Compensation Committee of the Board of Directors determined that the fair market value of our common stock was $6.50 on July 16, 2005. Notwithstanding the Compensation Committee's determination, and the terms of the 2004 Stock Option Exchange Program, Mr. Leuliette voluntary agreed to an exercise price of $8.50 per share.

(5)
All new options have the same option term as the corresponding cancelled option.

Pension Plans

        Messrs. Nowak and Amato have accrued benefits under our defined benefit plans and have approximately 18 and 8.5 years of credited service, respectively. As of December 31, 2002, benefit accruals under our plans were frozen and no further accruals can be earned by plan participants. For purposes of determining benefits payable, remuneration in general is equal to the average of the highest five consecutive January 1 annual base salary rates paid by us prior to retirement. Vesting occurs after five full years of employment. The approximate annual benefits payable upon retirement if Messrs. Nowak and Amato were to retire at age 65 are $24,263 and 11,727, respectively. Messrs. Leuliette, Stafeil, and Swift have not participated in any of our defined benefit plans.

Compensation of Directors

        Outside directors who are not affiliated with Heartland receive cash compensation of $50,000 per year for their service as members of the Board of Directors, and they are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors and committee meetings. In addition, outside directors not affiliated with Heartland are eligible to receive awards under our 2001 Long Term Equity Incentive Plan.

        In February 2005, the Compensation Committee approved the payment of a one-time bonus to Mr. Cohen in recognition of his efforts as Chairman of the special committee appointed to lead the internal investigation that was concluded during November 2004. Pursuant to the terms of the bonus award, Mr. Cohen may elect to receive a cash bonus of $75,000 or an equivalently valued stock option grant. The terms of the stock option grant have yet to be determined and therefore Mr. Cohen has not been presented with the terms of the award.

Employment and Separation Agreements

        Messrs. Leuliette, Stafeil, Nowak and Amato are each parties to employment agreements with us. Each agreement states that the employee shall devote his full business time and efforts to the performance of his duties and responsibilities and provides for a specified annual salary and certain other benefits, including the right to participate in the AVCP and the Metaldyne 2001 Long Term Equity Incentive Plan.

        Mr. Stafeil's agreement terminates on December 31, 2005 and Messrs. Leuliette's, Nowak's and Amato's agreements terminate on December 31, 2006, and each agreement is automatically renewable for successive one-year terms unless we or the executive provides 30 days advance written notice of non-renewal. However, each agreement provides that the executive's employment with us is terminable at will by either party, at any time, and for any reason. In the event that we terminate the executive "without cause" (other than due to death or "disability"), or the executive terminates his employment with us for "good reason" (as such terms are defined in the agreements), the executive would be entitled to a severance package. In the event of non-renewal of the employment agreement, the executive would not receive the foregoing severance package unless he subsequently terminates his employment for good reason or is terminated without cause. Mr. Leuliette's severance package would consist of salary and bonus continuation payments for a period of 36 months, certain benefit continuation for a period of 18 months and a prorated bonus for the year of termination. The contracts of Messrs. Stafeil, Nowak and Amato provide for salary and bonus continuation of 24 months, certain benefit continuation for a period of 18 months, and a prorated bonus for the year of termination. During the term of each executive's employment agreement, if the executive is terminated without cause, or the executive terminates his employment with good reason, within three years following a "change of control" (as such term is defined in the agreements), a lump sum severance payment equal to three times the executive's base salary and target bonus with benefit continuation is provided. This payment may be further increased to cover taxes in the event it constitutes an excess parachute payment to the executive.

        Each of the employment contracts includes noncompetition, nonsolicitation and confidentiality covenants. The noncompetition period runs 2 years from termination of employment for Messrs. Leuliette, Swift, and Nowak and six months for Messrs. Stafeil and Amato. The noncompetition covenant does not apply in the event that the executive terminates his employment with us following nonrenewal of his employment contract with us.

        Mr. Swift was also party to an employment agreement with us. In January 2005, we entered into a release agreement with Mr. Swift pursuant to which he resigned and his employment agreement was terminated. Pursuant to the terms of the release agreement, Mr. Swift was entitled to base salary and benefit continuation for a period of six months along with his gross bonus for 2004 under the AVCP. The release agreement also included a release of claims and an acknowledgement of the noncompetition, nonsolicitation and confidentiality covenants contained in Mr. Swift's original employment agreement.

PERFORMANCE GRAPH

        Our common stock does not trade publicly. Because there was no market price for our common stock at any time during the past fiscal year, no meaningful presentation of cumulative total stockholder return is available.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2004, the Compensation Committee was composed of Marshall A. Cohen, J. Michael Losh, Richard A. Manoogian and David A. Stockman. None of Messrs. Cohen, Losh, Manoogian or Stockman is an employee of ours or is at present separately compensated for serving as one of our officers. Mr. Manoogian was formerly our President and Chief Executive Officer. Mr. Manoogian is the Chairman and Chief Executive Officer of Masco, which, along with us, is party to the Shareholders Agreement described under "Election of Directors" and "Certain Relationships and Related Party Transactions." Mr. Stockman is the Senior Managing Partner of Heartland, which has entered into a Monitoring Agreement and has various other relationships with us. See "Certain Relationships and Related Party Transactions." Mr. Losh is party to a consulting arrangement with us described under "Certain Relationships and Related Party Transactions."

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

        The following table sets forth information with respect to the beneficial ownership of our common stock as of July 1, 2005 by:

  •
  each person known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors;

  •
  our Chief Executive Officer and each of our four other most highly compensated executive officers during fiscal 2004 who were serving as executive officers at the end of fiscal 2004 (the "Named Executive Officers"); and

  •
  all of our directors and executive officers as a group.

        The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Under the Commission's rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, we believe each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned. There are significant provisions relating to voting and transfers of our common stock in the Shareholders Agreement described under "Certain Relationships and Related Transactions." As of June 30, 2005, we had 42,813,184 shares of common stock outstanding. The number of outstanding shares does not include 31,576 shares of common stock that certain of our employees, including certain of the Named Executive Officers, were entitled to receive upon vesting of restricted stock units held by them. These shares have not yet been received as certain of the employees made voluntary elections to defer receipt of shares of common stock that they otherwise would have received upon vesting of the restricted stock units. See also "2004 Stock Option Exchange Program."

Beneficial Owner	Shares of Common Stock	Percent of Class
Heartland Industrial Associates, L.L.C., 55 Railroad Avenue, Greenwich, Connecticut 06830(l)(2)	21,425,931	50.05%
Credit Suisse First Boston Equity Partners, L.P., 11 Madison Avenue, New York, New York 10010(3)	10,532,545	24.60%
Masco Corporation, 21001 Van Born Road, Taylor, Michigan 48180	2,492,248	5.82%
Thomas A. Amato(5)(7)	1,929.75	*
Gary M. Banks(2)	—	—
Charles E. Becker(4)	—	—
Thomas V. Chambers(5)	—	—
Marshall A. Cohen	—	—
Cynthia L. Hess(2)	—	—
Timothy D. Leuliette(2)(5)(6)	—	—
J. Michael Losh	—	—
Richard A. Manoogian(8)	1,498,975	3.50%
Wendy Beale Needham	—	—
Joseph Nowak(5)	7,403	*
Jeffrey M. Stafeil(5)(9)	—	—
Bruce Swift(5)	3,827	*
Daniel P. Tredwell(2)	—	—
Samuel Valenti, III(2)	—	—
All executive officers and directors as a group (14 persons) (10)	1,508,307.75	3.52%

        * Less than 1%.

(1)
The 21,425,931 shares of common stock are beneficially owned indirectly by Heartland Industrial Associates, L.L.C. ("Heartland LLC") as the general partner of certain limited partnerships which hold these shares directly as follows: 19,922,184 shares are held by Metaldyne Investment Fund I, LLC; 292,574 shares are held by Metaldyne Investment Fund II, LLC; and 1,211,173 are held by HIP Side-By-Side Partners, L.P. Heartland LLC is also the general partner of Heartland. In addition, by reason of the Shareholders Agreement summarized under "Election of Directors" and "Certain Relationships and Related Transactions," Heartland LLC may be deemed to share beneficial ownership of shares of common stock held by other stockholders party to the Shareholders Agreement. Such beneficial ownership is disclaimed.

(2)
As described in footnote 1 above, 21,425,931 shares are beneficially owned by Heartland LLC. Messrs. Leuliette and Tredwell are the Managing Members of Heartland LLC, but disclaim beneficial ownership of such shares. Messrs. Banks and Valenti and Ms. Hess are also members of Heartland LLC and also disclaim beneficial ownership of these shares. The business address for Messrs. Banks, Leuliette, Tredwell and Valenti is 55 Railroad Avenue, Greenwich, CT 06830. The mailing address for Ms. Hess is 1387 Pebble Ridge Drive, Rochester, MI 48307.

(3)
Of the 10,532,545 shares of common stock beneficially owned by CSFB, 7,402,831 shares are held directly by CSFB; 2,069,282 shares are held by Credit Suisse First Boston Equity Partners (Bermuda), L.P.; 6,610 shares are held by Credit Suisse First Boston U.S. Executive Advisors, L.P.; 533,168 shares are held by EMA Partners Fund 2000, L.P.; 343,139 shares are held by EMA Private Equity Fund 2000, L.P.; and 177,515 shares are held by certain CSFB employee funds. In addition, by reason of the Shareholders Agreement, CSFB may be deemed to share beneficial ownership of shares of common stock held by other stockholders party to the Shareholders Agreement. Such beneficial ownership is disclaimed. Affiliated funds of CSFB are limited partners of Heartland and disclaim beneficial ownership of all shares held by Heartland and its affiliates.

(4)
Affiliates of Mr. Becker are limited partners of Heartland, and he disclaims beneficial ownership of all shares held by Heartland and its affiliates.

(5)
Does not include option grants under our stock option plan, which are subject to vesting provisions and are not presently exercisable. Vested options will be exercisable following an initial public offering of our common stock and under certain circumstances, such as a change of control, vesting of options and exercisability may accelerate.

(6)
Does not include 25,836 shares of common stock that Mr. Leuliette is entitled to receive as a result of the vesting of restricted stock units that he received pursuant to our 2004 Stock Option Exchange Program. Mr. Leuliette has elected to defer receipt of these shares until the earlier of his retirement or termination of employment with us.

(7)
Does not include 1,148 shares of common stock that Mr. Amato is entitled to receive as a result of the vesting of restricted stock units that he obtained pursuant to our 2004 Stock Option Exchange Program. Mr. Amato has elected to defer receipt of these shares until the earlier of his retirement or termination of employment with us.

(8)
Includes 661,260 shares owned by The Richard and Jane Manoogian Foundation, for which Mr. Manoogian serves as a director. He shares voting and investment power with respect to the securities owned by the foundation, but Mr. Manoogian disclaims beneficial ownership of such securities. Mr. Manoogian is also Chairman of the Board of Masco as well as its Chief Executive Officer. None of the shares beneficially owned by Mr. Manoogian are attributed to or reported as beneficially owned by Masco.

(9)
Mr. Stafeil is a Senior Managing Director of Heartland and a member of Heartland Additional Commitment Fund, LLC, which is a limited partner of Heartland. He disclaims beneficial ownership of all shares held by Heartland.

(10)
This total excludes shares of common stock underlying outstanding stock options and shares of common stock that have not yet been received by the executive officers as a result of voluntary elections to defer receipt of such shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Metaldyne Shareholders Agreement

        In connection with the November 2000 acquisition, Heartland, CSFB, Masco, Richard Manoogian, their various affiliates and certain other stockholders of Metaldyne Corporation are parties to a Shareholders Agreement regarding their ownership of our common stock. References to a shareholder below refer only to those that are party to the Shareholders Agreement. References to Heartland and CSFB refer to all of their respective affiliated entities collectively, unless otherwise noted. Owners of an aggregate of approximately 96% of our outstanding common stock are party to the Shareholders Agreement.

        Election of Directors.    The Shareholders Agreement provides that the parties will vote their shares of common stock in order to cause:

        (1)   an amendment to our Bylaws to provide that the authorized number of directors on our board of directors shall be as recommended by Heartland in its sole discretion.

        (2)   the election to the board of directors of:

    •
    such number of directors as shall constitute a majority of the board of directors as designated by Heartland;

    •
    one director designated by Masco; and

    •
    one director designated by CSFB after consultation with Heartland.

Masco's ability to designate one director to the Board of Directors will terminate when it ceases to own a majority of the shares of common stock held by it as of the closing of the recapitalization, subject to certain exceptions. CSFB's ability to designate one director to the Board of Directors will terminate when it ceases to own a majority of the shares of common stock held by it as of the closing of the November 2000 acquisition.

        Transfers of Common Stock.    Prior to the date we have consummated a public offering of our common stock of at least $100 million (a "Qualifying Public Equity Offering"), the Shareholders Agreement restricts transfers of common stock except for transfers: (1) to a permitted transferee of a stockholder, (2) pursuant to the "right of first offer" provision discussed below, (3) pursuant to the "tag-along" provision discussed below, (4) pursuant to the "drag-along" provision discussed below and (5) pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

        Right of First Offer.    The Shareholders Agreement provides that prior to a Qualifying Public Equity Offering, no stockholder party to the agreement may transfer any of its shares other than to a permitted transferee of such stockholder or pursuant to the "tag-along" and "drag-along" provisions unless such stockholder shall offer such shares to us. We shall have the option for 15 business days to purchase such shares. If we decline to purchase the shares, then Heartland shall have the right to purchase such shares for an additional 10 business day period. Any shares not purchased by us or Heartland can be sold by such stockholder party to the agreement at a price not less than 90% of the price offered to us or Heartland.

        Tag-Along Rights.    The Shareholders Agreement grants to the stockholders party to the agreement, subject to certain exceptions, in connection with a proposed transfer of common stock by Heartland or its affiliates, the right to require the proposed transferee to purchase a proportionate percentage of the shares owned by the other stockholders at the same price and upon the same economic terms as are being offered to Heartland. These rights terminate upon a Qualifying Public Equity Offering.

        Drag-Along Rights.    The Shareholders Agreement provides that when Heartland and its affiliates enter into a transaction resulting in a substantial change of control of Metaldyne, Heartland has the right to require the other stockholders to sell a proportionate percentage of shares of common stock in such transaction as Heartland is selling and to otherwise vote in favor of the transactions effecting such substantial change of control. These rights terminate upon a Qualifying Public Equity Offering.

        Information.    Pursuant to the Shareholders Agreement, each stockholder party to the agreement is entitled to receive our quarterly and annual financial statements. In addition, such stockholders who maintain 25% of their original equity investment in us will be entitled to receive, prior to a Qualifying Public Equity Offering, certain monthly financial information and certain other information as they may reasonably request and will have the opportunity to meet with our senior management on at least an annual basis.

        Observer Rights.    Our stockholders who are also investors ("HIP Co-Investors") in one of Heartland's funds and have invested at least $40 million in our common stock or own at least 10% of our outstanding common stock, have the right to attend all meetings of the board of directors, including committees thereof, solely in a non-voting observer capacity. These rights terminate upon a Qualifying Public Equity Offering.

        Preemptive Rights.    Subject to certain exceptions, the Shareholders Agreement provides that if we issue, sell or grant rights to acquire for cash any shares of common stock or options, warrants or similar instrument or any other security convertible or exchangeable therefore ("Equity Interests"), or any equity security linked to or offered or sold in connection with any of our Equity Interests, then we will be obligated to offer certain stockholders or Heartland the right to purchase at the sale price and on the same terms and conditions of the sale such amount of shares of common stock or such other Equity Interest as would be necessary for such stockholders or Heartland to maintain its then current beneficial ownership interest in us. These rights terminate upon a Qualifying Public Equity Offering by us.

        Affiliate Transactions.    Subject to certain exceptions, the Shareholders Agreement provides that Heartland and its affiliates will not enter into transactions with us or our subsidiaries involving consideration in excess of $1 million without the approval of Masco and the HIP Co-Investors.

        Registration Rights.    The Shareholders Agreement provides the stockholders party to the agreement with unlimited "piggy-back" rights each time we file a registration statement except for registrations relating to (1) shares underlying management options and (2) an initial public offering consisting of primary shares. In addition, on the earlier of (1) five years after the closing of the recapitalization or (2) an initial public offering of Metaldyne, Heartland, CSFB, Masco and Richard Manoogian have the ability to demand the registration of their shares, subject to various hold back and other agreements. The Shareholders Agreement grants two demand registrations to Masco, one demand registration to Richard Manoogian, three demand registrations to CSFB and an unlimited number of demands to Heartland.

        Approval and Consultation Rights.    The Shareholders Agreement provides that prior to a Qualifying Public Equity Offering we will consult with CSFB in respect of any issues that in our good faith judgment are material to our business and operations. In addition, prior to a Qualifying Public Equity Offering, CSFB will have the right to approve:

  •
  certain acquisitions by us;

  •
  the selection of a chief executive officer;

  •
  certain debt restructurings; and

  •
  any liquidation or dissolution of us.

Monitoring Agreement

        We and Heartland are parties to a Monitoring Agreement pursuant to which Heartland is engaged to provide consulting services to us with respect to financial and operational matters. Pursuant to the terms of the Monitoring Agreement, Heartland is entitled to receive a fee for such services equal to the greater of (1) $4 million or (2) 0.25% of our total assets. In addition to providing ongoing consulting services, Heartland has also agreed to assist in acquisitions, divestitures and financings, for which Heartland will receive a fee equal to 1% of the value of such transaction. The Monitoring Agreement also provides that Heartland will be reimbursed for its reasonable out-of-pocket expenses. In fiscal 2004, Heartland received a $4 million monitoring fee, approximately $1.0 million in transaction fees, and $.2 million in expense reimbursement pursuant to the terms of the Monitoring Agreement.

TriMas Stock Purchase Agreement

        The following is a summary of certain terms of the stock purchase agreement among Heartland, TriMas Corporation and us relating to the TriMas divestiture, which we closed on June 6, 2002.

        Consideration.    We consummated a stock purchase agreement with Heartland under which Heartland and other investors invested approximately $265 million to acquire approximately 66% of the fully diluted common stock of our subsidiary, TriMas. As a result of the investment and other transactions described below, we received $840 million in the form of cash, retirement of debt TriMas owed to us or which was owed by TriMas under our credit agreement and the repurchase of TriMas-originated receivables balances under our receivables facility. We retained shares of TriMas common stock valued at $120 million. In addition, we received warrants to purchase additional shares of TriMas' common stock valued at $15 million. The common stock and warrants were valued based upon the cash equity investment being made by Heartland and the other investors. On April 2, 2003, TriMas repurchased 1 million shares of its common stock from us at $20 per share, the same price as it was valued on June 6, 2002. Metaldyne currently owns approximately 24% (after giving effect to the Metaldyne warrant) of the fully diluted common stock of TriMas.

        Employee Matters.    Pursuant to the stock purchase agreement, each outstanding option to purchase our common stock which has not vested and which is held by transferred employees was canceled on the closing date. Each option held by certain present and former employees which had vested on or prior to the closing date was replaced by options to purchase common stock of TriMas, with appropriate adjustments. In addition, TriMas agreed to reimburse us for (i) cash actually paid in redemption of certain restricted shares held by certain employees under restricted stock awards and (ii) 42.01% of the amount of cash actually paid to certain other employees by us in redemption of restricted stock awards held by such employees. TriMas also had certain other obligations to reimburse us for the allocated portion of its current and former employee related benefit responsibilities.

        Representation and Warranties.    Pursuant to the stock purchase agreement, we and Heartland made a number of representations and warrants as to, among other things, due incorporation and good standing and corporate authority to enter into the contemplated transactions, absence of conflicts, required consents, filings with governmental entities, capitalization, ownership of subsidiaries, financial statements, absence of certain changes, absence of undisclosed material liabilities, compliance with laws and court orders, absence of pending litigation, finder's fees, timely filing of material tax returns, employee benefit plans and the receipt of commitment letters and other financing matters. The representations and warranties in the stock purchase agreement did not survive the closing date.

        Principal Covenants.    The stock purchase agreement contains customary covenants for an agreement of this type, including, without limitation, the conduct of the TriMas business prior to the closing; access to information; employee benefit plans; repayments of debt; public announcements; confidentiality; and tax matters.

        Intercompany Agreements and Guarantees.    Subject to limited exceptions for ordinary course agreements, all agreements between us or our subsidiaries, on the one hand, and TriMas and any of its subsidiaries, on the other hand, remaining in place as of the closing date were canceled or terminated on the closing date. Prior to and after the closing date, we and TriMas have mutually agreed to provide for or arrange for the provision of the same benefits each currently receives under certain contracts with third parties. The defined benefit plans maintained by us in which the TriMas employees participate (other than the MascoTech, Inc. Union Employees Pension Plan) were curtailed and frozen at closing with respect to the TriMas employees and we retained all assets and liabilities of the plans and the assets and liabilities of all 401(k) plans and other defined contribution and other non-ERISA retirement plans relating to TriMas employees and the TriMas units were assumed by TriMas as of closing (with a transitional period to effect the assumption).

        Tax Matters.    Subject to limited exceptions, the provisions of the agreement relating to taxes provide that all consolidated tax benefits and detriments (including refunds and unpaid amounts) that may derive from periods prior to the closing will remain with us and all unconsolidated state tax benefits and detriments (including refunds and unpaid amounts) of a TriMas subsidiary will remain with that TriMas subsidiary.

        Indemnification.    Subject to certain limited exceptions, we, on the one hand, and TriMas, on the other hand, retained the liabilities associated with their respective businesses. Accordingly, TriMas will indemnify us and hold us harmless from all liabilities associated with TriMas and its subsidiaries and their respective operations and assets, whenever conducted, and we will indemnify and hold harmless Heartland and TriMas from all liabilities associated with us and our subsidiaries (excluding TriMas and the other acquired TriMas entities) and their respective operations and assets, whenever conducted. In addition, we and TriMas have each agreed to indemnify one another for the other's allocated share (57.99% in our case and 42.01% in the case of TriMas) of liabilities not readily associated with either business, or otherwise addressed, including certain costs related to the November 2000 acquisition. There are also indemnification provisions relating to certain other matters intended to effectuate other provisions of the agreement. These indemnification provisions will survive indefinitely and will be subject to a $50,000 deductible.

Corporate Services Agreement

        We and TriMas were parties to a services agreement, pursuant to which TriMas reimbursed us for certain software licensing fees and other general corporate services for a fee of approximately $0.4 million in 2004. This services agreement terminated on June 30, 2004.

TriMas Sales Transactions

        During 2004, we purchased fastener products from TriMas in the amount of approximately $0.3 million. These products are used primarily in our chassis-related business, and all prices were negotiated at competitive, arms' length terms.

TriMas Shareholders Agreement

        Heartland, we and other investors are parties to a shareholders agreement regarding ownership of TriMas common stock. References to Heartland refer to all of its affiliated entities collectively, unless otherwise noted. The agreement contains certain other covenants for the benefit of the shareholder parties thereto.

        Election of Directors.    The TriMas Shareholders Agreement provides that the parties will vote their shares of common stock in order to cause (1) the election to the board of directors of such number of directors as shall constitute a majority of the board of directors as designated by Heartland; and (2) the election to the board of directors of up to two directors designated by us.

        Transfers of Common Stock.    Prior to the date TriMas consummates a TriMas Qualifying Public Equity Offering (as defined), the TriMas Shareholders Agreement restricts transfers of common stock other than (1) to the permitted transferee of a stockholder, (2) pursuant to the "right of first offer" provision discussed below, (3) pursuant to the "tag-along" provision discussed below, (4) pursuant to the "drag-along" provision discussed below and (5) pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

        Right of First Offer.    The TriMas Shareholders Agreement provides that, prior to a TriMas Qualifying Public Equity Offering, no stockholder party to the agreement may transfer any of its shares other than to a permitted transferee of such stockholder or pursuant to the "tag-along" and "drag-along" provisions unless such stockholder shall offer such shares to TriMas. If TriMas declines to purchase the shares, then Heartland shall have the right to purchase such shares. Any shares not purchased by TriMas or Heartland can be sold by such stockholder party to the agreement at a price not less than 90% of the price offered to TriMas or Heartland.

        Tag-Along Rights.    The TriMas Shareholders Agreement will grant to the stockholders party to the agreement, subject to certain exceptions, in connection with a proposed transfer of common stock by Heartland or its affiliates, the right to require the proposed transferee to purchase a proportionate percentage of the shares owned by the other stockholders at the same price and upon the same economic terms as are being offered to Heartland. These rights terminate upon a TriMas Qualifying Public Equity Offering.

        Drag-Along Rights.    The TriMas Shareholders Agreement provides that when Heartland and its affiliates enter into a transaction resulting in a substantial change of control of TriMas, Heartland has the right to require the other stockholders to sell a proportionate percentage of shares of common stock in such transaction as Heartland is selling and to otherwise vote in favor of the transactions effecting such substantial change of control. These rights terminate upon a TriMas Qualifying Public Equity Offering.

        Registration Rights.    The TriMas Shareholders Agreement provides the stockholders party to the agreement with unlimited "piggy-back" rights each time TriMas files a registration statement except for registrations relating to (1) shares underlying management options and (2) an initial public offering consisting of primary shares. In addition, following an initial public offering, each of Heartland and we have the ability to demand the registration of our shares, subject to various hold back, priority and other agreements. The TriMas Shareholders Agreement grants three demand registrations to us and an unlimited number of demands to Heartland.

        Information.    Pursuant to the TriMas Shareholders Agreement, we are entitled to receive certain periodic, quarterly and annual financial statements.

        Preemptive Rights.    Subject to certain exceptions, the TriMas Shareholders Agreement provides that if TriMas issues, sells or grants rights to acquire for cash any shares of common stock or options, warrants or similar instruments or any other security convertible or exchangeable therefore ("TriMas Equity Interests"), or any equity security linked to or offered or sold in connection with any of TriMas' Equity Interests, then TriMas will be obligated to offer us and certain other stockholders the right to purchase at the sale price such amount of shares of common stock or such other TriMas Equity Interests as would be necessary for us and such other stockholders to maintain our then current beneficial ownership interest in TriMas. These rights terminate upon TriMas Qualified Public Offering and we may not have the necessary capital to pursue these rights.

        Affiliate Transactions.    Subject to certain exceptions, the TriMas Shareholders Agreement provides that Heartland and its affiliates will not enter into transactions with TriMas or any of its subsidiaries involving consideration in excess of $1 million without certain approvals.

Livonia Fittings Sale to TriMas

        On May 9, 2003, we sold our specialized fittings business to TriMas for approximately $22.6 million in cash and, in connection therewith we subleased our Livonia, Michigan facility to TriMas. We received a fairness opinion in connection with the foregoing disposition to TriMas since it was an affiliate transaction. The Livonia, Michigan facility is subject to a lease for which we will remain responsible but the sublease payments from TriMas are intended to be sufficient to satisfy our obligations under the lease. The lease expires in January 2020 and has a monthly rental payment of $15,794. We remain liable under the terms of the original lease to the extent that the required monthly rent payments are not made by TriMas. The acquisition was structured as an asset purchase pursuant to which TriMas acquired substantially all of the assets and liabilities of the specialized fittings business whether arising prior to or after the date of acquisition other than the accounts payable and accounts receivable attributable to our operation of the business that arose prior to May 5, 2003. Additionally, TriMas assumed the assets and liabilities under our employee benefit plans with the respect to the employees and former employees of our specialized fittings business. Subject to certain exceptions, the acquisition agreement provides that we will indemnify TriMas for any liabilities that it faces as a result of the acquisition that are related to any of our lines of business other than the specialized fittings business and that TriMas will indemnify us for any liabilities that we may have as a result of our historical operations of the specialized fittings business.

Other Relationships with Heartland

        Heartland Industrial Partners, L.P. is a private equity firm established in 1999 for the purpose of acquiring and expanding industrial companies operating in various sectors of the North American economy that are well positioned for global consolidation and growth. The managing general partner of Heartland is Heartland Industrial Associates, L.L.C. One of our officers and certain of our directors are members of the general partner, specifically Messrs. Banks, Leuliette, Tredwell and Valenti and Ms. Hess. In addition, affiliates of one of our directors, Mr. Becker, are limited partners in Heartland with interests representing less than 5% of the commitments in Heartland, and one of our executive officers, Mr. Stafeil, is a Senior Managing Director of Heartland and a member of a limited liability company that owns a limited partnership interest in Heartland. Heartland has informed us that its limited partners include many financial institutions, private and government employee pension funds and corporations. We may, in the ordinary course of business, have on a normal, customary and arms' length basis, relationships with certain of Heartland's limited partners, including banking, insurance and other relationships. Heartland and its affiliates are able to control our affairs in all cases, except for certain actions specified in a stockholders agreement among Heartland, CSFB and certain other investors. Under this stockholders agreement, specified actions require the approval of representatives of CSFB, until such time as we consummate a public common stock offering with specified terms.

Relationships with Masco

        On November 12, 2004, we sold approximately 924,000 shares of TriMas common stock to Masco for $23, per share, or a total of $21.3 million.

Consulting Relationship with Losh

        We are party to a consulting arrangement with Mr. Losh, who is one of our directors. Pursuant to the terms of the arrangement, Mr. Losh previously devoted an average of one day a week to various Metaldyne assignments that were developed in consultation with Mr. Leuliette. Mr. Losh received a fee of $184,000 for such services in 2004. In July 2004, we and Mr. Losh agreed to suspend performance of the consulting relationship for as long as Mr. Losh continues to serve as interim Chief Financial Officer of Cardinal Health Inc.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        Exchange Offer Registration Statement.    We issued the original notes on October 27, 2003. The initial purchasers have advised us that they subsequently resold the outstanding notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the offering of the outstanding notes, we entered into a registration rights agreement dated October 27, 2003, pursuant to which we agreed, for the benefit of all holders of the outstanding notes, at our own expense to use our reasonable best efforts:

  (1)
  to file the registration statement of which this prospectus is a part with the Commission;

  (2)
  to cause the registration statement to be declared effective under the Securities Act and promptly thereafter commence the exchange offer;

  (3)
  to keep the registration statement effective until the closing of the exchange offer; and

  (4)
  to issue, on or prior to 60 days after the date on which the exchange offer registration statement was declared effective by the Commission, exchange notes in exchange for all outstanding notes tendered prior thereto.

        Further, we agreed to keep the exchange offer open for acceptance for not less than the minimum period required under applicable Federal and state securities laws. For each outstanding note validly tendered pursuant to the exchange offer and not withdrawn, the holder of the outstanding note will receive an exchange note having a principal amount equal to that of the tendered outstanding note. Interest on each exchange note will accrue from the last date on which interest was paid on the tendered outstanding note in exchange therefor or, if no interest was paid on such outstanding note, from the issue date.

        Additional Interest.    Because the exchange offer was not completed on or prior to May 23, 2004, we are obligated to pay additional interest to each holder of original notes in an amount equal to $0.0278 per day or $11.00 per year per $1,000 principal amount of original notes held by such holder, which represents an aggregate amount of additional interest on the original notes of $4170.00 per day or $1,500,000 per year (calculated on the basis of a 360 day year). The additional interest began to apply on May 24, 2004 and will continue to apply with respect to the original notes until the exchange offer is completed. Additional interest was paid to holders on November 1, 2005 and May 1, 2005. As of July 15, 2005, $0.3 million of additional interest was accrued but unpaid on the original notes. Immediately prior to the closing of the exchange offer, additional interest that is accrued but unpaid on the original notes to be exchanged in this offer will be due and payable by us to the record holder of exchange notes to be exchanged for original notes. Holders of original notes who do not exchange their original notes in this offer will be entitled to receive additional interest that is accrued and unpaid on the original notes at the same time.

        Transferability.    We issued the outstanding notes on October 27, 2003 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the outstanding notes may not be offered or sold in the United States unless registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. Based on no-action letters issued by the staff of the Commission with respect to similar transactions, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by holders of notes who are not our affiliates without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

  (1)
  any exchange notes to be received by the holder were acquired in the ordinary course of the holder's business;

  (2)
  the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes;

  (3)
  at the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

  (4)
  the holder is not an "affiliate" of the Issuer or any guarantor, as defined in Rule 405 under the Securities Act; and

  (5)
  if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for the outstanding notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus in connection with any resale of the exchange notes.

        However, we have not sought a no-action letter with respect to the exchange offer and we cannot assure you that the staff of the Commission would make a similar determination with respect to the exchange offer. Any holder who tenders his outstanding notes in the exchange offer with any intention of participating in a distribution of exchange notes (1) cannot rely on the interpretation by the staff of the Commission, (2) will not be able to validly tender outstanding notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

        The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the registration rights agreement, we agreed to make this prospectus available to any such broker-dealer for use in connection with any such resale.

Terms of the Exchange Offer

        Upon satisfaction or waiver of all of the conditions of the exchange offer, we will accept any and all outstanding notes properly tendered and not withdrawn prior to the expiration date and will issue the exchange notes promptly after acceptance of the outstanding notes. See "—Conditions to the Exchange Offer" and "Procedures for Tendering Outstanding Notes." We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. As of the date of this prospectus, $150,000,000 aggregate principal amount of the notes is outstanding. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

        The exchange notes are identical to the outstanding notes except for the elimination of certain transfer restrictions, registration rights, restrictions on holding notes in certificated form and liquidated damages provisions. The exchange notes will evidence the same debt as the outstanding notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the outstanding notes were issued and will be deemed one issue of notes, together with the outstanding notes.

        This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the outstanding notes. Holders of outstanding notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

        For purposes of the exchange offer, we will be deemed to have accepted validly tendered outstanding notes when, and as if, we have given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the exchange notes from us to the tendering holders. If we do not accept any tendered outstanding notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the unaccepted outstanding notes, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

        Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as set forth below under "—Transfer Taxes," transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

        The term "expiration date" shall mean 12:00 a.m. midnight, New York City time, on            , 2005, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice and each registered holder by means of press release or other public announcement of any extension, in each case, prior to 9:00 a.m., New York City time, on the expiration date. We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, (2) to extend the exchange offer, (3) to terminate the exchange offer if the conditions set forth below under "—Conditions to the Exchange Offer" shall not have been satisfied, or (4) to amend the terms of the exchange offer in any manner. We will notify the exchange agent of any delay, extension, termination or amendment by oral or written notice. We will additionally notify each registered holder of any amendment. We will give to the exchange agent written confirmation of any oral notice.

Exchange Date

        As soon as practicable after the close of the exchange offer we will accept for exchange all outstanding notes properly tendered and not validly withdrawn prior to 12:00 a.m. midnight, New York City time, on the expiration date in accordance with the terms of this prospectus and the letters of transmittal.

Conditions to the Exchange Offer

        Notwithstanding any other provisions of the exchange offer, and subject to our obligations under the registration rights agreement, we shall not be required to accept any outstanding notes for exchange or issue exchange notes in exchange for any outstanding notes and may terminate or amend the exchange offer if, at any time before the acceptance of such exchange notes for exchange, any of the following events shall occur:

  (1)
  any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer;

  (2)
  any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

  (3)
  any law, statute, rule or regulation is proposed, adopted or enacted which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

  (4)
  any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

  (5)
  the exchange offer will violate any applicable law or any applicable interpretation of the staff of the Commission.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time. In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any such outstanding notes if at such time any stop order shall be threatened by the Commission or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

        The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding notes being tendered for exchange.

Consequences of Failure to Exchange

        Any outstanding notes not tendered pursuant to the exchange offer will remain outstanding and continue to accrue interest. The outstanding notes will remain "restricted securities" within the meaning of the Securities Act. Accordingly, prior to the date that is one year after the later of the issue date and the last date on which we or any of our affiliates was the owner of the outstanding notes, the outstanding notes may be resold only (1) inside the United States to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (2) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (4) pursuant to an effective registration statement under the Securities Act, in each of cases (1) through (4) in accordance with any applicable securities laws of any state of the United States. As a result, the liquidity of the market for non-tendered outstanding notes could be adversely affected upon completion of the exchange offer. The foregoing restrictions on resale will no longer apply after the first anniversary of the issue date of the outstanding note or the purchase of the outstanding notes from us or an affiliate.

Fees and Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

        Expenses incurred in connection with the exchange offer will be paid by us. Such expenses include, among others, the fees and expenses of the trustee and the exchange agent, accounting and legal fees, printing costs and other miscellaneous fees and expenses.

Accounting Treatment

        We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer as additional interest expense over the term of the exchange notes.

Procedures for Tendering Outstanding Notes

        The tender of outstanding notes pursuant to any of the procedures set forth in this prospectus and in the letter of transmittal will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. The tender of outstanding notes will constitute an agreement to deliver good and marketable title to all tendered outstanding notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

        Except as provided in "—Guaranteed Delivery Procedures," unless the outstanding notes being tendered are deposited by you with the exchange agent prior to the expiration date and are accompanied by a properly completed and duly executed letter of transmittal, we may, at our option, reject the tender. Issuance of exchange notes will be made only against deposit of tendered outstanding notes and delivery of all other required documents. Notwithstanding the foregoing, DTC participants tendering through its Automated Tender Offer Program ("ATOP") will be deemed to have made valid delivery where the exchange agent receives an agent's message prior to the expiration date.

        Accordingly, to properly tender outstanding notes, the following procedures must be followed:

        Notes held through a Custodian.    Each beneficial owner holding outstanding notes through a DTC participant must instruct the DTC participant to cause its outstanding notes to be tendered in accordance with the procedures set forth in this prospectus.

        Notes held through DTC.    Pursuant to an authorization given by DTC to the DTC participants, each DTC participant holding outstanding notes through DTC must (1) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent for its acceptance, or (2) comply with the guaranteed delivery procedures set forth below and in a notice of guaranteed delivery. See "—Guaranteed Delivery Procedures—Notes held through DTC."

        The exchange agent will (promptly after the date of this prospectus) establish accounts at DTC for purposes of the exchange offer with respect to outstanding notes held through DTC. Any financial institution that is a DTC participant may make book-entry delivery of interests in outstanding notes into the exchange agent's account through ATOP. However, although delivery of interests in the outstanding notes may be effected through book-entry transfer into the exchange agent's account through ATOP, an agent's message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the exchange agent at its address set forth under "—Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

        The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each DTC participant tendering through ATOP that such DTC participants have received a letter of transmittal and agree to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such DTC participants.

        Cede & Co., as the holder of the global note, will tender a portion of the global note equal to the aggregate principal amount due at the stated maturity for which instructions to tender are given by DTC participants.

        By tendering, each holder and each DTC participant will represent to us that, among other things, (1) it is not our affiliate, (2) it is not a broker-dealer tendering outstanding notes acquired directly from us for its own account, (3) it is acquiring the exchange notes in its ordinary course of business and (4) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

        We will not accept any alternative, conditional, irregular or contingent tenders (unless waived by us). By executing a letter of transmittal or transmitting an acceptance through ATOP, as the case may be, each tendering holder waives any right to receive any notice of the acceptance for purchase of its outstanding notes.

        We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered outstanding notes, and such determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition to the exchange offer and any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. We, along with the exchange agent, shall be under no duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

        LETTERS OF TRANSMITTAL AND OUTSTANDING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO US OR DTC.

        The method of delivery of outstanding notes, letters of transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or letters of transmittal and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

Guaranteed Delivery Procedures

        Notes Held Through DTC.    DTC participants holding outstanding notes through DTC who wish to cause their outstanding notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the expiration date, may cause a tender to be effected if:

(1)
guaranteed delivery is made by or through a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, including:

  •
  a bank;

    •
    a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

    •
    a credit union;

    •
    a national securities exchange, registered securities association or clearing agency; or

    •
    a savings institution that is a participant in a Securities Transfer Association recognized program;

(2)
prior to the expiration date, the exchange agent receives from any of the above institutions a properly completed and duly executed notice of guaranteed delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided with this prospectus; and

(3)
book-entry confirmation and an agent's message in connection therewith are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

        Notes Held by Holders.    Holders who wish to tender their outstanding notes but (1) whose outstanding notes are not immediately available and will not be available for tendering prior to the expiration date, or (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

  •
  the tender is made by or through any of the above-listed institutions;

  •
  prior to the expiration date, the exchange agent receives from any above-listed institution a properly completed and duly executed notice of guaranteed delivery, whether by mail, hand delivery, facsimile transmission or overnight courier, substantially in the form provided with this prospectus; and

  •
  a properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

Withdrawal Rights

        You may withdraw tenders of outstanding notes, or any portion of your outstanding notes, in integral multiples of $1,000 principal amount due at the stated maturity, at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date. Any outstanding notes properly withdrawn will be deemed to be not validly tendered for purposes of the exchange offer.

        Notes Held Through DTC.    DTC participants holding outstanding notes who have transmitted their acceptances through ATOP may, prior to 12:00 a.m. midnight, New York City time, on the expiration date, withdraw the instruction given thereby by delivering to the exchange agent, at its address set forth under "—Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC participant, the principal amount due at the stated maturity of outstanding notes to which such withdrawal relates and the signature of the DTC participant. Receipt of such written notice of withdrawal by the exchange agent effectuates a withdrawal.

        Notes Held by Holders.    Holders may withdraw their tender of outstanding notes, prior to 12:00 a.m. midnight, New York City time, on the expiration date, by delivering to the exchange agent, at its address set forth under "—Exchange Agent," a written, telegraphic or facsimile notice of withdrawal. Any such notice of withdrawal must (1) specify the name of the person who tendered the outstanding notes to be withdrawn, (2) contain a description of the outstanding notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such outstanding notes and the aggregate principal amount due at the stated maturity represented by such outstanding notes and (3) be signed by the holder of such outstanding notes in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered (including any required signature guaranties), or be accompanied by (x) documents of transfer in a form acceptable to us, in our sole discretion, and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such holder. If the outstanding notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written, telegraphic or facsimile notice of withdrawal even if physical release is not yet effected.

        All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the outstanding notes being withdrawn are held for the account of any of the institutions listed above under "—Guaranteed Delivery Procedures."

        A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC participant or a holder of outstanding notes, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or letter of transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC participant or a holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this prospectus. A withdrawal of a tender of outstanding notes by a DTC participant or a holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new letter of transmittal, as the case may be, in accordance with the procedures described herein.

Exchange Agent

        BNY Midwest Trust Company has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

  By Registered or Certified Mail: Corporate Trust Operations
  Reorganization Unit
  15 Broad Street, 16th Floor
  New York, NY 10007
  Attn: Mr. David A. Mauer

  By Hand Delivery to 4:30 p.m.: Corporate Trust Operations
  Reorganization Unit
  15 Broad Street, 16th Floor
  New York, NY 10007
  Attn: Mr. David A. Mauer

  By Overnight Courier and by Hand Delivery after 4:30 p.m. of Expiration Date: Corporate Trust Operations
  Reorganization Unit
  15 Broad Street, 16th Floor
  New York, NY 10007
  Facsimile: (212) 235-2261
  Telephone: (212) 235-2363
  Attention: Customer Service

        The exchange agent also acts as trustee under the indenture.

Transfer Taxes

        Holders of outstanding notes who tender their outstanding notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

DESCRIPTION OF OTHER INDEBTEDNESS AND OUR PREFERRED STOCK

Credit Facility

  General

        Metaldyne and Metaldyne Company LLC are party to a credit facility with JPMorgan Chase Bank, as administrative agent and collateral agent, Credit Suisse First Boston, as syndication agent, Comerica Bank, as documentation agent, First Union National Bank, as documentation agent, National City Bank, as documentation agent, Bank One, NA, as documentation agent, J.P. Morgan Securities Inc. and Credit Suisse First Boston, as joint bookrunners and joint lead arrangers, and the other lenders party thereto.

        The credit facility presently consists of a senior revolving credit facility that matures in December 2007 and the tranche D senior term loan facility that matures in December 2009. The revolving credit facility is presently comprised of a total principal amount commitment of $250 million, but this is subject to reduction to $200 million as a result of the issuance and application of proceeds from the original notes, by reason of the amendment referred to above. The tranche D facility is comprised of loans in a total principal amount of $351.1 million as of April 3, 2005. Up to approximately $100 million of our revolving credit facility is available for permitted acquisitions. The revolving credit facility matures on May 28, 2007 and the tranche D facility matures on December 31, 2009.

        The obligations under the credit facility are secured and are unconditionally and irrevocably guaranteed jointly and severally by us and each of our existing and subsequently acquired or organized domestic subsidiaries other than MRFC, Inc., pursuant to the terms of a separate guarantee agreement. Although no foreign subsidiaries are currently borrowers under the credit facility, such entities may borrow under the facility in the future.

        In December 2004, we obtained an amendment of our credit facility to, among other things, modify certain negative covenants. Under this amendment, the applicable interest rate spreads on our term loan obligations increased from 4.25% to 4.50% over the current London Interbank Offered Rate, or LIBOR, and our leverage covenant was modified to be less restrictive.

  Security Interests

        Our borrowings under the credit facility are secured by a first priority perfected security interest in:

  •
  the capital stock of Metaldyne Company LLC and all of the capital stock held by Metaldyne, Metaldyne Company LLC or any domestic subsidiary of Metaldyne and of each existing and subsequently acquired or organized subsidiary of Metaldyne (which pledge, in the case of any foreign subsidiary, shall be limited to 65% of the capital stock of such foreign subsidiary to the extent the pledge of any greater percentage would result in adverse tax consequences to Metaldyne or Metaldyne Company LLC); and

  •
  all tangible and intangible assets of Metaldyne, Metaldyne Company LLC and each existing or subsequently acquired or organized domestic subsidiary of Metaldyne, other than MRFC, Inc., with certain exceptions as set forth in the credit facility.

  Interest Rates and Fees

        Borrowings under the credit facility will bear interest, at our option, at either:

  •
  a base rate used by JPMorgan Chase Bank, plus an applicable margin; or

  •
  a eurocurrency rate on deposits for one, two, three or six month periods (or nine or twelve month periods if, at the time of the borrowing, all lenders agree to make such a duration available), plus the applicable margin.

        The applicable margin on loans is subject to change depending on our leverage ratio. As of January 2, 2005, the applicable margin on our revolving loans which are base rate loans was 3.25% and on eurocurrency loans was 4.25%. The applicable margin on the term loan borrowings which are base rate loans is 3.50% and on eurocurrency loans is 4.50%.

        We also pay the lenders a commitment fee on the unused commitments under the credit facility equal to 1.00% per annum, payable quarterly in arrears. The commitment fee is subject to reduction depending on our leverage ratio.

  Mandatory and Optional Repayment

        Subject to exceptions for reinvestment of proceeds and other exceptions and materiality thresholds, we are required to prepay outstanding loans under the credit facility with excess cash flow, the net proceeds of certain asset dispositions, casualty and condemnation recovery events and incurrences of permitted debt.

        We may voluntarily prepay loans under the credit facility without prepayment premiums, in whole or in part, subject to minimum prepayments.

  Covenants

        The credit facility contains negative and affirmative covenants and requirements affecting us and our subsidiaries. The credit facility contains the following negative covenants and restrictions, among others: restrictions on debt, liens, mergers, investments, loans, advances, guarantee obligations, acquisitions, asset dispositions, sale-leaseback transactions, hedging agreements, dividends and other restricted junior payments, stock repurchases, transactions with affiliates, restrictive agreements, amendments to charter, by-laws and other material documents. The credit facility also requires us and our subsidiaries to meet certain financial covenants and ratios computed quarterly.

        The credit facility contains the following affirmative covenants, among others: mandatory reporting of financial and other information to the administrative agent, notice to the administrative agent upon the occurrence of certain events of default and other events, written notice of change of any information affecting the identity of the record owner or the location of collateral, preservation of existence and intellectual property, payment of obligations, maintenance of properties and insurance, notice of casualty and condemnation, access to properties and books by the lenders, compliance with laws, use of proceeds and letters of credit, additional subsidiaries and interest rate protection agreements.

  Events of Default

        The credit facility specifies certain customary events of default, including, among others, non-payment of principal, interest or fees, violation of covenants, cross-defaults and cross-accelerations, inaccuracy of representations and warranties in any material respect, bankruptcy and insolvency events, change of control, failure to maintain security interests, specified ERISA events, one or more judgments for the payment of money in an aggregate amount in excess of $15.0 million, the guarantees shall cease to be in full force and effect or the subordination provisions of any of our subordinated debt are found to be invalid.

11% Senior Subordinated Notes Due 2012

        Metaldyne has outstanding $250 million aggregate principal amount in 11% senior subordinated notes due 2012. These notes were originally issued in a private sale under Rule 144A of the Securities Act. Pursuant to a related registration rights agreement, we subsequently completed an offer to exchange the privately sold notes for registered notes that are identical except that the registered notes do not have any transfer restrictions. The 11% senior subordinated notes are redeemable, in whole part or in part, at any time prior to June 15, 2007, at our option, at redemption prices declining to par, plus accrued and unpaid interest, if any, to the applicable date of redemption. At any time prior to June 15, 2007, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 11% senior subordinated notes at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more equity offerings, provided that at least 65% of the aggregate principal amount of the 11% senior subordinated notes remains outstanding immediately after the occurrence of such redemption (excluding notes held by us and our subsidiaries).

        Upon the occurrence of a change of control (to be defined in the same manner as such term is defined in the indenture governing the 11% senior subordinated notes due 2012), we will be required to make an offer to purchase each holder's 11% senior subordinated notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

        The indenture governing the 11% senior subordinated notes due 2012 contains restrictive covenants (including, among others, limitations on indebtedness, restricted payments, liens, asset dispositions, change of control and transactions with affiliates) which are customary for such securities and comparable to the notes offered hereby.

Other Debt

        As of April 3, 2005, we had approximately $22.7 million of other debt consisting primarily of industrial revenue bonds and government loans.

Series A Preferred Stock

        In connection with the November 2000 acquisition, we issued 361,001 shares of Series A Preferred Stock to Masco Corporation having an aggregate initial liquidation preference of $36.1 million. The holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of legally available funds, cumulative dividends on each share of Series A Preferred Stock for each quarterly dividend period at a rate of 13% per annum for periods ending on or prior to December 31, 2005 and 15% per annum for periods after December 31, 2005, plus, in either case, 2% per annum for any period for which there are any accrued and unpaid dividends. Accrued and unpaid dividends on the Series A Preferred Stock accrue additional dividends, compounded quarterly, at the then applicable quarterly dividend rate.

        All then outstanding shares of Series A Preferred Stock are mandatorily redeemable by us, out of legally available funds, on December 31, 2012 at a redemption price of 100% of their liquidation preference, equal to $100 for each share of Series A Preferred Stock. Additionally, at any time after December 31, 2005, or at any time before such date using the net proceeds from issuances of shares of our capital stock, we may redeem the Series A Preferred Stock, in whole or in part, out of legally available funds, at our option by a resolution of our board of directors, at a redemption price of 101% of their liquidation preference. Immediately prior to authorizing or making any such redemption, by resolution of our board of directors, to the extent that funds are legally available therefor, we are required to declare a dividend on the Series A Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends (including additional dividends) on the Series A Preferred Stock as of such date and, if we do not have sufficient legally available funds to declare and pay all dividends (including additional dividends) accrued at the time of such redemption, any remaining accrued and unpaid dividends (including additional dividends) are to be added to the redemption price.

        If a change in control, as defined in our certificate of incorporation, occurs at any time, each holder of Series A Preferred Stock has the right to require us to purchase such holder's Series A Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 101% of their liquidation preference, plus accrued and unpaid dividends to the purchase date. Additionally, in the event of an equity offering triggering event, which is defined in our certificate of incorporation and includes certain excess proceeds from certain equity offerings and an initial public offering, each holder of Series A Preferred Stock has the right to require us to purchase such holder's Series A Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 101% of their liquidation preference, plus accrued and unpaid dividends to the purchase date, subject to certain limitations set forth in our certificate of incorporation.

        In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or otherwise, after payment or provision for payment of our debts and other liabilities, the holders of Series A Preferred Stock are entitled to receive, out of our remaining assets, $100 in cash for each share of Series A Preferred Stock they hold, plus an amount equal to all dividends (including additional dividends) accrued and unpaid on each share up to the date fixed for distribution, before any distribution is made to the holders of our common stock or any other stock ranking (as to any such distribution) junior to the Series A Preferred Stock. With regard to rights to receive dividends, mandatory redemption payments and distributions upon liquidation, dissolution or winding up of our affairs, the Series A Preferred Stock ranks prior to all our other capital stock outstanding at the time it was issued.

        Except as required by law or otherwise as set forth in our certificate of incorporation, the holders of Series A Preferred Stock do not have any voting rights or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any stockholders meeting. The holders of Series A Preferred Stock are entitled to one vote per share regarding matters on which they are entitled to vote. The Series A Preferred Stock is not convertible and has no preemptive rights.

        In case at any time (i) the equivalent of six or more full quarterly dividends on the Series A Preferred Stock out of any eight consecutive quarterly dividend periods are in arrears or (ii) we fail to make a mandatory redemption of shares of Series A Preferred Stock or (iii) we fail to comply in any material respect with the provisions in our certificate of incorporation relating to a change in control or an equity offering triggering event, the exclusive remedy for such matters, until cured, is that the number of members of our board of directors is automatically be increased by one and the holders of a majority of the outstanding shares of Series A Preferred Stock are entitled, as a class, to the exclusion of the holders of all other classes or series of our capital stock, to elect one director to fill the directorship so created.

        Our certificate of incorporation provides that, so long as any shares of the Series A Preferred Stock are outstanding, unless the vote or consent of the holders of a greater number of shares is then required by law, except as otherwise provided in our certificate of incorporation, the consent of the holders of a majority of all of the outstanding shares of Series A Preferred Stock is required for us to take certain actions which could adversely affect holder of Series A Preferred Stock, including to allow any of our subsidiaries to issue any preferred stock (other than to us or another one of our subsidiaries) or to sell, lease or convey all or substantially all of our assets or merge or consolidate with or into any other entity if as a result of such transaction the Series A Preferred Stock would be cashed out for less than 100% (or, if the transaction would constitute a change of control, 101%) of their liquidation preference, plus any accrued and unpaid dividends.

Series B Preferred Stock

        In connection with the acquisition of GMTI, we issued 184,153 shares of Series B Preferred Stock to representatives for the original sellers of GMTI having an aggregate initial liquidation preference of $18,415,300.

        The holders of Series B Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of legally available funds, cumulative dividends on each share of Series B Preferred Stock for each semi-annual dividend period equal to their liquidation preference, in effect as of the end of the immediately preceding semi-annual dividend period, of such share multiplied by a rate equal to 5.75% (or the equivalent of 11.5% per annum). Any accrued dividends not paid at the end of any semi-annual dividend period is added to the liquidation preference of the Series B Preferred Shares and dividends thereafter accrue on such amount so as to achieve semi-annual compounding.

        All then outstanding shares of Series B Preferred Stock are mandatorily redeemable by us, out of legally available funds, on June 15, 2013 at a redemption price of 100% of their then liquidation preference, equal to $100 for each share of Series B Preferred Stock plus all amounts added at the end of any semi-annual dividend period as provided in the immediately preceding paragraph. Additionally, at any time, we may redeem the Series B Preferred Stock, in whole or in part, out of legally available funds, at our option by a resolution of our board of directors, at a redemption price of 100% of their then liquidation preference. Immediately prior to authorizing or making any such redemption, by resolution of our board of directors, to the extent that funds are legally available therefor, we are required to declare a dividend on the Series B Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends on the Series A Preferred Stock as of such date and, if we do not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends are to be added to the redemption price.

        If a preferred stock change in control, as defined in the certificate of designations governing the Series B Preferred Stock, occurs at any time, each holder of Series B Preferred Stock has the right to require us to purchase such holder's Series B Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 100% of their then liquidation preference, plus accrued and unpaid dividends to the purchase date. Additionally, in the event of a preferred stock equity offering triggering event, which is defined in the certificate of designations governing the Series B Preferred Stock in a manner similar to that in the Series A preferred stock, each holder of Series B Preferred Stock has the right to require us to purchase such holder's Series B Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 100% of their liquidation preference, plus accrued and unpaid dividends to the purchase date, but only to the extent of any preferred stock exceeds proceeds, as defined in the certificate of designations governing the Series B Preferred Stock, received by us from a preferred stock equity offering triggering event.

        In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or otherwise, after payment or provision for payment of our debts and other liabilities, the holders of Series B Preferred Stock are entitled to receive, out of our remaining assets, an amount equal to $100, plus all amounts added at the end of any semi-annual dividend period for each share of Series B Preferred Stock they hold, plus all dividends accrued and unpaid on such share up to the date fixed for distribution, before any distribution is made to the holders of our common stock or any other stock ranking (as to any such distribution) junior to the Series B Preferred Stock. With regard to rights to receive dividends, mandatory redemption payments and distributions upon liquidation, dissolution or winding up of our affairs, the Series B Preferred Stock ranks junior to all Series A Preferred Stock outstanding at the time of issuance of the Series B Preferred Stock and prior to all our other capital stock outstanding at the time it was issued.

        Except as required by law or otherwise as set forth in the certificate of designations governing the Series B Preferred Stock, the holders of Series B Preferred Stock do not have any voting rights or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any stockholders meeting. The holders of Series B Preferred Stock are entitled to one vote per share regarding matters on which they are entitled to vote. The Series B Preferred Stock is not convertible and has no preemptive rights.

        In case at any time (i) we fail to make a mandatory redemption of shares of Series B Preferred Stock or (ii) we fail to comply in any material respect with the provisions in the certificate of designations governing the Series B Preferred Stock relating to a preferred stock change in control or a preferred stock equity offering triggering event, the remedy for such matters, until cured, is that the number of members of our board of directors is automatically increased by one and the holders of a majority of the outstanding shares of Series B Preferred Stock are entitled, as a class, to the exclusion of the holders of all other classes or series of our capital stock, to elect one director to fill the directorship so created.

        The certificate of designations governing the Series B Preferred Stock provides that, so long as any shares of the Series B Preferred Stock are outstanding, unless the vote or consent of the holders of a greater number of shares is then required by law, except as otherwise provided in our certificate of incorporation, the consent of the holders of a majority of all of the outstanding shares of Series B Preferred Stock is required for us to take certain actions which could adversely affect holders of Series B Preferred Stock, including to allow for the issuance of senior stock or to sell, lease or convey all or substantially all of our assets or merge or consolidate with or into any other entity if as a result of such transaction the Series B Preferred Stock would be cashed out for less than 100% of their then liquidation preference, plus any accrued and unpaid dividends.

10% Ten Year Senior Subordinated Notes

        On December 31, 2003, we issued to DaimlerChrysler $31,746,000 aggregate principal amount of 10% senior subordinated notes which mature on December 15, 2014. The 10% senior subordinated notes rank pari passu in right of payment with the 11% senior subordinated notes due 2012 and are guaranteed by each of our subsidiaries that guaranteed the 11% senior subordinated notes due 2012. The terms of the 10% senior subordinated notes are substantially the same as the terms of the 11% senior subordinated notes due 2012.

        The 10% senior subordinated notes will be redeemable, in whole part or in part, at any time prior to the fifth anniversary of the 15th day of the month in which the notes are originally issued, at our option, at a redemption price equal to the sum of the present values of the remaining scheduled payments discounted to the redemption date on a semi-annual basis at an adjusted treasury rate, plus accrued and unpaid interest, if any, to the applicable date of redemption.

        At any time prior to the fifth anniversary of the 15th day of the month in which the 10% senior subordinated notes are originally issued, we may on any one or more occasions redeem up to 35% of the aggregate principal amount of the 10% senior subordinated notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more equity offerings, provided that at least 65% of the aggregate principal amount of the 10% senior subordinated notes remains outstanding immediately after the occurrence of such redemption (excluding notes held by us and our subsidiaries) and the redemption must occur within 120 days of the date of the closing of such equity offering.

        After the fifth anniversary of the 15th day of the month in which the 10% senior subordinated notes are originally issued, we may redeem all or a part of the 10% senior subordinated notes at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on the anniversary of the 15th day of the month in which the notes are originally issued indicated below:

Anniversary	Redemption price
Fifth	105.000%
Sixth	103.333%
Seventh	101.667%
Eighth and thereafter	100.000%

        Upon the occurrence of a change of control (to be defined in the same manner as such term is defined in the indenture governing the 11% senior subordinated notes due 2012), we will be required to make an offer to purchase each holder's 10% senior subordinated notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

        The indenture governing the 10% senior subordinated notes will contain substantially the same restrictive covenants (including, among others, limitations on indebtedness, restricted payments, liens, asset dispositions, change of control and transactions with affiliates) which are contained in the indenture governing the 11% senior subordinated notes due 2012. The commencement date for calculation of the restricted payments basket contained in the indenture governing the 10% senior subordinated notes will be June 30, 2002, which is the same date that is contained in the indenture governing the 11% senior subordinated notes due 2012.

        The initial holders of the 10% senior subordinated notes will have the right, at any time after they have sold at least $5 million in aggregate principal amount of the 10% senior subordinated notes, to make a written demand that we use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the notes for SEC-registered notes with terms identical (except that the exchange notes will not be subject to restrictions on transfer) or relating to a shelf registration. We are subject to the payment of financial penalties if we do not timely comply with these obligations.

Series A-1 Preferred Stock

        On December 31, 2003, we issued to DaimlerChrysler 644,540 shares of Series A-1 Preferred Stock having an aggregate initial liquidation preference of $64.5 million. The holders of Series A-1 Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of legally available funds, cumulative dividends on each share of Series A-1 Preferred Stock for each quarterly dividend period at a rate of 11% per annum, plus 2% per annum for any period for which there are any accrued and unpaid dividends. Accrued and unpaid dividends on the Series A-1 Preferred Stock will accrue additional dividends, compounded quarterly, at the then applicable quarterly dividend rate.

        All then outstanding shares of Series A-1 Preferred Stock will be mandatorily redeemable by us, out of legally available funds, on the dividend payment date immediately following the 10th anniversary of their issue date at a redemption price of 100% of their liquidation preference, equal to $100 for each share of Series A-1 Preferred Stock. Additionally, we may redeem the Series A Preferred Stock, in whole or in part, out of legally available funds, at our option at any time by a resolution of our board of directors, for a cash redemption price of 100% of their liquidation preference. Immediately prior to authorizing or making any such redemption, by resolution of our board of directors, to the extent that funds are legally available therefor, we will be required to declare a dividend on the Series A-1 Preferred Stock payable on the redemption date in an amount equal to any accrued and unpaid dividends (including additional dividends) on the Series A-1 Preferred Stock as of such date and, if we do not have sufficient legally available funds to declare and pay all dividends (including additional dividends) accrued at the time of such redemption, any remaining accrued and unpaid dividends (including additional dividends) will be added to the redemption price.

        If a change in control, as will be defined in our certificate of incorporation, occurs at any time, each holder of Series A-1 Preferred Stock will have the right to require us to purchase such holder's Series A-1 Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 101% of their liquidation preference, plus accrued and unpaid dividends (including additional dividends) to the purchase date. Additionally, in the event of an equity offering triggering event, which will be defined in our certificate of incorporation and will include certain excess proceeds from certain equity offerings and an initial public offering, each holder of Series A-1 Preferred Stock will have the right to require us to purchase such holder's Series A-1 Preferred Stock, in whole or in part, out of legally available funds, at a cash purchase price of 101% of their liquidation preference, plus accrued and unpaid dividends to the purchase date, subject to certain limitations to be set forth in our certificate of incorporation.

        In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or otherwise, after payment or provision for payment of our debts, the liquidation preference on the Series A Preferred Stock and other liabilities, the holders of Series A-1 Preferred Stock will be entitled to receive, out of our remaining assets, $100 in cash for each share of Series A-1 Preferred Stock they hold, plus an amount equal to all dividends (including additional dividends) accrued and unpaid on each share up to the date fixed for distribution, before any distribution is made to the holders of our common stock or any other stock ranking (as to any such distribution) junior to the Series A-1 Preferred Stock. With regard to rights to receive dividends, mandatory redemption payments and distributions upon liquidation, dissolution or winding up of our affairs, the Series A-1 Preferred Stock will rank junior to the Series A Preferred Stock and prior to the Series B Preferred Stock, all of our common stock and any other stock ranking (as to any such distribution) junior to the Series A-1 Preferred Stock.

        Except as required by law or otherwise as set forth in our certificate of incorporation, the holders of Series A-1 Preferred Stock will not have any voting rights or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any stockholders meeting. The holders of Series A-1 Preferred Stock will be entitled to one vote per share regarding matters on which they are entitled to vote. The Series A-1 Preferred Stock will not be convertible and will have no preemptive rights.

        In case at any time (i) the equivalent of six or more full quarterly dividends on the Series A-1 Preferred Stock out of any eight consecutive quarterly dividend periods are in arrears (if during such six or more quarterly periods the terms of our debt instruments and the terms of any senior securities would have permitted the payment of such dividends in cash) or (ii) we fail to make a mandatory redemption of shares of Series A-1 Preferred Stock or (iii) we fail to comply in any material respect with the provisions in our certificate of incorporation relating to a change in control or an equity offering triggering event, the exclusive remedy for such matters, until cured, will be that the number of members of our board of directors is automatically increased by one and the holders of a majority of the outstanding shares of Series A-1 Preferred Stock are entitled (but not obligated), in their discretion, as a class, to the exclusion of the holders of all other classes or series of our capital stock, to elect one director to fill the directorship so created.

        Our certificate of incorporation will provide that, so long as any shares of the Series A-1 Preferred Stock are outstanding, unless the vote or consent of the holders of a greater number of shares is then required by law, except as otherwise provided in our certificate of incorporation, the consent of the holders of at least two-thirds of all of the outstanding shares of Series A-1 Preferred Stock will be required for us to take certain actions which could adversely affect holders of Series A-1 Preferred Stock, including to allow for the issuance of capital stock ranking on a parity with or prior to the Series A-1 Preferred Stock in right of payment as to dividends or upon liquidation, dissolution or winding-up of our affairs, or to sell, lease or convey all or substantially all of our assets or merge or consolidate with or into any other entity if as a result of such transaction the Series A-1 Preferred

Stock would be cashed out for less than 100% (or, if the transaction would constitute a change of control, 101%) of their liquidation preference, plus any accrued and unpaid dividends (including additional dividends).

        We will have the right, at our option by resolution of our board of directors, to exchange in whole, but not in part, the then outstanding shares of Series A-1 Preferred Stock for 11% Subordinated Notes with a principal amount equal to the liquidation preference (plus, without duplication, any Additional Dividends) of the Series A-1 Preferred Stock so exchanged and which mature on the 10th anniversary of the issue date of the Series A-1 Preferred Stock. In the event the Series A-1 Preferred Stock have been exchanged for Series A-2 Preferred Stock pursuant to a registered exchange offer as described below, our option to effect the exchange for 11% Subordinated Notes will apply to the Series A-2 Preferred Stock. The terms of the 11% Subordinated Notes will be substantially the same as the terms of the 10% senior subordinated notes described above, except that the 11% Subordinated Notes will be subordinated to the 10% senior subordinated notes and will not be guaranteed by any of our subsidiaries. Our option to effect the exchange will be subject to certain conditions to be described in our certificate of incorporation.

        The initial holders of the Series A-1 Preferred Stock will have the right, at any time after they have sold at least 25% of the outstanding Series A-1 Preferred Stock, to make a written demand that we use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the Series A-1 Preferred Stock for SEC-registered Series A-2 Preferred Stock with terms identical to the Series A-1 Preferred Stock (except that the Series A-2 Preferred Stock will not be subject to restrictions on transfer) or for a shelf registration.

        For so long as the initial holders and their affiliates beneficially own at least $5 million in initial aggregate liquidation preference of Series A-1 Preferred Stock or Series A-2 Preferred Stock, the initial holders will have certain board observer and information rights. If we effect the exchange of the preferred stock for 11% Subordinated Notes, these board observer and information rights will terminate. We are subject to the payment of financial penalties if we do not timely comply with these obligations.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the word "Metaldyne" refers only to Metaldyne Corporation and not to any of its subsidiaries.

        Metaldyne issued the notes under an indenture among itself, the Guarantors and BNY Midwest Trust Company, as trustee, in a private transaction that was not subject to the registration requirements of the Securities Act. See "Notice to Investors." The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

        The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the notes. Copies of the indenture and the registration rights agreement will be available as set forth below under "—Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture and the registration rights agreement.

        The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

The Notes

        The notes:

  •
  are general unsecured obligations of Metaldyne;

  •
  are pari passu in right of payment with all existing and future unsecured senior Indebtedness of Metaldyne;

  •
  are senior in right of payment to all existing and future Indebtedness of Metaldyne that is expressly subordinated in right of payment to the notes; and

  •
  are unconditionally guaranteed by the Guarantors.

The Guarantees

        The notes are guaranteed by all of Metaldyne's Domestic Subsidiaries that guarantee Metaldyne's Obligations, or are direct borrowers, under the Credit Agreement.

        Each guarantee of the notes:

  •
  is a general unsecured obligation of the Guarantor;

  •
  is pari passu in right of payment with all existing and future senior Indebtedness of that Guarantor; and

  •
  is senior in right of payment with all existing and future Indebtedness of that Guarantor that is expressly subordinated in right of payment to the notes.

        However, the notes and the Guarantees are effectively subordinated to all our existing and future secured Indebtedness. As of April 3, 2005, we and the Guarantors had approximately $408.8 million of Indebtedness outstanding under the Credit Agreement, all of which is secured. See "Risk Factors—The notes and guarantees are effectively junior to all of our and the guarantors' existing and future senior secured debt to the extent of the value of collateral and to certain of our other liabilities and obligations."

        Not all of our subsidiaries guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these Non-Guarantor Subsidiaries, the Non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Disregarding our receivables subsidiary, the Non-Guarantor Subsidiaries generated approximately 21.2% and 22.1% of our consolidated net sales for the year ended January 2, 2005 and the three months ended April 3, 2005 respectively.

        As of the date of the indenture, all of our Domestic Subsidiaries (other than our receivables subsidiary) are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

        Metaldyne issued $150,000,000 in aggregate principal amount of notes in the offering. The indenture provides that Metaldyne may issue additional notes thereunder from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the indenture may be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Metaldyne will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on November 1, 2013.

        Interest on the notes will accrue at the rate of 10% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on May 1, 2004. Metaldyne will make each interest payment to the Holders of record on the immediately preceding April 15 and October 15.

        Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        All payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Metaldyne elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. If a Holder has given wire transfer instructions to Metaldyne, Metaldyne will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's notes in accordance with those instructions.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. Metaldyne may change the paying agent or registrar without prior notice to the Holders of the notes, and Metaldyne or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Metaldyne is not required to transfer or exchange any note selected for redemption. Also, Metaldyne is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Guarantees

        The notes are guaranteed by each of Metaldyne's current and future Domestic Subsidiaries that are guarantors or borrowers in respect of the Credit Agreement. These Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Guarantee are limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Metaldyne or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  except when a release of a Guarantee is obtained under the provisions below, if, immediately after giving effect to such transaction, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Domestic Subsidiary, such Person assumes all the obligations of that Guarantor under the indenture, its Guarantee and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee.

        Notwithstanding the foregoing, the Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Metaldyne, if the sale or other disposition is not in violation with the applicable provisions of the indenture;

  (2)
  in connection with any sale or other disposition of all or a majority of the Capital Stock of a Guarantor to a Person that is not Metaldyne or a Restricted Subsidiary of Metaldyne, if the sale is not in violation with the applicable provisions of the indenture;

  (3)
  if Metaldyne designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

  (4)
  if the Guarantor is released from its guarantee of, and all pledges and security interests granted in connection with, the Credit Agreement of Metaldyne and its Restricted Subsidiaries.

        See "—Repurchase at the Option of Holders—Asset Sales."

Optional Redemption

        The notes will not be subject to any redemption at the option of Metaldyne except as set forth in the following paragraphs.

        The notes may be redeemed, in whole part or in part, at any time prior to November 1, 2008 at the option of Metaldyne upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to, as determined by the Reference Treasury Dealer, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve

30-day months) at the Adjusted Treasury Rate, plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption.

        At any time prior to November 1, 2006, Metaldyne may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 110% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

  (1)
  at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Metaldyne and its Subsidiaries); and

  (2)
  the redemption occurs within 120 days of the date of the closing of such Equity Offering.

        After November 1, 2006, Metaldyne may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2008	105.000%
2009	103.333%
2010	101.667%
2011 and thereafter	100.000%

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

        Metaldyne is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, each Holder of notes will have the right to require Metaldyne to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Metaldyne will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 15 days following any Change of Control, Metaldyne will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Metaldyne will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Metaldyne will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control Payment Date, Metaldyne will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Metaldyne.

        The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, Metaldyne will either repay all outstanding Indebtedness under the Credit Agreement or obtain the requisite consents from the lenders under the Credit Agreement to permit the repurchase of notes required by this covenant. Metaldyne will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require Metaldyne to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that Metaldyne repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Metaldyne will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Metaldyne and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. Alternatively, Metaldyne may assign all or part of its obligations to purchase all notes validly tendered and not properly withdrawn under a Change of Control Offer to a third party. In the event of such an assignment, Metaldyne shall be released from its obligations to purchase the notes as to which the assignment relates subject to the third party purchasing such notes. A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. Notes repurchased by Metaldyne pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and canceled, at the option of Metaldyne. Notes purchased by a third party upon assignment will have the status of notes issued and outstanding.

        The Credit Agreement provides that certain change of control events with respect to Metaldyne constitute an event of default thereunder. A Change of Control would also constitute a termination event in respect of our Receivables Facility. In addition, future Indebtedness of Metaldyne and the Restricted Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of notes of their right to require Metaldyne to repurchase the notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase. Finally, Metaldyne's ability to pay cash to the Holders of notes upon a repurchase may be limited by Metaldyne's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors—We may be prevented from financing, or may not have the ability to raise funds necessary to finance, the change of control offer required by the indenture governing the exchange notes."

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of Metaldyne and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require Metaldyne to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Metaldyne and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Metaldyne (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  the fair market value is determined by Metaldyne's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee; and

  (3)
  either (a) at least 75% of the consideration received in the Asset Sale by Metaldyne or such Restricted Subsidiary (other than the sale of equity securities of TriMas owned by Metaldyne on the date of the indenture) is in the form of cash or (b) the aggregate non-cash consideration for all Asset Sales not meeting the criteria set forth in the preceding clause (a)

    does not exceed a fair market value in excess of $20.0 million. For purposes of this provision, each of the following will be deemed to be cash:

    (a)
    any liabilities, as shown on Metaldyne's or such Restricted Subsidiary's most recent consolidated balance sheet, of Metaldyne or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Metaldyne or such Restricted Subsidiary from further liability; and

    (b)
    any securities, notes or other obligations received by Metaldyne or any such Restricted Subsidiary from such transferee to the extent within 60 days, subject to ordinary settlement periods, they are converted by Metaldyne or such Restricted Subsidiary into cash.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Metaldyne may apply those Net Proceeds:

  (1)
  to permanently repay Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto or to reduce receivables advances and reduce commitments in respect of a Receivables Facility;

  (2)
  to acquire assets of, or a majority of the Voting Stock of, any person owning assets used or usable in a business of Metaldyne and the Restricted Subsidiaries; or

  (3)
  to make a capital expenditure.

        Pending the final application of any Net Proceeds, Metaldyne may temporarily reduce revolving credit borrowings or otherwise invest or use the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph (other than Net Proceeds from the sale of the common stock of TriMas after the date of the indenture) will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, Metaldyne will make an Asset Sale Offer to all Holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Metaldyne may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        Metaldyne will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Metaldyne will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

        The agreements governing Metaldyne's other Indebtedness contain prohibitions of certain events, including events that would constitute an Asset Sale. In addition, the exercise by the Holders of notes of their right to require Metaldyne to repurchase the notes upon an Asset Sale could cause a default under these other agreements, even if the Asset Sale itself does not, due to the financial effect of such repurchases on Metaldyne. Finally, Metaldyne's ability to pay cash to the Holders of notes upon a repurchase may be limited by Metaldyne's then existing financial resources.

Certain Covenants

Changes in Covenants When Notes Are Rated Investment Grade

        Following the first date upon which the notes are rated both Baa3 or better by Moody's Investors Service, Inc. ("Moody's") and BBB- or better by Standard & Poor's Ratings Group ("S&P") (a "Rating Event") (or, if either such person ceases to rate the notes for reasons outside of the control of Metaldyne, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by Metaldyne as a replacement agency) (the "Rating Event Date") (and provided no Event of Default or Default shall exist on the Rating Event Date), the covenants specifically listed under "—Repurchase at the Option of Holders—Asset Sales," "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," "—Restricted Payments," "—Dividends and Other Payment Restrictions Affecting Subsidiaries," "—Transactions with Affiliates," "—Designation of Restricted and Unrestricted Subsidiaries" and clause (4) of "—Merger, Consolidation or Sale of Assets" in this prospectus will no longer be applicable to the notes.

        There can be no assurance that a Rating Event Date will occur or, if one occurs, that the notes will continue to maintain an investment grade rating. In addition, at no time after a Rating Event Date will the provisions and covenants contained in the indenture at the time of the issuance of the notes that cease to be applicable after the Rating Event Date be reinstated.

Restricted Payments

        Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of Metaldyne's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Metaldyne or any of its Restricted Subsidiaries) or to the direct or indirect holders of Metaldyne's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Metaldyne or to Metaldyne or a Restricted Subsidiary of Metaldyne);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Metaldyne) any Equity Interests of Metaldyne;

  (3)
  purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the Guarantees, except a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement; or

  (4)
  make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (2)
  Metaldyne would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Metaldyne and the Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (9) to the extent reducing Consolidated Net Income, (10), (12) and (13) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (a)
  50% of the Consolidated Net Income of Metaldyne for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of Metaldyne's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

  (b)
  100% of the aggregate net proceeds received by Metaldyne since the date of the indenture, including the fair market value of property other than cash (determined in good faith by the Board of Directors), as a contribution to its common equity capital or from the issue or sale of Equity Interests of Metaldyne (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Metaldyne that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Metaldyne), provided that (1) any such net proceeds received, directly or indirectly, by Metaldyne from an employee stock ownership plan financed by loans from Metaldyne or a Subsidiary of Metaldyne shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination and (2) any net proceeds received in a form other than cash (other than on conversion or in exchange for a security issued for cash to the extent of the cash received) from a person that is an Affiliate of Metaldyne prior to such receipt shall be excluded from this clause (3)(b); plus

  (c)
  the amount by which Indebtedness of Metaldyne or any Restricted Subsidiary is reduced on Metaldyne's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the date of the indenture of any Indebtedness of Metaldyne or any Restricted Subsidiary into Capital Stock (other than Redeemable Stock) of Metaldyne (less the amount of any cash or other property (other than such Capital Stock) distributed by Metaldyne or any Restricted Subsidiary upon such conversion or exchange); plus

  (d)
  to the extent that any Restricted Investment that was made after the date of the indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

    (e)
    to the extent that any Unrestricted Subsidiary of Metaldyne is redesignated as a Restricted Subsidiary after the date of the indenture, the lesser of (i) the fair market value of Metaldyne's Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

        So long as no Default has occurred and is continuing or would be caused thereby (except as to clauses (1) through (4), (6), (8), (9), (10), (11) and (13) below), the preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Metaldyne or any Guarantor or of any Equity Interests of Metaldyne in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests (other than Disqualified Stock) of Metaldyne or a substantially concurrent capital contribution to Metaldyne; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Metaldyne or any Guarantor in exchange for, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness or other Indebtedness Incurred under the first paragraph of the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock";

  (4)
  the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness from Net Proceeds to the extent not prohibited under "—Asset Sales," provided, that such purchase or redemption shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

  (5)
  the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness or Disqualified Stock of Metaldyne or any Guarantor following a Change of Control after Metaldyne shall have complied with the provisions under "—Change of Control," including payment of the applicable Change of Control Payment;

  (6)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Metaldyne held by any member of Metaldyne's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or other equity incentive agreement or plan or held by any former owners of a business acquired by Metaldyne or former employees of Metaldyne or any of its Subsidiaries and, in either case, acquired in connection with a sale of a business to Metaldyne; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $7.5 million in any twelve-month period plus any unutilized portion of such amount in any prior fiscal year;

  (7)
  any Investment made by the exchange for, or out of the proceeds of, a capital contribution in respect of or the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of Metaldyne to the extent the net cash proceeds thereof are received by Metaldyne, provided that the amount of such capital contribution or proceeds used to make such Investment shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

  (8)
  the payment of the Saturn Proceeds under the Recapitalization Agreement;

  (9)
  payments required or contemplated by the terms of the Recapitalization Agreement and related documentation as in effect on the date of issuance of the notes, including in respect of restricted stock awards of Metaldyne;

  (10)
  the repurchase, redemption or other acquisition or retirement of Existing Preferred Stock or New Castle Preferred Stock; provided that the aggregate amount of such payments under this clause (10) shall not exceed $15.0 million since the date of the indenture;

  (11)
  Restricted Investments in an aggregate amount not to exceed the net cash proceeds received by the Company and its Restricted Subsidiaries (calculated on an after-tax basis) from the sale of common stock of TriMas owned by the Company and its Restricted Subsidiaries after June 29, 2003;

  (12)
  other Restricted Payments in an aggregate amount not to exceed $30.0 million; and

  (13)
  the application of the proceeds of the notes to repurchase, redeem, or acquire Metaldyne's 4.5% subordinated debentures due 2003.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Metaldyne or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors acting in good faith whose resolution with respect thereto will be conclusive. Any payments hereunder shall be calculated net of amounts for which Metaldyne or any Restricted Subsidiary is reimbursed under the Stock Purchase Agreement.

Incurrence of Indebtedness and Issuance of Preferred Stock

        Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and Metaldyne will not issue any Disqualified Stock and will not permit any Restricted Subsidiary that is not a Guarantor to issue any shares of preferred stock; provided, however, that Metaldyne may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Restricted Subsidiaries may incur Indebtedness or Restricted Subsidiaries that are not Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for Metaldyne's most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  (a)   the incurrence by Metaldyne and any Restricted Subsidiary of Indebtedness and letters of credit under the revolving facility component of the Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(a) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Metaldyne and its Subsidiaries thereunder) not to exceed $250.0 million;

  (b)
  the incurrence by Metaldyne and any Restricted Subsidiary of Indebtedness under the term loan components of the Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1)(b) not to exceed $400.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Metaldyne or any of the Restricted Subsidiaries to repay the principal of any term Indebtedness under a Credit Facility since the date of the indenture; and

    (c)
    the incurrence of Indebtedness of Metaldyne or any Restricted Subsidiary under one or more receivables financing facilities pursuant to which Metaldyne or any Restricted Subsidiary pledges or otherwise borrows against its Receivables in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (c) and then outstanding, does not exceed 85% of the consolidated book value of the Receivables of Metaldyne and the Restricted Subsidiaries (to the extent such Receivables or any other Receivables of Metaldyne or such Restricted Subsidiary, as the case may be, are not then being financed pursuant to a Qualified Receivables Transaction or as a basis for Indebtedness Incurred pursuant to clause (10) of this paragraph);

  (2)
  the incurrence by Metaldyne and the Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the incurrence by Metaldyne and the Guarantors of Indebtedness represented by the notes and the related Guarantees to be issued on the date of the indenture and the exchange notes and the related Guarantees to be issued pursuant to the registration rights agreement;

  (4)
  the incurrence by Metaldyne or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, purchase money obligations, or otherwise, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Metaldyne or such Restricted Subsidiary ("Capital Spending") and incurred no later than 270 days after the date of such acquisition or the date of completion of such construction or improvement, provided that the principal amount of any Indebtedness incurred pursuant to this clause (4) (other than Permitted Refinancing Indebtedness) at any time during a single fiscal year shall not exceed 30% of the total Capital Spending of Metaldyne and the Restricted Subsidiaries made during the period of the most recently completed four consecutive fiscal quarters prior to the date of such incurrence;

  (5)
  the incurrence by Metaldyne or any of the Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (8), (9) or (17) of this paragraph;

  (6)
  the incurrence by Metaldyne or any of the Restricted Subsidiaries of intercompany Indebtedness between or among Metaldyne and any of the Restricted Subsidiaries; provided, however, that:

  (a)
  if Metaldyne or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be (i) unsecured and (ii) if the obligee is neither Metaldyne nor a Guarantor, expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes (in the case of Metaldyne) (or the Guarantee, in the case of a Guarantor); and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Metaldyne or a Restricted Subsidiary of Metaldyne and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Metaldyne or a Restricted Subsidiary of Metaldyne will be deemed, in each case, to constitute an incurrence of such Indebtedness by Metaldyne or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by Metaldyne or any of the Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of hedging (i) interest rate risk or the impact of interest rate fluctuations on Metaldyne or any of the Restricted Subsidiaries and (ii) in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of Metaldyne and the Restricted Subsidiaries' respective businesses and, in the case of both (i) and (ii), not for purposes of speculation;

  (8)
  the guarantee by Metaldyne or any of the Guarantors of Indebtedness of Metaldyne or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

  (9)
  the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of similar Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Metaldyne as accrued;

  (10)
  Indebtedness of Foreign Subsidiaries incurred for working capital purposes if, at the time of incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of all Indebtedness of the Foreign Subsidiaries incurred pursuant to this clause (10) and then outstanding does not exceed the amount equal to the sum of (x) 80% of the consolidated book value of the accounts receivable of the Foreign Subsidiaries and (y) 60% of the consolidated book value of the inventories of the Foreign Subsidiaries;

  (11)
  Indebtedness incurred in respect of (a) workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, surety and similar bonds and completion guarantees provided by Metaldyne or a Restricted Subsidiary in the ordinary course of business, (b) in respect of performance bonds or similar obligations of Metaldyne or any of the Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, and (c) arising from guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations incurred in the ordinary course of business and not for money borrowed;

  (12)
  Indebtedness arising from agreements of Metaldyne or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Metaldyne and the Restricted Subsidiaries in connection with such disposition;

  (13)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

  (14)
  the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to Metaldyne or to any other Subsidiary of Metaldyne or their assets (other than such Receivables Subsidiary and its assets and, as to Metaldyne or any Subsidiary of Metaldyne, other than pursuant to representations, warranties, covenants and indemnities customary for such transactions) and is not guaranteed by any such Person;

  (15)
  the issuance and sale of preferred stock (a) by a Foreign Subsidiary in lieu of the issuance of non-voting common stock if (i) the laws of the jurisdiction of incorporation of such Subsidiary precludes the issuance of non-voting common stock and (ii) the preferential rights afforded to the holders of such preferred stock are limited to those customarily provided for in such jurisdiction in respect of the issuance of non-voting stock, (b) by a Restricted Subsidiary which is a joint venture with a third party which is not an Affiliate of the Company or a Restricted Subsidiary, and (c) by a Restricted Subsidiary pursuant to obligations with respect to the issuance or sale of Preferred Stock which exist at the time such Person becomes a Restricted Subsidiary and which were not created in connection with or in contemplation of such Person becoming a Restricted Subsidiary;

  (16)
  the issuance by Metaldyne of up to $32.0 million in aggregate principal amount of its senior subordinated notes to DaimlerChrysler Corporation or an affiliate thereof in connection with the acquisition of the capital stock of NC-M Chassis Systems, LLC not owned by Metaldyne or a Restricted Subsidiary on the date of the indenture, provided that (x) such senior subordinated notes shall be contractually subordinated to the notes substantially on the terms contained in Metaldyne's outstanding 11% Senior Subordinated Notes due 2012; and (y) such senior subordinated notes shall not amortize, mature or otherwise require any payments of principal thereon prior to the final stated maturity of the notes (other than customary change of control and asset sale provisions comparable to the 11% Senior Subordinated Notes due 2012); and

  (17)
  the incurrence by Metaldyne or any of the Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness, incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $50.0 million.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Metaldyne will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clauses (1) and (2) of the definition of Permitted Debt. It is understood that Indebtedness incurred pursuant to clauses (1) and (2) of the definition of Permitted Debt may be refinanced, replaced, renewed or refunded with any other Indebtedness under clauses (1) or (2), whether or not in the form of a bank credit facility.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Metaldyne may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

Anti-Layering

        Metaldyne will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Metaldyne unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of Metaldyne will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Metaldyne solely by virtue of being unsecured or by virtue of relative Lien priorities.

Liens

        Metaldyne will not and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured (x) equally and ratably with the obligations so secured as to such property or assets for so long as such obligations will be so secured and (y) in the event such obligations are subordinated to the notes on a senior basis to such obligations as to such property or assets for so long as such obligations will be so secured.

        Dividend and Other Payment Restrictions Affecting Subsidiaries Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to Metaldyne or any of the Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Metaldyne or any of the Restricted Subsidiaries;

  (2)
  make loans or advances to Metaldyne or any of the Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to Metaldyne or any of the Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the indenture;

  (2)
  the indenture, the notes and the Guarantees;

  (3)
  applicable law;

  (4)
  customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

  (5)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (6)
  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (7)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

  (8)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (9)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

  (10)
  any agreement relating to any Indebtedness or Liens incurred by a Person (other than a Subsidiary of Metaldyne that is a Subsidiary of Metaldyne on the date of the indenture or any Subsidiary carrying on any of the businesses of any such Subsidiary) prior to the date on which such Person became a Subsidiary of Metaldyne and outstanding on such date and not incurred in anticipation of becoming a Subsidiary and not incurred to provide all or any portion of the funds utilized to consummate such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

  (11)
  any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement relating to Indebtedness which is permitted under the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant or Liens incurred by such Foreign Subsidiary;

  (12)
  Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction, provided that such restrictions apply only to such Receivables Subsidiary; and

  (13)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets

        Metaldyne may not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not Metaldyne is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Metaldyne and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless

  (1)
  either (a) Metaldyne is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Metaldyne) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than Metaldyne) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Metaldyne under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  Metaldyne or the Person formed by or surviving any such consolidation or merger (if other than Metaldyne), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock." In addition, Metaldyne may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Metaldyne and any of the Guarantors.

        Notwithstanding anything in the indenture:

    (a)
    a Restricted Subsidiary may consolidate with, merge into or convey, lease, sell, assign, transfer or otherwise dispose of all or part of its properties and assets to Metaldyne or a Restricted Subsidiary; and

    (b)
    Metaldyne may merge with an Affiliate incorporated solely for the purpose of reincorporating Metaldyne in another jurisdiction in the United States to realize tax or other benefits.

Transactions with Affiliates

        Metaldyne will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to Metaldyne or the relevant Restricted Subsidiary than those that would have been obtained at the time in a comparable transaction by Metaldyne or such Restricted Subsidiary with an unaffiliated Person; and

  (2)
  Metaldyne delivers to the trustee:

  (a)
  except when the opinion referred to in the following clause (b) is delivered, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Metaldyne of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  loans or advances to employees, indemnification agreements with and the payment of fees and indemnities to directors, officers and full-time employees of Metaldyne and the Restricted Subsidiaries and employment, non-competition or confidentiality agreements entered into with any such person in the ordinary course of business;

      (2)
      any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or indemnification arrangements, stock options and stock ownership plans in the ordinary course of business to or with officers, directors or employees of Metaldyne and the Restricted Subsidiaries, or approved by the Board of Directors;

      (3)
      transactions between or among Metaldyne and/or the Restricted Subsidiaries;

      (4)
      transactions with a Person that is an Affiliate of Metaldyne solely because Metaldyne owns an Equity Interest in, or controls, such Person;

      (5)
      transactions pursuant to agreements existing on the date of the indenture, including, without limitation, the Stock Purchase Agreement, the Shareholders Agreement, the TriMas Shareholders Agreement and the TriMas Corporate Services Agreement, and, in each case, any amendment or supplement thereto that, taken in its entirety, is no less favorable to Metaldyne than such agreement as in effect on the date of the indenture;

      (6)
      sales of Equity Interests (other than Disqualified Stock) of Metaldyne to Affiliates of Metaldyne or the receipt of capital contributions by Metaldyne;

      (7)
      payment of certain fees under the Advisory Agreement;

      (8)
      transactions (in connection with a Qualified Receivables Transaction) between or among Metaldyne and/or its Restricted Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

      (9)
      any management, service, purchase, lease, supply or similar agreement entered into in the ordinary course of Metaldyne's business between Metaldyne or any Restricted Subsidiary and any Unrestricted Subsidiary or any Affiliate, so long as Metaldyne determines in good faith (which determination shall be conclusive) that any such agreement is on terms no less favorable to Metaldyne or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate; and

      (10)
      Restricted Payments and Permitted Investments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments."

Additional Guarantees

        After the date of the indenture, Metaldyne will cause each Restricted Subsidiary, other than a Subsidiary which is a Guarantor, that becomes a guarantor with respect to the obligations of Metaldyne or a Domestic Subsidiary, or a borrower, under the Credit Agreement:

  (1)
  to execute and deliver to the trustee a supplemental indenture in form reasonably satisfactory to the trustee pursuant to which such Restricted Subsidiary that is not a Guarantor shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium and Liquidated Damages, if any, and interest on the notes on a senior basis; and

  (2)
  to execute and deliver to the trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary that is not a Guarantor and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary that is not a Guarantor.

        Thereafter, such Restricted Subsidiary that was not a Guarantor shall be a Guarantor for all purposes of the indenture. Metaldyne may cause any other Restricted Subsidiary of Metaldyne to issue a Guarantee and become a Guarantor.

        The Guarantee of a Guarantor will be released pursuant to the provisions set forth under "—The Guarantees."

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Metaldyne and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or Permitted Investments, as determined by Metaldyne. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Reports

        Whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, Metaldyne will furnish to the Holders of notes, within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Metaldyne were required to file such reports; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if Metaldyne were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Metaldyne's consolidated financial statements by Metaldyne's certified independent accountants. In addition, Metaldyne will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

        If, at any time, Metaldyne is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Metaldyne will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. Metaldyne agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Metaldyne's filings for any reason, Metaldyne will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Metaldyne were required to file those reports with the SEC.

        In addition, Metaldyne and the Guarantors agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes;

  (3)
  failure by Metaldyne or any of its Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control" or "—Certain Covenants—Merger, Consolidation or Sale of Assets" after written notice to Metaldyne by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes;

  (4)
  failure by Metaldyne or any of its Subsidiaries to comply with any of the other agreements in the indenture continued for 60 days after written notice to Metaldyne by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Metaldyne or any of the Restricted Subsidiaries (or the payment of which is guaranteed by Metaldyne or any of the Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of such Indebtedness at the final maturity thereof (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

  (6)
  failure by Metaldyne or any of the Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any insurance proceeds available to pay such judgment), which judgments are not paid, discharged or stayed for a period of 60 days;

  (7)
  except as permitted by the indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

  (8)
  certain events of bankruptcy or insolvency described in the indenture with respect to Metaldyne or any of the Significant Subsidiaries thereof.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Metaldyne, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

        The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

        In the event of a declaration of acceleration of the notes because an Event of Default described in clause (5) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by Metaldyne or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived.

        Metaldyne is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Metaldyne is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability Of Directors, Officers, Employees ad Stockholders

        No director, officer, employee, incorporator or stockholder of Metaldyne or any Guarantor, as such, will have any liability for any obligations of Metaldyne or the Guarantors under the notes, the indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance ad Covenant Defeasance

        Metaldyne may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

  (2)
  Metaldyne's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and Metaldyne's and the Guarantor's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, Metaldyne may, at its option and at any time, elect to have the obligations of Metaldyne and the Guarantors released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  Metaldyne must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Metaldyne must specify whether the notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, Metaldyne has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Metaldyne has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, Metaldyne has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture) to which Metaldyne or any of its Subsidiaries is a party or by which Metaldyne or any of its Subsidiaries is bound;

  (6)
  Metaldyne must deliver to the trustee an officers' certificate stating that the deposit was not made by Metaldyne with the intent of preferring the Holders of notes over the other creditors of Metaldyne with the intent of defeating, hindering, delaying or defrauding creditors of Metaldyne or others; and

  (7)
  Metaldyne must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        In the event that Metaldyne exercises its legal defeasance option or covenant defeasance option, each of the Guarantors will be released from all of its obligations with respect to its guarantee. Metaldyne may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the notes;

  (7)
  waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders"); or

  (8)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of notes, Metaldyne, the Guarantors and the trustee may amend or supplement the indenture or the notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of Metaldyne's obligations to Holders of notes in the case of a merger or consolidation or sale of all or substantially all of Metaldyne's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder; or

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

        Without the consent of the Holders of at least a majority in aggregate principal amount of the notes then outstanding, Metaldyne will not amend, modify or alter the Subordinated Note Indenture in any way to (i) advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Subordinated Notes or (ii) amend the provisions of Article 10 of the Subordinated Note Indenture (which relate to subordination), except to the extent that Metaldyne would otherwise be able to refinance or replace the Subordinated Notes on the same basis as the amended, modified or altered form of the Subordinated Notes.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Metaldyne, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Metaldyne or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Metaldyne or any Guarantor is a party or by which Metaldyne or any Guarantor is bound;

  (3)
  Metaldyne or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  Metaldyne has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or a redemption date, as the case may be.

        In addition, Metaldyne must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of Metaldyne or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Metaldyne Corporation, 47659 Halyard Drive, Plymouth, Michigan 48170, Attention: Corporate Secretary.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 50 basis points.

        "Advisory Agreement" means that certain monitoring agreement between Metaldyne and Heartland, as in effect on the date of the indenture, or any amendment or supplement thereto that, taken in its entirety, is no less favorable to Metaldyne than such agreement as in effect on the date of the indenture.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. No Person (other than Metaldyne or any Subsidiary of Metaldyne) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of Metaldyne or any of its Subsidiaries solely by reason of such Investment.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights, other than dispositions in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Metaldyne and the Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests in any of the Restricted Subsidiaries or the sale of Equity Interests in any of the Restricted Subsidiaries.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  any single transaction or series of related transactions that involves assets having a fair market value of less than $2.5 million;

  (2)
  a transfer of assets between or among Metaldyne and the Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Subsidiary to Metaldyne or to another Restricted Subsidiary or any issuance of directors' qualifying shares;

  (4)
  the sale or other disposition of cash or Cash Equivalents;

  (5)
  sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary or sales of accounts receivable by any Foreign Subsidiary in the ordinary course for financing purposes;

  (6)
  the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

  (7)
  the grant in the ordinary course of business of licenses of patents, trademarks and similar intellectual property;

  (8)
  a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of Metaldyne and the Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

  (9)
  a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments"; and

  (10)
  any issuance or sale of Equity Interests of any Unrestricted Subsidiary.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the board of directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  cash;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States, British or European Union government or any agency or instrumentality of the United States, British or European Union government (provided that the full faith and credit of the United States, British or European Union is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic, British or European Union commercial bank having capital and surplus in excess of $150.0 million;

  (4)
  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper with a maturity of 365 days or less from the date of acquisition issued by a corporation organized under the laws of any state of the United States of America or the District of Columbia or any foreign country recognized by the United States of America whose debt rating, at the time as of which such investment is made, is at least "A-1" by Standard & Poor's Corporation or at least "P-1" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency;

  (6)
  any security, maturing not more than 365 days after the date of acquisition, backed by standby or direct pay letters of credit issued by a bank meeting the qualifications described in clause (3) above;

  (7)
  any security, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed by any state, commonwealth, or territory of the United States of America, or by any political subdivision thereof, and rated at least "A" by Standard & Poor's Corporation or at least "A" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency; and

  (8)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.

        "Cash Management Obligations" means, with respect to any Person, all obligations of such Person in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services in connection with any automated clearing house transfers of funds or any similar transaction.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Metaldyne and the Restricted Subsidiaries, taken as a whole, to any

    "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of Metaldyne;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals or a Permitted Group, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Metaldyne, measured by voting power rather than number of shares; or

  (4)
  the first day on which a majority of the members of the Board of Directors of Metaldyne are not Continuing Directors.

        "Comparable Treasury Issue" means the United States Treasury Security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

        "Comparable Treasury Price" means with respect to any redemption date:

  (1)
  the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or

  (2)
  if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

        "Consolidated Assets" of any Person as of any date of determination means the total assets of such Person as reflected on the most recently prepared balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (4)
  the loss on Qualified Receivables Transactions; plus

  (5)
  dividends on preferred stock or accretion of discount on preferred stock to the extent reducing Consolidated Net Income; plus

  (6)
  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items were deducted in computing such Consolidated Net Income; minus

  (7)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; plus

  (8)
  non-cash gains or losses resulting from fluctuations in currency exchange rates will be excluded; plus

  (9)
  the disposition of any securities or the extinguishment of any Indebtedness will be excluded;

in each case, on a consolidated basis and determined in accordance with GAAP; provided, however, that the provision for taxes based on the income or profits of, the consolidated depreciation and amortization expense and such items of expense or income attributable to, a Restricted Subsidiary shall be added to or subtracted from Consolidated Net Income to compute Fixed Charge Coverage Ratio only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that if the Net Income of a Foreign Subsidiary for any period would be excluded from the Consolidated Net Income of the Company for such period under this clause (2) solely due to the effect of a restriction on the payment of dividends or similar distributions by such Foreign Subsidiary under the terms of Indebtedness of such Foreign Subsidiary incurred in accordance with the terms of the indenture (including if such Indebtedness incurrence is being tested), such Net Income shall not be excluded from such Consolidated Net Income if (x) the ratio of Consolidated Cash Flow of such Foreign Subsidiary to the Fixed Charges of such Foreign Subsidiary, determined at the time of the incurrence of such Indebtedness, was at least 2.0 to 1.0, and (y) the Consolidated Cash Flow of such Foreign Subsidiary for the period under determination exceeds the Fixed Charges of such Foreign Subsidiary for such period;

  (3)
  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

  (4)
  the cumulative effect of a change in accounting principles will be excluded.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Metaldyne who:

  (1)
  was a member of such Board of Directors on the date of the indenture; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or designated as a Director under the Shareholders Agreement.

        "Credit Agreement" means that certain Credit Agreement, dated as of November 28, 2000 as amended and restated as of June 20, 2002, as amended as of July 15, 2003, as further amended as of December 21, 2004, by and among Metaldyne, certain of its subsidiaries and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent and collateral agent, Credit Suisse First Boston LLC, as syndication agent, Comerica Bank, as documentation agent, National City Bank, as documentation agent, Bank One, N.A., as documentation agent, and the other lenders party thereto, as amended, modified, renewed, refunded, replaced or refinanced from time to time (including any increases in amount permitted by the Indenture).

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Metaldyne to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Metaldyne may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments." Disqualified Stock shall not include the existing restricted stock obligations of Metaldyne and the Existing Preferred Stock.

        "Domestic Subsidiary" means any Restricted Subsidiary of Metaldyne that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Metaldyne.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means a primary sale of Capital Stock of Metaldyne or, to the extent the net cash proceeds thereof are paid to Metaldyne as a capital contribution, Capital Stock for cash to a Person or Persons other than a Subsidiary of Metaldyne.

        "Existing Indebtedness" means the Indebtedness of Metaldyne and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until such amounts are repaid.

        "Existing Preferred Stock" means the issued and outstanding series of preferred stock of Metaldyne as of the date of the indenture.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, repays, repurchases, redeems, defeases or otherwise retires any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, repayment, repurchase, redemption, defeasance or other retirement of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions of a business or operations that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis determined in good faith by a responsible financial or accounting officer of Metaldyne (and such calculations may include such pro forma adjustments for non-recurring items that Metaldyne considers reasonable in order to reflect the ongoing impact of any such transaction on Metaldyne's results of operations), but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, to the extent deducted in computing Consolidated Net Income; provided, however, that with respect to any Restricted Subsidiary that is not a Wholly-Owned Subsidiary, if the Consolidated Cash Flow of such Restricted Subsidiary for such period is greater than or equal to such consolidated interest expense of such Restricted Subsidiary for such period, then such Person shall only include the consolidated interest expense of such Restricted Subsidiary to the extent of the equity ownership of such Person in such Restricted Subsidiary (calculated in accordance with Section 13(d) of the Exchange Act); plus

  (2)
  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, to the extent deducted in computing Consolidated Net Income; plus

  (3)
  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (4)
  the loss on Qualified Receivables Transactions; plus

  (5)
  all dividends, whether paid in cash, assets or securities on any series of preferred stock of Metaldyne or any Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests of Metaldyne or a Guarantor (other than Disqualified Stock) or to Metaldyne or a Restricted Subsidiary;

excluding, to the extent included in such consolidated interest expense, any of the foregoing items of any Person acquired by Metaldyne or a Subsidiary of Metaldyne in a pooling-of-interests transaction for any period prior to the date of such transaction.

        "Foreign Subsidiary" means a Restricted Subsidiary that is not a Domestic Subsidiary and is organized under the laws of any country other than the United States and substantially all the assets of which are located outside the United States.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

        "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantee" means a guarantee of the notes by a Guarantor.

        "Guarantors" means each of:

  (1)
  the Domestic Subsidiaries of Metaldyne as of the date of the indenture, other than the Receivables Subsidiary; and

  (2)
  any other subsidiary that executes a Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

        "Heartland" means Heartland Industrial Partners, L.P., a Delaware limited partnership, and its successors.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices or currency risks incurred in the ordinary course of business.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable or non-competition or trade name licensing arrangements on customary terms entered into in connection with an acquisition; or

  (6)
  representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP (but not by reason of a change in GAAP or in the application of GAAP following the initial creation of the liability). In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

  (2)
  the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Metaldyne or any Subsidiary of Metaldyne sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Metaldyne such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Metaldyne, Metaldyne will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Metaldyne's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        The acquisition by Metaldyne or any Subsidiary of Metaldyne of a Person that holds an Investment in a third Person will be deemed to be an Investment by Metaldyne or such Subsidiary in such third Person in an amount equal to the fair market value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

        "Net Proceeds" means the aggregate cash proceeds received by Metaldyne or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "New Castle Preferred Stock" means the series of preferred stock (not constituting Disqualified Stock) to be issued in connection with Metaldyne's acquisition of the balance of the equity and preferred interests in NC-M Chassis Systems, LLC on substantially the terms described in the prospectus for the notes or such other terms that, taken as a whole, are not more materially disadvantageous to the holder of notes.

        "Non-Guarantor Subsidiaries" means MTSPC, Inc. and any other Receivables Subsidiary, each Foreign Subsidiary and Domestic Subsidiary not required to provide Guarantees under the Credit Agreement.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither Metaldyne nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of

    Metaldyne or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Metaldyne or any of the Restricted Subsidiaries.

        "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements and other liabilities payable under the documentation governing any Indebtedness.

        "Permitted Acquired Investment" means any Investment by any Person (the "Subject Person") in another Person made prior to the time:

  (1)
  the Subject Person became a Restricted Subsidiary,

  (2)
  the Subject Person merged into or consolidated with a Restricted Subsidiary, or

  (3)
  another Restricted Subsidiary merged into or was consolidated with the Subject Person (in a transaction in which the Subject Person became a Restricted Subsidiary), provided that such Investment was not made in anticipation of any such transaction and was outstanding prior to such transaction; provided, further, that the book value of such Investments (excluding all Permitted Investments (other than those referred to in clause (14) of the definition thereof)) does not exceed 5% of the Consolidated Assets of the Subject Person immediately prior to the Subject Person becoming a Restricted Subsidiary.

        "Permitted Group" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) at any time prior to an underwritten initial public offering of common stock of Metaldyne, by virtue of the Stockholders Agreement, as the same may be amended, modified or supplemented from time to time, provided that no single Person (other than the Principals) Beneficially Owns (together with its Affiliates) more of the Voting Stock of Metaldyne that is Beneficially Owned by such group of investors than is then collectively Beneficially Owned by the Principals in the aggregate.

        "Permitted Investments" means:

  (1)
  any Investment in Metaldyne or in a Restricted Subsidiary of Metaldyne;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by Metaldyne or any Subsidiary of Metaldyne in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of Metaldyne; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Metaldyne or a Restricted Subsidiary of Metaldyne;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any acquisition of assets to the extent in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Metaldyne;

  (6)
  any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

  (7)
  Hedging Obligations;

  (8)
  lease, utility and other similar deposits in the ordinary course of business;

  (9)
  Investments existing on the date of the indenture;

  (10)
  loans or advances to employees for purposes of purchasing Capital Stock of Metaldyne in an aggregate amount outstanding at any one time not to exceed $7.5 million and other loans and advances to employees of Metaldyne and its Subsidiaries in the ordinary course of business and on terms consistent with practices in effect prior to the date of the indenture, including travel, moving and other like advances;

  (11)
  loans or advances to vendors or contractors of Metaldyne in the ordinary course of business and consistent with past practices;

  (12)
  Investments in Unrestricted Subsidiaries, partnerships or joint ventures involving Metaldyne or its Restricted Subsidiaries, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause (12), less any return of capital realized or any repayment of principal received on such Permitted Investments, or any release or other cancellation of any Guarantee constituting such Permitted Investment, which has not at such time been reinvested in Permitted Investments made pursuant to this clause (12) does not exceed 2.5% of Metaldyne's Consolidated Assets);

  (13)
  the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by Metaldyne or a Subsidiary of Metaldyne in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction; and

  (14)
  Permitted Acquired Investments.

        "Permitted Liens" means:

  (1)
  Liens to secure (i) Indebtedness of Metaldyne and any Guarantor under the Credit Agreement or any other Credit Facilities or to secure Indebtedness of a Restricted Subsidiary that is not a Guarantor; and (ii) Indebtedness and related Obligations of Metaldyne and any Restricted Subsidiary Incurred pursuant to clause (17) of the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and any refinancing thereof;

  (2)
  Liens in favor of Metaldyne or the Guarantors;

  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Metaldyne or any Subsidiary of Metaldyne; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Metaldyne or the Subsidiary, provided, further, that, such liens do not secure any Indebtedness or other obligations of Metaldyne or its Restricted Subsidiaries;

  (4)
  Liens on property existing at the time of acquisition of the property by Metaldyne or any Subsidiary of Metaldyne, provided that such Liens were in existence prior to the contemplation of such acquisition, provided, further, that, such liens do not secure any Indebtedness or other obligations of Metaldyne or its Restricted Subsidiaries;

  (5)
  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (6)
  Liens to secure Indebtedness (including Capital Lease Obligations) and related Obligations permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

  (7)
  Liens existing on the date of the indenture;

  (8)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (9)
  Liens on assets of Metaldyne or a Receivables Subsidiary incurred in connection with a Qualified Receivables Transaction and Liens on cash, cash equivalents, accounts receivable and related intangibles;

  (10)
  Liens on Equity Interests and other securities or obligations of an Unrestricted Subsidiary;

  (11)
  Liens replacing any of the items set forth in clauses (1), (3), (4) and (7) above, provided that (A) the principal amount of the Indebtedness secured by such Liens shall not be increased (except with respect to premiums or other payments paid in connection with a concurrent Refinancing of such Indebtedness and the expenses incurred in connection therewith), (B) such Liens shall be limited to the property or assets encumbered by the Lien so replaced, and (C) the principal amount of the Indebtedness secured by such Liens, determined as of the date of incurrence, has a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being Refinanced or repaid;

  (12)
  Liens encumbering cash proceeds (or securities purchased therewith) from Indebtedness permitted to be incurred pursuant to the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant which are set aside at the time of such incurrence in order to secure an escrow arrangement pursuant to which such cash proceeds (or securities purchased therewith) are contemplated to ultimately be released to Metaldyne or a Restricted Subsidiary or returned to the creditors with respect to such Indebtedness, provided that such Liens are automatically released concurrently with the release of such cash proceeds (or securities purchased therewith) from such escrow arrangement;

  (13)
  Liens (including extensions, renewals and replacements thereof) upon property or assets created for the purpose of securing Indebtedness incurred to finance or Refinance the cost (including the cost of construction) of such property or assets, provided that (A) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of such property or assets, (B) such Lien does not extend to or cover any property or assets other than the property or assets being financed or Refinanced by such Indebtedness and any improvements thereon, and (C) the incurrence of such Indebtedness is permitted by the "—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

  (14)
  Liens securing Indebtedness and other Obligations of Foreign Subsidiaries permitted to be incurred under the "—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant;

  (15)
  Liens (other than Liens securing Indebtedness expressly subordinated in right of payment to the notes or the Guarantees) which, when the Indebtedness relating to those Liens is added to all other then outstanding Indebtedness of Metaldyne and its Restricted Subsidiaries secured by Liens and not listed in clauses (1) through (14) above or (16) through (28) below, does not exceed 5% (or 10% following a Rating Event) of the Consolidated Assets of Metaldyne;

  (16)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

  (17)
  judgment Liens not accompanied by an Event of Default of the type described in clause (6) under "Events of Default" arising from such judgment;

  (18)
  easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of business of Metaldyne or any of its Restricted Subsidiaries;

  (19)
  any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;

  (20)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (21)
  Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (22)
  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of Metaldyne or any of the Restricted Subsidiaries, including rights of offset and set-off;

  (23)
  leases or subleases granted to others not interfering in any material respect with the business of Metaldyne or the Restricted Subsidiaries;

  (24)
  Liens securing Hedging Obligations;

  (25)
  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods;

  (26)
  Liens encumbering initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry;

  (27)
  Liens arising from filing Uniform Commercial Code financing statements regarding leases; and

  (28)
  Liens on Cash Management Obligations secured under the same security agreement that secures Obligations under the Credit Agreement.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Metaldyne or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Metaldyne or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is incurred either by Metaldyne, a Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Principals" means Heartland and any of its Affiliates.

        "Qualified Receivables Transaction" means any transaction or series of transactions entered into by Metaldyne or any of its Subsidiaries pursuant to which Metaldyne or any of its Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by Metaldyne or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Metaldyne or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

        "Recapitalization Agreement" means that certain recapitalization agreement dated August 1, 2000 between MascoTech, Inc. (now known as Metaldyne) and Riverside Company LLC, as amended.

        "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

        "Receivables" shall include the indebtedness and payment obligations of any Person to Metaldyne or a Subsidiary arising from a sale of merchandise or services by Metaldyne or such Subsidiary in the ordinary course of its business, including any right to payment for goods sold or for services rendered, and including the right to payment of any interest, finance charges, returned check or late charges and other obligations of such Person with respect thereto. Receivables shall also include (a) all of Metaldyne's or such Subsidiary's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

        "Receivables Facility" means the Receivables Transfer Agreement, dated as of November 28, 2000, as amended from time to time by and among MTSPC, Inc., Metaldyne Corporation, JP Morgan Chase Bank, and the other parties named therein.

        "Receivables Subsidiary" means a Subsidiary of Metaldyne which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of Metaldyne (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by Metaldyne or any Subsidiary of Metaldyne (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates Metaldyne or any Subsidiary of Metaldyne in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of Metaldyne or any Subsidiary of Metaldyne (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants, limited repurchase obligations and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither Metaldyne nor any Subsidiary of Metaldyne has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Metaldyne or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Metaldyne, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither Metaldyne nor any Subsidiary of Metaldyne has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of Metaldyne will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors (which resolution shall be conclusive) of Metaldyne giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Reference Treasury Dealer" means Credit Suisse First Boston LLC and its successors; provided, however, that if Credit Suisse First Boston LLC shall cease to be a primary U.S. government securities dealer in New York City (a "Primary Treasury Dealer"), Metaldyne shall substitute therefor another primary U.S. government securities dealer to be the Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to any redemption date, the average as determined by the trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 9:00 a.m. on the third Business Day preceding such redemption date.

        "Refinance" means, with respect to any Indebtedness, a renewal, extension, refinancing, replacement, amendment, restatement or refunding of such Indebtedness, and shall include any successive Refinancing of any of the foregoing. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Remaining Scheduled Payments" means, with respect to each note to be redeemed, the sum of (a) the redemption price of such note on November 1, 2008 and (b) the remaining scheduled payments of interest thereon that would be due on or prior to November 1, 2008 (but after the related redemption date but for such redemption); provided, however, that, if such redemption date is not an interest payment date on the notes, the amount of the next succeeding scheduled interest payment on the notes to be redeemed will be reduced by the amount of interest accrued on those notes to such redemption date.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Shareholders Agreement" means that certain shareholders agreement by and among Heartland, Credit Suisse First Boston Equity Partners, L.P., Masco Corporation, Richard Manoogian, their various affiliates and certain other stockholders of the Company relating to their ownership in the Company.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Stock Purchase Agreement" means that certain stock purchase agreement, dated May 17, 2002, by and among Metaldyne, TriMas Corporation and Heartland under which Heartland and other investors will acquire a majority of the common stock of Metaldyne.

        "Subordinated Notes" means the 11% Senior Subordinated Notes due 2012 issued by Metaldyne on June 20, 2002.

        "Subordinated Note Indenture" means the indenture, dated as of June 20, 2002, by and among Metaldyne, the guarantors party thereto and the trustee, pursuant to which the Subordinated Notes were issued.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "TriMas" means TriMas Corporation, a Delaware corporation.

        "TriMas Corporate Services Agreement" means that certain corporate services agreement by and between Metaldyne and TriMas Corporation pursuant to which Metaldyne and its subsidiaries will provide management information systems, legal, tax, accounting, human resources and other support services to TriMas.

        "TriMas Shareholders Agreement" means that certain shareholders agreement by and among TriMas, Heartland, Metaldyne Company LLC and other investors party thereto relating to their ownership in TriMas.

        "Unrestricted Subsidiary" means any Subsidiary of Metaldyne that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary is not party to any agreement, contract, arrangement or understanding with Metaldyne or any Restricted Subsidiary of Metaldyne unless the terms of all such agreements, contracts, arrangements or understandings are no less favorable to Metaldyne or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Metaldyne.

        Any designation of a Subsidiary of Metaldyne as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Metaldyne as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," Metaldyne will be in default of such covenant. The Board of Directors of Metaldyne may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Metaldyne of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person and one or more Wholly-Owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes the material U.S. federal income tax consequences associated with the exchange of outstanding notes for exchange notes and of the acquisition, beneficial ownership and disposition of the exchange notes. Except where otherwise noted, it deals only with purchasers of notes who purchase their notes in the original offering at the offering price and who hold the notes as capital assets. This summary does not deal with special classes of holders such as dealers in securities, partnerships or other pass-through entities, financial institutions, life insurance companies, certain expatriates, persons holding the notes as part of a straddle or hedging or conversion transaction or persons whose functional currency is not the U.S. dollar. Moreover, this summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as now in effect, and such authorities may be repealed, revoked or modified (possibly on a retroactive basis) so as to result in federal income tax consequences different from those discussed below.

        As used herein, a "U.S. holder" is a beneficial owner of the notes that for U.S. federal income tax purposes is:

  •
  a citizen or resident of the U.S., o a corporation (or an entity treated as a corporation) which is organized under the laws of the U.S. or any political subdivision thereof,

  •
  an estate, the income of which is subject to U.S. federal income tax without regard to its source, or

  •
  a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust has made a valid election to be treated as a United States person.

        A Non-U.S. holder is a beneficial owner that is for U.S. federal income tax purposes either a nonresident alien or a corporation, estate or trust that is not a U.S. holder.

        If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

Exchange of Notes

        The exchange of notes for exchange notes pursuant to this exchange offer will not constitute a taxable event for U.S. federal income tax purposes to U.S. holders. Consequently, no gain or loss will be recognized by a U.S. holder upon receipt of an exchange note. The holding period and tax basis of an exchange note will be the same as the holding period and tax basis, immediately before the exchange, of the note so exchanged.

U.S. Holders

        The following is a summary of the material U.S. federal tax consequences that will apply to you if you are a U.S. holder of the notes. Material consequences to Non-U.S. holders of the notes are described under "Non-U.S. Holders" below.

Payments of Interest

        Payments of stated interest and additional interest, if any, on a note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued, depending on the U.S. holder's method of accounting for tax purposes.

        We intend to take the position that a repurchase at the option of holders if a change of control occurs is remote and do not intend to treat the possibility of a repurchase at the option of holders at a price in excess of the aggregate principal amount, plus accrued interest as affecting the yield and maturity of the notes. However, the IRS may take a different position which could affect both the timing of a U.S. holder's recognition of income and the availability of our deduction with respect to such additional amounts.

Sale, Exchange and Retirement Of Notes

        Upon a sale, exchange (other than an exchange of notes for exchange notes) or retirement of a note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount received upon the sale, exchange or retirement (less any amount attributable to accrued interest which will be taxable as ordinary income, if not previously taken into income) and the holder's tax basis in the note at that time.

        Gain or loss realized on the sale, exchange or retirement of a note will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Under current law, long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The use of capital losses is subject to limitations.

Non-U.S. Holders

        The following is a summary of the material U.S. federal tax consequences that will apply to you if you are a Non-U.S. holder of the notes. This summary does not present a detailed description of the U.S. federal tax consequences to you in light of your particular circumstances. In addition, it does not deal with Non-U.S. holders subject to special treatment under U.S. federal tax laws (including if you are a controlled foreign corporation, a passive foreign investment company, a foreign personal holding company, a corporation that accumulates earnings to avoid U.S. federal income tax, or, in certain circumstances, a United States expatriate).

        Under present U.S. federal income tax law and subject to the discussion of information reporting and backup withholding below, payments of interest on the notes to or on behalf of any Non-U.S. holder who is not engaged in a trade or business within the U.S. with which interest on the notes is effectively connected will not be subject to U.S. federal income or withholding tax, provided that:

  •
  such beneficial owner does not actually or constructively own ten percent or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations,

  •
  such beneficial owner is not a controlled foreign corporation for U.S. federal income tax purposes (generally, a foreign corporation controlled by U.S. shareholders) that is related to us through stock ownership, and

  •
  certain certification requirements are met.

        A Non-U.S. holder will not be exempt from U.S. withholding tax, however, if the withholding agent or intermediary knows or has reason to know the Non-U.S. holder should not be exempt. If a Non-U.S. holder does not qualify for the foregoing exemption, interest payments to the Non-U.S. holder generally will be subject to a 30% withholding tax (unless reduced or eliminated by an applicable treaty and certain certification requirements are met).

        Any capital gain realized upon a sale, exchange or retirement of a note by or on behalf of a Non-U.S. holder ordinarily will not be subject to a U.S. federal withholding or income tax unless (i) such gain is effectively connected with a U.S. trade or business of the holder or (ii) in the case of an individual, such beneficial owner is present in the U.S. for 183 days or more during the taxable year of the sale, exchange or retirement and certain other requirements are met. As noted above, an exchange of a note for an exchange note pursuant to the exchange offer will not constitute a taxable exchange.

        If interest and other payments received by a Non-U.S. holder with respect to the notes (including proceeds from the disposition of the notes) are effectively connected with the conduct by the Non-U.S. holder of a trade or business within the U.S. (or the Non-U.S. holder is otherwise subject to U.S. federal income taxation on a net basis with respect to such holder's ownership of the notes), such Non-U.S. holder will generally not be subject to withholding tax (provided certain certification requirements are met), but instead will generally be subject to the rules described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. holder may also be subject to the "branch profits tax" if such Non-U.S. holder is a corporation.

Information Reporting and Backup Withholding

        In general, information reporting will apply to payments of principal, premium, if any, and interest on a note and the proceeds of the sale of a note with respect to U.S. holders. Backup withholding at a rate of 28% (subject to periodic reductions through 2006) will apply to such payments if a U.S. holder fails to provide a taxpayer identification number to certify that such U.S. holder is not subject to backup withholding, or otherwise to comply with the applicable requirements of the backup withholding rules. Certain U.S. holders (including, among others, corporations) are not subject to the backup withholding and reporting requirements.

        We must report annually to the IRS and to each Non-U.S. holder on Form 42-S the amount of interest paid on a note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the Non-U.S holder resides.

        Backup withholding generally will not apply to payments made by us or our paying agent to a Non-U.S. holder of a note who provides the requisite certification (on an IRS Form W-8BEN or other applicable form) or otherwise establishes that it qualifies for an exemption from backup withholding.

        Payments of the proceeds of a disposition of the notes by or through a U.S. office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. holder certifies that it is a Non-U.S. holder under penalties of perjury or otherwise establishes that it qualifies for an exemption. Payments of principal or premium, if any, or the proceeds of a disposition of the notes by or through a foreign office of a U.S. broker or foreign broker with certain relationships to the United States generally will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that the holder is a Non-U.S. holder and certain other conditions are met, or the exemption is otherwise established.

        Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

        THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND TAX SITUATION. A HOLDER SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS OR SUBSEQUENT VERSIONS THEREOF.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after effectiveness of the exchange offer registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        By acceptance of the exchange offer, each broker-dealer that receives exchange notes pursuant to the exchange offer hereby agrees to notify us prior to using this prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer.

        For a period of 180 days after effectiveness of the exchange offer registration statement, we will promptly upon request send additional copies of this prospectus and any amendment or supplement thereto to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of any one special counsel for the Holders of the Notes) other than commissions or concessions of any broker or dealers and will indemnify the Holders of the Notes participating in the exchange offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters with respect to the validity of the exchange notes will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

        The consolidated financial statements and schedule of Metaldyne Corporation and subsidiaries as of and for the years ended January 2, 2005 and December 28, 2003 have been included herein in reliance upon the reports of KPMG LLP, our independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Metaldyne Corporation and subsidiaries as of and for the year ended December 29, 2002 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEX TO HISTORICAL FINANCIAL STATEMENTS

METALDYNE CORPORATION

Page
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets at January 2, 2005 and December 28, 2003	F-4
Consolidated Statements of Operations for the years ended January 2, 2005, December 28, 2003 and December 29, 2002	F-5
Consolidated Statements of Cash Flows for the years ended January 2, 2005, December 28, 2003 and December 29, 2002	F-6
Consolidated Statements of Common Shareholders' Equity and Other Comprehensive Income for the years ended January 2, 2005, December 28, 2003 and December 29, 2002	F-7
Notes to Consolidated Financial Statements	F-8
Unaudited Consolidated Balance Sheets at April 3, 2005 and January 2, 2005	F-57
Unaudited Consolidated Statements of Operations for the three months ended April 3, 2005 and March 28, 2004	F-58
Unaudited Consolidated Statements of Cash Flow for the three months ended April 3, 2005 and March 28, 2004	F-59
Notes to Consolidated Financial Statements	F-60
Schedule II. Valuation and Qualifying accounts for the years ended January 2, 2005, December 28, 2003 and December 29, 2002.	II-2

Report of Independent Registered Public Accounting Firm

The Board of Directors
Metaldyne Corporation:

        We have audited the accompanying consolidated balance sheets of Metaldyne Corporation as of January 2, 2005 and December 28, 2003, and the related consolidated statements of operations, shareholders' equity and other comprehensive income, and cash flows for the years then ended. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Metaldyne Corporation as of January 2, 2005 and December 28, 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

        As discussed in Note 3, in March 2004, the Company changed its method of accounting for its redeemable preferred stock to conform with Statement of Financial Accounting Standards No. 150, Accounting for Certain Instruments with Characteristics of both Liabilities and Equity.

/s/ KPMG LLP

Detroit, Michigan
March 31, 2005, except as to Note 15, which is as of July 22, 2005.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
and Shareholders of Metaldyne Corporation:

        In our opinion, the accompanying statements of operations, of shareholders' equity and other comprehensive income and of cash flows of Metaldyne Corporation and its subsidiaries present fairly, in all material respects, the results of their operations and their cash flows for the year ended December 29, 2002 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein for the year ended December 29, 2002 when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        As discussed in Note 8 to the consolidated financial statements, the Company changed its method of accounting for goodwill resulting from its adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," effective January 1, 2002.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

March 11, 2003, except as to the effect of the matters described in Note 2 to the consolidated financial statements as filed in the Company's Form 10-K for the year ended December 28, 2003 not appearing herein, which is as of November 10, 2004, and except as to Note 15, which is as of July 22, 2005.

METALDYNE CORPORATION
CONSOLIDATED BALANCE SHEET
January 2, 2005 and December 28, 2003

(Dollars in thousands except per share amounts)

	January 2, 2005	December 28, 2003
ASSETS
Current assets:
Cash and cash equivalents	$—	$13,820
Receivables, net:
Trade, net of allowance for doubtful accounts	165,850	139,330
TriMas	2,830	8,390
Other	12,930	26,440

Total receivables, net	181,610	174,160
Inventories	127,020	83,680
Deferred and refundable income taxes	18,470	9,110
Prepaid expenses and other assets	36,650	36,280

Total current assets	363,750	317,050
Equity investments and receivables in affiliates	107,040	155,790
Property and equipment, net	856,250	707,450
Excess of cost over net assets of acquired companies	626,240	584,390
Intangible and other assets	241,470	247,180

Total assets	$2,194,750	$2,011,860

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$286,590	$201,240
Accrued liabilities	117,050	136,840
Current maturities, long-term debt	12,250	10,880

Total current liabilities	415,890	348,960
Long-term debt	855,450	766,930
Deferred income taxes	88,910	121,520
Minority interest	650	800
Other long-term liabilities	142,700	153,760
Redeemable preferred stock (aggregate liquidation value $159.3 million) Authorized: 1,198,693 shares; Outstanding: 1,189,694 shares	149,190	—

Total liabilities	1,652,790	1,391,970
Redeemable preferred stock (aggregate liquidation value $76.0 million) Authorized: 554,153 shares; Outstanding: 545,154 shares	—	73,980

Shareholders' equity:
Preferred stock (non-redeemable), $1 par, Authorized: 25 million; Outstanding: None	—	—
Common stock, $1 par, Authorized: 250 million; Outstanding: 42.8 million and 42.7 million, respectively	42,830	42,730
Paid-in capital	698,870	692,400
Accumulated deficit	(262,740)	(234,750)
Accumulated other comprehensive income	63,000	45,530

Total shareholders' equity	541,960	545,910

Total liabilities, redeemable stock and shareholders' equity	$2,194,750	$2,011,860

The accompanying notes are an integral part of the consolidated financial statements.

METALDYNE CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEARS ENDED JANUARY 2, 2005, DECEMBER 28, 2003 AND DECEMBER 29, 2002

(Dollars in thousands except per share amounts)

	January 2, 2005	December 28, 2003	December 29, 2002
Net sales	$2,004,260	$1,508,200	$1,792,200
Cost of sales	(1,831,250)	(1,352,670)	(1,498,560)

Gross profit	173,010	155,530	293,640
Selling, general and administrative expenses (Includes non-cash stock award expense of $0.6 million and $3.1 million in 2004 and 2003, respectively)	(133,250)	(117,230)	(181,460)
Restructuring charges	(2,750)	(13,130)	(3,470)
Loss on disposition of manufacturing facilities	(7,600)	—	—
Asset impairment	—	(4,870)	—

Operating profit	29,410	20,300	108,710

Other expense, net:
Interest:
Interest expense	(82,140)	(75,510)	(91,000)
Preferred stock dividends and accretion	(19,900)	—	—
Non-cash gain on maturity of interest rate arrangement	6,570	—	—
Loss on repurchase of debentures and early retirement of term loans	—	—	(68,860)
Loss on interest rate arrangements upon early retirement of term loans	—	—	(7,550)
Equity gain (loss) from affiliates, net	1,450	(20,700)	(1,410)
Gain on sale of equity investments, net	8,020	—	—
Other, net	(8,270)	(8,080)	(8,980)

Other expense, net	(94,270)	(104,290)	(177,800)

Loss before income taxes and cumulative effect of change in accounting principle	(64,860)	(83,990)	(69,090)
Income tax benefit	(36,870)	(8,660)	(40,960)

Loss before cumulative effect of change in accounting principle	(27,990)	(75,330)	(28,130)
Cumulative effect of change in recognition and measurement of goodwill impairment	—	—	(36,630)

Net loss	(27,990)	(75,330)	(64,760)
Preferred stock dividends	—	9,260	9,120

Net loss attributable to common stock	$(27,990)	$(84,590)	$(73,880)

Basic and diluted loss per share:
Before cumulative effect of change in accounting principle less preferred stock dividends	$(0.65)	$(1.98)	$(0.87)
Cumulative effect of change in recognition and measurement of goodwill impairment	—	—	(0.86)

Net loss attributable to common stock	$(0.65)	$(1.98)	$(1.73)

Weighted average number of shares outstanding for basic and diluted loss per share	42,800	42,730	42,650

        The accompanying notes are an integral part of the consolidated financial statements.

METALDYNE CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED JANUARY 2, 2005, DECEMBER 28, 2003 AND DECEMBER 29, 2002

(Dollars in thousands)

	January 2, 2005	December 28, 2003	December 29, 2002
Operating activities:
Net loss	$(27,990)	$(75,330)	$(64,760)
Adjustments to reconcile net cash provided by (used for) operating activities:
Depreciation and amortization	132,100	106,350	107,430
Non-cash stock award expense	560	3,090	4,880
Debt fee amortization	3,880	2,480	4,770
Fixed asset (gains) losses	3,180	14,870	750
Asset impairment	—	4,870	—
Loss on disposition of manufacturing facilities	7,600	—	—
Deferred income taxes	(37,730)	(24,250)	(21,040)
Preferred stock dividends and accretion	19,900	—	—
Gain on sale of equity investments	(8,020)	—	—
Non-cash interest expense (interest accretion)	260	7,390	13,230
Non-cash loss on interest rate arrangements	—	—	7,550
Non-cash gain on maturity of interest rate arrangements	(6,570)	—	—
Equity (gain)loss from affiliates, net	(1,450)	20,700	1,410
Cumulative effect of change in recognition and measurement of goodwill impairment	—	—	36,630
Loss on repurchase of debentures and early retirement of term loans	—	—	68,860
Other, net	(950)	280	(1,110)
Changes in assets and liabilities, net of acquisition/disposition of business:
Receivables, net	(64,170)	10,790	(8,600)
Net proceeds of accounts receivable facility	63,260	—	(167,360)
Inventories	(30,440)	(5,710)	(4,870)
Refundable income taxes	—	21,750	(34,150)
Prepaid expenses and other assets	(40)	2,940	(15,120)
Accounts payable and accrued liabilities	26,000	9,020	6,390

Net cash provided by (used for) operating activities	79,380	99,240	(65,110)

Investing activities:
Capital expenditures	(152,440)	(130,720)	(116,450)
Disposition of businesses to a related party	—	22,570	840,000
Acquisition of business, net of cash received	(203,870)	(7,650)	—
Proceeds from sale-leaseback of fixed assets	91,520	16,970	52,180
Disposition of manufacturing facilities	(500)	—	—
Proceeds from sale of equity investments	33,830	20,000	—
Investment in joint venture	—	(20,000)	—
Proceeds on sale of joint venture	1,260	—	—

Net cash provided by (used for) investing activities	(230,200)	(98,830)	775,730

Financing activities:
Proceeds of term loan facilities	—	—	400,000
Principal payments of term loan facilities	(1,320)	(47,600)	(1,112,450)
Proceeds of revolving credit facility	279,450	180,000	324,800
Principal payments of revolving credit facility	(215,910)	(180,000)	(324,800)
Proceeds of senior subordinated notes, due 2012	—	—	250,000
Proceeds of senior notes, due 2013	—	150,000	—
Proceeds of senior subordinated notes, due 2014 (face value $31.7 million)	26,920	—	—
Principal payments of convertible subordinated debentures, due 2003 (net of $1.2 million non- cash portion of repurchase).	—	(98,530)	(205,290)
Proceeds of other debt	3,740	1,940	920
Principal payments of other debt	(9,840)	(9,180)	(6,090)
Capitalization of debt refinancing fees	(1,380)	(2,350)	(12,100)
Issuance of Series A-1 preferred stock (face value $65.4 million)	55,340	—	—
Penalties on early extinguishment of debt	—	—	(6,480)

Net cash provided by (used for) financing activities	137,000	(5,720)	(691,490)

Net increase (decrease) in cash	(13,820)	(5,310)	19,130
Cash and cash equivalents, beginning of year	13,820	19,130	—

Cash and cash equivalents, end of year	$—	$13,820	$19,130

Supplementary cash flow information:
Cash refunded for income taxes, net	$(8,340)	$(27,060)	$(2,900)
Cash paid for interest	$78,670	$63,590	$91,840
Noncash transactions—capital leases	$6,700	$5,140	$6,330

The accompanying notes are an integral part of the consolidated financial statements.

METALDYNE CORPORATION

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

AND OTHER COMPREHENSIVE INCOME

FOR THE YEARS ENDED JANUARY 2, 2005, DECEMBER 28, 2003 AND DECEMBER 29, 2002

(In thousands)

					Other Comprehensive Income
	Preferred Stock	Common Stock	Paid-In Capital	Accumulated Deficit	Foreign Currency Translation and Other	Minimum Pension Liability	Interest Rate Arrangements	Total Shareholders Equity
Balances, December 31, 2001	$—	$42,570	$679,670	$(76,270)	$890	$(7,310)	$(5,870)	$633,680
Comprehensive income:
Net loss				(64,770)				(64,770)
Foreign currency translation					39,170			39,170
Interest rate arrangements (net of tax, $(380))							5,100	5,100
Minimum pension liability (net of tax, $17,960)						(30,570)		(30,570)
Increase in TriMas investment					2,500			2,500
Impact of TriMas disposition					(1,910)			(1,910)

Total comprehensive loss								(50,480)
Preferred stock dividends				(9,120)				(9,120)
Exercise of restricted stock awards			4,270					4,270
Issuance of shares		80	930					1,010

Balances, December 29, 2002	$—	$42,650	$684,870	$(150,160)	$40,650	$(37,880)	$(770)	$579,360
Comprehensive income:
Net loss				(75,330)				(75,330)
Foreign currency translation					45,010			45,010
Interest rate arrangements (net of tax $1,080)							7,340	7,340
Minimum pension liability (net of tax, $(9,450))						(16,080)		(16,080)
Increase in TriMas investment					7,260			7,260

Total comprehensive loss								(31,800)
Preferred stock dividends				(9,260)				(9,260)
Disposition of business to a related party			6,270					6,270
Exercise of restricted stock awards		80	1,260					1,340

Balances, December 28, 2003	$—	$42,730	$692,400	$(234,750)	$92,920	$(53,960)	$6,570	$545,910
Comprehensive income:
Net loss				(27,990)				(27,990)
Foreign currency translation					33,320			33,320
Interest rate arrangements							(6,570)	(6,570)
Minimum pension liability (net of tax, $(3,870))						(6,610)		(6,610)
Dissolution of foreign entity upon transfer of operations to other consolidated subsidiaries			5,330		(5,330)			—
Increase in TriMas investment					2,660			2,660

Total comprehensive loss								(5,190)
Restricted stock awards		100	1,140					1,240

Balances, January 2, 2005	$—	$42,830	$698,870	$(262,740)	$123,570	$(60,570)	$—	$541,960

The accompanying notes are an integral part of the consolidated financial statements.

METALDYNE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Business and Other Information

        Metaldyne Corporation ("Metaldyne" or "the Company") is a leading global manufacturer of highly engineered metal components for the global light vehicle market. Our products include metal-formed and precision-engineered components and modular systems used in vehicle transmission, engine and chassis applications.

        The Company maintains a fifty-two/fifty-three week fiscal year ending on the Sunday nearest to December 31. Fiscal year 2004 is comprised of fifty-three weeks and fiscal years 2003 and 2002 are comprised of fifty-two weeks and ended on January 2, 2005, December 28, 2003 and December 29, 2002, respectively. All year and quarter references relate to the Company's fiscal year and fiscal quarters unless otherwise stated.

2.    Accounting Policies

        Principles of Consolidation.    The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. All significant intercompany transactions have been eliminated. Corporations that are 20 to 50 percent owned are accounted for by the equity method of accounting; ownership less than 20 percent is accounted for on the cost basis unless the Company exercises significant influence over the investee.

        Use of Estimates.    The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may differ from those estimates.

        Revenue Recognition.    The Company recognizes revenue when there is evidence of a sale, the delivery has occurred or services have been rendered, the sales price is fixed or determinable and the collectibility of receivables is reasonably assured. Consequently, sales are generally recorded upon shipment of product to customers and transfer of title under standard commercial terms. The Company has ongoing adjustments to its pricing arrangements with its customers based on the related content and cost of its products. The Company accrues for such amounts as its products are shipped to its customers. Such pricing accruals are adjusted as they are settled with the Company's customers. Material surcharge pass through arrangements with customers are recognized as revenue when an agreement is reached, delivery of the goods or services has occurred and the amount of the pass through is determinable.

        Cash and Cash Equivalents.    The Company considers all highly liquid debt instruments with an initial maturity of three months or less to be cash and cash equivalents.

        Derivative Financial Instruments.    The Company has entered into interest rate protection agreements to limit the effect of changes in the interest rates on any floating rate debt. All derivative instruments are recognized as assets or liabilities on the balance sheet and measured at fair value. Changes in fair value are recognized currently in earnings unless the instrument qualifies for hedge accounting. Instruments used as hedges must be effective at reducing the risks associated with the underlying exposure and must be designated as a hedge at the inception of the contract. Under hedge accounting, changes are recorded as a component of other comprehensive income to the extent the hedge is considered effective. The ineffective portion of the change in fair value of a derivative instrument that qualifies as a cash flow hedge is reported in earnings. The Company discontinues hedge accounting prospectively when it is determined that the derivative is no longer effective in offsetting changes in the fair value or cash flows of the hedged item, the derivative expires or is sold, terminated or exercised, the derivative is de-designated as a hedging instrument, because it is unlikely that a forecasted transaction will occur, a hedged firm commitment no longer meets the definition of a firm commitment, or management determines that designation of the derivative as a hedging instrument is no longer appropriate.

        Receivables.    Receivables are presented net of allowances for doubtful accounts of approximately $2.7 million and $3.1 million at January 2, 2005 and December 28, 2003, respectively. The Company conducts a significant amount of business with a number of individual customers in the automotive industry. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the existing accounts receivable. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. Account balances are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company monitors its exposure for credit losses and maintains adequate allowances for doubtful accounts; the Company does not believe that significant credit risk exists. In accordance with the Company's accounts receivable securitization (see Note 4, Accounts Receivable Securitization and Factoring Agreements), trade accounts receivable of substantially all domestic business operations are sold, on an ongoing basis, to MTSPC, Inc., a wholly owned subsidiary of the Company.

        Inventories.    Inventories are stated at the lower of cost or net realizable value, with cost determined principally by use of the first-in, first-out method. The Company secures one-year or longer-term supply contracts for most of its major raw material purchases to protect against inflation and to reduce its raw material cost structure. Therefore, any material savings or price increases (primarily material surcharges) are reflected in the Company's inventory cost.

        Property and Equipment, Net.    Property and equipment additions, including significant betterments, are recorded at cost. Upon retirement or disposal of property and equipment, the cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Repair and maintenance costs are charged to expense as incurred.

        Depreciation, Amortization and Impairment of Long-Lived Assets.    Depreciation is computed principally using the straight-line method over the estimated useful lives of the assets. Annual depreciation rates are as follows: buildings and land improvements, 3.33% to 10%, and machinery and equipment, 6.7% to 33.3%. Deferred financing costs are amortized over the lives of the related debt securities.

        Deferred losses on sale-leasebacks are amortized over the life of the respective lease, which range from 3.5 years to 20 years. These losses were recorded as part of the sale-leaseback transactions and represent the difference between the carrying value of the assets sold and the proceeds paid at closing by the leasing companies. Fair value was equal to or in excess of the carrying value of these assets based on asset appraisal information provided by third party valuation firms. These deferred amounts are being amortized, instead of being currently recognized, on a straight-line basis over the lives of the respective leases as required under SFAS No. 28, "Accounting for Sales with Leasebacks" (an amendment of SFAS No. 13). Future amortization amounts relate to the remaining portion of the 2000 and 2001 sale-leaseback deferred losses. For sale-leaseback transactions entered into during 2002 and forward, the Company negotiated more favorable terms for these transactions, resulting in proceeds that were at fair value.

        Customer contracts are amortized over a period from 6 years to 14 years depending upon the nature of the underlying contract. Trademarks/trade names are amortized over a 40-year period, while technology and other intangibles are amortized over a period between 3 years and 25 years. At January 2, 2005 and December 28, 2003, accumulated amortization of intangible assets was approximately $88 million and $66 million, respectively. Total amortization expense, including amortization of stock awards and deferred losses related to sale-leaseback transactions, was approximately $34 million in 2004 and 2003 and $44 million in 2002.

        Goodwill.    In 2001, the Financial Accounting Standards Board ("FASB") approved Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," which was effective for the Company on January 1, 2002. Under SFAS No. 142, the Company ceased the amortization of goodwill. Beginning in 2002, it tested goodwill for impairment on an annual basis, unless conditions exist which would require a more frequent evaluation. In assessing the recoverability of goodwill, projections regarding estimated future cash flows and other factors are made to determine the fair value of the respective assets. The Company may be required to record impairment charges for goodwill if these estimates or related projections change in the future.

        During 2002, 2003 and 2004, the Company determined that its goodwill was not impaired as fair values continued to exceed their carrying value. Fair value of our goodwill is determined based upon the discounted cash flows of the reporting units using a 9.5% discount. Assuming an increase in the discount rate to 11%, fair value would continue to exceed the respective carrying value of each automotive segment. At a 12% discount rate, however, the Company would have a goodwill impairment.

        Stock-Based Compensation.    The Company has a stock-based employee compensation plan and has issued equity-based incentives in various forms. The Company continues to account for stock-based employee compensation using the intrinsic value method under Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant. See also Note 21, Stock Options and Awards, to the Company's audited consolidated financial statements.

        The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

	January 2, 2005	December 28, 2003	December 29, 2002
	(In thousands, except per share amounts)
Net loss attributable to common stock, as reported	$(27,990)	$(84,590)	$(73,880)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(420)	(1,740)	(1,950)

Pro forma net loss attributable to common stock	$(28,410)	$(86,330)	$(75,830)

Earnings (loss) per share:
Basic and diluted — as reported	$(0.66)	$(1.98)	$(1.73)

Basic and diluted — pro forma for stock-based compensation	$(0.66)	$(2.02)	$(1.78)

        Foreign Currency Translation.    The financial statements of subsidiaries outside of the United States ("U.S.") located in non-highly inflationary economies are measured using the currency of the primary economic environment in which they operate as the functional currency, which for the most part represents the local currency. Transaction gains and losses are included in net earnings. When translating into U.S. dollars, income and expense items are translated at average monthly rates of exchange and assets and liabilities are translated at the rates of exchange at the balance sheet date. Translation adjustments resulting from translating the functional currency into U.S. dollars are deferred as a component of accumulated other comprehensive income (loss) in shareholders' equity. For subsidiaries operating in highly inflationary economies, non-monetary assets are translated into U.S. dollars at historical exchange rates. Translation adjustments for these subsidiaries are included in net earnings.

        Comprehensive Income (Loss).    Comprehensive income (loss) is defined as net income and other changes in shareholders' equity from transactions and other events from sources other than shareholders. The components of comprehensive income include foreign currency translation, minimum pension liability and interest rate arrangements. Total accumulated other comprehensive income was $63.0 million, $45.5 million and $2.0 million as of January 2, 2005, December 28, 2003 and December 29, 2002, respectively. Total annual tax effects included in comprehensive income (loss) were $3.9 million, $8.4 million and $18.3 million as of January 2, 2005, December 28, 2003 and December 29, 2002, respectively.

        Income Taxes.    Income taxes are accounted for using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

        Self-Insurance Reserves.    The Company self-insures both a medical coverage program and a workers' compensation program for its employees. The determination of accruals and expenses for these benefits is dependent on claims experience and the selection of certain assumptions used by actuaries in evaluating incurred, but not yet reported amounts. Significant changes in actual experience under either program or significant changes in assumptions may affect self-insured medical or workers' compensation reserves and future experience. See also Note 24, Employee Benefit Plans.

        Pension Plans and Post-retirement Benefits Other Than Pensions.    Annual net periodic pension expense and benefit liabilities under defined benefit pension plans are determined on an actuarial basis. Assumptions used in the actuarial calculations have a significant impact on plan obligations and expense. Each September, the Company reviews the actual experience compared to the more significant assumptions used and make adjustments to the assumptions, if warranted. The healthcare trend rates are reviewed with the actuaries based upon the results of their review of claims experience. Discount rates are based upon an expected benefit payments duration analysis and the equivalent average yield rate for high-quality fixed-income investments. Pension benefits are funded through deposits with trustees and the expected long-term rate of return on fund assets is based upon actual historical returns modified for known changes in the market and any expected change in investment policy. Post-retirement benefits are not funded and it is the Company's policy to pay these benefits as they become due.

        Environmental Matters.    The Company is subject to the requirements of U.S. federal, state and local and non-U.S. environmental and safety health laws and regulations. These include laws regulating air emissions, water discharge and waste management. The Company recognizes environmental cleanup liabilities when a loss is probable and can be reasonably estimated. Such liabilities are generally not subject to insurance coverage.

        Valuation of Long-Lived Assets.    The Company periodically evaluates the carrying value of long-lived assets to be held and used, including intangible assets, when events or circumstances warrant such a review. The carrying value of a long-lived asset to be held and used is considered impaired when the anticipated separately identifiable undiscounted cash flows from such an asset are less than the carrying value of the asset. In that event, a loss is recognized based on the amount by which the carrying value exceeds that fair value of the long-lived asset. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Impairment losses on long-lived assets held for sale are determined in a similar manner, except that fair values are reduced for the cost to dispose of the assets. Effective January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." See also Note 17, Asset Impairments and Restructuring Related Integration Actions.

        Shipping and Handling Fees and Costs.    Prior to 2003, a portion of shipping and handling fees were included in the selling, general and administrative expenses category in the consolidated statement of operations. Shipping and handling expense included in selling, general and administrative accounts was $17.6 million in 2002.

        Reclassifications.    Certain prior year amounts have been reclassified to reflect current year classification.

3.    New Accounting Pronouncements

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, for which it is effective for the first fiscal period beginning after December 15, 2003. Due to the Company being a nonpublic entity as defined in SFAS No. 150, the Company adopted this Statement effective for the quarter ended March 28, 2004. As a result of its adoption of SFAS No. 150, the Company's redeemable preferred stock is classified as a long-term liability on its consolidated balance sheet effective as of the quarter ended March 28, 2004, and preferred stock dividends associated with this redeemable preferred stock are classified as other expense, net on its consolidated statement of operations beginning with the quarter ended March 28, 2004.

        On December 8, 2003, the Medicare Prescription Drug, Improvement and Modernization Act was signed into law. This law provides for a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to the benefit established by the law. The Company provides retiree drug benefits that exceed the value of the benefits that will be provided by Medicare Part D, and its eligible retirees generally pay a premium for this benefit that is less than the Part D premium. Therefore, the Company has concluded that these benefits are at least actuarially equivalent to the Part D program so that Metaldyne will be eligible for the basic Medicare Part D subsidy.

        In the second quarter of 2004, a Financial Accounting Standards Board (FASB) Staff Position (FSP FAS 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug Improvement and Modernization Act of 2003" ("FSP")) was issued providing guidance on the accounting for the effects of the Act for employers that sponsor post-retirement health care plans that provide prescription drug benefits. The FSP is effective for the first interim or annual period beginning after June 15, 2004. The Company estimates the federal subsidy included in the law resulted in an approximate $7.0 million reduction in its post-retirement benefit obligation. For 2004, the Company recognized a net reduction in post-retirement expense of $0.9 million as a result of the anticipated subsidiary.

        In October 2004, the U.S. government enacted the American Jobs Creation Act of 2004 ("Act"). This Act provides for a special one-time tax deduction of 85% of certain foreign earnings that are repatriated to the U.S. provided certain criteria are met. The Company is analyzing the provisions of the Act and the feasibility of several alternative scenarios for the potential repatriation of a portion of the earnings of its non-U.S. subsidiaries. In general, it is the practice and intention of the Company to reinvest the earnings of its non-U.S. subsidiaries in those operations and therefore does not currently anticipate repatriation of earnings under the Act.

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges, and that allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Accordingly, the Company will adopt SFAS No. 151 for the fiscal year beginning

January 2, 2006. The Company is currently in the process of evaluating whether the adoption of this pronouncement will have a significant impact on its results of operations or financial position.

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." This Statement is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation," and supercedes APB No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123 (revised 2004) requires that the compensation cost relating to stock options and other share-based compensation transactions be recognized at fair value in financial statements. Due to the Company being a nonpublic entity as defined in SFAS No. 123 (revised 2004), this Statement is effective for the Company at the beginning of its fiscal year 2006. The Company will then be required to record any compensation expense using the fair value method in connection with option grants to employees after adoption. Management is currently reviewing the provisions of this Statement and will adopt it effective at the beginning of the Company's fiscal year 2006.

4.    Accounts Receivable Securitization and Factoring Agreements

        The Company has entered into an arrangement to sell, on an ongoing basis, the trade accounts receivable of substantially all domestic business operations to MTSPC, Inc. ("MTSPC"), a wholly owned subsidiary of the Company. MTSPC from time to time may sell an undivided fractional ownership interest in the pool of receivables up to approximately $150 million to a third party multi-seller receivables funding company. The net proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs, which amounted to a total of $2.9 million, $2.6 million and $2.8 million in 2004, 2003 and 2002, respectively, and is included in other expense, net in the Company's consolidated statement of operations. At January 2, 2005 and December 28, 2003, the Company's funding under the facility was $63.3 million and zero, respectively, with $15 million available but not utilized at January 2, 2005 and $73.3 million available but not utilized at December 28, 2003. The discount rate at January 2, 2005 was 3.35% compared with 2.14% at December 28, 2003. The usage fee under the facility is 1.5%. In addition, the Company is required to pay a fee of 0.5% on the unused portion of the facility. This facility expires in November 2005. See Note 29, Subsequent Events.

        The Company has entered into agreements with international invoice factoring companies to sell customer accounts receivable of Metaldyne foreign locations in France, Germany, Spain, the United Kingdom and Mexico on a non-recourse basis. As of January 2, 2005 and December 28, 2003, the Company had available $63.5 million and $54.8 million from these commitments, and approximately $53.1 million and $45.5 million of receivables were sold under these programs, respectively. The Company pays a commission to the factoring company plus interest from the date the receivables are sold to the date of customer payment. Commission expense related to these agreements is recorded in other expense, net on the Company's consolidated statement of operations.

        To facilitate the collection of funds from operating activities, the Company has entered into accelerated payment collection programs with certain customers. At January 2, 2005, the Company received approximately $24 million under the accelerated collection programs. The majority of the accelerated payment collection programs were discontinued as of or prior to January 2, 2005. However, since the beginning of 2004, the Company continues to collect approximately $22 million per month on an accelerated basis as a result of favorable payment terms that it negotiated with one of its customers, and that will run contractually through fiscal 2006. These payments are received on average 20 days after shipment of product to its customer. While the impact of the discontinuance of these programs may be partially offset by a greater utilization of the Company's accounts receivable securitization facility, the Company is examining other alternative programs in the marketplace, as well as enhanced terms directly from its customers.

5.    Inventories

	January 2, 2005	December 28, 2003
	(In thousands)
Finished goods	$42,310	$25,710
Work in process	36,440	29,480
Raw material	48,270	28,490

	$127,020	$83,680

6.    Equity Investments and Receivables in Affiliates

        On December 22, 2004, the Company sold its 36% common equity investment in Saturn Electronics & Engineering, Inc. ("Saturn"), a privately held manufacturer of electromechanical and electronic automotive components, for gross consideration totaling $15 million. Holders of Metaldyne options with the exercise price below the November 2000 merger consideration and former holders of Metaldyne restricted stock were entitled to additional cash amounts from the proceeds of the disposition of Saturn stock in accordance with the recapitalization agreement. Pursuant to modified agreements with former holders of the Company's common stock as of November 28, 2000, such holders received a portion of the net proceeds from this disposition of Saturn. Total consideration paid to the former stock holders was $2.4 million. The initial agreements with the former stock holders that were modified upon the disposition of Saturn are now terminated with no additional obligations required by the Company. The gain recognized on the disposition of Saturn was $5.1 million and is included in gain on sale of equity investments, net on the Company's consolidated statement of operations as of January 2, 2005.

        On June 6, 2002, the Company sold 13.25 million shares of TriMas common stock to Heartland Industrial Partners ("Heartland") and other investors amounting to approximately 66% of the fully diluted common equity of TriMas. The Company retained approximately 34% of the fully diluted common equity of TriMas in the form of common stock and a presently exercisable warrant to purchase shares of TriMas common stock at a nominal exercise price. As Heartland is the Company's controlling shareholder, this transaction was accounted for as a reorganization of entities under common control and accordingly no gain or loss has been recognized. Consequently, as a result of this transaction, the Company (1) received $840 million in the form of cash, debt reduction and reduced receivables facility balances and (2) received or retained common stock and a warrant in TriMas representing the Company's 34% retained interest. TriMas is included in the Company's financial results through the date of this transaction. Effective June 6, 2002, the Company accounts for its retained interest in TriMas under the equity method of accounting. In April 2003, TriMas exercised its right to repurchase 1 million shares of its common stock from the Company for $20 per share, the same price that it was valued on June 6, 2002, the date of the Company's sale of TriMas.

        On November 12, 2004, the Company sold approximately 924,000 shares of TriMas stock to Masco Corporation for $23 per share, or a total of $21.3 million. A gain on the sale of shares totaling $2.9 million was recognized and is included in gain on sale of equity investments, net on the Company's consolidated statement of operations as of January 2, 2005. As a result of this sale of shares to Masco in 2004, the repurchase of shares by TriMas in 2003 and acquisitions performed by TriMas in 2003, the Company's ownership in TriMas decreased to approximately 24%, or approximately 4.8 million shares, as of January 2, 2005. The carrying amount of the Company's investment in TriMas was approximately $102.8 million and $120 million as of January 2, 2005 and December 28, 2003, respectively. Masco Corporation owns approximately 6% of Metaldyne's outstanding shares. See also Note 28, Related Party Transactions.

        In June 2004, the Company sold its interest in a Korean joint venture. A gain of $1.2 million was recognized in conjunction with this sale and is included with other, net in the Company's consolidated statement of operations as of January 2, 2005.

        On December 8, 2002, the Company announced a Joint Venture Formation Agreement ("Agreement") with DaimlerChrysler Corporation ("DaimlerChrysler") to operate DaimlerChrysler's New Castle (Indiana) machining and forge facility. On January 2, 2003, the Company closed on this joint venture, known as NC-M Chassis Systems, LLC. In connection with the closing, DaimlerChrysler contributed substantially all of the assets of business conducted at this facility in exchange for 100% of the common and preferred interests in the joint venture. In addition, the joint venture assumed certain liabilities of the business from DaimlerChrysler. Immediately following the contribution, the Company purchased 40% of the common interests in the joint venture from DaimlerChrysler for $20 million in cash. This investment was accounted for under the equity method of accounting in 2003, due to the Company's investment representing greater than 20% but less than 50% of the interest in the joint venture. However, with respect to the Agreement, the Company did not recognize losses in the joint venture because DaimlerChrysler provided funding for the joint venture's operations and capital expenditures.

        On December 31, 2003, the Company completed a transaction with DaimlerChrysler that transferred full ownership of the New Castle Machining and Forge manufacturing operations to Metaldyne. See also Note 16, Acquisitions.

        The carrying amount of investments in affiliates at January 2, 2005 and December 28, 2003 was $103.1 million and $148.8 million, respectively. Approximate combined condensed financial data of the Company's equity affiliates accounted for under the equity method are as follows:

	January 2, 2005	December 28, 2003
	(In thousands)
Current assets	$302,500	$347,590

Long-term assets:
Property and equipment, net	198,610	212,030
Excess of cost over net assets of acquired companies	657,980	672,070
Intangible and other assets	304,910	322,750
Other assets	58,200	66,470

Total assets	$1,522,200	$1,620,910

Current liabilities	$209,050	$245,540

Long-term liabilities:
Long-term debt	735,030	766,060
Other long-term debt	172,960	195,010

Total liabilities	$1,117,040	$1,206,610

	January 2, 2005	For The Years Ended December 28, 2003	December 29, 2002
		(In thousands)
Net sales	$1,045,160	$1,305,450	$1,110,530

Operating profit	$62,360	$31,370	$94,500

Net income (loss)	$(2,190)	$(66,280)	$(27,570)

7.    Property and Equipment, Net

	January 2, 2005	December 28, 2003
	(In thousands)
Land and land improvements	$17,370	$15,120
Buildings	157,150	114,150
Machinery and equipment	976,670	779,360

	1,151,190	908,630
Less: Accumulated depreciation	(294,940)	(201,180)

Property and equipment, net	$856,250	$707,450

        Depreciation expense totaled approximately $99 million, $76 million and $67 million in 2004, 2003 and 2002, respectively.

8.    Excess of Cost over Net Assets of Acquired Companies and Intangible Assets

        At January 2, 2005, the excess of cost over net assets of acquired companies ("goodwill") balance was approximately $626.2 million. For purposes of testing this goodwill for potential impairment, fair values were determined based upon the discounted cash flows of the reporting units using a 9.5% discount rate as of January 2, 2005. The initial assessment for the reporting units within the Automotive Group indicated that the fair value of these units exceeded their corresponding carrying value. This analysis was completed for the years ended January 2, 2005 and December 28, 2003, which indicated that the fair value of these units continued to exceed their carrying values. If the discount rate were to increase to 12%, or if anticipated operating profit were to decrease by approximately 1.6% of sales, the Company would be required to perform further analysis of goodwill impairment in the Company's Driveline segment.

        The assessment for the Company's former TriMas Group indicated the carrying value of these units exceeded their fair value. A non-cash, after tax charge of $36.6 million was taken as of January 1, 2002, related to the industrial fasteners business of the former TriMas subsidiary. Sales, operating profits and cash flows for this TriMas owned business were lower than expected beginning in the first quarter of 2001, due to the overall economic downturn and cyclical declines in certain markets for industrial fastener products. Based on that trend, the earnings and cash flow forecasts for the next five years indicated the goodwill impairment loss. Consistent with the requirements of SFAS No. 142, the Company recognized this impairment charge as the cumulative effect of change in accounting principle as of January 1, 2002.

Acquired Intangible Assets

	As of January 2, 2005			As of December 28, 2003
	Gross Carrying Amount	Accumulated Amortization	Weighted Average Life	Gross Carrying Amount	Accumulated Amortization	Weighted Average Life
	(In thousands, except weighted average life)
Amortized Intangible Assets:
Customer Contracts	$127,600	$(42,750)	9.0 years	$94,420	$(31,050)	8.2 years
Technology and Other	163,920	(45,260)	14.9 years	165,280	(35,290)	14.9 years

Total	$291,520	$(88,010)	14.0 years	$259,700	$(66,340)	13.6 years

Aggregate Amortization Expense
(Included in Cost of Sales):
For the year ended December 29, 2002		$27,670
For the year ended December 28, 2003		21,630
For the year ended January 2, 2005		24,160
Estimated Amortization Expense:
For the year ending December 31, 2005		23,410
For the year ending December 31, 2006		23,410
For the year ending December 31, 2007		22,640
For the year ending December 31, 2008		21,890
For the year ending December 31, 2009		21,890

Goodwill

        The carrying amounts of goodwill by segment for the years ended January 2, 2005 and December 28, 2003 are as follows:

	Chassis	Driveline	Engine	Total
		(In thousands)
Balance as of December 29, 2002	$66,590	$362,040	$144,940	573,570
Exchange impact from foreign currency	—	9,190	6,740	15,930
Fittings disposition	(5,210)	—	—	(5,210)
Other	250	(220)	70	100

Balance as of December 28, 2003	61,630	371,010	151,750	$584,390
Exchange impact from foreign currency	—	9,860	3,750	13,610
New Castle acquisition	28,770	—	—	28,770
Other	—	(450)	(80)	(530)

Balance as of January 2, 2005	$90,400	$380,420	$155,420	$626,240

9.    Intangible and Other Assets

	January 2, 2005	December 28, 2003
	(In thousands)
Customer contracts, net	$84,850	$63,370
Technology and other intangibles, net	118,660	129,990
Deferred loss on sale-leaseback transactions	10,410	21,320
Deferred financing costs, net	16,360	18,420
Other	11,190	14,080

Total	$241,470	$247,180

        The "technology and other intangibles, net" category represents primarily patents and/or in-depth process knowledge embedded within the Company.

10.    Accrued Liabilities

	January 2, 2005	December 28, 2003
	(In thousands)
Workers' compensation and self insurance	$17,240	$17,070
Accrued exit and shutdown costs for plant closures	3,200	6,600
Salaries, wages and commissions	10,040	8,010
Legacy restricted common stock	—	17,170
Vacation, holiday and bonus	15,100	18,440
Interest	11,760	8,560
Property, payroll and other taxes	15,990	11,040
Pension	24,910	18,520
Other	18,810	31,430

Accrued liabilities	$117,050	$136,840

11.    Long-Term Debt

        Long-term debt consisted of the following:

	January 2, 2005	December 28, 2003
	(In thousands)
Senior credit facilities:
Term loan	$351,080	$352,000
Revolving credit facility	63,540	—

Total senior credit facility	414,620	352,000
11% senior subordinated notes, with interest payable semi-annually, due 2012	250,000	250,000
10% senior notes, with interest payable semi-annually, due 2013	150,000	150,000
10% senior subordinated notes, with interest payable semi-annually, due 2014 (face value $31.7 million)	27,180	—
Other debt (includes capital lease obligations)	25,900	25,810

Total	$867,700	$777,810
Less current maturities	(12,250)	(10,880)

Long-term debt	$855,450	$766,930

        The maturities of the Company's total debt at January 2, 2005 during the next five years and beyond are as follows (in millions): 2005—$12; 2006—$4; 2007—$66; 2008—$2; 2009—$356; 2010 and beyond—$433.

        The senior credit facility includes a term loan and revolving credit facility with a principal commitment of $200 million. The Company had $71 million of undrawn and available commitments from our revolving credit facility at January 2, 2005.

        The revolving credit facility matures on May 28, 2007 and the term loan matures on December 31, 2009. The obligations under the senior credit facility are collateralized by substantially all of the

Company's and substantially all of its domestic subsidiaries' assets and are guaranteed by substantially all of the Company's domestic subsidiaries.

        Borrowings under the credit facility will bear interest, at our option, at either:

  •
  A base rate corresponding to the prime rate, plus an applicable margin; or

  •
  A eurocurrency rate on deposits, plus an applicable margin.

        The applicable margin on revolving credit facility borrowings is subject to change depending on the Company's leverage ratio and is presently 3.25% on base rate loans and 4.25% on eurocurrency loans. The applicable margin on the term loan borrowing is dependent on the Company's leverage ratio and is currently 3.50% on base rate loans and 4.50% on eurocurrency loans. In December 2004, the Company obtained an amendment to its credit facility to, among other things, modify certain negative covenants. Under this amendment, the applicable interest rate spreads on the Company's term loan obligations increased from 4.25% to 4.50% over the current London Interbank Offered Rate ("LIBOR") and the leverage covenant was modified to be less restrictive. Prior to this, in July 2003, the Company obtained an amendment to its credit facility to, among other things, permit the $150 million offering of 10% senior subordinated notes and the use of proceeds to complete the December 31, 2003 acquisition of DaimlerChrysler's common and preferred interest in the New Castle joint venture and modify certain negative and affirmative covenants. Under this amendment, the applicable interest rate spreads on the Company's term loan obligations increased from 2.75% to 4.25% over LIBOR.

        At January 2, 2005, the Company was contingently liable for standby letters of credit totaling $65 million issued on its behalf by financial institutions. These letters of credit are used for a variety of purposes, including meeting requirements to self-insure workers' compensation claims and for the completion of the Company's acquisition of the New Castle manufacturing operations on December 31, 2003.

        The senior credit facility contains covenants and requirements affecting the Company and its subsidiaries, including a financial covenant requirement for an Earnings Before Interest Taxes Depreciation and Amortization ("EBITDA") to cash interest expense coverage ratio to exceed 2.10 through April 3, 2005, 2.15 through July 3, 2005, 2.20 through October 2, 2005, increasing to 2.30 through April 2, 2006; and a debt to EBITDA leverage ratio not to exceed 5.25 through July 3, 2005, decreasing to 5.00 and 4.75 for the quarters ending October 2, 2005 and January 1, 2006, respectively. The Company was in compliance with the preceding financial covenants throughout the year.

        Other debt includes borrowings by the Company's subsidiaries denominated in foreign currencies and capital lease obligations.

        On December 31, 2003, the Company issued $31.7 million of 10% senior subordinated notes due 2014 to DaimlerChrysler. These notes have a carrying amount of $27.2 million as of January 2, 2005. The notes were issued as part of the financing of the New Castle acquisition.

        In October 2003, the Company issued $150 million of 10% senior notes due 2013 in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended. As these notes were not registered within 210 days after the closing date, the annual interest rate increased by 1% until the registration statement is declared effective. The net proceeds from this offering were used to redeem the balance of the $98.5 million aggregate principal amount of the outstanding 4.5% subordinated debentures ($91 million reflected on the balance sheet at December 29, 2002) that were due December 15, 2003, and to repay $46.6 million of the term loan debt under the Company's credit facility. In connection with this financing, the Company agreed with its banks to decrease the revolving credit facility from $250 million to $200 million.

        Certain of the Company's domestic wholly owned subsidiaries, as defined in the related bond indentures, (the "Guarantors") irrevocably and unconditionally fully guarantee the 11% senior subordinated and 10% senior notes. The condensed consolidating financial information included in Note 31 presents the financial position, results of operations and cash flows of the guarantors.

        In connection with the Company's early retirement of its existing term debt and refinancing of its prior credit facility in 2002, it incurred one-time charges totaling $76.4 million, including prepayment penalties, write-offs of capitalized debt issuance costs, a write-off of the unamortized discount on the 4.5% subordinated debenture and losses realized on interest rate arrangements associated with the term loans. Of the total charges of $76.4 million, a loss of $7.5 million is reflected as a "loss on interest rate arrangements upon early retirement of term loans" in other expense, net in the Company's consolidated statement of operations for the year ended December 29, 2002 (see Note 14, Derivative Financial Instruments). In accordance with SFAS No. 145, the remaining $68.9 million of costs are reflected as a "loss on repurchase of debentures and early retirement of term loans" in other expense, net in the Company's consolidated statement of operations for the year ended December 29, 2002.

        In 2004, the Company capitalized $1.4 million of debt issuance costs associated with the amended credit facility. In 2003, the Company capitalized $6.4 million and $2.3 million of debt issuance costs associated with the 10% senior subordinated notes due 2013 and the amended credit facility, respectively. As a result of the 2004 credit facility amendment, $1.2 million of the unamortized balance related to the 2003 credit facility amendment was expensed in 2004. These debt issuance costs consist of fees paid to representatives of the initial purchasers, legal fees and facility fees paid to the lenders. The $6.4 million of costs are being amortized based on the effective interest method over the 10-year term of the 10% senior notes due 2013, and the credit facility amendment costs are being amortized based on the effective interest method over the 6.5-year term of the term loan agreement. The unamortized balances of $5.6 million related to the senior notes and $2.0 related to the amended credit facility are included in "other assets" in the Company's consolidated balance sheet as of January 2, 2005.

12.    Leases

        The Company leases certain property and equipment under operating and capital lease arrangements that expire at various dates through 2023. Most of the operating leases provide the Company with the option, after the initial lease term, either to purchase the property or renew its lease at the then fair value. Rent expense was $49.5 million, $38.7 million and $38.2 million for the years ended January 2, 2005, December 28, 2003, and December 29, 2002, respectively.

        The Company completed sale-leaseback financings from 2000 through 2004 relating to certain equipment and buildings, the proceeds of which were used to finance new capital purchases and to pay down the revolving credit and term loan facilities. Due to the sale-leaseback financings, the Company has significantly increased its commitment to future lease payments.

        In December 2004, the Company entered into two sale-leaseback transactions for machinery and equipment with third party lessors. The Company received cash proceeds of $11.8 million and

$7.2 million as part of these two transactions. On June 17, 2004, the Company entered into a sale-leaseback transaction for machinery and equipment whereby it received cash proceeds of $7.5 million cash as part of this transaction. Each of these three sale-leasebacks is accounted for as an operating lease with combined annual lease expense of approximately $5 million which is included in the Company's financial results on a straight-line basis. On December 31, 2003, the Company entered into a sale-leaseback with proceeds of approximately $4.5 million. This lease was accounted for as a capital lease and is included in long-term debt in the Company's consolidated balance sheet as of January 2, 2005. The Company also entered into a $65 million sale-leaseback on December 31, 2003, as part of its financing related to the purchase of New Castle. This lease for New Castle equipment is accounted for as an operating lease and the annual lease expense is approximately $10 million.

        In March 2003, the Company entered into a sale-leaseback transaction with respect to certain manufacturing equipment for proceeds of approximately $8.5 million, and in October 2003, the Company entered into a sale-leaseback transaction for machinery and equipment for additional proceeds of $8.5 million. All of these leases are accounted for as operating leases and the associated rent expense is included in the Company's financial results on a straight-line basis.

        In December 2001 and January 2002, the Company entered into additional sale-leaseback transactions with respect to equipment and approximately 20 real properties for net proceeds of approximately $56 million and used the proceeds to repay a portion of its term debt under the credit facility. In December 2002, three additional sale-leaseback transactions were completed with respect to equipment for net proceeds of approximately $19 million. Of the $56 million in proceeds resulting from the December 2001 and January 2002 sale-leaseback transactions, approximately $21 million were from the sale of TriMas properties.

        In June 2001, a subsidiary of the Company sold and leased back equipment under a synthetic sale-leaseback structure. At closing, the Company provided a guarantee of all obligations of its subsidiary under the lease. At the end of the lease (including the expiration of all renewal options through 2007) the Company has the option of either purchasing all of the equipment for approximately $10 million or returning the equipment to the lessor under the lease. In the event the equipment is returned, the Company and lessor shall arrange for the disposition of the equipment. At such time the Company is obligated to pay approximately $10 million to the lessor and is entitled to receive from the lessor a residual value equal to approximately $1.4 million plus proceeds from the disposition of the equipment for the extent such proceeds exceed $1.4 million.

        Deferred losses are recorded as part of the sale-leaseback transactions, and represent the difference between the carrying value of the assets sold and proceeds paid at closing by the leasing companies. Fair value was equal to or in excess of the carrying value of these assets based on asset appraisal information provided by third party valuation firms. These deferred amounts are being amortized, instead of being currently recognized, on a straight-line basis over the lives of the respective leases as required under SFAS No. 28, "Accounting for Sales with Leasebacks." Future amortization amounts relate to the remaining portion of the 2000 and 2001 sale-leaseback deferred losses. Amortization expense of deferred losses on sale-leasebacks was $8.8 million and $8.9 million for the years ended January 2, 2005 and December 28, 2003, respectively, and is included in cost of sales. Unamortized deferred losses on sale-leasebacks are $10 million and $21 million at January 2, 2005 and December 28, 2003, respectively.

        Future minimum lease payments under scheduled capital and operating leases that have initial or remaining noncancelable terms in excess of one year as of January 2, 2005 are as follows:

	Capital Leases	Operating Leases
	(In thousands)
2005	$5,290	$52,040
2006	2,400	49,620
2007	1,250	48,050
2008	840	40,260
2009	790	33,310
Thereafter	790	129,220

Total minimum payments	$11,360	$352,500

Amount representing interest	(1,270)

Obligations under capital leases	10,090
Obligations due within 1 year	(5,290)

Long-term obligations under capital leases	$4,800

13.    Redeemable Preferred Stock

        The Company has outstanding 644,540 shares of $64.5 million in liquidation value ($56.2 million fair value as of January 2, 2005) of Series A-1 preferred stock par value $1 and authorized 644,540 shares to DaimlerChrysler Corporation. The Company will accrete from the fair value to the liquidation value ratable over the ten-year period. The preferred stock is mandatorily redeemable on December 31, 2013. Series A-1 preferred stockholders are entitled to receive, when, as and if declared by the Company's board of directors, cumulative quarterly cash dividends at a rate of 11% per annum plus 2% per annum for any period for which there are any accrued and unpaid dividends.

        The Company has outstanding 361,001 shares of $36.1 million in liquidation value ($34.3 million fair value as of January 2, 2005) of Series A preferred stock par value $1 and authorized 370,000 shares to Masco Corporation. The Company will accrete from the fair value to the liquidation value ratably over the twelve-year period. The preferred stock is mandatorily redeemable on December 31, 2012. Series A preferred stockholders are entitled to receive, when, as and if declared by the Company's board of directors, cumulative quarterly cash dividends at a rate of 13% per annum for periods ending on or prior to December 31, 2005 and 15% per annum for periods after December 31, 2005 plus 2% per annum for any period for which there are any accrued and unpaid dividends.

        The Company has outstanding 184,153 shares with a fair value of $18.4 million of redeemable Series B preferred stock to Heartland. The redeemable Series B preferred shares issued are mandatory redeemable on June 15, 2013. The Series B preferred stockholders are entitled to receive, when, as and if declared by the Company's Board of Directors, cumulative semi-annual cash dividends at a rate of 11.5% per annum. Heartland Industrial Partners ("Heartland") purchased all of the outstanding shares of Series B preferred stock from former GMTI shareholders on December 31, 2003.

        Preferred stock dividends (including accretion of $1.1 million in 2004) were $19.9 million and $9.3 million, while dividend cash payments were zero, for the years ended January 2, 2005 and

December 28, 2003, respectively. Thus, unpaid accrued dividends were $40.3 million and $21.4 million for the years ended January 2, 2005 and December 28, 2003, respectively. Redeemable preferred stock, consisting of outstanding shares and unpaid dividends, was $149.2 million and $74.0 million in the Company's consolidated balance sheet at January 2, 2005 and December 28, 2003, respectively.

14.    Derivative Financial Instruments

        In the past, the Company has managed its exposure to changes in interest rates through the use of interest rate protection agreements. These interest rate derivatives are designated as cash flow hedges. The effective portion of each derivative's gain or loss is initially reported as a component of other comprehensive income (loss) and subsequently reclassified into earnings when the forecasted transaction affects earnings. The Company does not use derivatives for speculative purposes.

        In February 2001, the Company entered into interest rate protection agreements with various financial institutions to hedge a portion of its interest rate risk related to the term loan borrowings under its credit facility. These agreements included two interest rate collars with a term of three years, a total notional amount of $200 million, and a three-month LIBOR interest rate cap and floor of 7% and approximately 4.5%, respectively. The agreements also included four interest rate caps at a three-month LIBOR interest rate of 7% with a total notional amount of $301 million as of December 28, 2003.

        All of the Company's interest rate protection arrangements matured in February 2004 and, as a result of their maturity, a cumulative pre-tax non-cash gain of $6.6 million was recorded and is reflected as a non-cash gain on maturity of interest rate arrangements in the Company's consolidated statement of operations for the year ended January 2, 2005. Prior to their maturity, $6.6 million net of tax was included in accumulated other comprehensive income related to these arrangements. Prior to the expiration of these agreements, the Company recognized additional interest expense of $1.1 million and $6.5 million for the years ended January 2, 2005 and December 28, 2003, respectively.

15.    Segment Information

        The Company has defined a segment as a component with business activity resulting in revenue and expense that has separate financial information evaluated regularly by the Company's chief operating decision maker in determining resource allocation and assessing performance.

        The Company has established adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as a key indicator of financial operating performance. The Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change and before interest, taxes, depreciation, amortization, asset impairment, non-cash losses on sale-leaseback of property and equipment and non-cash restricted stock award expense. Adjusted EBITDA is a non-GAAP measure and therefore caution must be exercised in using Adjusted EBITDA as an analytical tool and should not be used in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted EBITDA, management deems it important to consider the quality of the Company's underlying earnings by separately identifying certain costs undertaken to improve the Company's results, such as costs related to consolidating facilities and businesses in an effort to eliminate duplicative costs or achieve efficiencies, costs related to integrating acquisitions and restructuring costs related to expense reduction efforts.

        In January 2005, the Company reorganized to streamline its operating efficiency and cost structure. The Company's operations were consolidated into two segments: Chassis segment and the Powertrain segment. The Chassis segment consists of the former Chassis operations plus a portion of the former Driveline operations, while the Powertrain segment consists of the former Engine operations combined with the remainder of the former Driveline operations. As this change became effective in fiscal 2005, the Company Form 10-Q for the quarter ending April 3, 2005 will report operating results in these two segments along with restated results for the year ended January 2, 2005.

        As discussed in Note 18, Disposition of Businesses, the Company completed a divestiture of a portion of its TriMas Group on June 6, 2002. The TriMas Group is presented at the group level, rather than by segment, for all periods presented. Subsequent to June 6, 2002, the Company's equity investment in TriMas and equity share in TriMas' earnings (loss) is included in "Automotive/centralized resources ("Corporate")."

        CHASSIS—Manufactures components, modules and systems used in a variety of engineered chassis applications, including precision shafts, hot and cold forgings, fittings, wheel-ends, axle shaft, knuckles and mini-corner assemblies. This segment utilizes a variety of processes including hot, warm and cold forging, powder metal forging and machinery and assembly.

        POWERTRAIN—Manufactures a broad range of powertrain components, modules and systems, including sintered metal, powder metal, forged, tubular fabricated products, hydraulic controls and integrated program management used for a variety of applications. These applications include balance shaft modules, front cover assemblies, transmission and transfer case shafts and transmission valve bodies.

        The Company's export sales approximated $333 million, $149 million and $174 million in 2004, 2003 and 2002, respectively. Intercompany sales for 2004 were $8 million and $3 million for the Driveline and Engine segments, respectively. Intercompany sales are recognized in accordance with the Company's revenue recognition policy and are eliminated in consolidation.

        Segment activity for the years ended January 2, 2005, December 28, 2003 and December 29, 2002 is as follows:

	2004	2003	2002
	(In thousands)
Sales
Automotive Group
Chassis	$1,145,450	$685,350	$676,970
Powertrain	858,810	822,850	786,650

Automotive Group	2,004,260	1,508,200	1,463,620
TriMas Group	—	—	328,580

Total Sales	$2,004,260	$1,508,200	$1,792,200

Adjusted EBITDA
Automotive Group
Chassis	$102,960	$81,200	$102,260
Powertrain	103,080	80,960	75,450
Corporate/centralized resources	(35,370)	(28,160)	(17,480)

Automotive Group	$170,670	$134,000	$160,230
TriMas Group	—	—	62,400

Total Adjusted EBITDA	170,670	134,000	222,630
Depreciation & amortization	(132,100)	(106,350)	(107,430)
Legacy stock award expense	(560)	(3,090)	(4,880)
Asset impairment	—	(4,870)	—
Loss from operations due to sale of manufacturing facilities	(7,600)	—	—
Non-cash charges	(1,000)	610	(1,610)

Operating profit	$29,410	$20,300	$108,710

Income Taxes
Automotive Group
Chassis	$330	$10,880	$13,230
Powetrain	3,240	5,220	2,770
Corporate/centralized resources	(40,440)	(24,760)	(56,960)

Total	$(36,870)	$(8,660)	$(40,960)

Financial Summary by Segment:

	2004	2003	2002
	(In thousands)
Total Assets:
Automotive Group
Chassis	$1,085,630	$897,310
Powertrain	752,930	729,850
Corporate/centralized resources	356,190	384,700

Total	$2,194,750	$2,011,860

Capital Expenditures:
Automotive Group
Chassis	$59,350	$51,860	$38,830
Powertrain	91,560	64,240	61,240
Corporate/centralized resources	1,530	14,620	6,420

Automotive Group	152,440	130,720	106,490
TriMas Group	—	—	9,960

Total	$152,440	$130,720	$116,450

Depreciation and Amortization:
Automotive Group
Chassis	$71,530	$48,260	$41,720
Powertrain	49,720	48,750	39,720
Corporate/centralized resources	10,850	9,340	9,990

Automotive Group	132,100	106,350	91,430
TriMas Group	—	—	16,000

Total	$132,100	$106,350	$107,430

        The following table presents the Company's revenues for each of the years ended January 2, 2005, December 28, 2003 and December 29, 2002, and total assets and long lived assets (defined as equity investments and receivables in affiliates, net fixed assets, intangible and other assets and excess of cost over net assets of acquired companies) at each year ended January 2, 2005 and December 28, 2003, by geographic area, attributed to each subsidiary's continent of domicile (in thousands). Revenue and total assets from no single foreign country were material to the consolidated revenues and net assets of the Company.

	2004			2003			2002
	Sales	Total Assets	Long Lived Assets	Sales	Total Assets	Long Lived Assets	Sales
	(In thousands)
Europe	$334,780	$435,500	$364,270	$296,540	$400,420	$339,950	$247,370
Australia	—	—	—	—	—	—	10,850
Other North America	71,930	85,690	62,580	50,200	55,610	44,690	56,150
Other foreign	17,420	32,290	23,450	7,890	6,820	4,320	6,160

Total foreign	$424,130	$553,480	$450,300	$354,630	$462,850	$388,960	$320,530

United States	$1,580,130	$1,641,270	$1,380,700	$1,153,570	$1,549,010	$1,305,850	$1,471,670

        A significant percentage of the Automotive Group's revenues is from four major customers. The following is a summary of the percentage of Automotive Group revenue from these customers for the fiscal year ended:

	January 2, 2005	December 28, 2003	December 29, 2002(1)
Ford Motor Company	12.5%	16.9%	17.5%
DaimlerChrysler Corporation	24.4%	10.5%	12.0%
General Motors Corporation	7.2%	10.3%	12.0%
New Venture Gear(2)	—	8.2%	11.5%

(1)
Excludes net sales to TriMas prior to our June 6, 2002 divestiture.

(2)
New Venture Gear, a joint venture between DaimlerChrysler and General Motors, was dissolved in 2003. Therefore, comparable 2004 sales are now split between DaimlerChrysler, General Motors and other Tier 1 customers.

16. Acquisitions

        In the first quarter of 2004, effective December 31, 2003, the Company completed a transaction with DaimlerChrysler Corporation ("DaimlerChrysler") that transferred full ownership of the New Castle Machining and Forge ("New Castle") manufacturing operations to Metaldyne. From January 2003 until the transaction at December 31, 2003, New Castle was managed as a joint venture between Metaldyne and DaimlerChrysler; at December 28, 2003, the Company's investment in this joint venture was approximately $20 million (before fees and expenses of approximately $2 million). The New Castle facility manufactures suspension and powertrain components for Chrysler, Jeep and Dodge vehicles; additionally, Metaldyne has launched initiatives to expand the customer base beyond DaimlerChrysler. The New Castle manufacturing operations are part of the Company's Chassis segment.

        As part of the New Castle transaction, Metaldyne acquired Class A and Class B units representing DaimlerChrysler's entire joint venture interest in New Castle. In exchange, Metaldyne delivered to DaimlerChrysler $215 million (before fees and expenses of approximately $3 million), comprised of $118.8 million in cash; $31.7 million (fair value of $26.9 million as of December 31, 2003) in aggregate principal amount of a new issue of its 10% senior subordinated notes; and $64.5 million (fair value of $55.3 million as of December 31, 2003) in aggregate liquidation preference of its Series A-1 preferred stock. Included in the $5 million fees and expenses is a $2.4 million transaction fee paid to Heartland Industrial Partners ("Heartland") pursuant to the acquisition of New Castle. The cash portion of the consideration was funded in part by the net cash proceeds of approximately $58 million from the sale-leaseback of certain machinery and equipment with a third-party lessor, with the remainder funded through Metaldyne's revolving credit facility.

        The fair value of assets and liabilities of New Castle at December 31, 2003 consisted of the following (in thousands):

Current assets	$13,370
Property and equipment, net	109,020
Intangible assets, customer contracts	32,880
Goodwill	28,770

Total assets	184,040

Total liabilities (including deferred taxes of $1,690)	15,800

Net assets	$168,240

        In connection with the acquisition of New Castle, the Company recorded $33.6 million of tax deductible goodwill that is amortizable over a 15 year period. The tax deductible goodwill in excess of goodwill recorded in connection with the transaction for financial reporting purposes is attributable to the unamortized accretion, as of the issue date, of the 10% senior subordinated notes.

        The following unaudited pro forma financial information summarizes the results of operations for the Company for the year ended December 28, 2003 assuming the New Castle acquisition had been completed as of the beginning of the period.

Year Ended December 28, 2003
(In thousands) (Unaudited)
Net sales	$1,886.7
Net loss attributable to common stock	(108.1)
Loss per share	(2.53)

        In addition to the purchase accounting adjustments, the pro forma results reflect a reduction in sales to contractual sales prices and a reduction in labor costs related to the employee agreement with DaimlerChrysler.

        Historically revenue for the New Castle facility was determined based upon the sale of product to DaimlerChrysler assembly plants within North America and to third party customers not related to DaimlerChrysler based upon New Castle's standard cost of production. For pro forma presentation, an adjustment of $19 million has been made to reduce net sales based upon the contract with DaimlerChrysler.

        The historical results reflect labor costs based upon existing labor agreements. For pro forma purposes, an adjustment of $54 million has been made to reflect the reduction in employee costs based upon the employee matters agreement with DaimlerChrysler.

        On May 15, 2003, the Company acquired a facility in Greensboro, North Carolina, from Dana Corporation ("Dana") for approximately $7.7 million at closing and agreed to pay an additional $1.4 million in cash over a period of time ending on December 31, 2004. The Company may also be obligated to pay up to an additional $1.4 million in cash conditioned upon being awarded new business by June 30, 2005 valued at least at $1.4 million. The Greensboro facility became part of the Driveline segment's Transmission and Program Management division. The Greensboro operation, which employs approximately 140 people, machines cast iron and aluminum castings, including various steering knuckles and aluminum carriers for light truck applications. The results of operations of the facility have been included in the consolidated financial statements since that date.

        In connection with the acquisition of the Greensboro location, the Company entered into a long-term lease agreement with a third party on the facility. This lease is accounted for as an operating lease with annual lease expense of approximately $1.1 million.

        In addition, the Company signed a seven-year supply agreement with Dana covering all existing business at Greensboro, including a right of last refusal on successor programs, as well as a commitment to award $20 million of new forging business to the Company. Dana has also issued purchase orders, to be satisfied at other of the Company's facilities, for incremental other tube, gear and carrier business for a number of platforms.

17. Asset Impairments and Restructuring Related Integration Actions

        In 2004, the Company entered into several restructuring arrangements whereby it incurred approximately $2.8 million of costs associated with severance for the year ended January 2, 2005. Charges incurred by segment are as follows: Chassis Group $0.1 million relating to headcount reduction initiatives; Driveline Group $1.8 million primarily relating to charges associated with the closure of a facility in Europe; Engine Group $0.1 million relating to headcount reduction initiatives; and Corporate $0.8 million primarily relating to headcount reductions. In fiscal 2003, the Company entered into several restructuring arrangements whereby it incurred approximately $13.1 million of costs associated with severance and facility closures. These actions include the completion of the Engine segment's European operation reorganization that was initiated in fiscal 2002 and completed in the first quarter of 2003 and actions within the Driveline segment's forging operations and administrative departments to eliminate redundant headcount and adjust costs to reflect the decline in the Company's forging revenue in 2003. Also included in this charge were severance costs to replace certain members of the Company's executive management team and the costs to restructure several departments in the Company's corporate office, including the sales, human resources and information technology departments. The Company expects to realize additional savings from the 2004 and 2003 restructuring actions, described above, in 2005 as reductions in employee-related expenses recognized in both cost of goods sold and selling, general and administrative expense.

        In June 2002, the Company announced the reorganization of its Engine segment's European operations, to streamline the engineering, manufacturing and reporting structure of its European operations. This restructuring includes the closure of a manufacturing facility in Halifax, England. In addition, the Company announced the closure of a small manufacturing location in Memphis, Tennessee and management restructuring within its North American engine operations.

        The following table summarizes the activity for the accruals established relating to the three acquisitions, as well as additional restructuring activities in 2002, and 2003 and 2004. Adjustments to previously recognized acquisition related severance and exit costs were reversed to goodwill.

	Acquisition Related		2002 Additional Severance And Other Exit Costs	2003 Additional Severance And Other Exit Costs	2004 Additional Severance And Other Exit Costs
	Severance Costs	Exit Costs				Total
	(In thousands)
Balance at December 29, 2002	$9,880	$540	$2,380	$—	$—	$12,800
Charges to expense	—	—	—	13,130	—	13,130
Cash payments	(8,110)	(540)	(2,020)	(5,820)	—	(16,490)
Reversal of unutilized amounts	(390)	—	—	—	—	(390)

Balance at December 28, 2003	$1,380	$—	$360	$7,310	$—	$9,050
Charges to expense	—	—	—	—	2,750	2,750
Cash payments	(310)	—	(360)	(4,600)	(2,240)	(7,510)
Reversal of unutilized amounts	(360)	—	—	—	—	(360)

Balance at January 2, 2005	$710	$—	$—	$2,710	$510	$3,930

        The above amounts represent total estimated cash payments, of which $3.2 million and $6.5 million are recorded in accrued liabilities, with $0.7 million (which will primarily be paid out in fiscal 2006) and $2.6 million recorded in other long-term liabilities in the Company's consolidated balance sheet at January 2, 2005 and December 28, 2003, respectively.

18. Disposition of Businesses

        On February 1, 2004, the Company completed an asset sale pursuant to which substantially all of the business associated with two of the aluminum die casting facilities in its Driveline segment was sold to Lester PDC, Ltd, a Kentucky-based aluminum die casting and machining company. The Company retained an interest in approximately $5.6 million in working capital (principally accounts receivable). Cash paid in the transaction to buy out the remaining portion of the equipment that had previously been sold under an operating lease arrangement by the Company was approximately $6.1 million, net of proceeds from Lester PDC of $4.1 million. The buyer also agreed to lease the Bedford Heights, Ohio and sub-lease the Rome, Georgia facilities from the Company for total annual lease payment of approximately $0.6 million. In addition, Lester PDC and Metaldyne entered into a supply agreement. These facilities had 2003 combined sales of approximately $62 million and an operating loss of approximately $14 million. Both manufacturing operations were part of the Company's Driveline segment. In connection with the disposition of these manufacturing facilities, the Company recognized a charge of $7.6 million on the Company's consolidated statement of operations for the year ended January 2, 2005. The charge represents the book value of approximately $12 million in fixed assets and deferred financing fees offset by the $4.1 million in cash consideration paid by Lester PDC for the assets.

        In November 2004, Lester PDC discontinued operations at the Bedford Heights facility and the supply agreement and lease agreement between Lester PDC and Metaldyne were terminated. As a result, Metaldyne assumed production of some of the products at the Bedford Heights facility that were subject to the terminated supply agreement. One of these product lines is currently being manufactured at the Bedford Heights facility and the remaining products have been moved to other Metaldyne facilities. The lease agreement represented annual lease revenue to Metaldyne of approximately $0.2 million.

        On May 9, 2003, the Company sold its Chassis segment's Fittings division to TriMas Corporation ("TriMas") for $22.6 million plus the assumption of an operating lease. This transaction was accounted for as a sale of entities under common control, due to common ownership between TriMas and the Company. Therefore, the proceeds, in excess of the book value, amounting to $6.3 million were recorded as "equity and other investments in affiliates" in the Company's consolidated balance sheet. The Fittings division, which is a leading manufacturer of specialized fittings and cold-headed parts used in automotive and industrial applications, became part of the TriMas Fastening Systems Group.

19. Other Income (Expense), Net

	2004	2003	2002
	(In thousands)
Other, net:
Interest income	$1,390	$470	$1,140
Debt fee amortization	(3,880)	(2,480)	(4,770)
Accounts receivable securitization financing fees	(2,950)	(2,630)	(2,840)
Foreign currency gains (losses)	(940)	(1,010)	(200)
Other, net	(1,890)	(2,430)	(2,310)

Total other, net	$(8,270)	$(8,080)	$(8,980)

20. Supplementary Cash Flow Information

        Significant transactions not affecting cash were: in 2004, the $7.6 million loss on the disposition of manufacturing facilities as a result of the sale of Bedford Heights, Ohio and Rome, Georgia facilities, the $6.6 million gain on the maturity of interest rate arrangements in February 2004, the $1.5 million equity earnings from affiliates and the $3.2 million loss on disposal of fixed assets; in 2003, the asset impairment of $4.9 million from discontinued operations as a result of the sale of the Bedford Heights, Ohio and Rome, Georgia manufacturing facilities completed in February 2004, the $15 million loss on disposal of fixed assets and the $21 million loss from the Company's equity affiliates; and in 2002, the cumulative effect of change in recognition and measurement of goodwill impairment of $36.6 million, the loss on early extinguishment of debt of $68.9 million and the $7.5 million loss on interest rate arrangements. Also refer to Note 18, Disposition of Businesses, for the impact of the TriMas disposition on cash flows.

21.    Stock Options and Awards

        The Company has a stock-based employee compensation plan and has issued equity-based incentives in various forms. At January 2, 2005, the Company has stock options and units outstanding to key employees of the Company for approximately 0.9 million shares at a price of $16.90 per share, 1.0 million shares at a price of $8.50 per share and 0.8 million shares at a price of $6.50 per share. However, these options and units are required to be held and cannot be exercised until the elapse of a certain time period after a public offering.

        Beginning in 2004, the Company offered eligible employees the opportunity to participate in a new Voluntary Stock Option Exchange Program (the "Program"), to exchange all of their outstanding options to purchase shares of the Company's common stock granted under the Plan for new stock options and restricted stock units to be granted under the Plan. Participation in the Program is voluntary; however, elections were required to be received by January 14, 2004, with new stock options to be granted on or after July 15, 2004 and restricted stock units granted on January 15, 2004. Non-eligible participants in the existing Plan and those eligible employees not electing to participate in the new Program will continue to be eligible to participate in the existing Plan. Stock compensation expense for the year ended January 2, 2005 was $0.6 million.

        Prior to November 2001, the Company's Long Term Stock Incentive Plan provided for the issuance of stock-based incentives. The Company granted long-term stock awards, net, for approximately 0.4 million shares of Company common stock during 2000 (prior to the recapitalization) to key employees of the Company. The weighted average fair value per share of long-term stock awards granted during 2000 on the date of grant was $13. Compensation expense for the vesting of long-term stock awards was approximately $3.1 million and $4.9 million in 2003 and 2002, respectively, and is included with selling, general and administrative expenses in the Company's consolidated statement of operations. Prior to the recapitalization merger, the unamortized value of unvested stock awards were generally amortized over a ten-year vesting period and were recorded in the financial statements as a deduction from shareholders' equity.

        As part of the recapitalization, the Company cancelled outstanding stock awards and made new restricted stock awards to certain employees of approximately 3.7 million shares of Company common stock. Under the terms of the recapitalization agreement, those shares become free of restriction, or vest, as to one-quarter upon the closing of the recapitalization merger and one-quarter in each of January 2002, 2003 and 2004. Holders of restricted stock were entitled to elect cash in lieu of 40% of their respective stock, which vested at the closing of the recapitalization merger. On each of the subsequent vesting dates, holders of restricted stock may elect to receive all of the installment in common shares, 40% in cash and 60% in common shares, or 100% of the installment in cash. The number of shares to be received will increase by 6% per annum and any cash to be received will increase by 6% per annum from the $16.90 per share recapitalization consideration.

        As a result of the ability of the holder to elect a partial or full cash option, the restricted shares were classified as redeemable restricted common stock on the Company's consolidated balance sheet. There were approximately 0.8 million restricted shares outstanding at December 28, 2003. At December 28, 2003, holders of unvested awards had elected the cash option for approximately $16.0 million of the January 14, 2004 vesting. A portion of this obligation belongs to the Company's former TriMas subsidiary, but the Company must continue to record TriMas' portion of the redeemable restricted common stock recognized on its consolidated balance sheet. The entire portion of the January 14, 2004 vesting amount of $17.2 million was recorded as accrued liabilities on the Company's consolidated balance sheet as of December 28, 2003. TriMas' portion, consisting of approximately 45% of total obligations, is included in the above restricted stock amounts as of December 28, 2003.

        A summary of the status of the Company's stock options and units granted under the Plan for the three years ended 2004, 2003 and 2002 is as follows:

	2004	2003	2002
	(Shares in thousands)
Option shares outstanding, beginning of year	2,661	2,539	2,855
Weighted average exercise price	$16.90	$16.90	$16.90
Option and unit shares granted	1,983	306	153
Weighted average exercise price	$7.58	$16.90	$16.90
Option and unit shares exercised	—	—	—
Weighted average exercise price	—	—	—
Option and unit shares cancelled due to forfeitures	(109)	(184)	(469)
Option shares exchanged for units	(1,799)	—	—
Weighted average exercise price	$16.90	$16.90	$16.90
Option and unit shares outstanding, end of year	2,736	2,661	2,539
Weighted average exercise price	$10.57	$16.90	$16.90
Weighted average remaining option term (in years)	6.5	7.5	8.5
Option and unit shares exercisable, end of year	—	—	—
Weighted average exercise price	—	—	—

        The weighted average exercise price of long-term stock awards is $10.57 per share at January 2, 2005. A combined total of approximately 4.9 million shares of Company common stock was available for the granting of options and incentive awards under the above plans in 2004, 2003 and 2002.

        The weighted average fair value on the date of grant of options granted was zero in 2004, 2003 and 2002. Had stock option compensation expense been determined pursuant to the methodology of SFAS No. 123, the pro forma effects on the Company's basic earnings per share would have been no effect in 2004 and a reduction of approximately $0.04 in each of 2003 and 2002. The fair value of the Company's stock at the date of grant was $4.80 (assuming the removal of the lack of marketability and minority discount applied for purposes of this stock valuation, the value would range between $8.50 and $9.00 per share), $8.50 and $11.32 in 2004, 2003 and 2002, respectively.

        The fair value of the options was estimated at the date of grant using the minimum value method for 2004, 2003 and 2002, with no assumed dividends or volatility, a weighted average risk-free interest rate of 3.67% in 2004 and 3.36% in 2003, and an expected option life of 5.5 years in both 2004 and 2003.

22.    Loss Per Share

        The following provides a reconciliation of the numerators and denominators used in the computations of basic and diluted loss per common share:

	2004	2003	2002
	(In thousands except per share amounts)
Weighted average number of shares outstanding for basic and diluted	42,800	42,730	42,650

Loss before cumulative effect of change in accounting	$(27,990)	$(75,330)	$(28,130)
Cumulative effect of change in recognition and measurement of goodwill impairment	—	—	(36,630)

Net loss	(27,990)	(75,330)	(64,760)
Less: Preferred stock dividends	—	9,260	9,120

Loss used for basic and diluted earnings per share computation	$(27,990)	$(84,590)	$(73,880)

Basic and diluted loss per share:
Before cumulative effect of change in accounting principle less preferred stock	$(0.65)	$(1.98)	$(0.87)
Cumulative effect of change in recognition and measurement of goodwill impairment	—	—	(0.86)

Net loss attributable to common stock	$(0.65)	$(1.98)	$(1.73)

        Diluted earnings per share reflect the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock. Excluded from the calculation of diluted earnings per share are stock options representing 2.69 million and 2.66 million of common shares as they are anti-dilutive at January 2, 2005 and December 28, 2003, respectively.

        Contingently issuable shares, representing approximately 0.05 million, 0.9 million and 1.7 million restricted common shares, have an anti-dilutive effect on earnings per share for the years ended January 2, 2005, December 28, 2003 and December 29, 2002, respectively.

23.    Income Taxes

	2004	2003	2002
	(In thousands)
Income (loss) before income taxes:
Domestic	$(114,050)	$(122,690)	$(104,740)
Foreign	49,190	38,700	35,650

	$(64,860)	$(83,990)	$(69,090)

Provision for income taxes:
Currently payable:
Federal	$(5,910)	$—	$(44,830)
Foreign	4,900	15,130	8,820
State and local	1,870	410	(1,060)

	860	15,540	(37,070)
Deferred:
Federal	(30,380)	(24,230)	(11,110)
Foreign	(1,330)	970	7,180
State and local	(6,020)	(940)	40

	(37,730)	(24,200)	(3,890)

Income taxes	$(36,870)	$(8,660)	$(40,960)

        The components of deferred taxes at January 2, 2005 and December 28, 2003 are as follows:

	2004	2003
	(In thousands)
Deferred tax assets:
Inventories	$570	$—
Accrued liabilities and other long-term liabilities	60,850	65,370
Net operating losses	72,970	43,950
Investment in subsidiary	2,980	6,700

	137,370	116,020
Valuation allowance	(12,220)	(11,260)

	125,150	104,760

Deferred tax liabilities:
Property and equipment	143,330	153,060
Intangible assets	48,080	51,880
Other, principally investments	9,730	10,650

	201,140	215,590

Net deferred tax liability	$75,990	$110,830

        The net deferred tax liability resides in the following components of the balance sheet:

	2004	2003
	(In thousands)
Assets:
Deferred and refundable income taxes	$12,920	$9,110
Intangible and other assets	—	5,390

	12,920	14,500
Liabilities:
Accrued liabilities	—	3,810
Deferred income taxes	88,910	121,520

	88,910	125,330

Total net deferred tax liability	$75,990	$110,830

        The following is a reconciliation of tax computed at the U.S. federal statutory rate to the provision for income taxes allocated to income before income taxes:

	2004	2003	2002
	(In thousands)
U.S. federal statutory rate	35%	35%	35%
Tax at U.S. federal statutory rate	$(22,710)	$(29,400)	$(24,180)
State and local taxes, net of federal tax benefit	(1,070)	(340)	(1,220)
Change in valuation allowance for state income taxes	(2,700)	—	—
Higher (lower) effective foreign tax rate	(4,400)	2,560	2,600
Foreign dividends	510	5,990	1,070
Refunds received in excess of prior recorded amounts	(7,070)	—	—
Preferred stock dividends	6,590	—	—
Change in accrual for tax contingencies	(6,250)	—	—
Valuation allowance on equity earnings	—	1,980	—
Undistributed foreign earnings	750	10,200	—
Change in valuation allowance as a result of utilization of capital losses	—	—	(20,000)
Other, net	(520)	350	770

Income taxes	$(36,870)	$(8,660)	$(40,960)

        As of January 2, 2005, the Company had unused U.S. net operating loss ("NOL") carryforwards of approximately $173 million. $0.4 million of these losses will expire in 2020; $25 million will expire in 2021; $1.2 million will expire in 2022; $54 million will expire in 2023; and $92 million will expire in 2024. The Company has also recognized a deferred tax asset for unused state NOL carryforwards in the current year totaling $2.7 million. These NOL carryforwards expire in various years beginning in 2024.

        A provision has been made for U.S. or additional foreign withholding taxes on approximately $11 million and $10 million of the undistributed earnings of one foreign subsidiary at January 2, 2005 and December 28, 2003, respectively. A provision for such taxes has not been made on approximately

$368 million and $285 million of the undistributed earnings of the Company's other foreign subsidiaries for the years ended January 2, 2005 and December 28, 2003, respectively, as the Company intends to permanently reinvest the earnings of these entities. Generally, such earnings become subject to U.S. taxation upon the remittance of dividends and under certain other circumstances. It is not practicable to estimate the amount of deferred tax liability on such undistributed earnings.

        Tax expense for the year ended December 29, 2002 is shown before the cumulative effect of change in recognition and measurement of goodwill impairment of $36.6, for which no tax benefit is available.

        In June 2002, the Company completed its analysis of the impact related to the U.S. Department of Treasury's recently issued regulations that replaced the loss disallowance rules applicable to the sale of stock of a subsidiary member of a consolidated tax group. These regulations permit the Company to utilize a previously disallowed capital loss that primarily resulted from the sale of a subsidiary in 2000. In the year ended December 29, 2002, the Company filed an amended tax return to claim a refund relating to the previously disallowed loss and recorded a tax benefit of $20 million relating to the refund claim. In July 2004, the Company received a $27 million refund relating to the claim. The difference in the amount of benefit recorded in 2002 and the refund received in 2004, $7 million, has been recorded as a benefit in the current tax provision.

        FASB Statement No. 109, Income Taxes, requires recognition of a valuation allowance when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." The ultimate realization of deferred tax assets depends on Metaldyne's ability to generate sufficient taxable income in the future. The valuation allowance principally relates to the uncertainty of future utilization of certain foreign and state net operating losses, and the excess of the Company's tax cost basis over net book value of TriMas stock, where it is not anticipated that the Company will generate enough capital gain income to offset any capital loss that may occur upon the sale of its shares in future years. The net increase (decrease) in the valuation allowance for the years ending January 2, 2005 and December 28, 2003 was $1 million and ($4.3) million, respectively.

        Included in the state deferred tax expense for January 2, 2005 is a benefit of $2.7 million that is attributable to a reduction in a valuation allowance previously established against deferred tax assets for certain net operating loss carryforwards that the Company has determined is no longer warranted.

24.    Employee Benefit Plans

        Substantially all employees participate in noncontributory profit-sharing and/or contributory defined contribution plans, to which payments are approved annually by the Board of Directors. Aggregate charges to income under defined contribution plans were $8.8 million in 2004, $9.3 million in 2003 and $4 million in 2002. Anticipated 2005 contributions to the defined contribution plans will be approximately $10.6 million.

        As of January 1, 2003, the Company replaced its existing combination of defined benefit plans and defined contribution plans for non-union employees with an age-weighted profit-sharing plan and a 401(k) plan. Defined benefit plan benefits no longer accrue after 2002 for these employees. This change affected approximately 1,200 employees. The profit-sharing component of the new plan is calculated using allocation rates that are integrated with Social Security and that increase with age. As a result of the disposition of TriMas on June 6, 2002, the Company is not responsible for TriMas' net periodic pension cost subsequent to this date. However, the Company must continue to record TriMas' portion of the net liability recognized on the Company's consolidated balance sheet.

        The Company also provides other post-retirement medical and life insurance benefit plans, none of which are funded, for certain of its active and retired employees. The health care plans are contributory with participants' contributions adjusted annually. As a result of the disposition of TriMas on June 6, 2002, the Company is not responsible for TriMas' net periodic post-retirement benefit cost, benefit obligations and net liability subsequent to this date.

        The Company uses a September 30 measurement date for all of its plans. The straight-line method is used to amortize prior service amounts and unrecognized net gains and losses for all pension and post-retirement benefit plans. The below includes all of the Company's domestic and foreign pension and other post-retirement benefit plans.

        Obligations and funded status at January 2, 2005 and December 28, 2003:

	Pension Benefits		Other Benefits
	2004	2003	2004	2003
		(In thousands)
Change in Benefit Obligation
Benefit obligation at beginning of year	$289,120	$260,750	$53,340	$45,410
Service cost	3,070	3,220	1,330	1,020
Interest cost	17,320	17,100	2,970	3,010
Plan participants' contributions	190	240	450	—
Amendments	230	1,890	—	—
Actuarial loss	6,930	17,820	1,440	7,040
Benefits paid	(13,950)	(14,060)	(3,290)	(3,140)
Change in foreign currency	2,740	4,870	—	—
Change due to amendment/settlement/spin-off	—	—	(1,980)	—
Change due to curtailment	(1,470)	(2,710)	—	—

Benefit obligation at end of year	304,180	289,120	54,260	53,340

Change in Plan Assets
Fair value of plan assets at beginning of year	162,720	148,660	—	—
Actual return on plan assets	13,640	9,790	—	—
Employer contribution	18,930	16,380	2,840	3,140
Plan participants' contributions	190	—	450	—
Benefits paid	(13,950)	(14,060)	(3,290)	(3,140)
Expenses/other	1,410	1,950	—	—

Fair value of plan assets at end of year	182,940	162,720	—	—

Net Amount Recognized
Funded status	(121,240)	(126,400)	(54,260)	(53,340)
Unrecognized net actuarial loss	101,390	92,510	14,810	13,840
Unrecognized prior service cost (benefit)	2,160	2,060	(2,580)	(1,370)

Net amount recognized	$(17,690)	$(31,830)	$(42,030)	$(40,870)

Amounts Recognized in the Statement of Financial Position
Accrued benefit cost	$(115,980)	$(119,540)	$(42,030)	$(40,870)
Intangible assets	2,160	2,060	—	—
Accumulated other comprehensive income	96,130	85,650	—	—

Net amount recognized	$(17,690)	$(31,830)	$(42,030)	$(40,870)

Projected benefit obligation	304,180	289,120	N/A	N/A
Accumulated benefit obligation	298,850	280,810	N/A	N/A
Fair value of plan assets	182,940	162,720	N/A	N/A

        The increase in accumulated other comprehensive income to $96.1 million ($60.6 million net of tax) at January 2, 2005 primarily reflects the excess of the accumulated benefit obligation over the fair value of the plan assets.

        The Company expects to make contributions of approximately $24.0 million to the defined benefit pension plans for 2005.

	Pension Benefits			Other Benefits
	2004	2003	2002	2004	2003	2002
	(In thousands)
Components of Net Periodic Benefit Cost
Service cost	$3,070	$3,210	$6,410	$1,330	$1,020	$1,040
Interest cost	17,320	17,100	18,340	2,970	3,010	3,010
Expected return on plan assets	(17,220)	(16,570)	(15,710)	—	—	—
Amortization of prior service cost	140	110	40	(290)	(120)	—
Recognized (gain) loss due to curtailments/ settlements	(1,470)	(2,450)	1,280	(480)	—	—
Amortization of net (gain) loss	2,370	700	30	470	280	(20)

Net periodic benefit cost	$4,210	$2,100	$10,390	$4,000	$4,190	$4,030

Additional Information
Increase in minimum liability included in other comprehensive income (before tax)	$10,480	$25,530	$48,520	N/A	N/A	N/A
Assumptions
Weighted-average assumptions used to determine benefit obligations at January 2, 2005, December 28, 2003 and December 29, 2002:
Discount rate	5.99%	6.11%	6.73%	6.00%	6.13%	6.75%
Rate of compensation increase	3.62%	3.59%	4.01%	N/A	N/A	N/A
Weighted-average assumptions used to determine net periodic benefit cost for years ended January 2, 2005, December 28, 2003 and December 29, 2002:
Discount rate	6.11%	6.73%	7.51%	6.13%	6.75%	7.625%
Expected long-term return on plan assets	8.96%	8.96%	8.97%	N/A	N/A	N/A
Rate of compensation increase	3.59%	4.01%	4.03%	N/A	N/A	N/A
Assumed health care cost trend rates at January 2, 2005, December 28, 2003 and December 29, 2002:
Health care cost trend rate assumed for next year	N/A	N/A	N/A	9.50%	10.00%	10.50%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	N/A	N/A	N/A	5.00%	5.00%	5.00%
Year that the rate reaches the ultimate trend rate	N/A	N/A	N/A	2013	2013	2013

        Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

	1-Percentage- Point Increase	1-Percentage- Point Decrease
	(In thousands)
Effect on total of service and interest cost	$310	$(250)
Effect on post-retirement benefit obligation	3,770	(3,010)

Plan Assets

        The Company's pension plans' and other post-retirement benefit plans' weighted-average asset allocations at January 2, 2005 and December 28, 2003, by asset category, are as follows:

	Pension Benefits Plan Assets At
	January 2, 2005	December 28, 2003
Asset Category
Equity securities	65%	56%
Debt securities	33%	36%
Other (Cash)	2%	8%

Total	100%	100%

Cash Flows

        The following pension benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

Pension Benefits January 2, 2005
2005	$12,010
2006	$12,240
2007	$12,880
2008	$13,600
2009	$14,340
2010 - 2014	$85,890

Investment Policy and Strategy

        The policy, established by the Retirement Plan Administrative Committee, is to provide for growth of capital with a moderate level of volatility by investing assets per the target allocations stated above. The asset allocation and the investment policy will be reviewed on a semi-annual basis, to determine if the policy should be changed.

Determination of Expected Long-Term Rate of Return

        The expected long-term rate of return for the plan's total assets is based on the expected return of each of the above categories, weighted based on the target allocation for each class. Equity securities are expected to return 10% to 11% over the long-term, while debt securities are expected to return between 4% and 7%. The Retirement Plan Administrative Committee expects that the plans' asset manager will provide a modest (0.5% to 1.0% per annum) premium to the respective market benchmark indices.

Medicare Prescription Drug, Improvement and Modernization Act

        On December 8, 2003, the Medicare Prescription Drug, Improvement and Modernization Act was signed into law. This law provides for a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to the benefit established by the law. The Company provides retiree drug benefits that exceed the value of the benefits that will be provided by Medicare Part D, and the Company's eligible retirees generally pay a premium for this benefit that is less than the Part D premium. Therefore, the Company has concluded that these benefits are at least actuarially equivalent to the Part D program so that Metaldyne will be eligible for the basic Medicare Part D subsidy.

        In the second quarter of 2004, a Financial Accounting Standards Board (FASB) Staff Position (FSP FAS 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug Improvement and Modernization Act of 2003") was issued providing guidance on the accounting for the effects of the Act for employers that sponsor post-retirement health care plans that provide prescription drug benefits. The FSP is effective for the first interim or annual period beginning after June 15, 2004. The Company estimates the federal subsidy included in the law will ultimately result in an approximate $7.0 million reduction in Metaldyne's post-retirement benefit obligation. For 2004, the Company recognized a net reduction in post-retirement expense of $0.9 million as a result of the anticipated subsidiary.

Post-retirement Medical and Life Insurance Benefit Plans

        In December 2004, the Company announced that it will discontinue retiree medical and life insurance coverage to its salaried and nonunion retirees and their beneficiaries effective January 1, 2006. This event has no impact on the Company's 2004 annual results since the announcement occurred subsequent to the September 30, 2004 measurement date for post-retirement benefits. The Company will record an estimated curtailment gain of $2.5 million in the first quarter of 2005 pursuant to the announcement. The Company expects to reduce its 2005 SFAS No. 106 expense by $16.8 million and $1.4 million as a result of the curtailment and of FSP FAS 106-2, respectively.

25.    Fair Value of Financial Instruments

        In accordance with Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," the following methods were used to estimate the fair value of each class of financial instruments:

Cash and Cash Equivalents

        The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value.

Long-Term Debt

        The carrying amount of bank debt and certain other long-term debt instruments approximates fair value as the floating rates applicable to this debt reflect changes in overall market interest rates.

Derivatives

        The Company manages its exposure to changes in interest rates through the use of interest rate protection agreements. These interest rate derivatives are designated as cash flow hedges. The effective portion of each derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings. The Company does not use derivatives for speculative purposes.

        All of the Company's interest rate protection agreements matured in February 2004 and, as a result of their maturity, a cumulative pre-tax non-cash gain of $6.6 million was recorded and is reflected as a non-cash gain on maturity of interest rate arrangements in the Company's consolidated statement of operations for the year ended January 2, 2005. See also Note 14, Derivative Financial Instruments.

        The carrying amounts and fair values of the Company's financial instruments at January 2, 2005 and December 28, 2003 are as follows:

	2004		2003
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In thousands)
Cash and cash investments	$—	$—	$13,820	$13,820
Receivables	$182,410	$182,410	$175,020	$175,020
Interest rate arrangements	$—	$—	$(4,540)	$(4,540)
Long-term debt:
Bank debt	$413,730	$413,730	$351,080	$351,080
11% senior subordinated notes, due 2012	$250,000	$210,000	$250,000	$230,000
10% senior notes, due 2013	$150,000	$144,750	$150,000	$150,000
10% senior subordinated notes, due 2014	$31,750	$27,180	$—	$—
Other long-term debt	$14,540	$14,540	$15,850	$15,850

26.    Interim and Other Supplemental Financial Data (Unaudited)

	For the Quarters Ended
	January 2nd	October 3rd	June 27th	March 28th
	(In thousands except per share amounts)
2004:
Net sales	$499,550	$501,680	$521,890	$481,140
Gross profit	$34,230	$34,180	$52,390	$52,210
Net loss	$(2,200)	$(17,370)	$(3,170)	$(5,250)
Per common share:
Basic and diluted	$(0.05)	$(0.41)	$(0.07)	$(0.12)
	For the Quarters Ended
	December 28th	September 28th	June 29th	March 30th
	(In thousands except per share amounts)
2003:
Net sales	$389,060	$346,680	$390,540	$381,920
Gross profit	$31,410	$33,420	$49,830	$41,040
Net income (loss)	$(54,990)	$(10,340)	$1,060	$(11,060)
Per common share:
Basic and diluted	$(1.35)	$(0.29)	$(0.03)	$(0.31)

        The 2004 results include the adoption of SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." As a result, the 2004 net loss and basic and diluted loss per share include $19.9 million of preferred stock dividends (including accretion of $1.1 million in 2004). Additionally, fourth quarter results include a $8.0 million gain on the sale of Saturn and TriMas common stock.

        In the fourth quarter of 2003, the Company incurred several significant charges, including a $4.9 million asset impairment, $15 million fixed asset disposal loss, $6.1 million restructuring charge and $20.7 million equity loss of affiliates. See Note 6, Equity Investments and Receivables in Affiliates, and Note 17, Asset Impairments and Restructuring Related Integration Actions.

27.    Commitments and Contingencies

        The Company is subject to claims and litigation in the ordinary course of its business, but does not believe that any such claim or litigation will have a material adverse effect on its financial position or results of operation.

        There are no material pending legal proceedings, other than ordinary routine litigation incidental to the Company's business, to which it is aware that would have a material adverse effect on the Company's financial position or results of operations.

28.    Related Party Transactions

        In November 2000, the Company was acquired by an investor group led by Heartland and Credit Suisse First Boston ("CSFB") in a recapitalization transaction. Heartland is a private equity fund established to "buy, build and grow" industrial companies in sectors with attractive consolidation opportunities. In addition to TriMas (see Note 6, Equity Investments and Receivables in Affiliates), Heartland has equity interests in other industrial companies. The recapitalization and Heartland's investment have allowed the Company to continue to aggressively pursue internal growth opportunities and strategic acquisitions, and to increase the scale and future profitability of the Company. At January 2, 2005, Heartland and CSFB owned approximately 45% and 23% of the Company's common stock, respectively.

        The Company maintains a monitoring agreement with Heartland for an annual fee of $4 million plus additional fees for financings and acquisitions under certain circumstances. The Heartland monitoring agreement is based on a percentage of assets calculation and Heartland has the option of taking the greater of the calculated fee (which would have totaled $5.3 million for 2004) or $4 million. Total monitoring fees paid to Heartland were $4 million for each of the years ended January 2, 2005, December 28, 2003 and December 29, 2002. Additionally, the Company recorded $0.2 million in 2004 and $0.7 million in both 2003 and 2002 for expense reimbursements to Heartland in the ordinary course of business.

        Heartland is also entitled to a 1% transaction fee in exchange for negotiating, contracting and executing certain transactions on behalf of Metaldyne, including transactions for sale-leaseback arrangements and other financings. These fees totaled approximately $1.0 and $1.9 million for the years ended January 2, 2005 and December 28, 2003, respectively. Similar fees through 2002 totaled approximately $1.9 million. Total fee and expense reimbursements paid in 2004 and 2003 were approximately $0.2 million and $2 million, respectively, and amounts not remitted to Heartland total approximately $2.8 million and $1.8 million as of January 2, 2005 and December 28, 2003, respectively. These amounts are recorded as accounts payable in the Company's consolidated balance sheet as of the year ended January 2, 2005.

        On December 31, 2003, Heartland purchased all of the outstanding shares of Series B preferred stock from the Company's former GMTI shareholders. See Note 13, Redeemable Preferred Stock.

        Effective January 23, 2001, the Company changed its name to Metaldyne Corporation from MascoTech, Inc. The Company had a corporate service agreement through 2002 with Masco Corporation ("Masco"), which at January 2, 2005 owned approximately 6% of the Company's common stock. Under the terms of the agreement, the Company paid fees to Masco for various staff support and administrative services, research and development and facilities. Such fees aggregated zero in 2004 and 2003 and $0.5 million in 2002. Total fee and expense reimbursements not yet remitted to Masco total $0.9 million and $1.0 million as of January 2, 2005 and December 28, 2003, respectively, and are recorded as accounts payable in the Company's consolidated balance sheet as of the year ended January 2, 2005.

        On June 6, 2002, the Company sold 66% of its former TriMas subsidiary to Heartland and other investors. The Company's current ownership percentage in TriMas is approximately 24%. The Company has a corporate services agreement with TriMas, which requires the Company to provide corporate staff support and administrative services to TriMas subsequent to the divestiture of TriMas. Under the terms of the agreement, the Company receives fees from TriMas, which aggregated approximately $0.4 million, $2.5 million and $0.3 million in 2004, 2003 and 2002, respectively. TriMas also reimburses Metaldyne for expense reimbursements in the ordinary course of business. The Company has recorded $7.1 million due from TriMas, consisting of tax net operating losses created prior to the disposition of TriMas, pension obligations and other expense reimbursements in the ordinary course of business, of which $2.8 million is recorded as receivables from TriMas and $4.3 million is recorded as equity investments and receivables in affiliates in the Company's consolidated balance sheet as of January 2, 2005.

        On November 12, 2004, the Company sold approximately 924,000 shares of its TriMas stock to Masco for $23 per shares, or a total of $21.3 million. A gain on the sale of shares totaling $2.9 million was recognized and is included in equity (gain) loss from affiliates, net on the Company's consolidated statement of operations as of January 2, 2005. See Note 6, Equity Investments and Receivables in Affiliates.

29.    Subsequent Events

        In January 2005, the Company reorganized to streamline its operating efficiency and cost structure. The Company's operations were consolidated into two segments: Chassis segment and the Powertrain segment. The Chassis segment consists of the former Chassis operations plus a portion of the former Driveline operations, while the Powertrain segment consists of the former Engine operations combined with the remainder of the former Driveline operations. As this change became effective in fiscal 2005, the Company's Form 10-Q for the quarter ending April 3, 2005 will report operating results in these two segments along with restated results for the year ended January 2, 2005.

        On February 4, 2005, the Company entered into a sale-leaseback transaction for machinery and equipment with a third party lessor. The Company received $6.5 million cash as part of this transaction.

        Metaldyne entered into a Commitment Letter with General Electric Capital Corporation ("GECC") dated as of March 31, 2005 related to its existing accounts receivable securitization facility (the "Existing Agreement"). The Commitment Letter provides for (i) an initial amendment to the Existing Agreement (the Existing Agreement as so amended, the "Amended Agreement"), (ii) an "Extension Facility" that will further amend the Amended Agreement and (iii) a "New Facility" that is expected to eventually replace the Extension Facility.

        The Amended Agreement is expected to (a) change the maturity date of the facility to January 1, 2007, (b) install GECC as the new Administrative Agent, (c) improve customer concentration limits, (d) increase program availability and (e) adjust certain default triggers (clauses (c), (d) and (e) together the "Operative Amendments").

        The Extension Facility is expected to (i) improve advance rates relative to the Amended Agreement, (ii) change the margins applicable to advances based on LIBOR to 1.75% for the first 90 days, 2.00% for the next 90 days, and 2.25% thereafter, and (iii) change the maximum financing from $150 million to $175 million. The Extension Facility will also address various administrative and technical matters.

        The New Facility is expected to (i) increase the facility size to $225 million, (ii) improve advance rates relative to the Extension Facility, and (iii) provide a term of the agreement for up to five years.

        If the Company has not entered into an intercreditor agreement with its lending agent within 60 days subsequent to the date of the Amended Agreement, then the Operative Amendments will cease to be effective until such intercreditor agreement is entered into. Further, such intercreditor agreement is a condition precedent to the Extension Facility and the New Facility. GECC's commitment under the letter agreement to enter into the Amended Agreement expires on May 15, 2005. GECC's commitment to provide the Extension Facility expires on January 1, 2007. GECC's commitment to provide the New Facility expires on August 15, 2005. There can be no assurance that Metaldyne will reach a definitive agreement with GECC on these terms.

        The Commitment Letter and related term sheet are filed herewith as Exhibit 10.3.1. Additionally, the Company has financed several lease transactions with GECC, and GECC beneficially owns approximately 1.4% of the Company's common stock.

30.    Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes

        The following condensed consolidating financial information presents:

  (1)
  Condensed consolidating financial statements as of January 2, 2005 and December 28, 2003, and for the years ended January 2, 2005, December 28, 2003 and December 31, 2002 of (a) Metaldyne Corporation, the parent and issuer, (b) the guarantor subsidiaries, (c) the non-guarantor subsidiaries and (d) the Company on a consolidated basis, and

  (2)
  Elimination entries necessary to consolidate Metaldyne Corporation, the parent, with guarantor and non-guarantor subsidiaries.

        The condensed consolidating financial statements are presented on the equity method. Under this method, the investments in subsidiaries are recorded at cost and adjusted for the Company's share of the subsidiaries' cumulative results of operations, capital contributions, distributions and other equity changes.

Guarantor/Non-Guarantor
Condensed Consolidating Balance Sheet
January 2, 2005

	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$—	$—	$—	$—	$—
Total receivables, net	—	128,230	53,380	—	181,610
Inventories	—	84,570	42,450	—	127,020
Deferred and refundable income taxes	—	14,500	3,970	—	18,470
Prepaid expenses and other assets	—	28,830	7,820	—	36,650

Total current assets	—	256,130	107,620	—	363,750
Equity investments and receivables in affiliates	107,040	—	—	—	107,040
Property and equipment, net	—	580,780	275,470	—	856,250
Excess of cost over net assets of acquired companies	—	472,050	154,190	—	626,240
Investment in subsidiaries	584,110	232,280	—	(816,390)	—
Intangible and other assets	—	222,380	19,090	—	241,470

Total assets	$691,150	$1,763,620	$556,370	$(816,390)	$2,194,750

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$—	$199,710	$86,880	$—	$286,590
Accrued liabilities	—	92,000	25,050	—	117,050
Current maturities, long-term debt	—	3,630	8,620	—	12,250

Total current liabilities	—	295,340	120,550	—	415,890
Long-term debt	427,180	426,320	1,950	—	855,450
Deferred income taxes	—	61,940	26,970	—	88,910
Minority interest	—	—	650	—	650
Other long-term liabilities	—	135,310	7,390	—	142,700
Redeemable preferred stock	149,190	—	—	—	149,190
Intercompany accounts, net	(427,180)	256,340	170,840	—	—

Total liabilities	149,190	1,175,250	328,350	—	1,652,790

Shareholders' equity:
Preferred stock	—	—	—	—	—
Common stock	42,830	—	—	—	42,830
Paid-in capital	698,870	—	—	—	698,870
Accumulated deficit	(262,740)	—	—	—	(262,740)
Accumulated other comprehensive income	63,000	—	—	—	63,000
Investment by Parent/Guarantor	—	588,370	228,020	(816,390)	—

Total shareholders' equity	541,960	588,370	228,020	(816,390)	541,960

Total liabilities and shareholders' equity	$691,150	$1,763,620	$556,370	$(816,390)	$2,194,750

Guarantor/Non-Guarantor

Condensed Consolidating Balance Sheet

December 28, 2003

	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$—	$10,750	$3,070	$—	$13,820
Total receivables, net	—	144,980	29,180	—	174,160
Inventories	—	54,080	29,600	—	83,680
Deferred and refundable income taxes	—	7,900	1,210	—	9,110
Prepaid expenses and other assets	—	27,880	8,400	—	36,280

Total current assets	—	245,590	71,460	—	317,050
Equity investments and receivables in affiliates	155,790	—	—	—	155,790
Property and equipment, net	—	478,760	228,690	—	707,450
Excess of cost over net assets of acquired companies	—	441,920	142,470	—	584,390
Investment in subsidiaries	464,100	236,550	—	(700,650)	—
Intangible and other assets	—	225,400	21,780	—	247,180

Total assets	$619,890	$1,628,220	$464,400	$(700,650)	$2,011,860

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$—	$128,960	$72,280	$—	$201,240
Accrued liabilities	—	96,040	40,800	—	136,840
Current maturities, long-term debt	—	4,820	6,060	—	10,880

Total current liabilities	—	229,820	119,140	—	348,960
Long-term debt	400,000	360,740	6,190	—	766,930
Deferred income taxes	—	95,530	25,990	—	121,520
Minority interest	—	—	800	—	800
Other long-term liabilities	—	148,620	5,140	—	153,760
Intercompany accounts, net	(400,000)	322,450	77,550	—	—

Total liabilities	—	1,157,160	234,810	—	1,391,970

Redeemable preferred stock	73,980	—	—	—	73,980

Shareholders' equity:
Preferred stock	—	—	—	—	—
Common stock	42,730	—	—	—	42,730
Paid-in capital	692,400	—	—	—	692,400
Accumulated deficit	(234,750)	—	—	—	(234,750)
Accumulated other comprehensive income	45,530	—	—	—	45,530
Investment by Parent/Guarantor	—	471,060	229,590	(700,650)	—

Total shareholders' equity	545,910	471,060	229,590	(700,650)	545,910

Total liabilities, redeemable stock and shareholders' equity	$619,890	$1,628,220	$464,400	$(700,650)	$2,011,860

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Operations
Year Ended January 2, 2005

	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Net sales	$—	$1,580,100	$424,160	$—	$2,004,260
Cost of sales	—	(1,491,350)	(339,900)	—	(1,831,250)

Gross profit	—	88,750	84,260	—	173,010
Selling, general and administrative expenses	—	(110,690)	(22,560)	—	(133,250)
Restructuring charges	—	(1,370)	(1,380)	—	(2,750)
Loss on disposition of manufacturing facilities	—	(7,600)	—	—	(7,600)

Operating profit (loss)	—	(30,910)	60,320	—	29,410

Other expense, net:
Interest expense	—	(79,280)	(2,860)	—	(82,140)
Preferred stock dividends and accretion	(19,900)	—	—	—	(19,900)
Non-cash gain on maturity of interest rate arrangements	—	6,570	—	—	6,570
Equity gain (loss) from affiliates, net	1,450	—	—	—	1,450
Gain on sale of equity investments	8,020	—	—	—	8,020
Other, net	—	(6,340)	(1,930)	—	(8,270)

Other expense, net	(10,430)	(79,050)	(4,790)	—	(94,270)

Income (loss) before income taxes	(10,430)	(109,960)	55,530	—	(64,860)
Income tax expense (benefit)	—	(40,640)	3,770	—	(36,870)
Equity in net income of subsidiaries	(17,560)	51,760	—	(34,200)	—

Earnings (loss) attributable to common stock	$(27,990)	$(17,560)	$51,760	$(34,200)	$(27,990)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Operations
Year Ended December 28, 2003

	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Net sales	$—	$1,154,470	$353,730	$—	$1,508,200
Cost of sales	—	(1,060,220)	(292,450)	—	(1,352,670)

Gross profit	—	94,250	61,280	—	155,530
Selling, general and administrative expenses	—	(99,360)	(17,870)	—	(117,230)
Restructuring charges	—	(11,550)	(1,580)	—	(13,130)
Asset impairment	—	(4,870)	—	—	(4,870)

Operating profit (loss)	—	(21,530)	41,830	—	20,300

Other expense, net:
Interest expense	—	(69,640)	(5,870)	—	(75,510)
Equity gain (loss) from affiliates, net	(20,700)	—	—	—	(20,700)
Other, net	—	(11,690)	3,610	—	(8,080)

Other expense, net	(20,700)	(81,330)	(2,260)	—	(104,290)

Income (loss) before income taxes	(20,700)	(102,860)	39,570	—	(83,990)
Income tax expense (benefit)	—	(27,440)	18,780	—	(8,660)
Equity in net income of subsidiaries	(54,630)	20,790	—	33,840	—

Net income (loss)	(75,330)	(54,630)	20,790	33,840	(75,330)
Preferred stock dividends	9,260	—	—	—	9,260

Earnings (loss) attributable to common stock	$(84,590)	$(54,630)	$20,790	$33,840	$(84,590)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Operations
Year Ended December 29, 2002

	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Net sales	$—	$1,165,130	$627,070	$—	$1,792,200
Cost of sales	—	(1,029,500)	(469,060)	—	(1,498,560)

Gross profit	—	135,630	158,010	—	293,640
Selling, general and administrative expenses	—	(106,070)	(75,390)	—	(181,460)
Restructuring charges	—	(3,470)	—	—	(3,470)

Operating profit	—	26,090	82,620	—	108,710

Other expense, net:
Interest expense	—	(87,280)	(3,720)	—	(91,000)
Loss on repurchase of debentures and early retirement of term loans	—	(68,860)	—	—	(68,860)
Loss on interest rate arrangements upon early retirement of term loans	—	(7,550)	—	—	(7,550)
Equity gain from affiliates, net	(1,410)	—	—	—	(1,410)
Other, net	—	(10,670)	1,690	—	(8,980)

Other expense, net	(1,410)	(174,360)	(2,030)	—	(177,800)

Income (loss) before income taxes	(1,410)	(148,270)	80,590	—	(69,090)
Income tax expense (benefit)	—	(56,970)	16,010	—	(40,960)
Equity in net income of subsidiaries	(63,350)	64,580	—	(1,230)	—

Net income (loss) before cumulative effect of change in accounting principle	(64,760)	(26,720)	64,580	(1,230)	(28,130)
Cumulative effect of change in recognition And measurement of goodwill impairment	—	(36,630)	—	—	(36,630)

Net income (loss)	(64,760)	(63,350)	64,580	(1,230)	(64,760)
Preferred stock dividends	9,120	—	—	—	9,120

Earnings (loss) attributable to common stock	$(73,880)	$(63,350)	$64,580	$(1,230)	$(73,880)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Cash Flows
Year Ended January 2, 2005

	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Cash flows from operating activities:
Net cash provided by operating activities	$—	$37,250	$42,130	$—	$79,380

Cash flows from investing activities:
Capital expenditures	—	(112,160)	(40,280)	—	(152,440)
Acquisition of business, net of cash received	—	(203,870)	—	—	(203,870)
Proceeds from sale-leaseback of fixed assets	—	91,520	—	—	91,520
Disposition of manufacturing facilities	—	(500)	—	—	(500)
Proceeds from sale of equity investments	33,830	—	—	—	33,830
Proceeds on sale of joint venture	—	1,260	—	—	1,260

Net cash provided by (used for) investing activities	33,830	(223,750)	(40,280)	—	(230,200)
Cash flows from financing activities:
Principal payments of term loan facilities	—	(1,320)	—	—	(1,320)
Proceeds of revolving credit facility	—	279,450	—	—	279,450
Principal payments of revolving credit facility	—	(215,910)	—	—	(215,910)
Proceeds of senior subordinated notes, due 2014	26,920	—	—	—	26,920
Proceeds of other debt	—	—	3,740	—	3,740
Principal payments of other debt	—	(4,530)	(5,310)	—	(9,840)
Capitalization of debt financing fees	—	(1,380)	—	—	(1,380)
Issuance of Series A-1 preferred stock	55,340	—	—	—	55,340

Net cash provided by (used for) financing activities	82,260	56,310	(1,570)	—	137,000
Change in intercompany accounts	(116,090)	119,440	(3,350)	—	—

Net increase (decrease) in cash	—	(10,750)	(3,070)	—	(13,820)
Cash and cash equivalents, beginning of period	—	10,750	3,070	—	13,820

Cash and cash equivalents, end of period	$—	$—	$—	$—	$—

METALDYNE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Cash Flows
Year Ended December 28, 2003

	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Cash flows from operating activities:
Net cash provided by (used for) operating activities	$—	$(61,410)	$160,650	$—	$99,240

Cash flows from investing activities:
Capital expenditures	—	(104,580)	(26,140)	—	(130,720)
Disposition of businesses to a related party	—	—	22,570	—	22,570
Acquisition of business, net of cash received	—	(7,650)	—	—	(7,650)
Proceeds from sale-leaseback of fixed assets	—	16,970	—	—	16,970
Proceeds from sale of TriMas shares	20,000	—	—	—	20,000
Investment in joint venture	—	(20,000)	—	—	(20,000)

Net cash provided by (used for) investing activities	20,000	(115,260)	(3,570)	—	(98,830)
Cash flows from financing activities:
Principal payments of term loan facilities	—	(47,600)	—	—	(47,600)
Proceeds of revolving credit facility	—	180,000	—	—	180,000
Principal payments of revolving credit facility	—	(180,000)	—	—	(180,000)
Proceeds of senior notes, due 2013	150,000	—	—	—	150,000
Principal payments of convertible subordinated debentures, due 2003	(98,530)	—	—	—	(98,530)
Proceeds of other debt	—	—	1,940	—	1,940
Principal payments of other debt	—	(4,080)	(5,100)	—	(9,180)
Capitalization of debt financing fees	—	(2,350)	—	—	(2,350)

Net cash provided by (used for) financing activities	51,470	(54,030)	(3,160)	—	(5,720)
Change in intercompany accounts	(71,470)	226,840	(155,370)	—	—

Net increase (decrease) in cash	—	(3,860)	(1,450)	—	(5,310)
Cash and cash equivalents, beginning of period	—	14,610	4,520	—	19,130

Cash and cash equivalents, end of period	$—	$10,750	$3,070	$—	$13,820

METALDYNE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Concluded)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Cash Flows
Year Ended December 29, 2002

	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
			(In thousands)
Cash flows from operating activities:
Net cash provided by (used for) operating activities	$—	$(79,380)	$14,270	$—	$(65,110)

Cash flows from investing activities:
Capital expenditures	—	(82,970)	(33,480)	—	(116,450)
Disposition of businesses to a related party	—	—	840,000	—	840,000
Proceeds from sale-leaseback of fixed assets	—	52,180	—	—	52,180

Net cash provided by (used for) investing activities	—	(30,790)	806,520	—	775,730
Cash flows from financing activities:
Proceeds of term loan facilities	—	400,000	—	—	400,000
Principal payments of term loan facilities	—	(671,850)	(440,600)	—	(1,112,450)
Proceeds of revolving credit facility	—	324,800	—	—	324,800
Principal payments of revolving credit facility	—	(324,800)	—	—	(324,800)
Proceeds of senior subordinated notes, due 2012	250,000	—	—	—	250,000
Principal payments of convertible subordinated debentures, due 2003 (net of $1.2 million non-cash portion of repurchase)	—	(205,290)	—	—	(205,290)
Proceeds of other debt	—	—	920	—	920
Principal payments of other debt	—	(2,130)	(3,960)	—	(6,090)
Capitalization of debt financing fees	—	(12,100)	—	—	(12,100)
Penalties on early extinguishment of debt	—	(6,480)	—	—	(6,480)
Change in intercompany accounts	(250,000)	622,550	(372,550)	—	—

Net cash provided by (used for) financing activities	—	124,700	(816,190)	—	(691,490)

Net increase (decrease) in cash	—	14,530	4,600	—	19,130
Cash and cash equivalents, beginning of period	—	—	—	—	—

Cash and cash equivalents, end of period	$—	$14,530	$4,600	$—	$19,130

METALDYNE CORPORATION

CONSOLIDATED BALANCE SHEET

April 3, 2005 and January 2, 2005

(Dollars in thousands except per share amounts)

	April 3, 2005	January 2, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$—	$—
Receivables, net:
Trade, net of allowance for doubtful accounts	154,530	165,850
TriMas	2,930	2,830
Other	16,190	12,930

Total receivables, net	173,650	181,610
Inventories	135,000	127,020
Deferred and refundable income taxes	17,640	18,470
Prepaid expenses and other assets	39,130	36,650

Total current assets	365,420	363,750
Equity investments and receivables in affiliates	106,810	107,040
Property and equipment, net	844,290	856,250
Excess of cost over net assets of acquired companies	614,120	626,240
Intangible and other assets	233,450	241,470

Total assets	$2,164,090	$2,194,750

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$287,670	$286,590
Accrued liabilities	123,710	117,050
Current maturities, long-term debt	9,380	12,250

Total current liabilities	420,760	415,890
Long-term debt	849,460	855,450
Deferred income taxes	76,960	88,910
Minority interest	670	650
Other long-term liabilities	136,790	142,700
Redeemable preferred stock (aggregate liquidation value $164.5 million and $159.3 million at April 3, 2005 and January 2, 2005, respectively), Authorized: 1,198,693 shares; Outstanding: 1,189,694 shares	154,630	149,190

Total liabilities	1,639,270	1,652,790

Preferred stock (non-redeemable), $1 par, Authorized: 25 million;
Outstanding: None	—	—
Common stock, $1 par, Authorized: 250 million;
Outstanding: 42.8 million shares	42,840	42,830
Paid-in capital	698,870	698,870
Accumulated deficit	(266,240)	(262,740)
Accumulated other comprehensive income	49,350	63,000

Total shareholders' equity	524,820	541,960

Total liabilities and shareholders' equity	$2,164,090	$2,194,750

See accompanying notes to the consolidated financial statements.

METALDYNE CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars in thousands except per share amounts)

	Three Months Ended
	April 3, 2005	March 28, 2004
	(Unaudited)
Net sales	$578,750	$481,140
Cost of sales	(525,870)	(428,930)

Gross profit	52,880	52,210
Selling, general and administrative expenses	(27,740)	(31,220)
Restructuring charges	(1,290)	(190)
Loss on disposition of manufacturing facilities	—	(7,600)

Operating profit	23,850	13,200

Other expense, net:
Interest:
Interest expense	(22,600)	(20,100)
Preferred stock dividends and accretion	(5,440)	(4,260)
Non-cash gain on maturity of interest rate arrangements	—	6,590
Equity gain from affiliates, net	610	1,460
Other, net	(1,810)	(2,380)

Other expense, net	(29,240)	(18,690)

Loss before income taxes	(5,390)	(5,490)
Income tax benefit	(1,890)	(240)

Net loss	$(3,500)	$(5,250)

Basic and diluted loss per share	$(0.08)	$(0.12)

Weighted average number of shares outstanding for basic and diluted loss per share	42,840	42,800

See accompanying notes to the consolidated financial statements.

METALDYNE CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(Dollars in thousands)

	Three Months Ended
	April 3, 2005	March 28, 2004
	(Unaudited)
Operating activities:
Net loss	$(3,500)	$(5,250)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation and amortization	33,330	31,530
Non-cash stock award expense	—	230
Debt fee amortization	780	670
Fixed asset losses	550	320
Loss on disposition of manufacturing facilities	—	7,600
Deferred income taxes	(10,210)	20
Preferred stock dividends and accretion	5,440	4,260
Non-cash interest expense (interest accretion)	70	—
Non-cash gain on maturity of interest rate arrangements	—	(6,590)
Equity gain from affiliates, net	(610)	(1,460)
Other, net	880	70
Changes in assets and liabilities, net of acquisition/disposition of business:
Receivables, net	(32,230)	(60,280)
Net proceeds of accounts receivable facility	37,020	98,580
Inventories	(9,290)	(11,310)
Prepaid expenses and other assets	(3,390)	(3,650)
Accounts payable and accrued liabilities	4,690	34,110

Net cash provided by operating activities	23,530	88,850

Investing activities:
Capital expenditures	(26,900)	(29,990)
Proceeds from sale-leaseback of fixed assets	6,490	64,960
Disposition of manufacturing facilities	—	(500)
(Payments for) reimbursement from acquisition of business, net of cash received	5,750	(203,870)

Net cash used for investing activities	(14,660)	(169,400)

Financing activities:
Principal payments of term loan facilities	—	(440)
Proceeds of revolving credit facility	65,000	70,000
Principal payments of revolving credit facility	(70,770)	(37,900)
Proceeds of senior subordinated notes due 2014 (face value $31.7 million)	—	26,920
Proceeds of other debt	1,570	630
Principal payments of other debt	(4,620)	(2,260)
Issuance of Series A-1 preferred stock (face value $65.4 million)	—	55,340

Net cash provided by (used for) financing activities	(8,820)	112,290
Effect of exchange on cash	(50)	(60)

Net increase in cash	—	31,680
Cash and cash equivalents, beginning of period	—	13,820

Cash and cash equivalents, end of period	$—	$45,500

Supplementary cash flow information:
Cash paid for income taxes, net	$2,930	$1,510
Cash paid for interest	$11,430	$8,090
Noncash transactions—capital leases	$250	$4,980

See accompanying notes to the consolidated financial statements.

METALDYNE CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Business and Other Information

        Metaldyne Corporation ("Metaldyne" or "the Company") is a leading global manufacturer of highly engineered metal components for the global light vehicle market. The Company's products include metal-formed and precision-engineered components and modular systems used in vehicle transmission, engine and chassis applications.

        The Company maintains a fifty-two/fifty-three week fiscal year ending on the Sunday nearest to December 31. Fiscal year 2005 is comprised of fifty-two weeks and fiscal year 2004 is comprised of fifty-three weeks and ends on January 1, 2006 and January 2, 2005, respectively. All year and quarter references relate to the Company's fiscal year and fiscal quarters unless otherwise stated.

        In the opinion of Company management, the unaudited financial statements contain all adjustments, including adjustments of a normal recurring nature, necessary to present fairly the financial position, results of operations and cash flows for the periods presented. These statements should be read in conjunction with the Company's financial statements included in the Annual Report on Form 10-K for the fiscal year ended January 2, 2005 (the "2004 Form 10-K"). The results of operations for the period ended April 3, 2005 are not necessarily indicative of the results for the full year.

        Certain prior year amounts have been reclassified to reflect current year classifications.

2.    Stock Options and Awards

        The Company has a stock-based employee compensation plan and has issued equity-based incentives in various forms. The Company continues to account for stock-based employee compensation using the intrinsic value method under Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations. No stock-based employee compensation cost is reflected in net loss, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

        The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," to stock-based employee compensation.

	Three Months Ended
	April 3, 2005	March 28, 2004
	(In thousands except per share amounts)
Net loss, as reported	$(3,500)	$(5,250)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	—	(120)

Pro forma net loss	$(3,500)	$(5,370)

Earnings (loss) per share:
Basic and diluted—as reported	$(0.08)	$(0.12)

Basic and diluted—pro forma for stock-based compensation	$(0.08)	$(0.12)

        Beginning in 2004, the Company offered eligible employees the opportunity to participate in a new Voluntary Stock Option Exchange Program (the "Program"), to exchange all of their outstanding options to purchase shares of the Company's common stock granted under the Long Term Equity Incentive Plan (the "Plan") for new stock options and restricted stock units to be granted under the Plan. Participation in the Program is voluntary. Elections were required to be received by January 14, 2004, with new stock options to be granted on or after July 15, 2004 and restricted stock units granted on January 15, 2004. Non-eligible participants in the existing Plan and those eligible employees not electing to participate in the new Program will continue to be eligible to participate in the existing Plan. There was no stock compensation expense for the quarter ended April 3, 2005.

3.    Accounts Receivable Securitization and Factoring Agreements

        The Company has entered into an arrangement to sell, on an ongoing basis, the trade accounts receivable of substantially all domestic business operations to MTSPC, Inc. ("MTSPC"), a wholly owned subsidiary of the Company. MTSPC from time to time may sell an undivided fractional ownership interest in the pool of receivables up to approximately $150 million to a third party multi-seller receivables funding company. The net proceeds of sale are less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs, which amounted to a total of $1.0 million and $0.7 million for the three months ended April 3, 2005 and March 28, 2004, respectively, and is included in other expense, net in the Company's consolidated statement of operations. At April 3, 2005, the Company's funding under the facility was $100.3 million with no additional amounts available. The discount rate at April 3, 2005 was 3.78% compared to 3.35% at January 2, 2005. The usage fee under the facility is 1.5%. In addition, the Company is required to pay a fee of 0.5% on the unused portion of the facility.

        The Company has entered into a Commitment Letter with General Electric Capital Corporation ("GECC") dated as of March 31, 2005 related to its existing accounts receivable securitization facility, which provides for amendments of the current facility and the eventual transition to a new accounts receivable securitization facility. The new facility is expected to increase the facility size to $225 million, improve advance rates and provide a term of the agreement for up to five years. See also Note 17, Subsequent Events.

        The Company has entered into agreements with international invoice factoring companies to sell customer accounts receivable of Metaldyne foreign locations in France, Germany, Spain, the United Kingdom and Mexico on a non-recourse basis. As of April, 3, 2005, the Company had available approximately $72 million from these commitments, and approximately $60 million of receivables were sold under these programs. The Company pays a commission to the factoring company plus interest from the date the receivables are sold to the date of customer payment. Commission expense of $0.4 million related to these agreements for the three months ended April 3, 2005 is recorded in other expense, net on the Company's consolidated statement of operations.

        To facilitate the collection of funds from operating activities, the Company has entered into accelerated payment collection programs with certain customers. At April 3, 2005, the Company received approximately $21 million under the accelerated collection programs. The majority of the accelerated payment collection programs were discontinued as of or prior to January 2, 2005. However, in addition to the above programs, the Company continues to collect approximately $22 million per month on an accelerated basis as a result of favorable payment terms that it negotiated with one of its customers, through agreements that run contractually from the beginning of 2004 through fiscal 2006. These payments are received on average 20 days after shipment of product to its customer. While the impact of the discontinuance of the accelerated collection programs may be partially offset by a greater utilization of the Company's accounts receivable securitization facility, the Company continues to examine other alternative programs in the marketplace, as well as enhanced terms directly from its customers.

4.    Inventories

        Inventories by component are as follows:

	April 3, 2005	January 2, 2005
	(In thousands)
Finished goods	$43,690	$42,310
Work in process	39,620	36,440
Raw materials	51,690	48,270

	$135,000	$127,020

5.    Excess of Cost over Net Assets of Acquired Companies and Intangible Assets

        At April 3, 2005, the excess of cost over net assets of acquired companies ("goodwill") balance was approximately $614 million. For purposes of testing this goodwill for potential impairment, fair values were determined based upon the discounted cash flows of the reporting units using a 9.5% discount rate. This assessment was completed for the year ended January 2, 2005. The assessment was performed again in the first quarter of 2005 in connection with the formation of the new reporting units pursuant to the change in operating segments. The assessment for the quarter ended April 3, 2005 indicated that the fair value of these units exceeded their carrying values.

        For purposes of recognizing and measuring impairment of goodwill, the Company evaluates assets by operating segment, as this is the lowest level of independent cash flows ascertainable to evaluate impairment. Prior to 2005, the Company evaluated assets by reporting segment.

  Acquired Intangible Assets

        The change in the gross carrying amount of acquired intangible assets is primarily attributable to the exchange impact from foreign currency.

	As of April 3, 2005			As of January 2, 2005
	Gross Carrying Amount	Accumulated Amortization	Weighted Average Life	Gross Carrying Amount	Accumulated Amortization	Weighted Average Life
	(In thousands, except weighted average life)
Amortized Intangible Assets:
Customer Contracts	$127,310	$(45,700)	9.0 years	$127,600	$(42,750)	9.0 years
Technology and Other	163,560	(48,390)	14.9 years	163,920	(45,260)	14.9 years

Total	$290,870	$(94,090)	14.0 years	$291,520	$(88,010)	14.0 years

Aggregate Amortization Expense (Included in Cost of Sales):
For the three months ended April 3, 2005		$6,080
Estimated Amortization Expense:
For the year ending December 31, 2005		23,410
For the year ending December 31, 2006		23,410
For the year ending December 31, 2007		22,640
For the year ending December 31, 2008		21,890
For the year ending December 31, 2009		21,890

  Goodwill

        The changes in the carrying amount of goodwill for the three months ended April 3, 2005 are as follows:

	Chassis	Powertrain	Total
	(In thousands)
Balance as of January 2, 2005	$332,300	$293,940	$626,240
Exchange impact from foreign currency	(4,980)	(1,390)	(6,370)
New Castle adjustment	(5,750)	—	(5,750)

Balance as of April 3, 2005	$321,570	$292,550	$614,120

        As a result of its reorganization in January 2005, the Company consolidated its operations into two segments: the Chassis segment and the Powertrain segment. This resulted in a change in the underlying reporting units and necessitated a reallocation of goodwill to the new reporting units based on relative fair values. The reallocation did not indicate an impairment of goodwill for the new reporting units based on expected future cash flows discounted at a 9.5% rate. However, if the discount rate were to increase to approximately 13% or if expected future operating margins were to decrease by approximately 12.5%, further goodwill impairment analysis would be necessary for one of the Company's reporting units.

6.    Derivative Financial Instruments

        In the past, the Company has managed its exposure to changes in interest rates through the use of interest rate protection agreements. These interest rate derivatives are designated as cash flow hedges. The effective portion of each derivative's gain or loss is initially reported as a component of other comprehensive income (loss) and subsequently reclassified into earnings when the forecasted transaction affects earnings. The Company does not use derivatives for speculative purposes.

        In February 2001, the Company entered into interest rate protection agreements with various financial institutions to hedge a portion of its interest rate risk related to the term loan borrowings under its credit facility. These agreements include two interest rate collars with a term of three years, a total notional amount of $200 million as of December 28, 2003 and a three-month LIBOR interest rate cap and floor of 7% and approximately 4.5%, respectively. The agreements also include four interest rate caps at a three-month LIBOR interest rate of 7% with a total notional amount of $301 million as of December 28, 2003.

        All of the Company's interest rate protection arrangements matured in February 2004 and, as a result of their maturity, a cumulative non-cash pre-tax gain of $6.6 million was recorded and is reflected as a gain on maturity of interest rate arrangements in the Company's consolidated statement of operations for the three months ended March 28, 2004. Prior to the expiration of these agreements, the Company recognized additional interest expense of $1.1 million during the three months ended March 28, 2004.

7.    Segment Information

        The Company has defined a segment as a component with business activity resulting in revenue and expense that has separate financial information evaluated regularly by the Company's chief operating decision maker and its board of directors in determining resource allocation and assessing performance.

        The Company has established adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") as a key indicator of financial operating performance. The Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change and before interest, taxes, depreciation, amortization, asset impairment, non-cash losses on sale-leaseback of property and equipment and non-cash restricted stock award expense. Adjusted EBITDA is a non-GAAP measure and therefore caution must be exercised in using Adjusted EBITDA as an analytical tool and it should not be used in isolation or as a substitute for analysis of our results as reported under GAAP. In evaluating Adjusted EBITDA, management deems it important to consider the quality of the Company's underlying earnings by separately identifying certain costs undertaken to improve the Company's results, such as costs related to consolidating facilities and businesses in an effort to eliminate duplicative costs or achieve efficiencies, costs related to integrating acquisitions and restructuring costs related to expense reduction efforts.

        In January 2005, the Company reorganized and consolidated its operations into two segments: the Chassis segment and the Powertrain segment. The Chassis segment consists of the former Chassis operations plus a portion of the former Driveline operations, while the Powertrain segment consists of the former Engine operations combined with the remainder of the former Driveline operations. The prior year amounts have been restated to reflect these changes for comparison purposes.

        CHASSIS—Manufactures components, modules and systems used in a variety of engineered chassis applications, including fittings, wheel-ends, axle shaft, knuckles and mini-corner assemblies. This segment utilizes a variety of processes including hot, warm and cold forging, powder metal forging and machinery and assembly.

        POWERTRAIN—Manufactures a broad range of engine components, modules and systems, including sintered metal, powder metal, hydraulic controls, precision shafts, forged and tubular fabricated products used for a variety of applications. These applications include balance shaft modules and front cover assemblies. This segment also includes integrated program management used in a broad range of transmission applications. These applications include transmission and transfer case shafts and transmission valve bodies.

        Segment activity for the three months ended April 3, 2005 and March 28, 2004 is as follows:

	Three Months Ended
	April 3, 2005	March 28, 2004
	(In thousands)
SALES
Chassis	$338,450	$267,360
Powertrain	240,300	213,780

Total sales	$578,750	$481,140

Adjusted EBITDA
Chassis	$27,690	$29,910
Powertrain	33,690	28,710

Operating EBITDA	61,380	58,620
Centralized resources ("Corporate")	(3,540)	(6,090)

Total Adjusted EBITDA	57,840	52,530
Depreciation & amortization	(33,330)	(31,530)
Loss on sale of manufacturing facilities	—	(7,600)
Non-cash stock award expense	—	(230)
Other, net included in Adjusted EBITDA	(660)	30

Operating profit	$23,850	$13,200

	April 3, 2005	January 2, 2005
	(In thousands)
Total Assets
Chassis	$1,008,780	$1,085,630
Powertrain	746,370	752,930
Corporate	408,940	356,190

Total assets	$2,164,090	$2,194,750

	Three Months Ended
	April 3, 2005	March 28, 2004
Capital Expenditures
Chassis	$12,120	$14,990
Powertrain	14,640	13,210
Corporate	140	1,790

Total capital expenditures	$26,900	$29,990

8.    Acquisitions

        In the first quarter of 2004, effective December 31, 2003, the Company completed a transaction with DaimlerChrysler Corporation ("DaimlerChrysler") that transferred full ownership of the New Castle Machining and Forge ("New Castle") manufacturing operations to Metaldyne. From January 2003 until the transaction at December 31, 2003, New Castle was managed as a joint venture between Metaldyne and DaimlerChrysler; at December 28, 2003, the Company's investment in this joint venture was approximately $20 million (before fees and expenses of approximately $2 million). The New Castle facility manufactures suspension and powertrain components for Chrysler, Jeep and Dodge vehicles; additionally, Metaldyne has launched initiatives to expand the customer base beyond DaimlerChrysler. The New Castle manufacturing operations are part of the Company's Chassis segment.

        As part of the New Castle transaction, Metaldyne acquired Class A and Class B units representing DaimlerChrysler's entire joint venture interest in New Castle. In exchange, Metaldyne delivered to DaimlerChrysler $215 million (before fees and expenses of approximately $3 million), comprised of $118.8 million in cash; $31.7 million in aggregate principal amount of a new issue of its 10% senior subordinated notes; and $64.5 million (fair value of $55.3 million as of December 31, 2003) in aggregate liquidation preference of its Series A-1 preferred stock. Included in the $5 million fees and expenses is a $2.4 million transaction fee paid to Heartland Industrial Partners ("Heartland") pursuant to the acquisition of New Castle. The cash portion of the consideration was funded in part by the net cash proceeds of approximately $58 million from the sale-leaseback of certain machinery and equipment with a third-party lessor, with the remainder funded through Metaldyne's revolving credit facility.

        The consolidated statement of cash flows for the three months ended March 28, 2004 has been adjusted to reflect the final purchase price allocation of the New Castle acquisition.

        In connection with the acquisition of New Castle, the Company recorded $33.6 million of tax deductible goodwill that is amortizable over a 15 year period. The tax deductible goodwill in excess of goodwill recorded in connection with the transaction for financial reporting purposes is attributable to the unamortized accretion, as of the issue date, of the 10% senior subordinated notes.

        Also, in conjunction with the purchase agreement for the acquisition of New Castle, DaimlerChrysler agreed to reimburse the Company for potential equipment purchases related to production capacity for a specific product line. As reimbursement is received from DaimlerChrysler, the Company has recognized this as a reduction to the initial goodwill recorded at the time of this acquisition. The Company anticipates total reimbursement of $8.3 million, of which approximately $5.8 million has been received as of April 3, 2005.

9.    Asset Impairments and Restructuring-Related Integration Actions

        Restructuring costs incurred for the three months ended April 3, 2005 were $1.3 million and primarily reflect headcount reductions related to the consolidation of the Company's operations into two segments. Costs incurred for the three months ended March 30, 2004 were $0.2 million and primarily reflect headcount reductions in the Company's Forging operations.

        The Company expects to realize additional savings in 2005 from the 2004 restructuring actions as reductions in employee-related expenses recognized in both cost of goods sold and selling, general and administrative expense.

	Acquisition Related Severance Costs	2003 Additional Severance and Other Exit Costs	2004 Additional Severance and Other Exit Costs	2005 Additional Severance and Other Exit Costs	Total
	(In thousands)
Balance at January 2, 2005	$710	$2,710	$510	$—	$3,930
Charges to expense	—	(240)	—	1,530	1,290
Cash payments	—	(910)	(180)	(860)	(1,950)

Balance at April 3, 2005	$710	$1,560	$330	$670	$3,270

        The above amounts represent total estimated cash payments, of which $2.6 million and $5.0 million are recorded in accrued liabilities, with $0.7 million (which will primarily be paid out in fiscal 2006) and $2.0 million recorded in other long-term liabilities in the Company's consolidated balance sheet at April 3, 2005 and March 28, 2004, respectively.

10.    Dispositions

        On February 1, 2004, the Company completed an asset sale pursuant to which substantially all of the business associated with two of the aluminum die casting facilities in its Driveline segment was sold to Lester PDC, Ltd, a Kentucky-based aluminum die casting and machining company. The Company retained an interest in approximately $5.6 million in working capital (principally accounts receivable). Cash paid in the transaction to buy out the remaining portion of the equipment that had previously been sold under an operating lease arrangement by the Company was approximately $6.1 million, net of proceeds from Lester PDC of $4.1 million. The buyer also agreed to lease the Bedford Heights, Ohio and sublease the Rome, Georgia facilities from the Company for total annual lease payment of approximately $0.6 million. In addition, Lester PDC and Metaldyne entered into a supply agreement. In connection with the disposition of these manufacturing facilities, the Company recognized a charge of $7.6 million on the Company's consolidated statement of operations as of March 28, 2004. The charge represents the book value of approximately $12 million in fixed assets and deferred financing fees offset by the $4.1 million in cash consideration paid by Lester PDC for the assets.

        In November 2004, Lester PDC discontinued operations at the Bedford Heights facility and the supply agreement and lease agreement between Lester PDC and Metaldyne were terminated. As a result, Metaldyne assumed production of some of the products at the Bedford Heights facility that were subject to the terminated supply agreement. One of these product lines is currently being manufactured at the Bedford Heights facility and the remaining products have been moved to other Metaldyne facilities. The lease agreement represented annual lease revenue to Metaldyne of approximately $0.2 million.

11.    Redeemable Preferred Stock

        The Company has outstanding 644,540 shares of $64.5 million in liquidation value ($56.4 million fair value as of April 3, 2005) of Series A-1 preferred stock par value $1 and authorized 644,540 shares to DaimlerChrysler. The Company will accrete from the fair value to the liquidation value ratably over the ten-year period. The preferred stock is mandatorily redeemable on December 31, 2013. Series A-1 preferred stockholders are entitled to receive, when, as and if declared by the Company's board of directors, cumulative quarterly cash dividends at a rate of 11% per annum plus 2% per annum for any period for which there are any accrued and unpaid dividends.

        The Company has outstanding 361,001 shares of $36.1 million in liquidation value ($34.4 million fair value as of April 3, 2005) of Series A preferred stock par value $1 and authorized 370,000 shares to Masco Corporation. The Company will accrete from the fair value to the liquidation value ratably over the twelve-year period. The preferred stock is mandatorily redeemable on December 31, 2012. Series A preferred stockholders are entitled to receive, when, as and if declared by the Company's board of directors, cumulative quarterly cash dividends at a rate of 13% per annum for periods ending on or prior to December 31, 2005 and 15% per annum for periods after December 31, 2005 plus 2% per annum for any period for which there are any accrued and unpaid dividends.

        The Company has outstanding 184,153 shares with a fair value of $18.4 million of redeemable Series B preferred stock to Heartland. The redeemable Series B preferred shares issued are mandatory redeemable on June 15, 2013. The Series B preferred stockholders are entitled to receive, when, as and if declared by the Company's board of directors, cumulative semi-annual cash dividends at a rate of 11.5% per annum.

        Preferred stock dividends (including accretion of $0.3 million in 2005) were $5.4 million and $4.3 million, while dividend cash payments were zero, for the three months ended April 3, 2005 and March 28, 2004, respectively. Unpaid accrued dividends were $45.4 million and $40.3 million at April 3, 2005 and January 2, 2005, respectively. Redeemable preferred stock, consisting of outstanding shares and unpaid dividends, was $154.6 million and $149.2 million in the Company's consolidated balance sheet at April 3, 2005 and January 2, 2005, respectively.

12.    Loss per Share

        The following reconciles the numerators and denominators used in the computations of basic and diluted earnings per common share:

	Three Months Ended
	April 3, 2005	March 28, 2004
	(In thousands except per share amounts)
Weighted average number of shares outstanding for basic and diluted	42,840	42,800

Loss used for basic and diluted earnings per share computation	$(3,500)	$(5,250)

Basic and diluted loss per share	$(0.08)	$(0.12)

        Diluted earnings per share reflect the potential dilution that would occur if securities or other contracts to issue common stock were exercised or converted into common stock. Excluded from the calculation of diluted earnings per share are stock options representing 2.7 million and 0.9 million common shares as they are anti-dilutive at April 3, 2005 and March 28, 2004, respectively.

        Contingently issuable shares, representing approximately 0.05 million restricted common shares, have an anti-dilutive effect on earnings per share for the three months ended April 3, 2005 and March 28, 2004.

13.    Comprehensive Income (Loss)

        The Company's total comprehensive income (loss) for the period was as follows:

	Three Months Ended
	April 3, 2005	March 28, 2004
	(In thousands)
Net loss	$(3,500)	$(5,250)
Other comprehensive income (loss):
Foreign currency translation adjustment	(12,740)	(4,950)
Change in the Company's portion of TriMas' currency translation adjustment	(910)	—
Interest rate agreements fair value adjustments (realized in 2004)	—	(6,590)

Total other comprehensive income (loss)	(13,650)	(11,540)

Total comprehensive loss	$(17,150)	$(16,790)

14.    Employee Benefit Plans

	Pension Benefits		Other Benefits
	For the Three Months Ended		For the Three Months Ended
	April 3, 2005	March 28, 2004	April 3, 2005	March 28, 2004
	(In thousands)
Components of Net Periodic Benefit Cost:
Service cost	$760	$780	$570	$300
Interest cost	4,490	4,340	800	780
Expected return on plan assets	(4,600)	(4,350)	—	—
Amortization of prior service cost	40	40	(90)	(60)
Recognized gain due to curtailments/settlements	—	—	(2,490)	—
Amortization of net loss	900	620	170	140

Net periodic benefit (gain) cost	$1,590	$1,430	$(1,040)	$1,160

Employer Contributions

        Metaldyne previously disclosed in its financial statements for the year ended January 2, 2005 that it expected to contribute $24.0 million to its defined benefit pension plans in 2005. As of April 3, 2005, approximately $4.2 million of contributions have been made.

        The Company also disclosed in its financial statements for the year ended January 2, 2005 that it expected to contribute approximately $10.6 million to its defined contribution (profit-sharing and 401(k) matching contribution) plans in 2005. The Company contributed approximately $2.9 million to its defined contribution plans as of April 3, 2005.

        In December 2004, the Company announced that it will discontinue retiree medical and life insurance coverage to its salaried and nonunion retirees and their beneficiaries effective January 1, 2006. The Company recorded a curtailment gain of $2.5 million for the three months ended April 3, 2005 pursuant to this announcement, and it is included in selling, general and administrative expenses in the Company's consolidated statement of operations.

15.    Commitments and Contingencies

        The Company is subject to claims and litigation in the ordinary course of its business but does not believe that any such claim or litigation will have a material adverse effect on its financial position or results of operations.

        There are no material pending legal proceedings, other than ordinary routine litigation incidental to the Company's business, of which it is aware that would have a material adverse effect on the Company's financial position or results of operations.

16.    New Accounting Pronouncements

        In October 2004, the U.S. government enacted the American Jobs Creation Act of 2004 ("Act"). This Act provides for a special one-time tax deduction of 85% of certain foreign earnings that are repatriated to the U.S. provided certain criteria are met. The Company is analyzing the provisions of the Act and the feasibility of several alternative scenarios for the potential repatriation of a portion of the earnings of its non-U.S. subsidiaries. In general, it is the practice and intention of the Company to reinvest the earnings of its non-U.S. subsidiaries in those operations and therefore the Company does not currently anticipate repatriation of earnings under the Act.

        In November 2004, the FASB issued SFAS No. 151, "Inventory Costs, an amendment of ARB No. 43, Chapter 4," to clarify that abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current period charges, and that allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Accordingly, the Company will adopt SFAS No. 151 for the fiscal year beginning January 2, 2006. The Company is currently in the process of evaluating whether the adoption of this pronouncement will have a significant impact on its results of operations or financial position.

        In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." This Statement is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation," and supercedes APB No. 25, "Accounting for Stock Issued to Employees." SFAS No. 123 (revised 2004) requires that the compensation cost relating to stock options and other share-based compensation transactions be recognized at fair value in financial statements. Due to the Company being a nonpublic entity as defined in SFAS No. 123 (revised 2004), this Statement is effective for the Company at the beginning of its fiscal year 2006. The Company will then be required to record any compensation expense using the fair value method in connection with option grants to employees after adoption. Management is currently reviewing the provisions of this Statement and will adopt it no later than its fiscal year beginning January 2, 2006.

17.    Subsequent Events

        On April 22, 2005, the Company entered into a sale-leaseback transaction for machinery and equipment with a third party lessor. The Company received $4.9 million cash as part of this transaction.

        On April 29, 2005, the Company and its newly formed wholly owned special purpose subsidiary, MRFC, Inc., entered into a new accounts receivable financing facility with General Electric Capital Corporation ("GECC"). Concurrently with entering into the new facility, the Company's former accounts receivable financing facility with JPMorgan Chase Bank, N.A. (the "Former Facility") was repaid in full and terminated. The terms of the new facility are generally consistent with those of the Former Facility, but include (a) a maturity date of January 1, 2007, (b) improved customer concentration limits, (c) increased program availability and (d) adjustments to certain default triggers. The new facility further provides that upon the Company entering into an intercreditor agreement with the agent under its senior secured credit facilities, the Receivables Transfer Agreement will be automatically amended to (a) further increase program availability and (b) increase the applicable margin on LIBOR based drawings from 1.5% to 1.75% (increasing a further 0.25% thereafter each 90 days to a maximum of 2.25%) and increase the applicable margin on Base Rate base drawings from 0.5% to 0.75% (increasing further 0.25% thereafter each 90 days to a maximum of 2.25%). If the Company has not entered into an intercreditor agreement with the agent under its senior secured credit facilities within 60 days, then the improved terms of the new facility related to certain default triggers and certain customer concentration limits will revert back to the terms under the Former Facility.

        On May 5, 2005, Standard & Poor's lowered its credit ratings of General Motors Corporation and Ford Motor Company, two of the Company's largest customers. As a result, the concentration limit under the Company's new accounts receivable financing facility for each of these two customers was adversely affected and program availability would have been correspondingly reduced by approximately $13 million as of the first reporting period after the downgrades. The Company received a temporary amendment from GECC to reverse the impact of the downgrades on the Company's liquidity. The amendment expires on May 31, 2005 if GECC has not entered into an intercreditor agreement with JPMorgan Chase Bank, N.A., as administrative agent under the Company's senior credit facility. The intercreditor agreement requires the approval of a majority of the lenders under the Company's senior credit facility. If the amendment expires without the intercreditor agreement being entered into, the Company's accounts receivable program availability will be reduced. Any such reduction may adversely affect the Company's liquidity. Any further downgrades of the Company or its largest customers may have a further adverse effect on its liquidity.

18.    Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes

        The following condensed consolidating financial information presents:

  (1)
  Condensed consolidating financial statements as of April 3, 2005 and January 2, 2005, and for the three months ended April 3, 2005 and March 28, 2004, of (a) Metaldyne Corporation, the parent and issuer, (b) the guarantor subsidiaries, (c) the non-guarantor subsidiaries and (d) the Company on a consolidated basis, and

  (2)
  Elimination entries necessary to consolidate Metaldyne Corporation, the parent, with guarantor and non-guarantor subsidiaries.

        The condensed consolidating financial statements are presented on the equity method. Under this method, the investments in subsidiaries are recorded at cost and adjusted for the Company's share of the subsidiaries' cumulative results of operations, capital contributions, distributions and other equity changes. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

        All investments in non-domestic subsidiaries are held directly at Metaldyne Company LLC, a wholly owned subsidiary of Metaldyne Corporation and the guarantor subsidiaries. Equity in non-domestic subsidiary investees is included in the guarantor column of the accompanying consolidating financial information.

Guarantor/Non-Guarantor
Condensed Consolidating Balance Sheet April 3, 2005
(Unaudited)

	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$—	$—	$—	$—	$—
Total receivables, net	—	120,460	53,190	—	173,650
Inventories	—	94,430	40,570	—	135,000
Deferred and refundable income taxes	—	14,560	3,080	—	17,640
Prepaid expenses and other assets	—	29,320	9,810	—	39,130

Total current assets	—	258,770	106,650	—	365,420
Equity investments and receivables in affiliates	106,810	—	—	—	106,810
Property and equipment, net	—	573,290	271,000	—	844,290
Excess of cost over net assets of acquired companies	—	466,280	147,840	—	614,120
Investment in subsidiaries	572,640	239,890	—	(812,530)	—
Intangible and other assets	—	213,650	19,800	—	233,450

Total assets	$679,450	$1,751,880	$545,290	$(812,530)	$2,164,090

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$—	$226,150	$61,520	$—	$287,670
Accrued liabilities	—	99,390	24,320	—	123,710
Current maturities, long-term debt	—	3,320	6,060	—	9,380

Total current liabilities	—	328,860	91,900	—	420,760
Long-term debt	427,250	420,290	1,920	—	849,460
Deferred income taxes	—	50,380	26,580	—	76,960
Minority interest	—	—	670	—	670
Other long-term liabilities	—	129,310	7,480	—	136,790
Redeemable preferred stock	154,630	—	—	—	154,630
Intercompany accounts, net	(427,250)	231,690	195,560	—	—

Total liabilities	154,630	1,160,530	324,110	—	1,639,270

Shareholders' equity:
Preferred stock	—	—	—	—	—
Common stock	42,840	—	—	—	42,840
Paid-in capital	698,870	—	—	—	698,870
Accumulated deficit	(266,240)	—	—	—	(266,240)
Accumulated other comprehensive income	49,350	—	—	—	49,350
Investment by Parent/Guarantor	—	591,350	221,180	(812,530)	—

Total shareholders' equity	524,820	591,350	221,180	(812,530)	524,820

Total liabilities and shareholders' equity	$679,450	$1,751,880	$545,290	$(812,530)	$2,164,090

Guarantor/Non-Guarantor
Condensed Consolidating Balance Sheet January 2, 2005

	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$—	$—	$—	$—	$—
Total receivables, net	—	128,230	53,380	—	181,610
Inventories	—	84,570	42,450	—	127,020
Deferred and refundable income taxes	—	14,500	3,970	—	18,470
Prepaid expenses and other assets	—	28,830	7,820	—	36,650

Total current assets	—	256,130	107,620	—	363,750
Equity investments and receivables in affiliates	107,040	—	—	—	107,040
Property and equipment, net	—	580,780	275,470	—	856,250
Excess of cost over net assets of acquired companies	—	472,050	154,190	—	626,240
Investment in subsidiaries	584,110	232,280	—	(816,390)	—
Intangible and other assets	—	222,380	19,090	—	241,470

Total assets	$691,150	$1,763,620	$556,370	$(816,390)	$2,194,750

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$—	$199,710	$86,880	$—	$286,590
Accrued liabilities	—	92,000	25,050	—	117,050
Current maturities, long-term debt	—	3,630	8,620	—	12,250

Total current liabilities	—	295,340	120,550	—	415,890
Long-term debt	427,180	426,320	1,950	—	855,450
Deferred income taxes	—	61,940	26,970	—	88,910
Minority interest	—	—	650	—	650
Other long-term liabilities	—	135,310	7,390	—	142,700
Redeemable preferred stock	149,190	—	—	—	149,190
Intercompany accounts, net	(427,190)	256,340	170,840	—	—

Total liabilities	149,190	1,175,250	328,350	—	1,652,790

Shareholders' equity:
Preferred stock	—	—	—	—	—
Common stock	42,830	—	—	—	42,830
Paid-in capital	698,870	—	—	—	698,870
Accumulated deficit	(262,740)	—	—	—	(262,740)
Accumulated other comprehensive income	63,000	—	—	—	63,000
Investment by Parent/Guarantor	—	588,370	228,020	(816,390)	—

Total shareholders' equity	541,960	588,370	228,020	(816,390)	541,960

Total liabilities and shareholders' equity	$691,150	$1,763,620	$556,370	$(816,390)	$2,194,750

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Operations
Three Months Ended April 3, 2005
(Unaudited)

	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Net sales	$—	$450,860	$127,890	$—	$578,750
Cost of sales	—	(422,680)	(103,190)	—	(525,870)

Gross profit	—	28,180	24,700	—	52,880
Selling, general and administrative expenses	—	(21,800)	(5,940)	—	(27,740)
Restructuring charges	—	(1,070)	(220)	—	(1,290)

Operating profit (loss)	—	5,310	18,540	—	23,850
Other expense, net:
Interest expense	—	(21,880)	(720)	—	(22,600)
Preferred stock dividends and accretion	(5,440)	—	—	—	(5,440)
Equity gain (loss) from affiliates, net	610	—	—	—	610
Other, net	—	(2,870)	1,060	—	(1,810)

Other expense, net	(4,830)	(24,750)	340	—	(29,240)

Income (loss) before income taxes	(4,830)	(19,440)	18,880	—	(5,390)
Income tax expense (benefit)	—	(7,740)	5,850	—	(1,890)
Equity in net income of subsidiaries	1,330	13,030	—	(14,360)	—

Earnings (loss) attributable to common stock	$(3,500)	$1,330	$13,030	$(14,360)	$(3,500)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Operations
Three Months Ended March 28, 2004
(Unaudited)

	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Net sales	$—	$378,510	$102,630	$—	$481,140
Cost of sales	—	(346,560)	(82,370)	—	(428,930)

Gross profit	—	31,950	20,260	—	52,210
Selling, general and administrative expenses	—	(25,730)	(5,490)	—	(31,220)
Restructuring charges	—	(190)	—	—	(190)
Loss on disposition of manufacturing facilities	—	(7,600)	—	—	(7,600)

Operating profit (loss)	—	(1,570)	14,770	—	13,200
Other expense, net:
Interest expense	—	(17,990)	(2,110)	—	(20,100)
Preferred stock dividends and accretion	(4,260)	—	—	—	(4,260)
Non-cash gain on maturity of interest rate arrangements	—	6,590	—	—	6,590
Equity gain (loss) from affiliates, net	1,460	—	—	—	1,460
Other, net	—	190	(2,570)	—	(2,380)

Other expense, net	(2,800)	(11,210)	(4,680)	—	(18,690)

Income (loss) before income taxes	(2,800)	(12,780)	10,090	—	(5,490)
Income tax expense (benefit)	—	(3,360)	3,120	—	(240)
Equity in net income of subsidiaries	(2,450)	6,970	—	(4,520)	—

Earnings (loss) attributable to common stock	$(5,250)	$(2,450)	$6,970	$(4,520)	$(5,250)

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Cash Flows
Three Months Ended April 3, 2005
(Unaudited)

	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Cash flows from operating activities:
Net cash provided by (used for) operating activities	$—	$28,640	$(5,110)	$—	$23,530

Cash flows from investing activities:
Capital expenditures	—	(19,190)	(7,710)	—	(26,900)
Proceeds from sale-leaseback of fixed assets	—	6,490	—	—	6,490
Reimbursement from acquisition of business, net of cash received	—	5,750	—	—	5,750

Net cash used for investing activities	—	(6,950)	(7,710)	—	(14,660)

Cash flows from financing activities:
Proceeds of revolving credit facility	—	65,000	—	—	65,000
Principal payments of revolving credit facility	—	(70,770)	—	—	(70,770)
Proceeds of other debt	—	—	1,570	—	1,570
Principal payments of other debt	—	(820)	(3,800)	—	(4,620)

Net cash used for financing activities	—	(6,590)	(2,230)	—	(8,820)
Effect of exchange on cash	—	—	(50)	—	(50)
Change in intercompany accounts	—	(15,100)	15,100	—	—

Net increase in cash	—	—	—	—	—
Cash and cash equivalents, beginning of period	—	—	—	—	—

Cash and cash equivalents, end of period	$—	$—	$—	$—	$—

Guarantor/Non-Guarantor
Condensed Consolidating Statement of Cash Flows
Three Months Ended March 28, 2004
(Unaudited)

	Parent	Guarantor	Non-Guarantor	Eliminations	Consolidated
	(In thousands)
Cash flows from operating activities:
Net cash provided by (used for) operating activities	$—	$122,970	$(34,120)	$—	$88,850

Cash flows from investing activities:
Capital expenditures	—	(24,500)	(5,490)	—	(29,990)
Proceeds from sale-leaseback of fixed assets	—	64,960	—	—	64,960
Acquisition of business, net of cash received	—	(203,870)	—	—	(203,870)
Disposition of manufacturing facilities	—	(500)	—	—	(500)

Net cash used for investing activities	—	(163,910)	(5,490)	—	(169,400)

Cash flows from financing activities:
Principal payments of term loan facilities	—	(440)	—	—	(440)
Proceeds of revolving credit facility	—	70,000	—	—	70,000
Principal payments of revolving credit facility	—	(37,900)	—	—	(37,900)
Proceeds of senior subordinated notes due 2014	26,920	—	—	—	26,920
Proceeds of other debt	—	—	630	—	630
Principal payments of other debt	—	(1,300)	(960)	—	(2,260)
Issuance of Series A-1 preferred stock	55,340	—	—	—	55,340

Net cash provided by (used for) financing activities	82,260	30,360	(330)	—	112,290
Effect of exchange on cash	—		(60)	—	(60)
Change in intercompany accounts	(82,260)	42,830	39,430	—	—

Net increase (decrease) in cash	—	32,250	(570)	—	31,680
Cash and cash equivalents, beginning of period	—	10,750	3,070	—	13,820

Cash and cash equivalents, end of period	$—	$43,000	$2,500	$—	$45,500

, 2005	CONFIDENTIAL

METALDYNE CORPORATION

        OFFER TO EXCHANGE ITS 10% SENIOR SUBORDINATED NOTES DUE 2013,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
FOR ANY AND ALL OF ITS 10% SENIOR SUBORDINATED NOTES DUE 2013.

PROSPECTUS

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR OUR AFFAIRS HAVE NOT CHANGED SINCE THE DATE HEREOF.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the General Corporation Law of Delaware empowers us to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of Metaldyne (formerly known as MascoTech, Inc.) or is or was serving as such with respect to another corporation or other entity at our request. Article 12 of our certificate of incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was one of our directors or officers shall be indemnified and held harmless by us to the fullest extent authorized by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith.

        The rights conferred by Article 12 are contractual rights and include the right to be paid by us the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

        Article 11 of our certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which a director derives improper personal benefit.

        Our directors and officers are covered by insurance policies indemnifying them against certain civil liabilities, including liabilities under the federal securities laws (other than liability under Section 16(b) of the 1934 Act), which might be incurred by them in such capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

        See Exhibit Index immediately preceding the Exhibits.

II-1

Schedule II. Valuation And Qualifying Accounts
For the years ended January 2, 2005, December 28, 2003 And December 29, 2002

Column A	Column B	Column C		Column D	Column E
		Additions
Description	Balance at Beginning of Period	Charged (Credited) to Cost and Expenses	Charged (Credited) to Other Accounts	Deductions	Balance at End of Period
			(A)	(B)
Allowance for doubtful accounts, deducted from accounts receivable in the balance sheet:
2004	$3,090,000	$(90,000)	$860,000	$1,120,000	$2,740,000

2003	$3,820,000	$2,390,000	$(1,700,000)	$1,420,000	$3,090,000

2002	$5,380,000	$2,970,000	$(2,400,000)	$2,130,000	$3,820,000

Notes:

(A)
Allowance of companies acquired, reduction of allowance for companies divested, and other adjustments, net.

(B)
Deductions, representing uncollectible accounts written off, less recoveries of accounts written off in prior years.

ITEM 22. UNDERTAKINGS

        The undersigned Registrants hereby undertake that:

  (a)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (b)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

  (c)
  To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein that was not the subject of and included in this registration statement when it became effective.

II-2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

METALDYNE CORPORATION
By:	/s/ JEFFREY M. STAFEIL

	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil, Executive Vice President and Chief Financial Officer, and Daniel P. Tredwell, a Director of the Registrant, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	July 27, 2005
/s/ GARY M. BANKS Gary M. Banks	Director	July 27, 2005
/s/ CHARLES E. BECKER Charles E. Becker	Director	July 27, 2005

/s/ MARSHALL A. COHEN Marshall A. Cohen	Director	July 27, 2005
/s/ CYNTHIA L. HESS Cynthia L. Hess	Director	July 27, 2005
/s/ J. MICHAEL LOSH J. Michael Losh	Director	July 27, 2005
/s/ WENDY B. NEEDHAM Wendy B. Needham	Director	July 27, 2005
/s/ DANIEL P. TREDWELL Daniel P. Tredwell	Director	July 27, 2005
/s/ SAMUEL VALENTI III Samuel Valenti III	Director	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

ER ACQUISITION CORP.
By:	/s/ JEFFREY M. STAFEIL

	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Timothy D. Leuliette and Jeffrey M. Stafeil and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	President, Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

GMTI HOLDING COMPANY
By:	/s/ JEFFREY M. STAFEIL

	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

HALYARD AVIATION SERVICES, INC.
By:	/s/ JEFFREY M. STAFEIL

	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	President, Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

MASG DISPOSITION, INC.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	President, Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

MASX ENERGY SERVICES GROUP, INC.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	President, Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

METALDYNE ACCURA TOOL & MOLD, INC.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

METALDYNE COMPANY LLC
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	President, Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

METALDYNE DUPAGE DIE CASTING CORPORATION
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

METALDYNE EUROPE, INC.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	President, Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

METALDYNE LESTER PRECISION DIE CASTING, INC.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

METALDYNE LIGHT METALS COMPANY, INC.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

METALDYNE MACHINING AND ASSEMBLY COMPANY, INC.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	President, Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

METALDYNE PRECISION FORMING-FORT WAYNE, INC.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

METALDYNE SERVICES, INC.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	President, Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

METALDYNE SINTERED COMPONENTS OF INDIANA, INC.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

METALDYNE SINTERED COMPONENTS, LLC
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chief Executive Officer	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

METALDYNE TUBULAR PRODUCTS, INC.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

METALDYNE U.S. HOLDING CO.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	President, Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005
/s/ KAREN A. RADTKE Karen A. Radtke	Director	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

NC-M CHASSIS SYSTEMS, LLC
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chief Executive Officer	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

PUNCHCRAFT COMPANY
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

STAHL INTERNATIONAL, INC.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

W.C. MCCURDY CO.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	President, Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

WINDFALL PRODUCTS, INC.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Michigan, on the 27th day of July, 2005.

WINDFALL SPECIALTY POWDERS, INC.
By:	/s/ JEFFREY M. STAFEIL
	Name:	Jeffrey M. Stafeil
	Title:	Executive Vice President and Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Jeffrey M. Stafeil and Timothy D. Leuliette and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY D. LEULIETTE Timothy D. Leuliette	Chief Executive Officer and Director	July 27, 2005
/s/ JEFFREY M. STAFEIL Jeffrey M. Stafeil	Executive Vice President, Chief Financial Officer and Director (Principal Accounting Officer)	July 27, 2005

EXHIBITS

Exhibit Number	Description of Exhibit
2.1
Recapitalization Agreement, dated as of August 1, 2000, between MascoTech, Inc. (now known as Metaldyne Corporation) and Riverside Company LLC (including Amendment No. 1 to the Recapitalization Agreement dated October 23, 2000 and Amendment No. 2 to the Recapitalization Agreement dated November 28, 2000) (Incorporated by reference to Exhibit 2 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
3.1	Restated Certificate of Incorporation of MascoTech, Inc. (Incorporated by reference to Exhibit 3.1 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).
3.2	Bylaws of Metaldyne Corporation, as amended (Incorporated by reference to Exhibit 3.2 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
3.3
Certificate of Designation of Series A-1 Preferred Stock and Series A-2 Preferred Stock (Incorporated by reference to Exhibit 10.5 to Metaldyne Corporation's Current Report on Form 8-K filed December 11, 2002).
3.4	Certificate of Designation of Series B Preferred Stock. (Incorporated by reference to Exhibit 3.4 to Metaldyne Corporation's Form 10-K for the year ended January 2, 2005).
4.1
Shareholders Agreement, dated as of November 28, 2000, by and among MascoTech, Inc., Masco Corporation, Richard Manoogian, certain of their respective affiliates and other co-investors party thereto (Incorporated by reference to Exhibit 10.20 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
4.2
Indenture relating to the 11% Senior Subordinated Notes due 2012, dated as of June 20, 2002, by and among Metaldyne Corporation, each of the Guarantors named therein, and The Bank of New York as Trustee (Incorporated by reference to Exhibit 4.1 to Metaldyne Corporation's Registration Statement on Form S-4 filed on September 10, 2002).
4.3
Form of note relating to the 11% Senior Subordinated Notes due 2012 (Incorporated by reference to Exhibit 4.2 to Metaldyne Corporation's Registration Statement on Form S-4 filed on September 10, 2002).
4.4
Registration Rights Agreement relating to the notes, dated as of June 20, 2002, by and among Metaldyne Corporation and the parties named therein (Incorporated by reference to Exhibit 4.3 to Metaldyne Corporation's Registration Statement on Form S-4 filed on September 10, 2002).
4.5
Indenture relating to the 10% Senior Subordinated Notes due 2013, dated as of December 31, 2003, by and among Metaldyne Corporation, the Guarantors named therein and the Trustee (as defined therein) (Incorporated by reference to Exhibit 10.3 to Metaldyne Corporation's Current Report on Form 8-K filed January 14, 2004).
4.6	Form of note relating to the 10% Senior Subordinated Notes due 2013 (included in Exhibit 4.5).
4.7
Registration Rights Agreement, dated as of December 31, 2003, by and among Metaldyne Corporation, each of the Guarantors named therein, and DaimlerChrysler Corporation (Incorporated by reference to Exhibit 10.4 to Metaldyne Corporation's Current Report on Form 8-K filed January 14, 2004).

4.8
Indenture relating to the 10% Senior Notes due 2013, dated as of October 27, 2003, by and among Metaldyne Corporation, each of the Guarantors named therein, and The Bank of New York as Trustee (Incorporated by reference to Exhibit 4.8 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
4.9	Form of note relating to the 10% Senior Notes due 2013 (included in Exhibit 4.8).
4.10
Registration Rights Agreement relating to the Senior Notes due 2013, dated as of October 27, 2003, by and among Metaldyne Corporation and the other parties named therein (Incorporated by reference to Exhibit 4.10 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
5.1	Opinion of Cahill Gordon & Reindel llp.**
10.1
Assumption and Indemnification Agreement, dated as of May 1, 1984, between Masco Corporation and Masco Industries, Inc. (now known as Metaldyne Corporation) (Incorporated by reference to Exhibit 10.3 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).
10.2
Credit Agreement, dated as of November 28, 2000, as amended and restated as of June 20, 2002, by and among Metaldyne Corporation, Metaldyne Company, the foreign subsidiary borrowers party thereto, the lenders party thereto and JP Morgan Chase Bank, as administrative agent and collateral agent (the "Amended and Restated Credit Agreement") (Incorporated by reference to Exhibit 10 to Metaldyne Corporation's Quarterly Report on Form 10-Q for the period ended June 30, 2002).
10.2.1
Amendment No. 1 and Agreement to the Amended and Restated Credit Agreement dated July 15, 2003 (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Report on Form 10-Q for the period ended June 29, 2003).
10.2.2
Waiver and Agreement to the Amended and Restated Credit Agreement, dated as of April 1, 2004 (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Current Report on Form 8-K filed April 5, 2004).
10.2.3
Waiver and Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of May 26, 2004 (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Current Report on Form 8-K filed April 5, 2004).
10.2.4
Waiver and Amendment No. 3 to the Amended and Restated Credit Agreement, dated as of September 29, 2004 (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Current Report on Form 8-K filed October 1, 2004).
10.2.5
Amendment No. 4 to the Amended and Restated Credit Agreement, dated as of December 21, 2004 (Incorporated by reference to Exhibit 99.1 to Metaldyne Corporation's Current Report on Form 8-K filed December 27, 2004).
10.2.6	Amendment No. 5 to the Amended and Restated Credit Agreement, dated as of May 16, 2005 (Incorporated by reference to Exhibit 99.1 to Metaldyne Corporation's Form 8-K/A filed on May 25, 2005).
10.3
Receivables Purchase Agreement dated as of November 28, 2000 among MascoTech, Inc. the Sellers named therein and MTSPC, Inc., as Purchaser (Incorporated by reference to Exhibit 10.2 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).
10.4
Receivables Transfer Agreement dated as of November 28, 2000 by and among MTSPC, Inc., MascoTech, Inc., The Chase Manhattan Bank, and the other parties named therein (Incorporated by reference to Exhibit 10.3 to MascoTech, Inc.'s Registration Statement on Form S-1 filed December 27, 2000).

10.4.1
Amendment No. 1 to Receivables Transfer Agreement dated as of December 15, 2000 (Incorporated by reference to Exhibit 10.4 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).
10.4.2
Amendment No. 2 to the Receivables Transfer Agreement dated as of March 23, 2001 (Incorporated by reference to Exhibit 10.21 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).
10.4.3
Amendment No. 3 to the Receivables Transfer Agreement dated as of June 22, 2001 (Incorporated by reference to Exhibit 10.22 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).
10.4.4
Amendment No. 4 to the Receivables Transfer Agreement dated as of October 18, 2001 (Incorporated by reference to Exhibit 10.23 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2001).
10.4.5	Amendment No. 5 to the Receivables Transfer Agreement dated as of March 15, 2002. (Incorporated by reference to Exhibit 10.4.5 to Metaldyne Corporation's Form 10-K for the year ended January 2, 2005).
10.4.6
Amendment No. 6 to the Receivables Transfer Agreement dated as of February 13, 2003. Incorporated by reference to Exhibit 10.4.6 to Metaldyne Corporation's Form 10-K for the year ended January 2, 2005.
10.4.7
Waiver and Agreement to the Receivables Transfer Agreement, dated as of April 1, 2004 (Incorporated by reference to Exhibit 10.2 to Metaldyne Corporation's Current Report on Form 8-K filed April 5, 2004).
10.4.8
Waiver and Agreement to the Receivables Transfer Agreement, dated as of May 26, 2004 (Incorporated by reference to Exhibit 10.2 to Metaldyne Corporation's Current Report on Form 8-K filed May 28, 2004).
10.4.9
Waiver and Agreement to the Receivables Transfer Agreement, dated as of September 29, 2004 (Incorporated by reference to Exhibit 10.2 to Metaldyne Corporation's Current Report on Form 8-K filed October 1, 2004).
10.5
Master Lease Agreement, dated as of December 21, 2000, between General Electric Capital Corporation and Simpson Industries, Inc (Incorporated by reference to Exhibit 10.7 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 31, 2000).
10.6	Metaldyne Corporation 2001 Long Term Incentive and Share Award Plan (Incorporated by reference to Exhibit 4.1 to Metaldyne Corporation's Registration Statement of Form S-8 filed April 15, 2002).
10.7	MascoTech, Inc. Supplemental Executive Retirement and Disability Plan (Incorporated by reference to Exhibit 10.n to MascoTech, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999).
10.8
Description of the MascoTech, Inc. program for Estate, Financial Planning and Tax Assistance (Incorporated by reference to Exhibit 10.x to MascoTech, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997).
10.9	Description of the Metaldyne Annual Value Creation Plan (Incorporated by reference to Exhibit 10.9 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).

10.10	Description of the Metaldyne Executive Retirement Plan (Incorporated by reference to Exhibit 10.10 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.11
Metaldyne Corporation Voluntary Stock Option Exchange Program Offer Summary (Incorporated by reference to Exhibit 10.11 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.12
Joint Venture Formation Agreement, dated as of December 8, 2002, by and among NC-M Chassis Systems, LLC, DaimlerChrysler Corporation and Metaldyne Corporation (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Current Report on Form 8-K filed December 11, 2002).
10.13
Investor Rights Agreement, dated as of December 31, 2003, by and among Metaldyne Corporation and DaimlerChrysler Corporation (Incorporated by reference to Exhibit 10.2 to Metaldyne Corporation's Current Report on Form 8-K filed January 14, 2004).
10.14
Asset Purchase Agreement, dated as of May 9, 2003, by and among TriMas Corporation, Metaldyne Corporation and Metaldyne Company LLC (Incorporated by reference to Exhibit 10.2 to Metaldyne Corporation's Quarterly Report on Form 10-Q for the period ended June 29, 2003).
10.15
Fittings Facility Sublease, dated May 9, 2003, by and between Metaldyne Company LLC and Fittings Products Co., LLC (Incorporated by reference to Exhibit 10.3 to Metaldyne Corporation's Report Quarterly on Form 10-Q for the period ended June 29, 2003).
10.16
Employment Agreement between Metaldyne Corporation and Timothy Leuliette (as amended) (Incorporated by reference to Exhibit 10.16 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.17
Employment Agreement between Metaldyne Corporation and Jeffrey M. Stafeil (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Quarterly Report on Form 10-Q for the period ended September 28, 2003).
10.17.1
Amendment to Employment Agreement between Metaldyne Corporation and Jeffrey M. Stafeil (Incorporated by reference to Exhibit 10.17.1 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.18
Employment Agreement between Metaldyne Corporation and Bruce Swift (as amended) (Incorporated by reference to Exhibit 10.18 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.19
Employment Agreement between Metaldyne Corporation and Joseph Nowak (as amended) (Incorporated by reference to Exhibit 10.19 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.20
Employment Agreement between Metaldyne Corporation and George Thanopolous (Incorporated by reference to Exhibit 10.20 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.24
Release Agreement between Metaldyne Corporation and George Thanopolous (Incorporated by reference to Exhibit 10.24 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
10.25
Change of Control Agreement, dated August 11, 2004, between Metaldyne Corporation and Thomas Chambers (Incorporated by reference to Exhibit 10.25 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).

10.26	Release Agreement between Metaldyne Corporation and Bruce Swift (Incorporated by reference to Exhibit 10.1 to Metaldyne Corporation's Current Report on Form 8-K filed January 20, 2005).
10.27	Employment Agreement between Metaldyne Corporation and Thomas Amato (as amended). (Incorporated by reference to Exhibit 10.27 to Metaldyne Corporation's Form 10-K for the year ended January 2, 2005).
10.28
Receivables Purchase Agreement, dated as of April 29, 2005 among Metaldyne Corporation, the subsidiaries of Metaldyne identified as Sellers on Schedule I annexed hereto, as sellers, and MRFC, Inc., as purchaser hereunder (Incorporated by reference to Exhibit 99.1 to Metaldyne Corporation's Form 8-K filed on May 4, 2005).
10.28.1
Amended And Restated Receivables Purchase Agreement entered into as of July 8, 2005, by and among the persons from time to time signatory hereto as Originators, Metaldyne Corporation and MRFC, Inc. (Incorporated by reference to Exhibit 99.1 to Metaldyne Corporation's Form 8-K/A filed on July 15, 2005).
10.29
Receivables Transfer Agreement dated as of April 29, 2005, by and among MRFC, Inc., a Delaware corporation, as transferor, Metaldyne Corporation, a Delaware corporation, as collection agent and as guarantor, the purchasers identified on Schedule B thereto and General Electric Capital Corporation, a Delaware corporation, as administrative agent for the benefit of the Purchasers (Incorporated by reference to Exhibit 99.2 to Metaldyne Corporation's Form 8-K filed on May 4, 2005).
10.29.1
Amended And Restated Receivables Transfer Agreement entered into as of July 8, 2005, by and among MRFC, Inc., Metaldyne Corporation, General Electric Capital Corporation, as a Purchaser and as administrative agent for the Purchasers hereunder, Bank of America, N.A. and Wells Fargo Foothill, LLC, each as a purchaser and as a co-syndication agent for the purchasers and UBS Securities LLC and U.S. Bank National Association, each as a purchaser and as a co-documentation agent for the purchasers (Incorporated by reference to Exhibit 99.1 to Metaldyne Corporation's Form 8-K/A filed on July 15, 2005).
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.*
14.1	Code of Ethics (Incorporated by reference to Exhibit 14.1 to Metaldyne Corporation's Annual Report on Form 10-K for the year ended December 28, 2003).
21.1	Subsidiaries of Metaldyne Corporation.*
23.1	Consent of PricewaterhouseCoopers LLP.*
23.2	Consent of KPMG LLP.*
24.1	Powers of Attorney (set forth on the signature pages to this Registration Statement).*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company.*
99.1	Form Letter of Transmittal.*
99.2	Form Notice of Guaranteed Delivery.*

*
Indicates document filed herewith.

**
To be filed by amendment.

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ADDITIONAL REGISTRANTS
TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
The Company
Summary of the Exchange Offer
Summary of the Exchange Notes
SUMMARY HISTORICAL FINANCIAL DATA
RISK FACTORS
Risks Related to Our Business
RISKS RELATED TO THE EXCHANGE NOTES
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
Executive and Director Compensation
10-Year Option Repricing Table
PERFORMANCE GRAPH
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
THE EXCHANGE OFFER
DESCRIPTION OF OTHER INDEBTEDNESS AND OUR PREFERRED STOCK
DESCRIPTION OF NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEX TO HISTORICAL FINANCIAL STATEMENTS METALDYNE CORPORATION
Report of Independent Registered Public Accounting Firm
Report of Independent Registered Public Accounting Firm
METALDYNE CORPORATION CONSOLIDATED BALANCE SHEET January 2, 2005 and December 28, 2003 (Dollars in thousands except per share amounts)
METALDYNE CORPORATION CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEARS ENDED JANUARY 2, 2005, DECEMBER 28, 2003 AND DECEMBER 29, 2002 (Dollars in thousands except per share amounts)
METALDYNE CORPORATION CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEARS ENDED JANUARY 2, 2005, DECEMBER 28, 2003 AND DECEMBER 29, 2002 (Dollars in thousands)
METALDYNE CORPORATION CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY AND OTHER COMPREHENSIVE INCOME FOR THE YEARS ENDED JANUARY 2, 2005, DECEMBER 28, 2003 AND DECEMBER 29, 2002 (In thousands)
METALDYNE CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Guarantor/Non-Guarantor Condensed Consolidating Balance Sheet January 2, 2005
Guarantor/Non-Guarantor Condensed Consolidating Balance Sheet December 28, 2003
Guarantor/Non-Guarantor Condensed Consolidating Statement of Operations Year Ended January 2, 2005
Guarantor/Non-Guarantor Condensed Consolidating Statement of Operations Year Ended December 28, 2003
Guarantor/Non-Guarantor Condensed Consolidating Statement of Operations Year Ended December 29, 2002
Guarantor/Non-Guarantor Condensed Consolidating Statement of Cash Flows Year Ended January 2, 2005
METALDYNE CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
Guarantor/Non-Guarantor Condensed Consolidating Statement of Cash Flows Year Ended December 28, 2003
METALDYNE CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Concluded)
Guarantor/Non-Guarantor Condensed Consolidating Statement of Cash Flows Year Ended December 29, 2002
METALDYNE CORPORATION CONSOLIDATED BALANCE SHEET April 3, 2005 and January 2, 2005 (Dollars in thousands except per share amounts)
METALDYNE CORPORATION CONSOLIDATED STATEMENT OF OPERATIONS (Dollars in thousands except per share amounts)
METALDYNE CORPORATION CONSOLIDATED STATEMENT OF CASH FLOWS (Dollars in thousands)
METALDYNE CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Guarantor/Non-Guarantor Condensed Consolidating Balance Sheet April 3, 2005 (Unaudited)
Guarantor/Non-Guarantor Condensed Consolidating Balance Sheet January 2, 2005
Guarantor/Non-Guarantor Condensed Consolidating Statement of Operations Three Months Ended April 3, 2005 (Unaudited)
Guarantor/Non-Guarantor Condensed Consolidating Statement of Operations Three Months Ended March 28, 2004 (Unaudited)
Guarantor/Non-Guarantor Condensed Consolidating Statement of Cash Flows Three Months Ended April 3, 2005 (Unaudited)
Guarantor/Non-Guarantor Condensed Consolidating Statement of Cash Flows Three Months Ended March 28, 2004 (Unaudited)
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Schedule II. Valuation And Qualifying Accounts For the years ended January 2, 2005, December 28, 2003 And December 29, 2002
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SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
EXHIBITS